ANNUAL REPORT

                                    [graphic]


                                                                    OCTOBER 31,
                                                                    1996


                                     [logo]
                                 Victory Funds

                         [photo of a woman and her dog]

Only one other thing makes you feel this good...a well-managed mutual fund portfolio.

Investing in mutual funds can provide you with many opportunities to meet your financial goals and objectives. If you'd like to learn more about a fund complex that can help you do that, consider the Victory Funds. Get to know us. We promise you it won't just be a case of puppy love.

The Victory Funds are distrubuted by BISYS Fund Services which is not affiliated with KeyCorp. Certain subsidiaries of KeyCorp provide services to the Victory Funds, including advisory services, and recieve fees from the funds for their services, as set forth in the prospectus.


For more information about the Victory Funds, including charges and expenses, request a prospectus by calling 1-800-KEY-FUND (1-800-539-3863). Please read the prospectus carefully before investing or sending money.

o Not FDIC Insured
o No Bank Guarantee
o May Lose Value

                                     [logo]
                                 Victory Funds

                               TABLE OF CONTENTS

                                      Shareholder Letter               2
                                      Investment Review and Outlook    3

Fund Review and Commentary
--------------------------

Introduction to Victory Money Market Funds                  4

Introduction to Victory Taxable Fixed Income Funds          8

Introduction to Victory Municipal Income Funds             16

Introduction to Victory Equity Funds                       20
   (Diversified)

Introduction to Victory Equity Funds                       26
   (Value)

Introduction to Victory Equity Funds                       31
   (Growth)

Questions and Answers                                      37

Glossary of Terms                                          38

How to Read Your Statement                                 39


----------------
NOT FDIC INSURED

Shares of the Victory Funds are not deposits or other obligations of, or guaranteed by, any KeyCorp bank, KeyCorp Mutual Fund Advisers, Inc., or their affiliates, and are subject to investment risks, including possible loss of the principal amount invested.
----------------

KeyCorp Mutual Fund Advisers, Inc. (KMFA) a subsidiary of KeyCorp, is the investment adviser to The Victory Portfolios (The Victory Funds). The Victory Funds are sponsored and distributed by BISYS Fund Services, which is not affiliated with KeyCorp or its subsidiaries. KMFA receives a fee for its services from the Victory Funds.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus for the Victory Funds.


Financial Statements
--------------------

Schedules of Investments                     41

Statements of Asset and Liabilities         114

Statements of Operations                    120

Statements of Changes in Net Assets         126

Notes to Financial Statements               134

Financial Highlights                        143

Report of Independent Accountants           163

Special Shareholder Meeting                 164

LETTER TO OUR SHAREHOLDERS

[photo]

We are pleased to provide you with this annual report for the Funds' fiscal year ended October 31, 1996. During this period, investors enjoyed substantial investment returns as the market maintained its upward momentum and a new record was witnessed as the Dow Jones Industrial Average surpassed the 6,000 mark. In the pages that follow, your fund managers discuss the investment strategies and performance results of the portfolios they manage. These commentaries, along with the related financial data, provide comprehensive information about your Victory Fund investments.

We take great pleasure in announcing the impressive increase of assets in the Victory Funds. At approximately $7.7 billion, the current asset level represents a 30.6% increase in assets over the past twelve months. This growth is testimony of your confidence in Victory.

We encourage you to read the annual report carefully and share any comments you may have. Thank you for choosing to invest in the Victory Funds and best wishes for a healthy and prosperous New Year.

/s/Leigh A. Wilson

Leigh A. Wilson, President
The Victory Funds

                                                                       [graphic]

INVESTMENT REVIEW AND OUTLOOK

In our opinion, as of November 12, 1996

The stock market offered something for every investor in the Funds' fiscal year ended October 31, 1996: for the bears, a heart-stopping correction in July, the sharpest such setback in two and a half years; for the bulls, a spirited rebound that sent most market averages to record highs as the Funds' fiscal year drew to a close; and for the uncommitted, total returns that were neither good nor bad, roughly equaling the long-term average of the past seventy years.

Aided by a favorable bond market, equities enjoyed good performance over the last twelve months ended October 31, 1996, with the Standard & Poor's 500 rising by slightly more than 24%. Looking ahead, stock market conditions may not be quite so hospitable, as a much anticipated economic slowdown appears to be underway.


Outlook for 1997

* The Labor Market

Job growth was one of the brightest stars in the economy this past year helping to drive unemployment to a seven-year low of 5.1%. Reflecting the tight market, hourly earnings nudged to their highest rate of increase in the current expansion. This has helped boost consumer confidence in the final months of 1996.

* Corporate Profitability

Competitive forces prevented most companies from passing on these higher wage costs to consumers in the form of higher prices, thereby squeezing profit margins. Margin deterioration has been aggravated by rising commodity costs, most notably energy. As a result, profit growth has decelerated sharply through 1996 and some blue chip companies have warned analysts of disappointing earnings.

* Our Economic Forecast

We think the sluggish profit growth of 1996 could lead to fewer new jobs and higher unemployment in 1997 which, in turn, could depress income growth and limit consumption. As a result, we think real GDP growth is likely to slow to 1.0%-2.0%, with a bias towards the lower end of the range. Despite higher labor costs, inflation should moderate a bit, and we believe the Consumer Price Index will stand at 2.5%, give or take a few basis points, throughout the next 12-18 months.

* Interest Rates

Should our economic scenario prove correct, long-term interest rates are likely to move lower in 1997, establishing a new range of 6.25% to 7.0%. Short rates have room to move lower as well, and we think that the Federal Reserve may lower interest rates sometime in the first half of the year.

Given the current pressure on corporate profits, these lower rates may not necessarily lead to sustainably higher stock prices. Moreover, lower rates do little to mitigate the heightened risks businesses face in a decelerating economic climate. All in all, we expect continued market volatility in 1997 and recommend investors bear this in mind when constructing their equity and fixed income portfolios.

INTRODUCTION TO MONEY MARKET FUNDS

THE INVESTMENT PROCESS

As with longer-term fixed income portfolios, each portfolio manager seeks to enhance portfolio yields by identifying opportunities in the financial markets for incremental returns and by seeking relative value. Portfolio managers for the Victory Funds follow the shape and movement of the yield curve closely. This process helps the portfolios to take advantage of anticipated movements in short-term interest rates.

                                  CREDIT REVIEW

                            INTEREST RATE ENVIRONMENT

                                 SECTOR SCREEN

GOVERNMENT FUND               DIVERSIFIED FUNDS            TAX-EXEMPT FUNDS
The Victory U.S. Governemnt  The Victory Financial    The Victory Ohio Municipal
 Obligations Fund             Reserves Fund            Money Market Fund

                             The Victory Prime        The Victory Tax-Free
                              Obligations Fund         Money Market Fund


Victory Money Market Funds and their respective portfolio managers are as follows:
                                    [photo]

The Victory Ohio Municipal Money Market Fund
The Victory Tax-Free Money Market Fund
Robin Hudson (right)
Robin Hudson is a Senior Investment Officer with Society Asset Management, Inc. ("SAM") and a Municipal Research Analyst. She has been with SAM and/or its affiliates since 1981. Ms. Hudson received her MBA from Baldwin Wallace College.


The Victory Prime Obligations Fund
The Victory Financial Reserves Fund
Michael Gabriel (left)
Michael Gabriel joined Society Asset Management, Inc. ("SAM") in March, 1995 as a Vice President of Fixed Income Management. Previously, he was with Boston Safe Deposit & Trust Company.
Mr. Gabriel received his B.S. in Marketing and an MBA from Fordham University.

The Victory U.S. Government Obligations Fund
Ellyn Morgan (center)
Ellyn M. Morgan is an Assistant Vice President with Society Asset Management, Inc. ("SAM"). She has been with SAM and/or its affiliates since 1987.

VICTORY MONEY MARKET FUNDS


AS MANAGERS OF MONEY MARKET FUNDS, CAN YOU TELL US IF THE ECONOMY PERFORMED IN LINE WITH MARKET EXPECTATIONS AND WHAT THE INTEREST RATE ENVIRONMENT
DID FOR THE FUNDS THIS PAST YEAR?

Robin: Well, from my perspective the economy did not perform in line with market expectations. Initially, the perception was that the economy was going to slow down and the Fed would lower interest rates. As it turned out, the economy began to show signs of stronger than expected growth as 1996 progressed. The market thought the Fed would tighten policy, rather than the other way around.

Michael: I agree with Robin's assessment of the market. There was a dramatic turnaround in expectations as the year progressed. While the Federal Reserve was engaged in an easy money policy in 1995, the first three quarters of 1996 saw the mood change to expectations of Fed tightening and higher interest rates. The fact that the Fed refrained from such a move as of the third quarter of '96 can be attributed to the relatively quiet behavior of various inflation indicators.

Ellyn: I'd just like to add to what Mike said. Some of the economic strength was evidenced by stronger consumer confidence levels, tight labor market conditions, housing market activity and industrial production. Since, in general, inflationary pressure did not appear in consumer or producer indices or prices, monetary policy remained stable.


ROBIN, YOU MUST HAVE SOME SPECIAL CONCERNS WORKING WITH TAX-EXEMPT SECURITIES. CAN YOU SHARE SOME OF THEM WITH US?

Robin: Supply and demand factors play a vital part in the tax exempt money market area. Let me give you an example. When the yield curve steepened late in the second quarter of 1996, part of the reason was because municipalities began flooding the market with new debt issues to support their financing needs.

The Victory Prime Obligations Fund & The Victory Financial Reserves Fund

Portfolio Manager
Michael Gabriel

                                                     As of October 31, 1996

                                                                                                      PRIME       FINANCIAL
                                                                                                   OBLIGATIONS    RESERVES

Seven-Day Yield                                                                                    4.54%          4.79%
Seven-Day Effective Yield                                                                          4.64%          4.90%
One Year Total Return                                                                              4.81%          5.00%

                                               Maturity Schedule (1)
                                                  As of 10/31/96

Days to                                                                                               PRIME       FINANCIAL
Maturity                                                                                           OBLIGATIONS    RESERVES

Less than 30 Days                                                                                  58.6%          61.7%
31 to 60 Days                                                                                      24.5%          19.9%
61 to 90 Days                                                                                       5.2%           3.1%
Greater than 90 Days                                                                               11.7%          15.3%

The performance data quoted represent past performance and are not indicative of future results. Yields will fluctuate with market conditions. The Victory Financial Reserves Fund yield reflects the waiver of a portion of fees for various periods. Without such waiver of fees, the current 7-day yield would have been 4.72%, and the 7-day effective yield would have been 4.83%, respectively. There can be no assurance that any of the Victory Money Market Funds will be able to maintain a stable net asset value of $1.00 per share. An investment in a Victory Money Market Fund is neither insured nor guaranteed by the U.S. Government.

(1) The funds' Maturity Schedules presented may not be representative of current or future investment strategies. Fund strategies may change at any time.

VICTORY MONEY MARKET FUNDS


DO YOU MANAGE BOTH FUNDS IN THE SAME MANNER?

Robin: Yes, I do, except that the Ohio Fund only purchases Ohio muni debt while the Tax-Free Fund can buy any state's paper. Other than that, the strategy and structure of the Funds are very similar.

ELLYN AND MICHAEL, WHAT ABOUT THE FUNDS YOU MANAGE? HOW DID YOUR FUNDS RESPOND TO THE ECONOMIC CONDITIONS OF 1996?

Ellyn: Well, at the beginning of the year, the expectation was for slower growth so our efforts were directed at extending the average maturity of the fund to lock in higher fixed rates. As expectations changed, we moved to a more neutral position and finally, we closed out the Fund's fiscal year with shorter average weighted maturities for the Funds.

MICHAEL?

Michael: I chose to shorten average weighted maturities in anticipation of a possible firming in monetary policy. As you may know, any change in monetary policy can have an immediate and substantial impact on a money market portfolio, depending on the direction and magnitude of the change and the portfolio's average weighted maturity. A portfolio with a shorter average weighted maturity would be able to capture higher interest rates more quickly than if the maturity was extended.

WELL, DESPITE THE WEIGHT IN SHORTER MATURITIES, THE FUNDS STILL OFFERED YIELDS THAT WERE COMPETITIVE. HOW DID YOU DO THAT?

Michael: To some extent, this was due to floating rate securities owned by the Fund. As interest rates increased, so did the rates on these relatively short-term investments. I also made some timely purchases of relatively longer term securities and avoided purchasing high priced securities earlier in the year.

The Victory Tax-Free Money Market Fund &
The Victory Ohio Municipal Money Market Fund

Portfolio Manager
Robin Hudson

                                                     As of October 31, 1996

                                                                                                      TAX-FREE        OHIO MMMKT

Seven-Day Yield                                                                                       2.99%           2.97%
Tax Equivalent Yield (1)                                                                              4.67%           5.19%
Seven-Day Effective Yield                                                                             3.03%           3.01%
Seven-Day Tax Equivalent
Effective Yield (1)                                                                                   4.74%           5.21%
One Year Total Return                                                                                 3.04%           3.11%



                                                       Maturity Schedule (2)
                                                         As of 10/31/96

Days to Maturity                                                                                       TAX-FREE      OHIO MMMKT

Less than 30 Days                                                                                      63.4%         60.9%
31 to 60 Days                                                                                          13.0%         16.7%
61 to 90 Days                                                                                           9.4%          3.1%
Greater than 90 Days                                                                                   14.2%         19.3%


The performance data quoted is past performance and are not indicative of future results. Yields will fluctuate with market conditions. The Victory Ohio MMMKT yields reflect the waiver of a portion of certain fees for various periods. In such instances and without such waivers, the current 7-day yield and Tax-Equivalent Yield would have been 2.79% and 5.01%, and the 7-day effective yield and 7-day effective tax equivalent yield would have been 2.83% and 5.03% respectively. There can be no assurance that any of the Victory Money Market Funds will be able to maintain a stable net asset value of $1.00 per share. An investment in a Victory Money Market Fund is neither insured nor guaranteed by the U.S. Government. Certain investors may be subject to the Federal Alternative Minimum Tax and to certain state and local taxes.

(1) The tax equivalent yield is for illustrative purposes only. The tax rate used to calculate the tax equivalent yield was based on the 36% Federal regular income rate, and the rate used for the Ohio MMMKT is the combined
36% federal and 6.9% Ohio state income tax rate and are for illustrative purposes only. The tax bracket does not reflect the effects of the Federal AMT.

(2) The Maturity Schedules presented may not be representative of current or future investment strategies. Fund strategies may change at any time.

VICTORY MONEY MARKET FUNDS


ELLYN, HOW DID YOUR FUND RESPOND TO THE ECONOMIC ENVIRONMENT OF '96?

Ellyn: I'd like to start out by saying that I agree with both Michael and Robin's assessment of the market. And individuals and professionals who are in the investment arena know that any change in monetary policy can have an immediate impact on a money market portfolio. A shorter average weighted maturity portfolio would be able to capture higher interest rates more quickly than if the maturity was extended. I believe our ability to do so was a direct result of actively managing the Fund's average weighted maturity.

WHAT ARE YOUR COLLECTIVE EXPECTATIONS, GOING FORWARD?

Ellyn: I believe the Fed will keep monetary policy unchanged into early 1997 and I'll continue to position the Fund based on an assessment of current market sentiment and the release of economic data.

Robin: There seems to be no clear direction for the economy or short-term interest rates; therefore, I'm beginning to lengthen the portfolios' average weighted maturity.

Michael: Going forward, I intend to increase maturities in line with the peer group averages. The fact that the Fed has not raised rates so far should provide a firm "tone" to the market and permit the selective purchase of higher yielding securities in a positive yield curve environment. As long as the reported inflation numbers remain at 3% or less, monetary policy should remain constant, since it is not economic growth as such, that prompts Fed action, as much as related fears of inflation.


The Victory U.S. Government Obligations Fund

Portfolio Manager
Ellyn Morgan

                                                     As of October 31, 1996

Seven-Day Yield                                                                                                   4.79%
Seven-Day Effective Yield                                                                                         4.90%
One Year Total Return                                                                                             4.96%

                                                      Maturity Schedule (1)
                                                        As of 10/31/96
Days to Maturity

Less than 30 Days                                                                                                 77.9%
Greater than 90 Days                                                                                              22.1%

The performance and ranking data quoted represent past performance and therefore are not indicative of future results. Yields will fluctuate with market conditions. There can be no assurance that any of the Victory Money Market Funds will be able to maintain a stable net asset value of $1.00 per share. An investment in a Victory Money Market Fund is neither insured nor guaranteed by the U.S. Government.

(1) The funds' Maturity Schedule presented may not be representative of current or future investment strategies. Fund strategies may change at any time.

INTRODUCTION TO TAXABLE FIXED INCOME FUNDS

THE INVESTMENT PROCESS

Selecting fixed income securities involves on-going analysis not only of the bonds available in the marketplace, but of interest rates, yield curves, relative values and sector weightings. To conduct their security selection, the experienced fixed income management team follows a disciplined and tested process.

The investment advisor assigns a relative value to each economic sector by utilizing its in-house analytical capabilities as well as a wide range of outside research. It considers the broad economic environment in making duration decisions for each of the Victory Funds. The portfolio managers have developed a proprietary process to identify those securities that have strong potential for income and total return. They are active managers, continually monitoring portfolio holdings for shifts in value that will affect buy and sell decisions.


                       FIXED INCOME SECURITIES UNIVERSE

                           CREDIT SCREENING PROCESS

                         DURATION AND MATURITY SCREEN

        ------------------------------------------------------------------

   SHORT-TERM POOL              INTERMEDIATE-TERM POOL            LONG-TERM POOL

Yield Curve Shape and          RELATIVE VALUE ANALYSIS
 Movement Analysis     Supply and Demand Scarcity; Regulatory Changes;
                          New Products or Securities; New Issues;
                          Technical Innovation; Sector Analysis;
                                   Investor Sentiment

        ------------------------------------------------------------------

     SHORT-TERM FUND         INTERMEDIATE-TERM FUNDS          LONG-TERM FUNDS

   The Victory Limited      The Victory Intermediate      The Victory Investment
    Term Income Fund             Income Fund                 Quality Bond Fund

                          The Victory Fund for Income     The Victory Government
                                                                  Bond Fund
                             The Victory Government
                                  Mortgage Fund

VICTORY TAXABLE FIXED INCOME FUNDS

Victory Taxable Fixed Income Funds and their respective portfolio managers are as follows:

The Victory Limited Term Income Fund
The Victory Government Bond Fund
The Victory Government Mortgage Fund
The Victory Fund for Income

Robert Fernald (center)
Robert (Rob) Fernald, is a Vice President for Fixed Income Securities. He has also been a Fund Manager with Society Asset Management, Inc. ("SAM") since 1993. Previously, Rob was a Fund Manager with Ameritrust Company National Association.

The Intermediate Income Fund

David Bacille (right)
David M. Bacille has been a Portfolio Manager with Society Asset Management, Inc. ("SAM") since 1994. He joined KeyCorp in 1990. Mr. Bacille received a BBA degree in Accounting from Siena College and is currently a CFA candidate for the Association of Investment Management and Research.

The Victory Investment Quality Bond Fund

Richard Heine (left)
Richard (Rick) Heine is a Chartered Financial Analyst and a Vice President for Society Asset Management, Inc. ("SAM"). Rick has managed the Fund since its inception. He has been with SAM and/or its affiliates since 1974. Rick received his MBA from Case Western Reserve University.

The portfolio managers of the Victory Funds utilize a three-dimensional approach to managing taxable fixed income portfolios.


1. Superior Research.

Before any fixed income security can be considered for purchase by a portfolio manager, it must pass a stringent internal credit review process. As part of this process, credit analysts review the structure and credit ratings of the individual securities as well as the financial statements of the organizations that issue them.


2. No large duration bets are taken.

To keep the interest rate sensitivity of the Victory Funds' fixed income portfolios consistent with the market, a security benchmark is chosen that is appropriate for a given portfolio. The portfolio is then managed to keep its duration as close as possible to that of the given benchmark. By not taking large "duration bets," interest rate risk of the portfolio is dramatically reduced relative to the benchmark.


3. Relative Value.

The portfolio managers for the Victory Funds combine both technical research and market experience to identify inefficiencies and anomalies in the marketplace. Inefficiencies give the portfolio manager the opportunity to purchase securities for the portfolio that may provide higher yields or total returns. Differences in relative value are a function of securities' yield differentials (e.g. between corporate, government and mortgage/asset backed securities), caused by regulatory changes, forces of supply and demand, and investor sentiments.

VICORY TAXABLE FIXED INCOME FUNDS

AS PORTFOLIO MANAGERS FOR THE VICTORY TAXABLE FIXED INCOME FUNDS, CAN YOU
TELL US WHAT ECONOMIC CONDITIONS AFFECTED YOUR MARKET THE MOST THIS PAST YEAR?

Rob: Well, we know that bond markets and interest rates are very sensitive to economic activity. Throughout most of the year, the markets were concerned with conflicting economic indicators that were reported. For example, at one point during the year, unemployment reached a seven year low (5.1%) while inflation remained fairly subdued.

It was really an endless guessing game as to whether the Fed would raise interest rates or not. Since its goal is to keep inflation in check, Fed members might be inclined to raise interest rates when they see increased activity in the economy. Investors might remember that the Fed lowered interest rates earlier this year, but rates were left unchanged in the remaining months despite on-going concerns about a strong economy.

David: Rob made a good point before when he talked about conflicting economic indicators. I'd like to add that while employment figures seemed to point to a strong economy, both the consumer and producer price indices seemed to indicate the economy would remain stable. But toward the end of the year, we started to see higher consumer debt and an increase in personal bankruptcies which suggested to us that an economic slowdown was underway.

The Victory Limited Term Income Fund

Portfolio Manager
Robert Fernald

                                                          Total Return
                                                         As of 10/31/96

                                                                                                                      Maximum
                                                                                                      Net Asset       Offering
                                                                                                        Value          Price

One Year                                                                                              4.94%           2.81%
Annualized Return
Three Years                                                                                           4.28%           3.59%
Five Years                                                                                            5.39%           4.97%
Since Inception
10/20/89                                                                                              6.51%           6.21%

                                                Victory Limited Term Income Fund
                                                 vs. Merrill Lynch 1-3 Yr Treas
(Dollars in thousands)


                                                        Limited Term Income        Limited Term @ NAV    Merill Lynch 1-3yr Treas

10/89                                                    9,805                      10,000                10,000
5/90                                                    10,140                      10,342                10,396
12/90                                                   10,790                      11,005                11,114
7/91                                                    11,308                      11,533                11,683
2/92                                                    12,000                      12,239                12,436
9/92                                                    12,715                      12,968                13,170
4/93                                                    13,088                      13,348                13,569
11/93                                                   13,389                      13,656                13,857
6/94                                                    13,244                      13,507                13,850
1/95                                                    13,446                      13,714                14,182
8/95                                                    14,323                      14,609                15,071
3/96                                                    14,741                      15,035                15,577
10/96                                                   15,222                      15,525                16,174

Graph reflects investment growth from end of month of fund commencement.

The Merrill Lynch 1-3 Year Treasury Index (Merrill Lynch 1-3 Yr Treas) is a broad-based unmanaged index that represents the general performance of short-term (1-3 year) U.S. Treasury securities.

The performance data quoted represent past performance and therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated, show the effect of the maximum 2.00% sales charge. Investment returns and principal values will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY TAXABLE FIXED INCOME FUNDS


Rick: Investors may also remember that in the first quarter of 1996 there was a dramatic shift in market sentiment when signs of an improving economy began to surface. When the February employment report was announced, the total number of jobs created in the economy was almost double what had been expected. As far as the Fed is concerned, its decision not to change the discount or the Fed Funds Rate after Labor Day or in a presidential election year has historical precedence, so I don't think many people were surprised.

SOUNDS LIKE THERE WAS PLENTY OF VOLATILITY IN THE FIXED INCOME MARKETS IN '96. HOW DID YOU RESPOND TO THOSE CHANGES AS YOU MANAGED THE PORTFOLIOS?

Rob: Well, I manage four Funds with different average weighted maturities, so each responds in a slightly different way to any particular piece of economic news. With the Limited Term Income Fund, I took a slightly defensive position--which means I shortened the duration of the maturities--earlier in the year. As rates rose, I invested in overnight securities, repositioning the portfolio and enabling it to respond to a stable interest rate environment.

The interest rate environment posed some interesting challenges with the two intermediate maturity funds (Government

The Victory Government Bond Fund

Portfolio Manager
Robert Fernald

                                                          Total Return
                                                         As of 10/31/96


GOVERNMENT BOND Class A

                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             3.52%          -1.38%
Annualized Returns
Three Years                                                                                          3.94%           2.27%
Since Inception
5/3/93                                                                                               4.58%           3.13%

GOVERNMENT BOND Class B

                                                                                                                    Contingent
                                                                                                      Net Asset      Deferred
                                                                                                        Value         Charge

One Year                                                                                               2.77%        -1.15%
Since Inception Annualized
9/26/94                                                                                                7.43%         5.65%

                                                  Victory Government Bond Fund
                                                      vs. Lehman Government

(Dollars in thousands)

                                                      Victory Government Bond  Victory Government  Lehman Government
                                                      Class A                   Class A @ NAV

5/93                                                   9,528                    10,000                     10,000
10/93                                                  9,997                    10,492                     10,594
3/94                                                   9,608                    10,084                     10,201
8/94                                                   9,649                    10,127                     10,272
1/95                                                   9,652                    10,129                     10,352
6/95                                                  10,534                    11,055                     11,302
11/95                                                 11,010                    11,555                     11,858
4/96                                                  10,764                    11,297                     11,679
10/96                                                 11,228                    11,784                     12,274


Graph reflects investment growth from end of month of fund commencement.

The Lehman Government Bond Index (Lehman Government) is a broad-based unmanaged index that represents the general performance of U.S. Treasury and U.S. Government agency debt securities.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by shareholders. Class A performance with sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the period.
Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY TAXABLE FIXED INCOME FUNDS


Mortgage and Fund for Income) because the mortgage-backed sector is more vulnerable to interest rate volatility than other sectors of the bond market.

When rates rose during the second half of the year, weak bond price performance was evident across all fixed income sectors. My strategy with the Government Mortgage Fund was to be fully invested in a mix of Treasury and government agency mortgage-backed securities. I used Treasury securities for both liquidity needs and to adjust the Fund's duration. I also did some swapping from Ginnie Maes to the Fannie Mae sector to take advantage of relatively better value.

The Fund for Income is less price sensitive than many of the mortgage funds because its emphasis is on income. The Fund has a higher average coupon and yield than most funds, so what we call "price erosion" is largely reduced. In other words, coupon income is a larger contributor to performance than the price component.

I also pursued a defensive duration strategy in the Victory Government Bond Fund last spring, but by mid-summer, I established what we call a "bullet structure," because I anticipated a market rally which did occur, but not until the fall. Aside from this, the strategy for the Fund has been to pick attractive sectors along the yield curve and securities I consider promising.

The Victory Government Mortgage Fund

Portfolio Manager
Robert Fernald

                                                          Total Return
                                                         As of 10/31/96

                                                                                                                     Maximum
                                                                                                      Net Asset      Offering
                                                                                                        Value         Price

One Year                                                                                              5.54%          0.54%
Annualized Return
Three Years                                                                                           5.14%          3.44%
Five Years                                                                                            6.94%          5.89%
Since Inception
5/18/90                                                                                               8.33%          7.51%

                                                   Victory Government Mortgage
                                                      vs. Lehman Mortgage
(Dollars in thousands)

                                                         Government Mortgage   Government Mortgage @ NAV     Lehman Mortgage

5/90                                                      9,528                 10,000                         10,000
12/90                                                    10,269                 10,778                         10,823
7/91                                                     10,743                 11,276                         11,559
2/92                                                     11,643                 12,220                         12,496
9/92                                                     12,706                 13,336                         13,300
4/93                                                     13,211                 13,866                         13,862
11/93                                                    13,549                 14,221                         14,195
6/94                                                     13,171                 13,823                         13,899
1/95                                                     13,548                 14,220                         14,381
8/95                                                     14,742                 15,472                         15,778
3/96                                                     15,199                 15,952                         16,372
10/96                                                    15,833                 16,617                         17,171

Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers Mortgage-Backed Securities Index (Lehman Mortgage) is a broad-based unmanaged index that represents the general performance of fixed rate mortgage bonds.

The performance data quoted represent past performance and therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated, show the effect of the maximum 4.75% sales charge. Investment returns and principal values will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY TAXABLE FIXED INCOME FUNDS

DAVID AND RICK HOW ABOUT THE INTERMEDIATE INCOME FUND AND THE INVESTMENT QUALITY BOND FUND?

David: Well as we mentioned earlier, the bond market received many conflicting economic signals, so as the year progressed I repositioned the Fund to respond to an environment where market yields would either remain unchanged or fall. The Fund was heavily weighted in the five year sector by fall to take advantage of higher average yields in the market.

Rick: The Investment Quality Bond Fund was heavily weighted in mortgage-backed securities. I use a relative value sector approach, so I'm always looking for sectors or issues I think have good value.


AS A RESULT OF THIS POSITIONING, HOW DID YOUR FUNDS PERFORM?

Rob: Well, as you might expect, each fund performed differently because of the markets and policies of each Fund. The Limited Term Fund invested cash, previously held in overnight securities, in two year Treasury notes as their rates peaked, repositioning it for a stable interest rate environment. The rally that followed in the fall provided an opportunity for price appreciation. The Fund's performance was a one-year total return of 4.94%, which does not reflect the affects of the 2.00% maximum sales charge, compared to the Merrill Lynch 1-3 Year Treasury Index which returned 5.91% as of October 31, 1996.

And, as I mentioned, mortgages distinguished themselves as a strong performing




The Victory Fund for Income

Portfolio Manager
Robert Fernald

                                                          Total Return
                                                         As of 10/31/96

                                                                                                                     Maximum
                                                                                                      Net Asset      Offering
                                                                                                        Value         Price

One Year                                                                                              6.35%          4.25%
Annualized Return
Three Years                                                                                           5.85%          5.13%
Five Years                                                                                            6.28%          5.86%
Since Inception
5/8/87                                                                                                8.42%          8.19%

                                                    Victory Fund for Income
                                                      vs. Lehman Mortgage
(Dollars in thousands)


                                                Victory Fund for Income   Victory Fund for Income @ NAV      Lehman Mortgage

5/87                                             9,801                     10,000                              10,000
4/88                                            10,683                     10,900                              10,933
3/89                                            11,283                     11,512                              11,584
2/90                                            12,806                     13,066                              13,182
1/91                                            14,298                     14,588                              14,835
12/91                                           16,335                     16,666                              16,909
11/92                                           17,037                     17,383                              17,854
10/93                                           17,930                     18,294                              19,204
9/94                                            17,795                     18,156                              18,929
8/95                                            19,584                     19,981                              21,303
7/96                                            20,614                     21,031                              22,364
10/96                                           21,262                     21,693                              23,184

Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers Mortgage-Backed Securities Index (Lehman Mortgage) is a broad-based unmanaged index that represents the general performance of fixed rate mortgage bonds.

The performance data quoted represent past performance and therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated, show the effect of the maximum 2.00% sales charge. Investment returns and principal values will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY TAXABLE FIXED INCOME FUNDS

sector, and the performance of these securities strengthened the performance of The Victory Government Mortgage Fund which finished the year with a return of 5.54%, which does not reflect the maximum sales charge of 4.75%, compared to the Lehman Government Mortgage Bond Index return of 6.92% as of October 31, 1996.

Fund for Income returned 6.35%, which does not reflect the 2.00% maximum sales charge, for one year compared to the Lehman Mortgage Index return of 6.92% as of October 31, 1996. Price volatility affected returns and offset much of The Victory Government Bond Fund's income. As of October 31, 1996, the Fund's total return was 3.52% for one year, which does not reflect the effect of the 4.75% maximum sales charge, compared to 5.12% for the Lehman Government Bond Index for the same period.

David: As Rob mentioned, mortgage securities were the year's best performers and the Intermediate Income Fund was heavily weighted in this sector for the year, which helped its performance. However, we have since reduced our position in this sector because we believe it has peaked, and increased our Treasury holdings.

Rick: Much like David, I also benefited from an emphasis on the mortgage security sector. And with our "relative value sector approach," this helped the performance of the Victory Investment Quality Fund in all but the last quarter of 1995.

The Victory Intermediate Income Fund

Portfolio Manager
David Bacille

                                                          Total Return
                                                         As of 10/31/96

                                                                                                     Net Asset       Maximum
                                                                                                       Value         Offering
                                                                                                                      Price

One Year                                                                                             4.56%           -0.38%
Since Inception Annualized
12/10/93                                                                                             4.58%            2.83%

                                               Victory Intermediate Income Fund
                                                  vs. Lehman Int Gov't/Corp
(Dollars in thousands)

                                                        Intermediate Income    Intermediate Income @ NAV  Lehman Int Govt/Corp

12/93                                                    9,522                  10,000                      10,000
3/94                                                     9,349                   9,819                       9,797
6/94                                                     9,279                   9,745                       9,738
9/94                                                     9,306                   9,773                       9,818
12/94                                                    9,294                   9,761                       9,807
3/95                                                     9,665                  10,151                      10,236
6/95                                                    10,121                  10,630                      10,747
9/95                                                    10,273                  10,789                      10,924
12/95                                                   10,599                  11,132                      11,308
3/96                                                    10,494                  11,022                      11,214
6/96                                                    10,523                  11,052                      11,284
10/96                                                   10,860                  11,406                      11,688

Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers Intermediate Government/Corporate Bond Index (Lehman Int
Gov't/Corp) is an unmanaged index comprised of investment-grade corporate debt securities and U.S. Treasury and U.S. Government Agency debt securities that mature in one to ten years.

The performance data quoted represent past performance and therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated,show the effect of the maximum 4.75% sales charge. Investment returns and principal values will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY TAXABLE FIXED INCOME FUNDS


GENTLEMEN, WHAT ARE YOUR OUTLOOKS FOR THE COMING YEAR?

Rick: From my perspective, the most recent economic releases, (especially 1996's third quarter GDP) seem to indicate that a slowdown in economic growth is finally underway. I also think there is the potential for a price rally in the months ahead and that the Fed will continue with its neutral monetary policy. If this happens, our sector allocation for The Limited Term Income Fund may shift more toward Treasuries and I may reduce the mortgage and corporate holdings.

David: My plan is to continue to emphasize very high quality holdings during the coming year and I may add corporate bonds of companies with improving financial conditions. At any rate, mortgage-backed securities will play an important role to help current income without sacrificing the Fund's high credit quality.

Rick: I support the economy slow down expectation.


The Victory Investment Quality Bond Fund

Portfolio Manager
Richard Heine

                                                   Total Return As of 10/31/96

                                                                                                                      Maximum
                                                                                                     Net Asset        Offering
                                                                                                       Value           Price

One Year                                                                                             4.65%            -0.35%
Since Inception Annualized
12/10/93                                                                                             5.03%             3.27%


                                              Victory Investment Quality Bond Fund
                                                      vs. Lehman Aggregate

(Dollars in thousands)

                                                        Invest Quality Bond    Invest Quality Bond @ NAV    Lehman Aggregate

12/93                                                    9,521                  10,000                        10,000
3/94                                                     9,281                   9,749                         9,713
6/94                                                     9,172                   9,633                         9,613
9/94                                                     9,205                   9,668                         9,672
12/94                                                    9,272                   9,739                         9,708
3/95                                                     9,669                  10,156                        10,198
6/95                                                    10,235                  10,750                        10,819
9/95                                                    10,398                  10,922                        11,032
12/95                                                   10,818                  11,362                        11,502
3/96                                                    10,603                  11,137                        11,297
6/96                                                    10,604                  11,137                        11,361
10/96                                                   11,016                  11,571                        11,827


Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers Aggregate Bond Index (Lehman Aggregate) is a broad-based unmanaged index that represents the general performance of longer-term
(greater than 1 year), investment-grade fixed-income securities.

The performance data quoted represent past performance and therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated, show the effect of the maximum 4.75% sales charge. Investment returns and principal values will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

                 INTRODUCTION TO MUNICIPAL FIXED INCOME FUNDS


                        TAX-EXEMPT SECURITIES UNIVERSE
                       2000+ issues reviewed per year;
                       500 new issues reviewed per year

                       ISSUE AND ISSUER CREDIT QUALITY

                         DURATION AND MATURITY SCREEN

       INTERMEDIATE-TERM POOL                    LONG-TERM POOL

                                RELATIVE VALUE
               Scarcity/Liquidity; Geographic/Economic Trends;
            Positive Curve Convexity; New Issues; Sector Analysis

                                CAPITAL GAINS

       INTERMEDIATE-TERM FUNDS                   LONG-TERM FUND

   The Victory National Municipal             The Victory New York
           Bond Fund                              Tax-Free Fund

   The Victory Ohio Municipal
           Bond Fund

Victory Municipal Fixed Income Funds and the respective portfolio manager are as follows:

The Victory National Municipal Bond Fund
The Victory New York Tax-Free Fund
The Victory Ohio Municipal Bond Fund

                                    [PHOTO]

Paul Toft
Paul Toft is a Vice President with Society Asset Management, Inc. ("SAM"). He has been with SAM since 1994. Prior to his affiliation with Society, he was Vice President and Manager of Nike Securities and Assistant Vice President with Van Kampen Merritt. He obtained his MBA from Northwestern University.

THE INVESTMENT PROCESS

The Victory Funds offer a series of Municipal investment strategies that can help you manage your investments. The investment advisor's fixed income specialists maintain a close watch on the credit ratings of the issuers of holdings in the Victory Funds. In addition, our portfolio management team continuously assesses new municipal issues from across the nation for special values and incremental returns.

The portfolio managers of the Victory Funds utilize a three-dimensional approach to managing municipal portfolios.

1. Superior Research.
Credit analysis of municipal securities and issuers is an on-going process. Portfolio managers and credit analysts review over 2,000 existing issues annually in addition to up to 500 new issues each year. Analysts review important factors such as the structure of the offering and the financial status of the issuing entity, as well as any underlying credit enhancements, including insurance and letters of credit.

2. No large "Duration Bets" are taken.
Portfolios are carefully managed to keep their duration consistent with their appropriate benchmark.

3. Relative Value.
The portfolio manager seeks to identify inefficiencies in the marketplace that may result in an increase in the relative value of the securities both in the portfolio and available in the market place. Differences in relative value of municipal securities are created by factors such as geographic and economic trends, regulatory changes, forces of supply and demand and investor sentiment.

The portfolio management team for the Victory Municipal Funds seeks to keep the municipal portfolios fully invested while focusing on maintaining superior credit quality and adequate liquidity.

VICTORY MUNICIPAL FIXED INCOME FUNDS


PAUL, CAN YOU DESCRIBE SOME OF THE TRENDS THAT AFFECTED THE MUNICIPAL BOND MARKET THIS YEAR?

Paul: I would have to say that generally speaking, the first quarter of 1996 was quite volatile, as market expectations of slower growth and declining interest rates were contradicted by strong economic numbers. The Federal Reserve Board followed a neutral monetary policy, and the latest quarter seems to support the prospect for slower growth and modest inflation. The issue of a flat tax, which was popular during the primary elections, affected municipal yields for part of the year, although the issue has faded since the presidential election.

CAN YOU TELL US WHAT YOUR INVESTMENT STRATEGY IS FOR THE COMING YEAR FOR EACH OF THE FUNDS YOU MANAGE?

Paul: My strategy for the National Municipal Bond Fund has been to keep the portfolios average weighted maturity slightly longer than that of its peer group, and I intend to keep pursuing that strategy for the near future. Beyond that, we've also focused on relative value trading. This strategy has really worked out well, as the Fund returned 5.83% for the year ended October 31, 1996, without the effect of the maximum sales charge of 4.75%, compared to the Lehman 10 year Muni Fund Index return of 4.95%.

The Victory National Municipal Bond Fund
Portfolio Manager
Paul Toft

                                                   Total Return As of 10/31/96

NATIONAL MUNI Class A
                                                                                                                     Maximum
                                                                                                     Net Asset       Offering
                                                                                                       Value          Price

One Year                                                                                             5.83%           0.82%
Since Inception Annualized
2/3/94                                                                                               5.25%           3.40%

NATIONAL MUNI Class B
                                                                                                                     Contingent
                                                                                                     Net Asset        Deferred
                                                                                                       Value           Charges

One Year                                                                                             4.85%          0.85%
Since Inception Annualized
9/26/94                                                                                              7.38%          6.06%

                                             Victory National Municipal Bond Fund
                                                      vs. Lehman 10-Yr Muni

(Dollars in thousands)

                                                        National Muni        National Muni @ NAV        Lehman 10-Yr Muni

2/94                                                         9,525                10,000                      10,000
5/94                                                         9,452                 9,923                       9,802
8/94                                                         9,595                10,073                       9,962
11/94                                                        9,021                 9,471                       9,501
2/95                                                         9,664                10,146                      10,203
5/95                                                        10,060                10,562                      10,682
8/95                                                        10,316                10,830                      10,918
11/95                                                       10,643                11,173                      11,263
2/96                                                        10,931                11,476                      11,400
5/96                                                        10,757                11,293                      11,187
8/96                                                        10,918                11,463                      11,402
10/96                                                       11,130                11,685                      11,665


Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers 10-Year Municipal Bond Index (Lehman 10 Yr Muni) is a broad-based unmanaged index that represents the general performance of investment-grade municipal bonds with maturities of 8 to 12 years.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by the shareholders. Class A performance with a sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the reported period. Class B performance with sales charge shows the effect of the applicable deferred charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower.

Certain investors may be subject to Federal AMT.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY MUNICIPAL FIXED INCOME FUNDS

The strategy I just described differs slightly from the ones I use for the state specific Funds. With the New York Tax-Free Fund, the focus is on generating as much tax-free income as possible while maintaining the high quality of the issues we buy. The Fund's portfolio holds many high coupon issues in order to help us maintain a high payout rate. The high payout rate and yield objective has its negative side, as it affects the overall ability of the Fund to trade on relative value.


With the Ohio Municipal Bond Fund, I continue to focus on relative value trading strategy rather than high interest income. I try to keep the Fund's average weighted maturity between ten and twelve years.

HOW DID THESE STRATEGIES AFFECT THE FUND'S PERFORMANCE?

Paul: Well, The National Municipal Bond Fund ranked 8th highest out of 134 funds within the Lipper Intermediate Municipal Bond* fund category, for the 12 month period ended October 31, 1996 according to Lipper Analytical Services.*

The performance of The Ohio Municipal Bond Fund declined a little since 1995, however, it is still a top performer within its peer group. The Fund ranked 3rd highest out of 56 funds in the Ohio Municipal Debt Funds* category according to Lipper, for the one year period ending October 31, 1996. At 4.53%, without reflecting the effect of the 4.75% maximum

The Victory New York Tax-Free Fund
Portfolio Manager
Paul Toft

                                                   Total Return As of 10/31/96

NY TAX-FREE Class A
                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             4.53%          -0.42%
Annualized Return
Three Years                                                                                          3.81%           2.13%
Five Years                                                                                           6.67%           5.62%
Since Inception
2/11/91                                                                                              7.09%           6.18%

NY TAX-FREE Class B
                                                                                                                    Contingent
                                                                                                     Net Asset       Deferred
                                                                                                       Value          Charges

One Year                                                                                             3.72%          -0.24%
Since Inception
9/26/94                                                                                              5.92%           4.57%

                                                 Victory New York Tax-Free Fund
                                                      vs. Lehman 10-Yr Muni

(Dollars in thousands)

                                                   NY Tax Free                  NY Tax Free @ NAV        Lehman 10-Yr Muni

2/91                                                   9,526                        10,000                    10,000
8/91                                                  10,100                        10,602                    10,443
2/92                                                  10,557                        11,081                    10,941
8/92                                                  11,210                        11,767                    11,585
2/93                                                  11,957                        12,551                    12,554
8/93                                                  12,532                        13,154                    13,076
2/94                                                  12,745                        13,378                    13,222
8/94                                                  12,559                        13,183                    13,172
2/95                                                  12,788                        13,423                    13,491
8/95                                                  13,380                        14,045                    14,436
2/96                                                  13,937                        14,630                    15,073
8/96                                                  14,027                        14,724                    15,076
10/96                                                 14,242                        14,950                    15,423

Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers 10-Year Municipal Bond Index (Lehman 10-Yr Muni) is a broad-based unmanaged index that represents the general performance of investment-grade municipal bonds with maturities of 8 to 12 years.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by the shareholders. Class A performance with a sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the reported period. Class B performance with sales charge shows the effect of the applicable deferred charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception. In such instances and without such fee waivers, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

* Lipper Analytical Service Rankings-Lipper ranks funds according to investment objectives and are based on total returns, which do not include the effect of sales charges and in the absence of fee waivers, the returns and rankings may have been lower. Past performance is no guarantee of future results.

VICTORY MUNICIPAL FIXED INCOME FUNDS

sales charge, the New York Tax Free Bond Fund's one year return was slightly lower than the Lehman 10 year Muni Index, which was 4.95% as of October 31, 1996.


PAUL, CAN YOU TELL US WHAT YOU ENVISION FOR THE MARKET IN THE COMING YEAR?

Paul: Since the election is over, I doubt there will be many surprises in terms of major policy shifts next year and inflation does not seem to be an immediate threat. The market appears to be more confident of the Fed's ability to practice effective monetary policy, so I expect a pretty good environment for municipals, going forward.



The Victory Ohio Municipal Bond Fund
Portfolio Manager
Paul Toft

                                                      Total Return As of 10/31/96

                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             5.87%          0.88%
Annualized Return
Three Years                                                                                          5.31%          3.63%
Five Years                                                                                           7.54%          6.50%
Since Inception
5/18/90                                                                                              7.88%          7.06%

                                                Victory Ohio Municipal Bond Fund
                                                      vs. Lehman 10-Yr Muni

(Dollars in thousands)

                                                                      Ohio Muni        Ohio Muni @ NAV    Lehman 10-Yr Muni

5/90                                                                       9,525            10,000              10,000
11/90                                                                      9,954            10,450              10,521
5/91                                                                      10,401            10,919              11,039
11/91                                                                     10,802            11,341              11,577
5/92                                                                      11,274            11,836              12,064
11/92                                                                     11,786            12,373              12,730
5/93                                                                      12,540            13,166              13,551
11/93                                                                     13,120            13,774              14,218
5/94                                                                      12,979            13,626              14,013
11/94                                                                     12,539            13,164              13,584
5/95                                                                      14,150            14,856              15,272
11/95                                                                     14,866            15,607              16,103
5/96                                                                      14,824            15,563              15,995
10/96                                                                     15,500            16,273              16,677

Graph reflects investment growth from end of month of fund commencement.

The Lehman Brothers 10-Year Municipal Bond (Lehman 10-Yr Muni) Index is a broad-based unmanaged index that represents the general performance of investment-grade municipal bonds with maturities of 8 to 12 years.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such cases and without such waiver of fees, the total returns would have been lower.

Certain investors may be subject to Federal AMT.

Fee waivers are voluntary and may be modified or terminated at any time.

INTRODUCTION TO EQUITY FUNDS (DIVERSIFIED)
[GRAPHIC]


                           EQUITY RESEARCH UNIVERSE

                            DIVERSIFIED MANAGEMENT

                             Value         Growth

                         Market Condition Assessment

                              buy/sell decisions

                      ----------------------------------

                              DIVERSIFIED FUNDS

                      The Victory Diversified Stock Fund

                         The Victory Stock Index Fund

                          The Victory Balanced Fund


THE INVESTMENT PROCESS

The Victory Equity Funds that are managed according to the diversified style attempt to remain flexible in order to adjust to changing market conditions.

For the Victory Diversified Stock Fund, the portfolio manager seeks to produce a higher return with less risk by pursuing a blended investment strategy. This rigorous, two-dimensional approach to stock selection allows the portfolio manager flexibility to sell into strength and buy into weakness, always driving toward the goal of producing consistently positive returns across market cycles.

For the Victory Stock Index Fund, the objective is to seek to match the investment performance of the Standard & Poor's 500 Composite Index.

Victory Equity Funds are managed with a Diversified Proposition. Their respective portfolio managers are as follows:

[PHOTO]

The Victory Diversified Stock Fund

Lawrence Babin (seated)
Larry Babin is a Chartered Financial Analyst and a Vice President at Society Asset Management, Inc. ("SAM"). He has managed the Fund since its inception and has been with SAM and/or its affiliates since 1982. Larry received his MBA from the University of Michigan.

The Victory Stock Index Fund

Malini Menon (standing)
Malini Menon is a Vice President and Senior Portfolio Manager with Applied Technology Investments, Inc., an affiliate of KeyCorp Asset Management Holding, Inc. She has been with KeyCorp and/or its affiliates since 1990. Malini holds a Bachelor of Science in mathematics from Majaraja Sayajirao University and two MBAs: one is in Market Research and International Business from South Gujarat University and the other is in Quantitative Business Analysis from Cleveland State University. In addition, she is pursuing postgraduate studies in Operations Research at Case Western Reserve University.

The Victory Balanced Fund and its respective portfolio managers are as follows:

[PHOTO]

The Victory Balanced Fund

Denise M. Coyne (seated)
Denise Coyne is a Chartered Financial Analyst as well as a Certified Public Accountant. She is a Vice President with Society Asset Management, Inc. ("SAM") and has been with SAM and/or an affiliate since 1985. Ms. Coyne received her MBA from Miami University.

Richard T. Heine (standing)

Rick Heine is a Chartered Financial Analyst, Vice President and Portfolio Manager with Society Asset Management, Inc. ("SAM"). He has been with SAM and/or an affiliate since 1974. Mr. Heine received his MBA from Case Western Reserve University.

VICTORY EQUITY FUNDS (DIVERSIFIED)

LARRY, MALINI, YOU BOTH MANAGE DIVERSIFIED STOCK PORTFOLIOS, BUT LARRY, YOURS IS AN ACTIVELY MANAGED FUND, WHILE MALINI, YOURS IS PASSIVELY MANAGED. CAN YOU TELL US THE DIFFERENCE BETWEEN MANAGEMENT STYLES AND HOW YOUR
PORTFOLIO'S REFLECT THAT?

Malini: Well, the fund I manage, The Victory Stock Index, attempts to replicate the performance of the S&P 500 and we invest exclusively in the stocks that make up that Index and futures. Also, we attempt to maintain our stock and sector weights close to the Index as well.

Larry: Victory Diversified Stock is, as it's name implies, a diversified stock fund, but I am not held to the restriction of only being able to invest in the stocks of companies within its growth and income benchmark. I can purchase securities outside of that benchmark that meet our particular screening requirements. Additionally, because the fund has a growth orientation as well as a value orientation, we have unique opportunities to seek out investment opportunities. My goal is to try to take advantage of those opportunities before the market reacts.

WELL, LARRY, THAT'S QUITE AN UNDERTAKING. DID YOU HAVE TO CHANGE YOUR STRATEGY AS THE YEAR PROGRESSED?

Larry: When we began the fiscal year in 1995, the emphasis was on the financial, utility and energy sectors. We were also relatively underweighted in technology companies, a classic defensive move that is very typical of a value orientation. But, as the economic environment of the last twelve months began to unfold, I switched to a more growth oriented strategy and increased investments in the technology sector and that move has paid off. IBM is currently the Fund's single largest holding, and as of this interview, is doing quite well.

The Victory Diversified Stock Fund
Portfolio Manager
Lawrence Babin

                                                   Total Return As of 10/31/96

DIVERSIFIED FUND Class A
                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             27.16%          21.11%
Annualized Return
Three Years                                                                                          19.02%          17.10%
Five Years                                                                                           16.49%          15.36%
Since Inception
10/20/89                                                                                             14.48%          13.69%

DIVERSIFIED FUND Class B
                                                                                                                    Contingent
                                                                                                     Net Asset       Deferred
                                                                                                       Value          Charges

Since Inception
3/1/96                                                                                               11.62%          6.62%

                                                 Victory Diversified Stock Fund
                                                           vs. S&P 500

(Dollars in thousands)

                                                       Diversified Stock     Diversified Stock         S&P 500
                                                       Class A               Class A @ NAV

10/89                                                      9,528                 10,000                10,000
5/90                                                      10,524                 11,044                10,846
12/90                                                     10,049                 10,546                10,125
7/91                                                      11,690                 12,269                12,109
2/92                                                      12,543                 13,164                13,133
9/92                                                      12,788                 13,421                13,536
4/93                                                      13,732                 14,411                14,479
11/93                                                     14,602                 15,325                15,463
6/94                                                      14,784                 15,515                15,120
1/95                                                      15,984                 16,776                16,267
8/95                                                      19,322                 20,278                19,743
3/96                                                      22,553                 23,669                22,986
10/96                                                     24,939                 26,173                25,442

Graph reflects investment growth from end of month of fund commencement.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by shareholders. Class A performance with sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY EQUITY FUNDS (DIVERSIFIED)


MALINI, SINCE YOUR FUND IS PASSIVELY MANAGED, WERE YOU ABLE TO TAKE ANY TYPE OF ACTION IN SUCH A VOLATILE MARKET ENVIRONMENT?

Malini: I did. Remember, passive management doesn't mean you're not acutely aware of market conditions and unable to react to them. It means that you must work in a "tighter" environment. For example, I couldn't purchase securities that weren't in the S&P 500, but I did invest in the S&P 500 futures contracts to hedge cash flows, providing us some liquidity while reducing investment transaction costs, which should benefit our shareholders.

CAN EITHER OF YOU TELL US WHY IT WAS SUCH A GOOD YEAR FOR EQUITIES?

Malini: We had sound corporate earnings, record inflows to mutual funds into the markets and subdued inflation. In a sense, it was the best of both worlds--economic expansion accompanied by price stability.

Larry: I would agree with Malini. Low inflation, coupled with modest growth, has been particularly good for large-cap stocks. Corporate earnings have remained strong and many companies have met their profit expectations. Perhaps the most important reason for the continued good stock market was nothing more than robust supply and demand.

DO YOU THINK THE MARKETS WILL PERFORM AS WELL NEXT YEAR?

Malini: Well, without the assistance of a crystal ball, let me answer your question this way. I believe the economic slowdown the market has been looking for will finally materialize next year. I don't anticipate a

The Victory Stock Index Fund
Portfolio Manager
Malini Menon

                                                    Total Return As of 10/31/96
                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             23.38%         17.55%
Since Inception Annualized
12/3/93                                                                                              17.70%         15.74%

                                                    Victory Stock Index Fund
                                                           vs. S&P 500
(Dollars in thousands)

                                                                      Stock Index       Stock Index @ NAV        S&P 500

12/93                                                                     9,526             10,000                10,000
3/94                                                                      9,149              9,605                 9,621
6/94                                                                      9,180              9,637                 9,661
9/94                                                                      9,611             10,090                10,133
12/94                                                                     9,613             10,092                10,132
3/95                                                                     10,521             11,044                11,118
6/95                                                                     11,493             12,065                12,179
9/95                                                                     12,389             13,006                13,147
12/95                                                                    13,119             13,773                13,939
3/96                                                                     13,821             14,509                14,687
6/96                                                                     14,419             15,137                15,346
10/96                                                                    15,238             15,997                16,257

Graph reflects investment growth from end of month of fund commencement.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and the reinvestment of dividends and capital gain distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such cases and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY EQUITY FUNDS (DIVERSIFIED)

recession though. We'll just have to take it a day at a time and continue to make decisions based on our knowledge of the companies we select and I intend to remain fully invested in all S&P 500 stocks and/or futures in a continued attempt to match the performance of the Index.

Larry: I can't predict either, but I can tell you that I remain optimistic about the market. As a manager for this Fund since it's inception, my emphasis has always been on consistency and taking a long-term perspective. The Fund's approach of selling into strength and buying into weakness has proven its worth over the long-term in many different market environments and has historically done well for its shareholders.



The Victory Balanced Fund

The Victory Balance Fund's objective is to attempt to provide both current income and capital appreciation for investors. Since the Fund invests in both stocks and bonds there are two portfolio managers, each of whom manages their area of expertise. The challenge of this Fund is to find the right "balance" between these two investment vehicles. This requires teamwork, talent and a strong fundamental knowledge of both markets. Portfolio managers Denise Coyne and Rick Heine explain.

AS MANAGERS THAT HOLD BOTH STOCKS AND BONDS IN THE MUTUAL FUND YOU MANAGE, YOU MUST HAVE HAD SOME INTERESTING CHALLENGES DURING THIS PAST YEAR. CAN YOU TELL US A LITTLE ABOUT THE ECONOMIC ENVIRONMENT IN YOUR RESPECTIVE AREAS AND THE ISSUES YOU DEALT WITH IN '96?

Denise: Well, the first important point our shareholders should know is that even though the fund holds stocks and bonds, and I manage the stock portion and Rick manages the bond portion, we actually work very closely together to ensure that the portfolio maintains the asset allocation strategy we've decided on. We choose the securities for the portfolio carefully and are very concerned and committed to maintaining that balance.

Rick: Denise is right. We don't manage the portfolio as two independent entities. We are very aware of what each other is doing and are constantly re-evaluating our choices and allocations.

THEN IT MUST HAVE BEEN EVEN MORE CHALLENGING TO MANAGE THE PORTFOLIO THIS PAST YEAR. HOW DID EVENTS IN THE ECONOMY AFFECT IT?

Rick: The two issues that defined the economy for most of '96 were low inflation and moderate to high growth levels. We had expected growth to be considerably slower than it turned out to be. In fact, some economic releases--like employment--indicated the economy was stronger than the market had anticipated. However, the Fed didn't seem to consider inflation a big threat, so they didn't increase short-term interest rates.

HOW DID STOCKS AND BONDS PERFORM IN THIS ENVIRONMENT?

Denise: Stocks outperformed both cash and bonds through October 31, 1996.
And the asset allocation of the Balanced Fund was 62% stocks, 5% of that in the foreign market, 36% in bonds and 2% in cash. That produced a total return for the Fund of 16.27%, without the effect of the 4.75% maximum sales charge, for the year ended October 31, 1996. Thus our Fund outperformed the Lipper Balanced Fund Index,* which posted a return of 14.49% for the past twelve months.

* Lipper Balanced Fund Index-The net asset weighted performance, adjusted for capital gains and income dividends, of the thirty largest balanced funds. The primary objective of Funds which comprise the Index, is to conserve principal by maintaining at all times a balanced portion of both stocks and bonds with the stock/bond ratio of the funds investments typically ranging around 60%/40%.

VICTORY EQUITY FUNDS (DIVERSIFIED)

That's true, but our asset allocation analysis indicates that bonds should be pretty attractive in a slow growth environment which is what we envision for the coming year.

DENISE, WE KNOW YOU'VE TOLD US THAT BOTH THE STOCK AND BOND PORTIONS OF THE PORTFOLIOS ARE MANAGED IN TANDEM, BUT CAN YOU GIVE US SOME SPECIFIC INSIGHT AS TO HOW THE STOCK PORTION OF THE PORTFOLIO PERFORMED THIS PAST YEAR?

Denise: Sure, our equities lean toward a strong "value" orientation, which happens to be one of our strengths. This means we look for stocks with above-market dividend yield and below market price-earnings ratios. We focused on the financial, energy and utility sectors of the market, and within the financial section, we selected bank stocks that appeared to be selling at reasonable prices. In a slower growing economy, increasing the utility sector seemed appropriate.

RICK, HOW ABOUT THE FIXED INCOME PORTION? ANY THOUGHTS YOU'D LIKE TO SHARE WITH US?

Rick: Well, I hope our shareholders realize that finding high quality credit issues is the focus for most of the fixed income portfolios in The Victory Fund complex. Also, we utilize a relative value approach to find "good values" within the high quality, fixed income market segments. Right now, the areas where I'm finding good values are with putable corporate issues, discount mortgage-backed issues and high coupon callable government agencies.


The Victory Balanced Fund
Portfolio Managers
Denise Coyne
Richard Heine

                                                          Total Return
                                                         As of 10/31/96

BALANCED FUND Class A
                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             16.27%         10.74%
Since Inception Annualized
12/10/93                                                                                             11.72%          9.86%


BALANCED FUND Class B
                                                                                                                    Contingent
                                                                                                     Net Asset       Deferred
                                                                                                       Value          Charges

Since Inception
3/1/96                                                                                               8.72%          3.72%

                                                     Victory Balanced Fund
                                                 vs. S&P 500 & Lipper Balanced

(Dollars in thousands)

                                                 Balanced Class A   Balanced Class A @ NAV    S&P 500        Lipper Balanced

12/93                                                   9,525            10,000                  10,000          10,000
3/94                                                    9,135             9,591                   9,621           9,678
6/94                                                    9,159             9,616                   9,661           9,599
9/94                                                    9,332             9,797                  10,133           9,872
12/94                                                   9,361             9,828                  10,132           9,751
3/95                                                   10,036            10,536                  11,118          10,334
6/95                                                   10,693            11,227                  12,179          11,059
9/95                                                   11,235            11,795                  13,147          11,710
12/95                                                  11,806            12,396                  13,939          12,233
3/96                                                   12,141            12,747                  14,687          12,507
6/96                                                   12,389            13,007                  15,346          12,760
10/96                                                  13,082            13,735                  16,257          13,373

Graph reflects investment growth from end of month of fund commencement.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The Lipper Balanced Fund Index is a non-weighted index of the 30 largest funds within the Lipper Balanced Fund investment category.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by shareholders. Class A performance with sales charge shows the effect of the maximum
4.75% sales charge applied at the beginning of the period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

                            [PHOTO OF A MAN AND BOY]

You teach him how to invest. He'll teach you how to program the VCR.

You showed him how to ride his bike. You helped him learn how to catch a baseball. You made him promise not to leave gummy worms in his sister's shoes anymore. now is the time to start teaching him about investments. If you'd like to learn more about how to reach a financial goal like paying for a college education, learn more about the Victory Funds. Because at Victory, we believe teaching a child about investing is one way to help them secure a strong financial future.

The Victory Funds are distrubuted by BISYS Fund Services which is not affiliated with KeyCorp. Certain subsidiaries of KeyCorp provide services to the Victory Funds, including advisory services, and recieve fees from the funds for their services, as set forth in the prospectus.

For more information about the Victory Funds, including charges and expenses, request a prospectus by calling 1-800-KEY-FUNd (1-800-539-3863). Please read the prospectus carefully before investing or sending money.

o Not FDIC Insured
o No Bank Guarantee
o May Lose Value

                                     [logo]
                                 Victory Funds

INTRODUCTION TO EQUITY FUNDS (VALUE)
[Graphic]

                           EQUITY RESEARCH UNIVERSE

                               VALUE MANAGEMENT

        Valuation            Statistical Cheapness         Earnings Revisions

                              buy/sell decisions

                          -------------------------

                                 VALUE FUNDS

                            The Victory Value Fund

                        The Victory Special Value Fund

                     The Victory Ohio Regional Stock Fund


THE INVESTMENT PROCESS

The Victory Funds that are managed according to a "Value style" seek to outperform an appropriate market benchmark such as the S&P 500 or The S&P 500 Barra Value Index,* while maintaining broad market sector exposure. The approach to managing these funds is to target stocks that are statistically inexpensive (low P/Es, low price-to-book, high-yield stocks) and find those issues where investor sentiment is improving as evidenced by upward earnings revisions and positive earning events.

* The S&P 500/Barra Value Index contains firms with lower price-to-book ratios and has 50 percent of the market capitalization of the S&P 500 Index.

Victory Equity Funds are managed with a Value Proposition. Their respective portfolio managers are as follows:

[photo]

The Victory Value Fund

Judith Jones (seated)
Judith (Judy) Jones is a Chartered Financial Analyst as well as a Certified Financial Planner. She is a Vice President with Society Asset Management, Inc. ("SAM") and has managed the Victory Value Fund since its inception. She has been with SAM and its affiliates since 1965. Judy received her MBA from Kent State University.

The Victory Special Value Fund

Anthony Aveni (right)
Anthony (Tony) Aveni is a Chartered Financial Analyst and a Senior Vice President with Society Asset Management, Inc., ("SAM"). Tony has been a Fund Manager with SAM since 1987 and is the Chief Investment Officer of SAM. He received his MBA from Case Western Reserve University and has managed The Victory Special Value Fund since its inception.

Barbara Myers (left)
Barbara Myers is a Chartered Financial Analyst, a Portfolio Manager and a Vice President with Society Asset Management, Inc. ("SAM"). She joined SAM in 1994 and has seven years of previous investment experience. Ms. Myers received a BBA from Cleveland State University and an MBA from Baldwin Wallace College.

The Victory Ohio Regional Stock Fund

Lynn Hamilton (center)
Lynn Hamilton is a Vice President with Society Asset Management, Inc. (SAM) and has managed The Victory Ohio Regional Stock Fund since its inception. Mr. Hamilton has been a Fund Manager since 1993. Prior to this position, he was a Fund Manager with Society National Bank. Mr. Hamilton obtained his MBA from Miami University.

Also pictured is Paul Danes (seated)

TONY, CAN YOU GIVE US AN OVERALL VIEW OF THE MID-CAP STOCK MARKET ENVIRONMENT FOR THIS PAST YEAR?

Tony: I'd be happy to. Obviously, there have been impressive gains in the equity markets during the past twelve months. Similar to last year, the larger capitalization stocks outperformed their mid and small-cap counterparts. I can give you the specifics on that. The S&P 400 Mid-cap Index* rose 17.35% during the Fund's fiscal year ended October 31, 1996, while the S&P 500 increased by 24.09%.

BARBARA, CAN YOU TELL US IF THE PERFORMANCE OF THE SPECIAL VALUE FUND WAS DUE TO INVESTMENTS IN ANY PARTICULAR SECTORS?

Barbara: No, performance of the Fund this year hasn't been the result of any particular sector or economic bet. The key to out-performance was stock selection. In fact, the Fund's largest sector weightings, which were basic industry and capital goods companies, have underperformed the overall Mid-cap Index. Most of our holdings within these sectors dramatically outperformed the Index, including Tyco which was up 64%, GenCorp, up 61%, Avery Dennison, up 50% and Kaydon Corp, up 42%. We also added to

The Victory Value Fund

Portfolio Manager
Judith Jones

                                                    Total Return As of 10/31/96

                                                                                                                      Maximum
                                                                                                     Net Asset        Offering
                                                                                                       Value           Price

One Year                                                                                             24.66%           18.76%
Since Inception Annualized
12/3/93                                                                                              16.84%           14.90%

                                                    Victory Value Stock Fund
                                                vs. Lipper Grth & Inc vs. S&P 500

                                                     Value Stock      Value Stock @ NAV        S&P 500        Lipper Grth & Inc

12/93                                                 9,528            10,000                    10,000          10,000
3/94                                                  9,080             9,529                     9,621           9,676
6/94                                                  9,249             9,706                     9,661           9,727
9/94                                                  9,568            10,041                    10,133          10,128
12/94                                                 9,553            10,026                    10,132           9,932
3/95                                                 10,441            10,958                    11,118          10,711
6/95                                                 11,183            11,736                    12,179          11,590
9/95                                                 12,010            12,604                    13,147          12,487
12/95                                                12,776            13,408                    13,939          13,060
3/96                                                 13,600            14,273                    14,687          13,810
6/96                                                 14,031            14,726                    15,346          14,164
10/96                                                14,834            15,568                    16,257          14,953

Graph reflects investment growth from end of month of fund commencement.

The Lipper Growth & Income Index is a non-weighted index of the 30 largest funds in the Lipper Growth & Income Fund investment category.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and the reinvestment of dividends and capital gain distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such cases and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

* The S&P 400 Mid-cap Index is comprised of companies in the S&P
Industrials Index (a subset of the S&P 500 Index that excludes transportation, financial and utility stocks) whose market capitalization between $200 million and $5 billion.
                                                                              27

VICTORY EQUITY FUNDS (VALUE)

our retail sector throughout the year which contributed to the Fund's performance which was 20.60% compared to 17.35% for the S&P 400 Mid-cap Index for the year ended October 31, 1996.


TONY, IS THERE ANYTHING YOU'D LIKE TO ADD TO THAT?

Tony: Yes. While we reduced our basic and capital goods sector weights we also added some securities such as Nalco Chemical, a water treatment company, McCormick and Company, they're known for distribution of spices, and Nellcor, which is in hospital and home healthcare supplies. Barbara was talking about the performance of some of the securities in the portfolio. These companies are all very different industries, are attractive values with good franchises and for a variety of reasons, are currently out of favor among investors. However, we believe there are fundamental changes occurring in these companies that make them attractive investments.

JUDY, AS MANAGER OF THE VALUE FUND, DID YOU HAVE SIMILAR EXPERIENCES AS TONY AND BARBARA WITH YOUR FUND?

Judy: Well, let me answer your question this way, the general feeling at the beginning of 1996 was that value stocks would outperform growth stocks. Unfortunately, this was not the way it turned out--growth outperformed value. In spite of that, the Value Fund posted a return of 24.66%, which does not include the effect of the

The Victory Special Value Fund
Portfolio Managers
Anthony Aveni
Barbara Myers

                                                   Total Return As of 10/31/96

SPECIAL VALUE Class A
                                                                                                                     Maximum
                                                                                                      Net Asset      Offering
                                                                                                        Value         Price

One Year                                                                                              20.60%         14.84%
Since Inception Annualized
12/3/93                                                                                               15.12%         13.21%

SPECIAL VALUE Class B
                                                                                                                    Contingent
                                                                                                     Net Asset       Deferred
                                                                                                       Value          Charge

Since Inception
3/1/96                                                                                               9.66%          4.66%


                                                  Victory Special Value Fund
                                                      vs. S&P 400 Mid Cap

(Dollars in thousands)

                                                                   Special Value    Special Value         S&P 400 Mid Cap
                                                                      Class A       Class A @ NAV

12/93                                                                    9,528            10,000                 10,000
3/94                                                                     9,422             9,889                  9,620
6/94                                                                     9,281             9,741                  9,269
9/94                                                                     9,717            10,198                  9,897
12/94                                                                    9,649            10,127                  9,641
3/95                                                                    10,431            10,948                 10,430
6/95                                                                    11,045            11,592                 11,340
9/95                                                                    11,813            12,399                 12,446
12/95                                                                   12,234            12,840                 12,624
3/96                                                                    12,773            13,406                 13,401
6/96                                                                    13,277            13,935                 13,787
10/96                                                                   13,949            14,640                 14,230

Graph reflects investment growth from end of month of fund commencement.

The Standard & Poor's 400 Mid-Cap Index (S&P 400 Mid Cap) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid-sized companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by shareholders. Class A performance with sales charge shows the effect of the maximum
4.75% sales charge applied at the beginning of the period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figure set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY EQUITY FUNDS (VALUE)

4.75% maximum sales charge, as opposed to the S&P 500/Barra Value Index* with a return of 24.61% and the S&P 500 return of 24.09% for the 12 months ending October 31, 1996.

CONGRATULATIONS! THAT'S IMPRESSIVE NEWS. BUT WAS THERE EVER A TIME DURING THE PAST YEAR WHEN VALUE OUTPERFORMED GROWTH?

Judy: In the first quarter of '96, consumer cyclical stocks, which lagged all of last year, were one of the best performing groups. This sector includes the auto stocks and many retailers which had strong earnings comparisons, attractive valuations and low market performance expectations. The Value Fund benefited from its holdings in this sector.

LYNN, WHAT ABOUT THE OHIO REGIONAL STOCK FUND? DID YOU HAVE ANY SPECIAL CONCERNS THIS YEAR?

Lynn: Well, fortunately, the Ohio economy has been particularly strong...
in fact, Ohio was a leader in the economic recovery that began a few years ago. In terms of stock performance, we have participated in the upward momentum of the S&P 500, but keep in mind, as Judy said, during the last three quarters of the Fund's fiscal year, the rally was led by the large cap growth oriented industries and technology stocks in particular.

SO, HOW DID YOUR FUND PERFORM?

Lynn: The strong value orientation of the Fund caused it to lag the S&P 500, which as I

The Victory Ohio Regional Stock Fund

Portfolio Manager
Lynn Hamilton

                                                  Total Return As of 10/31/96

OHIO REGIONAL Class A
                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             17.79%         12.23%
Annualized Return
Three Years                                                                                          12.71%         10.90%
Five Years                                                                                           14.48%         13.36%
Since Inception
10/20/89                                                                                             12.57%         11.79%

OHIO REGIONAL Class B

Since Inception
3/1/96                                                                                                9.03%          4.03%

                                                Victory Ohio Regional Stock Fund
                                                           vs. S&P 500

(Dollars in thousands)

                                                                        Ohio Regional    Ohio Regional @ NAV       S&P 500

10/89                                                                    9,529            10,000                     10,000
4/90                                                                     8,939             9,380                      9,883
10/90                                                                    6,801             7,137                      9,253
4/91                                                                    10,029            10,524                     11,624
10/91                                                                   11,473            12,039                     12,353
4/92                                                                    12,992            13,634                     13,255
10/92                                                                   12,791            13,423                     13,582
4/93                                                                    14,154            14,853                     14,479
10/93                                                                   15,754            16,532                     15,612
4/94                                                                    16,051            16,844                     15,250
10/94                                                                   16,376            17,185                     16,215
4/95                                                                    17,532            18,398                     17,913
10/95                                                                   19,149            20,095                     20,502
4/96                                                                    21,966            23,051                     23,324
10/96                                                                   22,556            23,670                     25,442

Graph reflects investment growth from end of month of fund commencement.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by shareholders. Class A performance with sales charge shows the effect of the maximum
4.75% sales charge applied at the beginning of the period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1996. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.


* The S&P 500/Barra Value Index contains firms with lower price-to-book ratios and has 50 percent of the market capitalization of the S&P 500 Index.

VICTORY EQUITY FUNDS (VALUE)


said, was due to the surge in the market led by the technology sector. Havingsaid that, let me also say that careful stock selection is the key to the Ohio Regional Fund. I believe that the strength of the Fund is in knowing the companies so well. I have an opportunity to talk to the managers of the companies that I actually invest in. I spend a considerable amount of time visiting the companies, talking to their suppliers, competitors and customers. I use a value discipline, coupled with a strong "bottom-up" analysis of the companies.

LYNN, YOU MUST HAVE AN OPPORTUNITY TO REALLY GET TO KNOW OHIO.

Lynn: I do. You know what they say, "It's the heart of it all."

THANKS, LYNN. LET'S TALK ABOUT YOUR COLLECTIVE OUTLOOK FOR THE MONTHS AHEAD. TONY, BARBARA, YOUR IMPRESSIONS?

Tony: So far, economic conditions of moderate growth and low inflation have been ideal for stocks. However, corporate profit margins are at historically high levels and the pace of profit growth and lofty valuation levels of common stocks do raise the element of risk. If any of these factors begin to wane, and we view that as likely, a defensive or value oriented investment style should be beneficial.

Barbara: Tony's right. Our emphasis on below average price/earnings and price/book ratios and above average dividend yields when selecting investments served the Fund's well this year during market weakness. And value stocks have historically superior performance over the long-term.

JUDY, HOW ABOUT FROM YOUR PERSPECTIVE?

Judy: I think investors will continue to focus on corporate earnings which, in all likelihood, will lead to increased stock market volatility. This has been one of the longest bull markets on record. Staying with the value proposition, the high yield, low price to earnings ratio, and low price to book value, the Value Fund is well positioned and we believe it will continue to provide relatively good returns compared to funds that do not invest in value oriented stocks.

ALL OF YOU MENTIONED THAT GROWTH STOCKS OUTPERFORMED VALUE STOCKS FOR MUCH OF 1996, BUT IT SEEMS LIKE YOUR FUNDS ALL HAD A GOOD YEAR AND THAT THEY PERFORMED VERY COMPETITIVELY.

Tony: If I can answer this for the group. The risks associated with investing in each of these funds is different. The Victory Value Fund invests in larger companies with more predictable earnings growth; the risk is therefore lower than that associated with the mid-cap universe, which is comprised of smaller companies with the potential for greater long term growth, but also greater volatility of earnings. By the same token, the Ohio Regional Stock Fund may be subject to region specific risk and reduced scope for industry diversification because of this geographical limitation.

INTRODUCTION TO EQUITY FUNDS (GROWTH)
[Graphic]

THE INVESTMENT PROCESS

The Victory Equity Funds that are managed according to the growth style subscribe to the philosophy of "Growth At a Reasonable Price" (GARP). They seek to identify stocks believed to have future return prospects greater than the overall market.

                           EQUITY RESEARCH UNIVERSE

                              Growth Management

      Return Prospects       Statistical Valuation       Risk Assessment

                              buy/sell decisions

                 --------------------------------------------

                                 GROWTH FUNDS

                           The Victory Growth Fund

                       The Victory Special Growth Fund

                    The Victory International Growth Fund


Victory Equity Funds are managed with a Growth Proposition. Their respective portfolio managers are as follows:

[Photo]

The Victory Growth Fund

William Ruple (right)
William (Bill) Ruple is a Vice President and Portfolio Manager with Society Asset Management, Inc. ("SAM"). He has been with SAM and its affiliates since 1970. Bill received his B.S. from Ohio Wesleyan University and his MBA from Case Western Reserve University.

The Victory Special Growth Fund

Annette Geddes (left)
Annette Geddes is Managing Director at Spears, Benzak, Salomon & Farrell ("SBSF"), a subsidiary of KeyCorp. Annette has been managing the Fund since April 1, 1996. Prior to joining SBSF, Annette managed a $100 million diversified equity portfolio at Steinhardt Management Company and has, in addition, a long record of managing equity portfolios for important corporate and public clients. Annette holds a B.A. in Economics from Wellesley College.

The Victory International Growth Fund

Conrad Metz (center)
Conrad Metz is a Vice President of International Equity Investments and Portfolio Manager with Society Asset Management, Inc. (SAM). He has managed the International Growth Fund since October, 1995. Mr. Metz received a
B.A. from the University of California at Berkley. He is a charter member of the International Society of Financial Analysts.

VICTORY EQUITY FUNDS (GROWTH)

ANNETTE, CAN YOU TELL US A LITTLE ABOUT THE CIRCUMSTANCES SURROUNDING THE SMALL CAP EQUITY MARKET DURING THE PAST YEAR? DID IT DIFFER SIGNIFICANTLY FROM OTHER AREAS OF THE MARKET?

Annette: That's a good question. While the large cap sector of the stock market outperformed small stocks in the past year, we believe the six-year old bull market for emerging growth stocks remains intact. The peak in growth stock performance occurred in the second quarter of 1996, coinciding with the peak in growth of the gross domestic product. Subsequently, the increase in interest rates with the long Treasury Bond crossing 7% for the first time in a year penalized small growth stocks the most.

The market also had to deal with investor anxiety which was caused by a string of earnings disappointments and the usual election year jitters. With the election behind us, and our belief that the S&P 500 will slow dramatically in 1997, small cap growth stocks that have the potential to deliver earning gains in excess of 25%, while selling at meaningful P/E discounts should be very attractive to investors.

CONRAD, SINCE YOU MANAGE THE INTERNATIONAL GROWTH FUND, CAN YOU TELL US A LITTLE ABOUT THAT ENVIRONMENT? WAS IT VERY DIFFERENT FROM OUR DOMESTIC ECONOMIC SCENARIO?

Conrad: I think in the past year that international investing(1) has been remarkably challenging. Investors needed to remind themselves of the proven long-term benefits of international diversification. Foreign equity markets took a back seat to the U.S. stock

The Victory Growth Fund
Portfolio Manager
William Ruple

                                                    Total Return As of 10/31/96

                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             25.66%         19.65%
Since Inception Annualized
12/3/93                                                                                              16.57%         14.63%

                                                      Victory Growth Fund
                                                          vs. S&P 500

(Dollars in thousands)

                                                                         Growth Stock     Growth Stock @ NAV       S&P 500

12/93                                                                     9,525            10,000                    10,000
3/94                                                                      9,189             9,647                     9,621
6/94                                                                      9,197             9,655                     9,661
9/94                                                                      9,509             9,983                    10,133
12/94                                                                     9,478             9,950                    10,132
3/95                                                                     10,202            10,711                    11,118
6/95                                                                     11,048            11,599                    12,179
9/95                                                                     11,837            12,428                    13,147
12/95                                                                    12,461            13,082                    13,939
3/96                                                                     13,089            13,741                    14,687
6/96                                                                     13,916            14,609                    15,346
10/96                                                                    14,838            15,578                    16,257

Graph reflects investment growth from end of month of fund commencement.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and the reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such cases and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

(1) International investing is subject to certain factors such as currency exchange rate volatility, possible political, social or economic instability, foreign taxation and differences in auditing and other financial standards.

VICTORY EQUITY FUNDS (GROWTH)


markets, and the U.S. dollar gained strength throughout the year. Generally, foreign central banks lowered their discount rates while Fed watchers anticipated a U.S. rate hike. The end result is that the MSCI EAFE Index* trailed the S&P 500 by more than 50% in the twelve months that ended on October 31, 1996.

Let's stay with the international fund for a minute. You've said that the S&P 500 outperformed the EAFE Index. How did the International Growth Fund do against the EAFE, since that's the Fund's benchmark?

Conrad: The Fund returned 5.65%** during the past twelve months while EAFE returned 10.47% in U.S. dollar terms. About 3% of the under performance in the fourth quarter of 1995 is attributable to the Fund's exposure to emerging markets. In the calendar's first quarter of 1996, above-average turnover of the portfolio holdings was partly responsible for 1% of under performance. However, in the second half of the Fund's fiscal year, the Fund outperformed EAFE by a small margin. This was accomplished by reducing exposures in Japan and by successful stock selection in Australia, Malaysia and the Netherlands.

THANKS, CONRAD. WE'LL COME BACK TO THE INTERNATIONAL FUND IN JUST A MOMENT. IN THE MEANTIME, BILL CAN YOU TELL US ABOUT THE GROWTH FUND'S PERFORMANCE THIS YEAR?

Bill: Sure, in mid-1995, we adjusted the Fund's diversification profile from "sector neutral"

The Victory Special Growth Fund
Portfolio Manager
Annette Geddes

                                                    Total Return As of 10/31/96

                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                             19.73%         14.03%
Since Inception Annualized
1/11/94                                                                                              13.19%         11.25%



                                                    Victory Special Growth Fund
                                                         vs. Russell 2000

(Dollars in thousands)

                                                                    Special Growth    Special Growth @ NAV      Russell 2000

1/94                                                                     9,524            10,000                    10,000
4/94                                                                     9,352             9,820                     9,494
7/94                                                                     8,705             9,140                     9,217
10/94                                                                    9,324             9,790                     9,660
1/95                                                                     9,062             9,515                     9,399
4/95                                                                    10,054            10,557                    10,180
7/95                                                                    11,285            11,849                    11,520
10/95                                                                   11,266            11,829                    11,433
1/96                                                                    12,020            12,621                    12,214
4/96                                                                    13,708            14,393                    13,539
7/96                                                                    12,067            12,671                    12,316
10/96                                                                   13,489            14,163                    13,331

Graph reflects investment growth from end of month of fund commencement.

The Russell 2000 Index (Russell 2000) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of small- to mid-sized companies.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and the reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such cases and without such waiver of fees, the total returns would have been lower. Small-Cap funds carry additional risks and historically have experienced a greater degree of market volatility than average.

Fee waivers are voluntary and may be modified or terminated at any time.

* MSCI EAFE Index-Morgan Stanley Capital International Europe, Australia, and Far East Index (MSCI EAFE) is a broad based capitalization weighted unmanaged index that represents the general performance of over 1,000 companies of the European, Australian and Far Eastern equity markets.

** Reflects the total return on Class A shares without showing the effect of the 4.75% maximum sales charge.

VICTORY EQUITY FUNDS (GROWTH)

relative to the S&P 500 to a more growth oriented approach. As a result, more emphasis was placed on the consumer staples and technology sectors. This strategy really paid off well because we were in an environment of low inflation and steady growth in the large cap sector. As a result, the Fund returned 25.66%, which does not reflect the effect of the 4.75% maximum sales charge, vs. 24.09% for the S&P 500 over the past year ended October 31, 1996.

DID YOU ADD ANY NEW SECURITIES TO THE PORTFOLIO?

Bill: Actually, I did. I took advantage of the July stock market sell-off to add positions in technology companies like Cisco Systems, Electronic Data Systems and 3Com.

ANNETTE, WHAT ABOUT THE SPECIAL GROWTH FUND? HOW DID IT PERFORM AND WHAT SECTORS DID YOU INVEST IN?

Annette: Well, technology stocks represent the largest commitment in the portfolio and this sector worked out well for us. New product launches and solid earnings reports bolster our confidence that good stock selection will bring in rewards. In the computer software business, two of our promising holdings are Viasoft and Systemsofe. In the pharmaceutical arena, one our largest holdings, Interneuron, had a very successful launch of its diet drug Redux. Basically, most of the stocks we own either already have or are in the process of, resuming leadership positions within their respective industries.

As far as the performance of the Fund is concerned, the fundamental characteristics of the portfolio have never been

The Victory International Growth Fund

                                                   Total Return As of 10/31/96

INTERNATIONAL GROWTH Class A

                                                                                                                    Maximum
                                                                                                     Net Asset      Offering
                                                                                                       Value         Price

One Year                                                                                              5.65%          6.65%
Annualized Return
Three Years                                                                                           4.77%          3.09%
Five Years                                                                                            8.51%          7.45%
Since Inception
5/18/90                                                                                               6.23%          5.44%

INTERNATIONAL GROWTH Class B

                                                                                                                    Contingent
                                                                                                      Net Asset      Deferred
                                                                                                        Value         Charges

Since Inception
3/1/96                                                                                                 1.11%        -3.89%

                                               Victory Internationl Growth Fund
                                                       vs. MSCI EAFE

(Dollars in thousands)

                          International Growth       International Growth                  MSCII EAFE
                                Class A                  Class A @ NAV

5/90                               9,527                      10,000                         10,000
12/90                              8,841                       9,279                          8,633
7/91                               9,187                       9,643                          9,199
2/92                               9,490                       9,961                          9,134
9/92                               9,592                      10,068                          8,843
4/93                              10,764                      11,298                         10,424
11/93                             11,396                      11,962                         10,511
6/94                              12,741                      13,374                         12,260
1/95                              11,778                      12,362                         11,680
8/95                              13,302                      13,963                         12,733
3/96                              13,915                      14,606                         13,898
10/96                             13,985                      14,679                         13,956

Graph reflects investment growth from end of month of fund commencement.

*MSCI EAFE Index-Morgan Stanley Capital International Europe, Australia, and Far East Index (MSCI EAFE) is a broad based capitalization weighted unmanaged index that represents the general performance of over 1,000 companies of the European, Australian and Far Eastern equity markets.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and class specific expenses paid by shareholders. Class A performance with sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1996. Investment returns and principle value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception. In such instances and without such waiver of fees, the total returns would have been lower.

Fee waivers are voluntary and may be modified or terminated at any time.

VICTORY EQUITY FUNDS (GROWTH)

stronger. On average, the companies in the portfolio reflect earnings gains of 58% for the current year and their price/earnings ratio at 33 times is at a discount to this earnings growth rate. The portfolio remains broadly diversified with 25 industry groups represented, and we think we're well diversified and well positioned for '97.

BILL, WHAT'S YOUR OUTLOOK?

Bill: Well, I don't think we should ignore the fact that there could be a pullback in the market, but it's our view that the equity market can continue to rise as long as economic growth slows to a more sustainable
2 1/2% rate. In the slow growth-low inflation environment that we envision for the near-term future, we believe investors will continue to focus on stable and consistent earning growth stocks.

CONRAD, LET'S GO BACK TO THE INTERNATIONAL FUND FOR A MINUTE. CAN YOU TELL US ABOUT ANY TRENDS YOU'RE SEEING IN FOREIGN STOCK MARKETS AND HOW THAT HAS AFFECTED YOUR CHOICES FOR THE PORTFOLIO?

Conrad: For the sixth year running, Japan proved to be one of the worst performing stock markets outside of the U.S., with a negative total return of 0.83% in the trailing 12 months to October 31, 1996, vs. the EAFE's +10.47%. Non Japanese Asian markets grew 19.69% during the same time period and were led by countries like Hong Kong and Malaysia. It's important for investors to remember that Hong Kong and U.S. currencies are tied, so at the present, there is very little currency risk involved with investments in Hong Kong. Australia was also up strongly in the twelve months ended October 31, 1996, aided by official interest rate cuts and rising GDP expectations.

WHAT ABOUT EUROPE?

Conrad: Well, in what we consider "Continental Europe" the stock markets returned 16.09% in the same time period and this was spurred by interest rate cuts at the major central banks. Let me give you a specific example: The MSCI United Kingdom Index* returned 20.33% in the twelve month period to October 31, 1996, which is almost double that of the broader EAFE return.

Generally speaking, I'd say that over the past several months, fears of a Federal Reserve Bank interest rate hike have caused emerging stock markets to pull back as those countries rely heavily on dollar inflows to keep their economies buoyant. Consequently, the developed markets of Europe had begun to outperform their smaller cousins.

As far as how this affects the International Growth Fund, we remain under weighted in Japan relative to the EAFE and hold high quality stocks there. We've increased our exposure to Hong Kong. Though we remain cautious, we are reviewing sound fundamentals of companies in Chile, Portugal, Taiwan and Thailand.

* MSCI United Kingdom Index--A capitalization weighted index, including net dividends and capital gains reinvested, consisting of 137 companies of the United Kingdom.

                         [photo of a female scientist]

Think investing is as complicated as rocket science? It is.

If you think successful investing can only be done by a professional with over 100 years of investment experience, consider one of the mutual funds offered by Victory. We'll see if one of our portfolio managers can engineer the right investment solution for you so you can get a smooth and easy landing.

The Victory Funds are distrubuted by BISYS Fund Services which is not affiliated with KeyCorp. Certain subsidiaries of KeyCorp provide services to the Victory Funds, including advisory services, and recieve fees from the funds for their services, as set forth in the prospectus.

For more information about the Victory Funds, including charges and expenses, request a prospectus by calling 1-800-KEY-FUND (1-800-539-3863). Please read the prospectus carefully before investing or sending money.

o Not FDIC Insured
o No Bank Guarantee
o May Lose Value

                                     [logo]
                                 Victory Funds

[graphic]

ARE WE FAILING TO PLAN OR PLANNING TO FAIL?

Many people just can't seem to get a financial plan started. Baby Boomers are struggling to send their children to college and they wonder about how to save for retirement at the same time.

Generation Xers are trying to establish themselves in the job market and to set up their own households. But amid large mortgages, soaring medical and child-care costs and numerous credit card bills, there never seems to be any money left over to set aside as savings.

Most people don't plan to fail at financial security...however, they fail to plan for it. Financial planning may require a bit of a sacrifice and it means you may have to give up little luxuries like eating out or buying new clothes. But by shifting our focus from the immediate delight to the future need, we can learn to defer gratification and achieve financial security.

HOW CAN I GET STARTED?

FINANCIAL PLANNING ISN'T THAT HARD TO DO, BUT IT DOES TAKE DISCIPLINE. HERE ARE SOME TIPS TO HELP YOU GET STARTED ON THE ROAD TO FINANCIAL SECURITY:

* NO MATTER WHAT YOUR AGE, IT IS NEVER TOO LATE TO START. Obviously, if you begin when you are younger, you'll have more time to acquire and grow your nest egg. But start saving now, no matter how old you are. You'll be surprised at how quickly your savings can add up.

* SIMPLIFY YOUR LIFESTYLE. Everyone can find a few ways to reduce their discretionary expenses. You may opt to eat in more often, rent movies instead of going out, or plan a stay-at-home vacation in order to stay true to your savings plan.

* PAY YOURSELF FIRST. Determine what you can afford to save each month, then transfer it to savings first, before you pay bills or spend money.

* PAY DOWN CREDIT CARDS AND INSTALLMENT LOANS and try to pay cash for purchases such as clothes, entertainment and gasoline. If you need to use your credit card, try to pay off the balance at the end of the month. At the very least, pay more than the minimum amount due. Research shows that if you have a $1,500 credit card balance and only pay $25.00 a month or 2% of the minimum balance (whichever is greater), it will take you almost 10 years to pay off your debt. In the meantime, you will have incurred $1,543.00 in interest charges.*

* CONTRIBUTE A SET AMOUNT EACH MONTH TO A MUTUAL FUND OR OTHER INVESTMENT. Many mutual funds allow you to have your money automatically withdrawn from your checking or savings account, thereby making it very convenient for you to maintain your investment program.

* EVEN IF YOU BEGIN BY SAVING ONLY A FEW DOLLARS EACH WEEK, STICK WITH YOUR SAVINGS PLAN. When you pay down credit card bills or earn a raise at work, try to supplement your savings with a portion of this "found" money.

* INVEST WITH A LONG-TERM FOCUS. Instead of trying to beat the market through speculative, high-risk investments, consider looking for low-to-moderate risk investments that grow over time. Mutual funds offer a wide range of investment opportunities that provide diversification, asset allocation and acceptable levels of risk.

* Assumes APR of 16.99% (Source: Mutual Funds Product Group).
                                                                              37

[graphic]



GLOSSARY OF OFTEN-USED INVESTMENT TERMS

* BOND RATING
An indication of the risk of a bond issue, as determined by a bond rating service (such as Moody's or Standard & Poor's). Bonds with the highest ratings (AAA) have the lowest credit risk.

* PAR VALUE
The face value of a security. A bond selling at par, for instance, is worth the same dollar amount it was issued for or at which it will be redeemed at maturity--typically, $1000 per bond.

* PORTFOLIO
Any combination of more than one security. A mutual fund typically has a large, diversified portfolio of securities or of investments in order to help lower investment risks.

* SETTLEMENT DATE
Date by which an executed order must be settled, either by a buyer paying for the securities with cash or by a seller delivering the securities and receiving the proceeds of the sale for them. In a regular way delivery of stocks and bonds, the settlement date is three business days after the trade was executed. For listed options and government securities, settlement is required by the next business day.

* SHORT-TERM CAPITAL GAIN (LOSS)
A capital gain (loss) arising from an asset which was held six months or less. Short-term capital gains are taxed at the taxpayer's ordinary tax rate.

* CALL OPTIONS
A contract for the right to buy a specified number of shares at a predetermined price on or before a stated date. The purchaser of a call option feels the underlying stock price will rise, and he purchases the call option from an investor equally convinced the underlying stock price will either stay the same or fall.

* PUT OPTION
A specified contract for the right to sell a specified number of shares at a predetermined price on or before a stated date. The purchaser of a put option feels the underlying stock price will fall, and he purchases the put option from an investor equally convinced the price will stay the same or rise.

* PROSPECTUS
A document providing investors information about the fund's investment objective, policies, and risks. It also provides the basic information and details of the funds operations and services; information on sales charges; redemption rights; tax status of the dividends and income; expenses; the fund custodian and other service providers; and how to buy and sell shares.

* DOLLAR COST AVERAGING OR CONSTANT DOLLAR PLAN*
A method of accumulating assets by investing a fixed amount of dollars in securities at set intervals. The result is that more shares are purchased when the price is low and fewer shares are purchased when the price is high. The overall cost is lower than it would be if a constant number of shares were bought at set intervals assuming a general upward price trend.

* CONVERTIBLE SECURITIES
Corporate bonds, preferred stocks and other securities that carry an option to be exchanged for, or "converted" into, a set number of shares of common stock.


* This strategy does not assure profit and does not protect against loss in declining markets. An investor should be prepared to continue the program of investment at regual intervals, even during economic downterms, in order to fully utilize a dollar cost averaging program.

How To Read Your Financial Statement

This guide will assist you in extracting information from the report which is most important to you.

The Financial Statements summarize and describe the Fund's financial transactions. They are broken down into four different statements.

THE STATEMENT OF ASSETS AND LIABILITIES
[graphic]

Presents all of the assets and liabilities of each mutual Fund. This is each individual Fund's "balance sheet" as of the date of the statement.

1. Summary of the mutual fund's assets stated at market value including investments owned, dividends, interest and other amounts owed to each Fund by outside parties, and other assets owned by each fund.

2. Summary of all amounts owed by each Fund including distributions declared but not yet paid to shareholders and other amounts due to outside parties.

3. Summary of the amounts that comprise each Fund's net assets including capital, undistributed net investment income, unrealized gains from investments owned and realized gains from investments sold.

4. The number of shares owned by shareholders of each Fund.

5. The market worth of each mutual fund's total net assets divided by the number of outstanding shares.

6. The net asset value per share plus sales charges.

THE STATEMENT OF OPERATIONS
[graphic]

Presents the results of operating activities during the period.

1. Investment income includes dividend and interest income earned from holding investments.

2. Summary of expenses incurred by each Fund from its operations.

3. Summary of realized gains or losses from selling each Fund's investments and the change during the period in unrealized gains or losses from holding each Fund's investments.

4. Net change due to mutual fund operations.

                      HOW TO READ YOUR FINANCIAL STATEMENT

THE STATEMENT OF CHANGES IN NET ASSETS
[GRAPHIC]

Presents the activity that affects the value of total net assets of each Fund during the two most recent reporting periods.

1. See Statement of Operations.

2. Distributions declared to shareholders from net investment income or from net realized gains during the periods. Each Fund declares distributions based on investment income and taxable realized gains, which may differ from the Fund's operations for financial statement purposes. Thus, distributions may exceed net investment income or realized gains.

3. Dollar amount of mutual fund shares issued, reinvested and redeemed during the periods. Detail of this activity pertaining to Funds with two share classes is presented in the footnotes.

4. Compares total net assets as of the end of the current and prior periods.

5. Number of mutual fund shares issued, reinvested and redeemed during the periods. Detail of this activity pertaining to Funds with two share classes is presented in the footnotes.

The Notes to Financial Statements provide explanatory information to the financial statements. These include information on accounting methods used by the mutual Fund, contractual arrangements between the Fund and its service providers, certain transactions affecting the Fund, and other general information about the Fund.

THE FINANCIAL HIGHLIGHTS
[GRAPHIC]

Present changes in net asset value per share as well as certain ratios and supplementary data for the five most recent reporting periods.

1. The table presents changes in the net asset value per share caused by the Fund's investment activities and distributions.

2. Total return presents the historical return on an investment in the Fund throughout the period including changes in net asset value per share and reinvestment of dividends. The total return presented excludes sales charges.

3. Actual ratios of expenses and net investment income to average net assets during the period.

4. Hypothetical ratios of expenses and net investment income to average net assets during the period assuming no fee waivers or expense reimbursements had occurred.

5. Portfolio turnover presents the rate of investment activity. Higher turnover indicates more active investment purchases and sales.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
U.S. GOVERNMENT OBLIGATIONS FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                 AMORTIZED
     AMOUNT        SECURITY DESCRIPTION           COST
---------------------------------------------------------
  U.S. TREASURY NOTES (22.2%)
     $70,000   7.50%, 1/31/97                  $   70,356
      10,000   6.75%, 2/28/97                      10,033
      15,000   6.88%, 2/28/97                      15,056
      50,000   6.63%, 3/31/97                      50,219
      25,000   6.50%, 4/30/97                      25,083
      50,000   6.50%, 5/15/97                      50,229
      25,000   6.13%, 5/31/97                      25,039
      25,000   5.63%, 6/30/97                      25,024
      30,000   6.38%, 6/30/97                      30,172
---------------------------------------------------------
TOTAL U.S. TREASURY NOTES                         301,211
---------------------------------------------------------
TOTAL INVESTMENTS                                 301,211
---------------------------------------------------------
---------------------------------------------------------
  REPURCHASE AGREEMENTS (77.9%)
      60,000   Aubrey G. Lanston & Co.,
                 Inc.,
                 5.54%, 11/1/96,
                 (Collateralized by $60,000
                 various U.S. Treasury
                 Securities, 4.75%-10.63%,
                 8/31/98-8/15/15, market
                 value-$61,907)                    60,000
      65,000   Barclays de Zoete Wedd
                 Securities, Inc.,
                 5.53%, 11/1/96,
                 (Collateralized by $65,244
                 U.S. Treasury Notes,
                 6.38%, 3/31/01, market
                 value-$66,301)                    65,000
      60,000   Chase Securities, Inc.,
                 5.50%, 11/1/96,
                 (Collateralized by $60,923
                 U.S. Treasury Notes,
                 5.13%-5.88%,
                 12/31/98-3/31/99, market
                 value-$61,203)                    60,000
      60,000   Dean Witter Reynolds, Inc.,
                 5.47%, 11/1/96,
                 (Collateralized by $61,964
                 various U.S. Treasury
                 Securities, 0.00%-7.25%,
                 11/21/96-5/15/16, market
                 value-$61,201)                    60,000
      50,000   Deutsche Morgan Grenfell,
                 5.40%, 11/1/96,
                 (Collateralized by $51,645
                 various U.S. Treasury
                 Securities, 0.00%-6.38%,
                 3/20/97-8/15/02, market
                 value-$51,001)                    50,000

     PRINCIPAL                                 AMORTIZED
     AMOUNT        SECURITY DESCRIPTION           COST
     $65,000   Donaldson-Lufkin Jenrette
                 Securities Corp.,
                 5.55%, 11/1/96,
                 (Collateralized by
                 $160,616 U.S. Treasury
                 Strips, 0.00%,
                 5/15/97-8/15/17, market
                 value-$66,300)                $   65,000
      65,000   Goldman Sachs Group L.P.,
                 5.54%, 11/1/96,
                 (Collateralized by $63,763
                 various U.S. Treasury
                 Securities, 5.50%-7.88%,
                 6/30/97-2/15/21, market
                 value-$66,301)                    65,000
      65,000   Nesbitt Burns Securities,
                 5.55%, 11/1/96,
                 (Collateralized by
                 $236,218 U.S. Treasury
                 Strips, 0.00%,
                 5/15/04-8/15/23, market
                 value-$66,300)                    65,000
      58,055   Lehman Brothers, Inc.,
                 5.55%, 11/1/96,
                 (Collateralized by $58,280
                 U.S. Treasury Notes,
                 6.13%, 8/31/98, market
                 value-$59,216)                    58,055
      60,000   Morgan Stanley Group, Inc.,
                 5.53%, 11/1/96,
                 (Collateralized by $61,670
                 U.S. Treasury Bills,
                 0.00%, 12/26/96, market
                 value-$61,202)                    60,000
     335,000   NationsBanc Capital Markets,
                 Inc.,
                 5.55%, 11/1/96,
                 (Collateralized by
                 $334,634 various U.S.
                 Treasury Securities,
                 0.00%-9.13%,
                 11/15/96-10/31/01, market
                 value-$341,701)                  335,000
      50,000   Nomura Securities
                 International, Inc.,
                 5.40%, 11/1/96,
                 (Collateralized by $46,900
                 U.S. Treasury Notes,
                 7.07%, 8/15/01, market
                 value-$51,781)                    50,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
U.S. GOVERNMENT OBLIGATIONS FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                 AMORTIZED
     AMOUNT        SECURITY DESCRIPTION           COST
     $65,000   UBS Securities, Inc.,
                 5.53%, 11/1/96,
                 (Collateralized by
                 $150,284 various U.S.
                 Treasury Strips, 0.00%,
                 5/15/08-5/15/10, market
                 value-$66,301)                $   65,000
---------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                     1,058,055
---------------------------------------------------------
TOTAL (COST $1,359,266)(a)                     $1,359,266
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $1,357,817.

(a) Cost for federal income tax and financial reporting purposes are the same.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
PRIME OBLIGATIONS FUND                                    (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------------------
  BANK DEPOSIT NOTES (0.8%)
     $    4,000   Huntington Bank Note,
                    5.85%, 9/30/97                $  4,000
----------------------------------------------------------
TOTAL BANK DEPOSIT NOTES                             4,000
----------------------------------------------------------
----------------------------------------------------------
  BANKER'S ACCEPTANCES (1.8%)
          3,000   Republic Bank of New York,
                    5.44%, 11/26/96                  2,989
          4,000   First National Bank of
                    Chicago, 5.25%, 12/3/96          3,981
          2,200   Republic Bank of New York,
                    5.54%, 1/21/97                   2,173
----------------------------------------------------------
TOTAL BANKER'S ACCEPTANCES                           9,143
----------------------------------------------------------
----------------------------------------------------------
  CERTIFICATES OF DEPOSIT (0.4%)
          2,000   Deutsche Bank,
                    5.94%, 6/10/97                   1,998
----------------------------------------------------------
TOTAL CERTIFICATES OF DEPOSIT                        1,998
----------------------------------------------------------
----------------------------------------------------------
  COMMERCIAL PAPER (36.0%)
          3,700   Ameritech Corp.,
                    5.26%, 11/25/96                  3,687
          4,565   Asset Securitization Co-op
                    Corp., 5.32%, 12/4/96            4,543
          5,000   Asset Securitization Co-op
                    Corp., 5.35%, 12/9/96            4,972
          3,800   Broadway Capital Corp.,
                    5.43%, 11/20/96                  3,789
          4,500   Broadway Capital Corp.,
                    5.30%, 12/31/96                  4,460
          3,692   Broadway Capital Corp.,
                    5.50%, 1/7/97                    3,654
          6,000   CIMC, 5.45%, 1/9/97, LOC
                    Societe Generale                 5,937
         10,000   Coca-Cola Co.,
                    5.23%, 12/2/96                   9,955
         10,045   Fleet Funding, Inc.,
                    5.30%, 11/15/96                 10,024
          8,119   Fleet Funding, Inc.,
                    5.27% 12/2/96                    8,082
          5,000   General Motors Acceptance
                    Corp., 5.32%, 12/16/96           4,967
          3,200   IBM Credit Corp.,
                    5.30%, 11/13/96                  3,194
          2,500   Merrill Lynch, 5.27%,
                    11/20/96                         2,493
          5,000   Merrill Lynch, 5.28%,
                    12/2/96                          4,977

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $   10,000   Morgan Stanley Group, Inc.,
                    5.70%, 11/1/96                $ 10,000
          8,000   Pemex, 5.33%, 12/27/96, LOC
                    Swiss Bank                       7,934
          3,515   Retailer Funding Corp.,
                    5.30%, 12/4/96                   3,498
          2,873   Retailer Funding Corp.,
                    5.30%, 12/5/96                   2,858
         10,000   Sanwa Business Credit Corp.,
                    5.40%, 11/8/96                   9,989
          5,000   Sanwa Business Credit Corp.,
                    5.30%, 11/15/96                  4,990
          4,000   Sharp Electronics Corp.,
                    5.35%, 12/20/96                  3,971
          6,070   Sheffield Receivables Corp.,
                    5.27%, 11/8/96                   6,064
         15,000   Smith Barney, Inc.,
                    5.26%, 11/14/96                 14,971
          6,865   Sony Capital Corp.,
                    5.27%, 11/20/96                  6,846
          8,000   Sony Capital Corp.,
                    5.26%,12/23/96                   7,939
          5,000   Toshiba America, Inc.,
                    5.47%, 1/2/97                    4,953
          5,000   Toyota Motor Credit Corp.,
                    5.24%, 12/20/96                  4,964
          4,000   Unibanco, 5.48%, 1/31/97,
                    LOC Westdeutsche
                    Landesbank                       3,945
          5,800   Vehicle Services, 5.52%,
                    9/6/97, LOC NationsBank of
                    Texas                            5,770
          5,000   WMX Technologies, Inc.,
                    5.28%, 11/4/96                   4,998
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                             178,424
----------------------------------------------------------
---------------------------------------------------------
  CORPORATE BONDS(0.5%)
          1,000   PepsiCo, Inc.,
                    7.00%, 11/15/96                  1,000
          1,500   WMX Technologies, Inc.,
                    7.13%, 3/22/97                   1,507
----------------------------------------------------------
TOTAL CORPORATE BONDS                                2,507
----------------------------------------------------------
---------------------------------------------------------
  CORPORATE NOTES(33.8%)
          3,020   Astro Aluminum,
                    5.50%*, 4/1/05**                 3,020
          5,000   AT&T Capital Corp.,
                    5.45%*, 11/1/96                  5,000
         10,000   AT&T Capital Corp.,
                    5.41%*, 11/29/96                10,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
PRIME OBLIGATIONS FUND                                    (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $    3,300   Baylis Group Partnership,
                    5.50%*, 1/1/10**              $  3,300
          5,000   Bear Stearns Cos.,
                    5.91%*, 12/16/96                 5,002
          5,000   Bear Stearns Cos.,
                    5.44%*, 2/14/97                  5,000
            200   Carelife, Inc.,
                    5.50%*, 8/1/11**                   200
          2,350   Carelife, Inc.,
                    5.50%*, 8/1/11**                 2,350
          1,485   Cleveland Steel Container,
                    5.50%*, 12/1/08**                1,485
          5,000   Dean Witter Discover & Co.,
                    5.69%*, 2/3/97                   5,002
            835   Dietz Road Ltd. Partnership,
                    5.50%*, 11/1/08**                  835
          2,920   Dome Corp.,
                    5.52%*, 8/31/16**                2,920
            247   D.J. Schipper Enterprise,
                    5.51%*, 4/1/09**                   247
          1,500   Ford Motor Credit Corp.,
                    5.68%, 5/27/96                   1,502
          2,500   Ford Motor Credit Corp.,
                    5.46%*, 3/14/97                  2,499
          5,000   Ford Motor Credit Corp.,
                    5.61%*, 5/20/97                  4,998
         15,000   General American Life
                    Insurance, 5.70%*,
                    12/31/89, GIC**                 15,000
          1,800   GMH Enterprises,
                    5.50%*, 7/1/03**                 1,800
            930   GNWT, 5.40%*, 11/1/09**              930
            335   Highland Road Partners,
                    5.50%*, 10/1/04**                  335
            815   Highland Road Partners,
                    5.50%*, 10/1/04**                  815
          4,000   Huntington National Bank,
                    5.40%*, 11/13/96                 4,000
          4,000   Huntington National Bank,
                    5.36%*, 6/27/97                  3,997
          2,000   IBM Credit Corp.,
                    5.60%, 11/6/96                   2,000
          5,000   Industrial Development
                    Authority of Bedford, VA,
                    5.70%*, 12/12/96                 5,000
         22,000   Lehman Government Securities
                    Master Note, 5.71%*,
                    12/31/99**                      22,000
            900   McKinley Air Transport,
                    5.50%*, 8/1/09**                   900
            940   MCMC Pob LII,
                    5.50%*, 8/1/14**                   940
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $    3,125   Morgan Stanley Group, Inc.,
                    5.74%*, 1/20/97               $  3,127
          8,000   Morgan Stanley Group, Inc.,
                    5.73%*, 3/15/01**                8,000
          3,340   Olympic Steel Corp.,
                    5.40%*, 10/1/08**                3,340
            675   Pharmed, Inc. Project,
                    5.40%*, 4/1/09**                   675
          1,125   Presrite Corp.,
                    5.90%*, 1/1/04**                 1,125
          3,280   Reichert Limited
                    Partnership, 5.50%*,
                    4/15/11**                        3,280
            600   Rivnut Engineered Products,
                    5.50%*, 2/1/01**                   600
         10,000   RKS LLC Health Care, 5.45%*,
                    5/1/26**                        10,000
            840   S & SLP Project,
                    5.50%*, 12/1/07**                  840
          2,963   Schipper Enterprises,
                    5.51%*, 4/1/09**                 2,963
         15,000   Sea River Maritime Exxon
                    Shipping, 5.42%*,
                    10/1/01**                       15,000
            750   Sofa Express Project,
                    5.50%*, 4/1/06**                   750
          1,660   Tell-Schipper Properties,
                    Inc. 5.51%*, 10/1/03**           1,660
          3,500   Transamerica Financial,
                    5.48%*, 5/24/97                  3,498
          1,890   Zanetos Partnership Project,
                    5.50%*, 7/1/13**                 1,890
----------------------------------------------------------
TOTAL CORPORATE NOTES                              167,825
----------------------------------------------------------
----------------------------------------------------------
  MEDIUM TERM NOTES (3.0%)
          1,000   Associates Corp. of North
                    America, 7.35%, 1/24/97          1,004
          5,000   Bear Stearns Cos., Inc.,
                    5.53%*, 2/14/97                  5,000
          1,500   Ford Motor Credit Co.,
                    7.80%, 3/17/97                   1,511
          4,000   General Motors Acceptance
                    Corp., 7.60%, 1/9/97             4,014
          1,100   General Motors Acceptance
                    Corp., 7.45%, 6/5/97             1,111
          1,000   Morgan Stanley Group, Inc.,
                    7.79%, 2/3/97                    1,006
          1,000   Phillip Morris Cos., Inc.,
                    8.75%, 6/15/97                   1,017
----------------------------------------------------------
TOTAL MEDIUM TERM NOTES                             14,663
----------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
PRIME OBLIGATIONS FUND                                    (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------------------
  MUNICIPAL BONDS (1.5%)
OHIO (1.5%):
     $    7,500   Cuyahoga County Taxable
                    Economic Development
                    Revenue, 5.49%*, 6/1/22**     $  7,500
----------------------------------------------------------
TOTAL MUNICIPAL BONDS                                7,500
----------------------------------------------------------
----------------------------------------------------------
  U.S. GOVERNMENT AGENCIES (9.0%)
FEDERAL FARM CREDIT BANK:
          4,030   5.93%, 7/1/97                      4,035
          3,500   5.93%, 6/13/97                     3,500
FEDERAL HOME LOAN BANK:
          4,000   5.38%, 3/14/97                     4,000
          4,000   5.40%, 3/25/97                     3,998
          5,000   4.25%, 6/30/97                     4,944
          2,050   5.80%, 11/4/97                     2,050
FEDERAL HOME LOAN MORTGAGE CORP.:
          5,500   5.10%, 1/13/97                     5,500
FEDERAL NATIONAL MORTGAGE ASSOC.:
          4,000   5.60%, 11/1/96                     4,000
STUDENT LOAN MORTGAGE ASSOC.:
         10,000   5.37%*, 9/3/97                     9,994
          2,400   6.00%, 9/12/97                     2,400
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                      44,421
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY NOTES (1.6%)
          4,000   8.50%, 4/15/97                     4,051
          4,000   5.75%, 9/30/97                     3,998
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                            8,049
----------------------------------------------------------
TOTAL INVESTMENTS                                  438,530
----------------------------------------------------------
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------------------
  REPURCHASE AGREEMENTS (12.2%)
     $   20,000   Goldman Sachs Group, L.P.,
                    5.54%, 11/1/96,
                    (Collateralized by $20,664
                    U.S. Treasury Notes,
                    5.50%, 4/15/00, market
                    value - $20,401)              $ 20,000
         20,572   Lehman Brothers, Inc.,
                    5.55%, 11/1/96,
                    (Collateralized by $20,655
                    U.S. Treasury Notes,
                    6.13%, 8/31/98, market
                    value - $20,987)                20,572
         20,000   NationsBanc Capital Markets,
                    Inc., 5.55%, 11/1/96,
                    (Collateralized by $22,771
                    U.S. Treasury Strips,
                    0.00%, 5/15/98-2/15/99,
                    market value - $20,400)         20,000
----------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                         60,572
----------------------------------------------------------
TOTAL (COST $499,102) (A)                         $499,102
----------------------------------------------------------

---------------
Percentages indicated are based on net assets of $496,019.

(a) Cost for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect on October 31, 1996.

** Put and demand features exist allowing the Fund to require the repurchase of the instrument within variable time periods of less than one year.

   GIC -- Guaranteed Insurance Contract.
   LOC -- Letter of Credit.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
FINANCIAL RESERVES FUND                                   (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------------------
  BANKER'S ACCEPTANCES (0.5%)
     $    4,000   FNB Chicago,
                    5.48%, 12/30/96               $  3,964
----------------------------------------------------------
TOTAL BANKER'S ACCEPTANCES                           3,964
----------------------------------------------------------
----------------------------------------------------------
  COMMERCIAL PAPER (41.8%)
          5,000   Ameritech Corp.,
                    5.40%, 1/30/97                   4,932
         11,157   Arizona Higher Education
                    Loan Program,
                    5.30%, 11/1/96,
                    LOC Dresdner Bank               11,157
         10,000   Asset Securitization Co-op
                    Corp.,
                    5.32%*, 12/4/96                  9,951
         10,000   Asset Securitization Co-op
                    Corp., 5.35%, 12/9/96            9,944
          4,500   Avco Financial Services,
                    Inc.,
                    5.25%, 11/15/96                  4,491
          5,000   Banco Nacional Comerico,
                    5.40%, 12/5/96,
                    LOC Societe Generale             4,975
         10,138   Broadway Capital Corp.,
                    5.37%, 1/27/97                  10,006
         10,000   Canadian Wheat Board,
                    5.42%, 12/4/96                   9,950
         13,240   Coca-Cola Co.,
                    5.23%, 12/2/96                  13,180
         20,000   Fleet Funding Corp.,
                    5.30%, 11/15/96                 19,959
         12,000   Fleet Funding Corp.,
                    5.27%, 12/2/96                  11,945
         15,000   Ford Motor Credit Corp.,
                    5.44%, 1/29/97                  14,798
          5,000   General Motors Acceptance
                    Corp.,
                    5.32%, 12/16/96                  4,967
          5,000   Merrill Lynch Corp.,
                    5.28%, 12/2/96                   4,977
         15,869   Nebraska Higher Education
                    Capital Services,
                    5.37%, 11/4/96,
                    LOC State Street                15,862
          5,507   Nebraska Higher Education
                    Loan Program,
                    5.26%, 11/1/96,
                    LOC State Street                 5,507
         13,000   Pemex,
                    5.33%, 12/27/96                 12,892
         20,000   Phillip Morris Cos., Inc.,
                    5.25%, 11/13/96                 19,965

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $   10,000   Retailer Funding Corp.,
                    5.27%, 11/15/96               $  9,979
         10,144   Retailer Funding Corp.,
                    5.27%, 11/20/96                 10,116
          5,000   Sanwa Business Credit Corp.,
                    5.34%, 11/4/96                   4,998
         10,000   Sanwa Business Credit Corp.,
                    5.37%, 11/6/96                   9,992
         15,000   Sanwa Business Credit Corp.,
                    5.30%, 11/15/96                 14,969
          5,000   Sharp Electronics Corp.,
                    5.42%, 11/22/96                  4,984
         10,000   Sheffield Receivables Corp.,
                    5.27%, 11/8/96                   9,990
         15,000   Smith Barney, Inc.,
                    5.26%, 11/14/96                 14,972
          7,000   Sony Capital Corp.,
                    5.26%, 12/23/96                  6,947
         10,000   Toshiba America, Inc.,
                    5.47%, 1/2/97                    9,906
          6,000   Toshiba Capital,
                    5.35%, 11/19/96                  5,984
          8,000   Toyota Motor Credit Corp.,
                    5.24%, 12/20/96                  7,943
          6,000   Unibanco,
                    5.48%, 1/31/97,
                    LOC West Deutsche Bank           5,917
         15,000   WMX Technologies, Inc.,
                    5.28%, 11/4/96                  14,993
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                             321,148
----------------------------------------------------------
----------------------------------------------------------
  CORPORATE NOTES (37.3%)
         10,000   Armstrong County Hospital,
                    5.45%*, 9/1/17**                10,000
          3,000   Associates Corp.,
                    6.75%, 6/13/97                   3,015
          8,000   A T & T Capital Corp.,
                    5.45%*, 11/1/96                  8,000
         16,000   A T & T Capital Corp.,
                    5.41%*, 11/29/96                16,000
          2,215   Austin Printing Co.,
                    5.50%*, 8/1/14**                 2,215
          3,325   Automated Packaging System,
                    5.50%*, 10/1/08**,
                    LOC National City Bank           3,325
          5,000   Bank of Hawaii,
                    5.57%, 11/6/96                   5,000
          8,000   Bear Stearns Co.,
                    5.44%*, 5/14/97                  8,000
         10,000   Bear Stearns Co.,
                    5.91%*, 12/16/96,
                    LOC Euroclear                   10,004

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
FINANCIAL RESERVES FUND                                   (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $      980   Bee Holdings, Inc.,
                    5.50%*, 9/1/15**              $    980
          1,950   Bee Holdings, Inc.,
                    5.50%*, 9/1/15**                 1,950
          4,025   Buckeye Corrugated,
                    5.50%*, 1/1/05**                 4,025
          4,000   CIT Group Holdings,
                    7.63%, 12/5/96                   4,007
          4,000   Ford Motor Credit Corp.,
                    7.70%, 2/27/97                   4,030
          1,000   Ford Motor Credit Corp.,
                    8.05%, 3/28/97                   1,009
          5,000   Ford Motor Credit Corp.,
                    5.63%*, 9/2/97                   5,004
         25,000   General American Life
                    Insurance,
                    5.70%*, 12/31/89** GIC          25,000
          4,000   General Motors Acceptance
                    Corp.,
                    7.60%, 2/10/97                   4,022
          5,000   General Motors Acceptance
                    Corp.,
                    5.56%*, 10/15/97                 5,002
          1,350   Hancor, Inc.,
                    5.50%*, 12/1/04**                1,350
          7,000   Huntington National Bank,
                    5.40%*, 11/13/96                 7,000
          8,000   Huntington National Bank,
                    5.44%*, 6/27/97                  7,994
          7,000   Huntington National Bank,
                    5.85%, 9/30/97                   7,000
          8,000   Industrial Development
                    Authority of Bedford, VA,
                    5.45%*, 12/12/96                 8,000
         31,982   Lehman Brothers Government
                    Security,
                    5.48%*, 1/1/99                  31,982
          4,000   Morgan Stanley Group, Inc.,
                    5.66%*, 10/31/97                 4,001
         15,000   Morgan Stanley Group, Inc.,
                    5.73%*, 3/15/01**               15,000
         11,800   OFC Corp.,
                    5.45%*, 1/1/26**,
                    LOC LaSalle Bank                11,800
            650   Parkway Business Plaza,
                    5.50%*, 4/1/13**                   650
          1,000   PepsiCo, Inc.,
                    7.22%, 11/15/96                  1,001
          3,950   Phillip Morris Cos., Inc.,
                    8.75%, 6/15/97                   4,016
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $    7,000   PNC Bank,
                    5.28%*, 3/4/97                $  6,998
          3,125   Sandridge Foods,
                    5.50%*, 12/1/00**                3,125
         25,000   Sea River Maritime, Inc.,
                    5.42%*, 10/1/11**               25,000
          1,405   SGS Tool Co.,
                    5.50%*, 8/1/08**                 1,405
          7,170   Shelbourne Realty,
                    5.40%*, 4/1/17**
                    LOC Star Bank                    7,170
            660   TPC Properties, Inc.,
                    5.50%*, 11/1/09**                  660
          5,000   Venturecor, Inc.,
                    5.45%*, 4/1/36**                 5,000
         14,000   Xerox Credit Corp.,
                    5.43%*, 5/13/97                 13,993
          2,380   Zanetos Partnership Project,
                    5.50%*, 7/1/13**                 2,380
----------------------------------------------------------
TOTAL CORPORATE NOTES                              286,113
----------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (13.2%)
FEDERAL FARM CREDIT BANK:
          5,000   5.93%, 7/1/97                      5,007
FEDERAL HOME LOAN BANK:
          7,000   5.38%, 3/14/97                     7,000
          7,000   5.40%, 3/25/97                     6,996
          8,000   4.25%, 6/30/97                     7,910
FEDERAL NATIONAL MORTGAGE ASSOC.:
          5,000   5.60%, 11/1/96                     5,000
         15,000   5.36%*, 5/25/99                   15,000
         20,000   5.36%*, 7/14/99                   20,000
STUDENT LOAN MORTGAGE ASSOC.:
          6,000   5.37%*, 9/3/97                     5,997
          4,000   6.00%, 9/12/97                     4,000
         10,000   5.53%*, 10/30/97                  10,018
         10,000   5.34%*, 9/28/98                    9,997
          4,500   5.39%*, 2/8/99                     4,501
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                     101,426
----------------------------------------------------------
----------------------------------------------
  U.S. TREASURY NOTES (1.8%)
          7,000   8.50%, 4/15/97                     7,090
          7,000   5.75%, 9/30/97                     6,997
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                           14,087
----------------------------------------------------------
TOTAL INVESTMENTS                                  726,738
----------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
FINANCIAL RESERVES FUND                                   (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
-----------------------------------------------------------
  REPURCHASE AGREEMENTS (5.4%)
     $   21,405   Lehman Brothers, Inc.,
                    5.55%, 11/1/96,
                    (Collateralized by $21,574
                    U.S. Treasury Notes,
                    6.13%, 8/31/98, market
                    value-$21,920)                $ 21,405
         20,000   NationsBanc Capital Markets,
                    Inc.,
                    5.55%, 11/1/96,
                    (Collateralized by $19,544
                    various U.S. Treasury
                    Notes, 6.00-9.13%,
                    5/15/99-12/31/99, market
                    value-$20,405)                  20,000
----------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                         41,405
----------------------------------------------------------
TOTAL (COST $768,143) (a)                         $768,143
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $767,990.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

 * Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

** Put and demand features exist allowing the Fund to require the repurchase of the instrument within variable time periods of less than one year.

GIC -- Guaranteed Insurance Contract.
LOC -- Letter of Credit.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
TAX-FREE MONEY MARKET FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
-------------------------------------------------------------
  MUNICIPAL BONDS (99.4%)
ALASKA (0.2%):
     $      750   Anchorage, Prerefunded,
                    5.90%, 6/1/97                   $      759
                                                    ----------
ARIZONA (1.0%):
          1,500   Pima County IDR,
                    3.90%*, 9/1/09**,
                    LOC National City Bank               1,500
          2,100   Salt River Program,
                    3.55%, 12/6/96                       2,100
                                                    ----------
                                                         3,600
                                                    ----------
CALIFORNIA (1.6%):
          5,500   State,
                    4.50%, 6/30/97                       5,519
                                                    ----------
COLORADO (0.3%):
          1,000   Arvada Industrial,
                    3.70%*, 8/1/02**,
                    LOC Union Bank of
                    Switzerland                          1,000
                                                    ----------
FLORIDA (5.6%):
          9,800   Dade County Housing Finance
                    Authority,
                    3.80%*, 8/1/05**,
                    LOC John Hancock                     9,800
          1,900   Housing Finance,
                    Prerefunded,
                    5.50%, 11/1/96                       1,900
          4,500   Housing Finance Authority of
                    Broward County,
                    3.65%*, 12/1/29**,
                    LOC John Hancock                     4,500
          1,000   Jacksonville Electric,
                    3.55%, 12/6/96                       1,000
          2,000   Sunshine State Government,
                    3.70%, 12/11/96,
                    LOC National Westminster
                    Bank                                 2,000
                                                    ----------
                                                        19,200
                                                    ----------
GEORGIA (1.8%):
          1,500   Burke County, Oglethorpe
                    Power,
                    3.65%, 11/12/96,
                    LOC Credit Suisse                    1,500
          4,590   State Residential,
                    3.75%, 12/1/18**,
                    LOC FNB Chicago                      4,590
                                                    ----------
                                                         6,090
                                                    ----------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
ILLINOIS (7.3%):
     $    1,050   Development IDR,
                    3.75%*, 11/1/08**,
                    LOC ABN Amro Bank               $    1,050
          1,500   Development, Kindlen,
                    3.80%*, 5/1/06**, LOC
                    LaSalle National Bank                1,500
          3,600   Financial Authority,
                    3.70%*, 12/1/05**,
                    LOC LaSalle National Bank            3,600
          5,000   Health Facility,
                    3.50%*, 8/1/15**, LOC
                    FNB Chicago                          5,000
          4,900   Health Facility,
                    3.60%, 12/1/18**, LOC
                    FNB Chicago                          4,900
          2,800   Kankakee County IDR,
                    3.75%*, 12/1/07**,
                    LOC Societe Generale                 2,800
          2,470   Lincoln IDR Self Storage,
                    3.60%*, 2/1/04**,
                    LOC Bank One Milwaukee               2,470
          1,785   River Grove IDR,
                    3.60%*, 2/1/03**,
                    LOC Bank One Milwaukee               1,785
          1,975   Tinley Park Multi-Family
                    Revenue,
                    3.60%*, 12/1/08**,
                    LOC LaSalle National Bank            1,975
                                                    ----------
                                                        25,080
                                                    ----------
INDIANA (14.0%):
          1,575   Crawfordsville,
                    3.65%*, 4/1/30**,
                    LOC Federal Home Loan Bank           1,575
          2,334   Duneland School Corp.,
                    4.21%, 12/30/96                      2,335
          2,000   Duneland School Corp.,
                    4.24%, 12/30/96                      2,001
          4,874   Goshen Community Schools,
                    4.00%, 12/31/96                      4,877
          2,600   Greenwood IDR,
                    3.70%*, 2/1/16**,
                    LOC Bank One Indianapolis            2,600
          1,750   Hamilton Southeastern
                    Schools,
                    3.90%, 12/31/96                      1,751
          1,050   Indianapolis, Calderon,
                    3.70%*, 2/1/99**,
                    LOC Bank One Indianapolis            1,050

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
TAX-FREE MONEY MARKET FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $      835   Indianapolis Local,
                    6.64%, 12/1/96                  $      835
          6,755   Michigan City,
                    4.25%, 12/31/96                      6,758
          2,540   Scottsburg,
                    3.70%*, 10/1/09**,
                    LOC PNC Bank                         2,540
          4,100   Seymour,
                    3.65%*, 1/1/31**,
                    LOC Federal Home Loan Bank           4,100
            500   Seymour,
                    3.65%*, 1/1/31**,
                    LOC Federal Home Loan Bank             500
          5,750   State Bd Bk,
                    4.50%, 1/30/97                       5,758
            935   Syracuse Economic
                    Development Revenue,
                    3.60%*, 12/1/05**,
                    LOC Bank One Indianapolis              935
          5,000   Tippecanoe School Corp.,
                    3.66%, 12/30/96, LOC
                    Bank One                             5,000
          1,030   Wakarusa Economic
                    Development,
                    3.60%*, 7/1/03**, LOC
                    Bank One Indianapolis                1,030
          3,250   Wayne Township School
                    District,
                    4.18%, 12/31/96                      3,251
          1,300   West Central School Corp.,
                    4.20%, 12/30/96                      1,301
                                                    ----------
                                                        48,197
                                                    ----------
IOWA (2.1%):
          4,325   City of Urbandale,
                    4.00%*, 10/1/15**, LOC
                    Principle Mutual Life
                    Insurance Co.                        4,325
          3,100   Ottumwa Community School
                    District,
                    4.30%, 8/5/97                        3,106
                                                    ----------
                                                         7,431
                                                    ----------
     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
KANSAS (2.5%):
     $    6,200   Burlington Pollution
                    Control,
                    3.50%, 12/4/96, LOC
                    Societe Generale                $    6,200
          2,300   Fairway,
                    4.00%*, 11/1/14**, LOC
                    Principle Mutual Life
                    Insurance Co.                        2,300
                                                    ----------
                                                         8,500
                                                    ----------
KENTUCKY (9.7%):
          1,285   Bath County,
                    3.70%*, 12/1/13**, LOC
                    Fifth Third Bank                     1,285
          2,475   Boone County,
                    3.70%*, 12/1/09**, LOC
                    PNC Bank                             2,475
          3,000   Boone County,
                    3.72%*, 9/1/16**, LOC
                    Star Bank                            3,000
          5,000   Carroll County IDR,
                    4.00%*, 9/1/10**, LOC
                    National City Bank                   5,000
          3,190   Covington,
                    3.60%*, 4/1/05**, LOC
                    Fifth Third Bank                     3,190
          2,500   Hillsborough County,
                    Ringhaven,
                    3.75%*, 12/1/11**, LOC
                    Mellon Bank                          2,500
          4,500   Jefferson County,
                    3.72%*, 12/1/11**, LOC
                    Fifth Third Bank                     4,500
          1,400   Lewis County,
                    3.70%*, 12/1/03**, LOC
                    Fifth Third Bank                     1,400
          2,000   Louisville, Zeochem,
                    3.70%*, 9/1/01**, LOC
                    National City Bank                   2,000
          3,600   Mayfield Multi-City Lease
                    Revenue,
                    3.75%*, 7/1/26**, LOC
                    PNC Bank                             3,600
          1,450   Rural Economic Development
                    Authority,
                    3.70%*, 9/1/10**, LOC
                    Westdeutsche Landesbank              1,450
          3,000   Somerset Glen Oak,
                    3.70%*, 4/1/06**, LOC
                    Bank One Milwaukee                   3,000
                                                    ----------
                                                        33,400
                                                    ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
TAX-FREE MONEY MARKET FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
LOUISIANA (2.3%):
     $    8,000   St. Tammany Public Finance
                    Authority,
                    3.85%*, 6/1/05**, LOC
                    Banque Paribas                  $    8,000
                                                    ----------
MAINE (0.7%):
          1,000   Portland Schools, GO,
                    4.10%, 6/1/97                        1,000
          1,355   Scarborough,
                    3.90%, 12/20/96                      1,355
                                                    ----------
                                                         2,355
                                                    ----------
MICHIGAN (1.4%):
          1,200   State Strategic Fund,
                    3.65%*, 5/1/05**, LOC
                    Comerica Bank                        1,200
            800   State Strategic Fund,
                    3.75%*, 11/1/06**, LOC
                    Harris Trust                           800
          3,000   Wayne Charter County
                    Airport Revenue,
                    3.65%, 12/1/16**, LOC
                    Bayerische Landesbank                3,000
                                                    ----------
                                                         5,000
                                                    ----------
MINNESOTA (1.0%):
          3,330   St.Cloud Housing, Webway,
                    3.80%*, 11/1/05**, LOC
                    National City Bank                   3,330
                                                    ----------
MISSOURI (4.7%):
          1,130   Cuba IDR,
                    3.70%*, 10/1/05**, LOC
                    Bank One Cleveland                   1,130
          2,000   Independence Water Utility,
                    3.55%, 12/5/96, LOC
                    Westdeutsche Landesbank              2,000
          3,600   Kansas City,
                    4.00%*, 5/1/15**, LOC
                    Principle Mutual Life
                    Insurance Co.                        3,600
          4,600   St. Louis IDR,
                    3.80%*, 2/1/07**, LOC
                    John Hancock                         4,600
          4,725   St. Louis IDR,
                    3.65%*, 9/1/16**, LOC
                    LaSalle National Bank                4,725
                                                    ----------
                                                        16,055
                                                    ----------
     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
NEBRASKA (1.4%):
     $    5,000   Investment Finance,
                    3.80%, 1/15/97**, GNMA/FGIC     $    5,000
                                                    ----------
NEVADA (0.7%):
          1,150   Director State Department
                    Business & Industry,
                    3.70%*, 8/1/01**, LOC
                    Bank One Milwaukee                   1,150
          1,245   Director State Department
                    Business & Industry,
                    3.70%*, 8/1/14**, LOC
                    Bank One Milwaukee                   1,245
                                                    ----------
                                                         2,395
                                                    ----------
NEW HAMPSHIRE (0.9%):
          1,100   Belknap County,
                    4.16%, 6/30/97                       1,100
          2,000   Belknap County,
                    4.10%, 6/30/97                       2,001
                                                    ----------
                                                         3,101
                                                    ----------
NEW YORK (0.6%):
          1,200   Monroe County IDA,
                    Prerefunded,
                    8.00%, 12/15/03**                    1,230
          1,000   New York City, Series B,
                    3.65%*, 10/1/21**, FGIC              1,000
                                                    ----------
                                                         2,230
                                                    ----------
NORTH CAROLINA (1.4%):
          5,000   North Carolina Eastern,
                    3.65%, 11/12/96, LOC Morgan
                    Guaranty                             5,000
                                                    ----------
OHIO (17.3%):
            635   Akron Bath Copley
                    Township Hospital,
                    3.65%*, 5/1/13**, LOC
                    National City Bank                     635
          4,465   Akron Sewer
                    System Revenue,
                    3.55%*, 12/4/14**, LOC
                    Credit Suisse                        4,465
            275   Beavercreek,
                    4.25%, 5/1/97                          275
            775   Cleveland Public
                    Power System, Prerefunded,
                    5.38%, 8/1/17**                        815
          1,500   Crawford County,
                    4.21%, 5/16/97                       1,501

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
TAX-FREE MONEY MARKET FUND                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $    1,900   Franklin County,
                    Childrens Hospital,
                    3.70%*, 12/1/14**               $    1,900
          4,040   Franklin County IDR,
                    3.70%*, 6/1/10**, LOC
                    Fifth Third Bank                     4,040
          3,030   Franklin County,
                    Wesley Glen,
                    3.72%*, 4/1/13**, LOC
                    Fifth Third Bank                     3,030
          1,500   Geneva Area City Schools,
                    4.06%, 5/1/97                        1,501
          1,660   Lebanon, Bond Anticipation
                    Note,
                    3.92%, 12/20/96                      1,661
          4,850   Lorain County Elyria Home,
                    3.60%*, 6/1/12**, LOC
                    Fifth Third Bank                     4,850
          5,045   Mahoning County,
                    3.60%*, 4/1/17**, LOC
                    Bank One Akron                       5,045
          1,240   Northwood,
                    4.80%, 7/31/97                       1,246
          4,500   Scioto County Hospital,
                    3.45%*, 12/1/25**, LOC
                    Mellon Bank                          4,500
            900   Seven Hills,
                    4.15%, 7/31/97                         900
            500   Sheffield Lake,
                    4.27%, 8/1/97                          500
          2,750   State Air Quality,
                    3.70%, 12/10/96, FGIC                2,750
            700   State Common Higher
                    Education,
                    4.63%, 12/1/96                         700
          6,800   State Water Development,
                    3.65%, 12/6/96, FGIC                 6,800
            800   Strongsville,
                    3.90%, 12/26/96                        800
         10,700   Student Loan Funding Corp.,
                    3.55%*, 12/29/98**                  10,700
          1,000   Wilmington,
                    3.91%, 12/27/96                      1,000
                                                    ----------
                                                        59,614
                                                    ----------
TENNESSEE (1.8%):
          6,200   Hawkins County, Kingston,
                    4.15%*, 8/1/09**, LOC
                    Bankers Trust                        6,200
                                                    ----------
     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
TEXAS (5.8%):
     $    6,000   Grapevine,
                    3.70%*, 4/1/19**, LOC
                    FNB Chicago                     $    6,000
          4,140   Harris County,
                    3.70%*, 10/1/16**, LOC
                    Morgan Guaranty                      4,140
          1,000   State GO,
                    6.70%, 12/1/96                       1,002
          5,000   State,
                    4.75%, 8/29/97                       5,031
          4,000   Veteran Housing Association,
                    3.90%, 11/6/96**                     4,000
                                                    ----------
                                                        20,173
                                                    ----------
WASHINGTON (0.3%):
          1,000   Pierce County,
                    3.90%, 11/1/96, LOC
                    Deutsche Bank                        1,000
                                                    ----------
WISCONSIN (11.4%):
            860   Appleton IDR,
                    3.70%*, 8/1/01**, LOC
                    Bank One Milwaukee                     860
          1,450   Berlin IDR,
                    3.75%*, 4/1/07**, LOC
                    Bank One Milwaukee                   1,450
          3,635   Fredonia IDR,
                    3.70%*, 4/1/06**, LOC
                    Bank One Milwaukee                   3,635
          2,500   Germantown School District,
                    3.93%, 8/29/97                       2,501
          2,800   Janesville,
                    3.72%*, 9/1/07**, LOC
                    General Electric Credit
                    Corp.                                2,800
          3,735   Kenosha Metalmen,
                    3.70%*, 9/1/14**, LOC
                    Bank One Milwaukee                   3,735
          1,280   Mosinee School District,
                    4.08%, 9/15/97                       1,281
          1,960   New Richmond School
                    District,
                    4.11%, 10/31/97                      1,960
          1,600   Oak Creek,
                    3.70%*, 12/1/07**, LOC
                    Bank One Milwaukee                   1,600
          1,200   Oshkosh, Schloesser,
                    3.70%*, 3/1/02**, LOC
                    Bank One Milwaukee                   1,200
          3,000   Plymouth IDR,
                    3.80%*, 8/1/04**, LOC
                    Rabobank                             3,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
TAX-FREE MONEY MARKET FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $    1,675   Port Washington-Saukville
                    School District,
                    4.11%, 10/30/97                 $    1,675
          1,300   Prairie Du Chien,
                    3.80%*, 6/1/02**, LOC
                    LaSalle National Bank                1,300
          6,700   Stevens Point Area School
                    District,
                    3.92%, 10/8/97                       6,701
          2,000   Waukesha IDR,
                    3.70%*, 12/1/07**,
                    LOC Bank One Milwaukee               2,000
          3,600   Whitefish Bay School
                    District,
                    3.83%, 6/20/97                       3,601
                                                    ----------
                                                        39,299
                                                    ----------
WYOMING (1.5%):
          1,500   Converse County Pollution,
                    3.55%, 12/6/96, LOC
                    Deutsche Bank                        1,500
          1,300   Gillette County,
                    3.55%, 12/6/96, LOC
                    Deutsche Bank                        1,300
          2,250   Lincoln County,
                    3.65%, 1/1/16**, LOC
                    Union Bank of Switzerland            2,250
                                                    ----------
                                                         5,050
--------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                  342,578
--------------------------------------------------------------
--------------------------------------------------------------
  INVESTMENT COMPANIES (0.3%)
        934,260   Federated Tax-Free Money
                    Market Fund                            934
            628   Fidelity Ohio Tax Free Fund                1
--------------------------------------------------------------
TOTAL INVESTMENT COMPANIES                                 935
--------------------------------------------------------------
TOTAL (COST $343,513) (a)                           $  343,513
--------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $344,796.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods of less than one year.

FGIC -- Insured by Financial Guaranty Insurance Corp.
GNMA -- Government National Mortgage Assoc.
GO -- General Obligation
IDR -- Industrial Development Revenue
IDA -- Industrial Development Authority
LOC -- Letter of Credit

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
----------------------------------------------
  MUNICIPAL BONDS (98.3%)
OHIO (98.3%):
     $    6,000   Akron,
                    3.51%, 12/19/96               $    6,000
          2,000   Archbold,
                    4.31%, 3/27/97                     2,004
          3,000   Auglaize County IDR,
                    3.70%*, 5/1/03**, LOC Bank
                    One Dayton                         3,000
          1,700   Avon,
                    4.24%, 7/2/97                      1,703
          1,300   Barberton,
                    4.15%, 5/15/97                     1,302
          1,400   Beavercreek,
                    4.13%, 11/15/96                    1,400
          2,750   Beavercreek,
                    4.13%, 11/15/96                    2,750
            600   Beavercreek Local School
                    District,
                    4.30%, 6/27/97                       601
          1,750   Bedford Heights IDR,
                    3.80%*, 12/1/04**, LOC
                    National City Bank                 1,750
            960   Bellville,
                    4.16%, 10/22/97                      961
          1,000   Belmont County,
                    4.09%, 11/26/96                    1,000
          1,550   Belmont County,
                    3.89%, 12/19/96                    1,551
          1,165   Blue Ash,
                    3.80%, 3/1/97**, LOC
                    KeyCorp                            1,165
          2,950   Bowling Green,
                    4.09%, 9/11/97, LOC
                    General Electric Capital
                    Corp.                              2,951
          2,500   Bowling Green IDR,
                    3.70%*, 8/1/09**                   2,500
            530   Brecksville,
                    3.99%, 4/30/97                       530
          6,400   Brecksville-Broadview
                    Heights City School
                    District,
                    3.90%, 1/17/97                     6,405
            540   Brooklyn Heights IDR,
                    3.70%*, 2/1/02**, LOC Bank
                    One Cleveland                        540
          1,000   Butler County,
                    4.30%*, 11/1/20**, LOC
                    Fifth Third Bank                   1,000

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    4,750   Centerville Health Bethany
                    IDR,
                    3.55%*, 11/1/13**, LOC PNC
                    Bank                          $    4,750
          2,270   Chillicothe IDR,
                    3.65%*, 10/1/15**, LOC
                    Huntington National Bank           2,270
            400   Cincinnati,
                    4.60%, 12/1/96                       400
          1,600   Cincinnati,
                    3.55%*, 11/1/00**, LOC PNC
                    Bank                               1,600
          6,850   Cincinnati City School
                    District,
                    4.54%, 12/31/96                    6,858
          7,400   Cincinnati & Hamilton IDR,
                    3.60%*, 5/1/15**, LOC PNC
                    Bank                               7,400
          7,000   Cleveland, Cuyahoga County
                    IDR,
                    3.55%*, 12/1/15**, LOC
                    Credit Local De France             7,000
          1,784   Cleveland Heights,
                    4.10%, 8/28/97                     1,786
          1,530   Cleveland Water Works,
                    7.88%, 1/1/16, Pre-
                    Refunded 1/1/97                    1,571
            500   Clinton County,
                    3.70%*, 11/1/99**, LOC
                    Fifth Third Bank                     500
          6,700   Clinton County IDR,
                    3.60%*, 6/1/11**, LOC
                    Union Bank of Switzerland          6,700
          1,050   Crawford County,
                    4.35%, 5/16/97                     1,052
            545   Cuyahoga County,
                    3.85%, 4/15/97**, LOC Bank
                    One Cleveland                        545
            400   Cuyahoga County IDR,
                    3.83%*, 12/1/98**, LOC
                    National City Bank                   400
          4,030   Cuyahoga County IDR,
                    3.95%*, 12/7/05**, LOC
                    National City Bank                 4,030
            380   Cuyahoga County IDR,
                    4.00%*, 11/2/09**, LOC
                    Huntington National Bank             380
          4,525   Cuyahoga County IDR,
                    3.65%*, 12/1/12**, LOC
                    National City Bank                 4,525

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    3,500   Cuyahoga County IDR,
                    3.75%*, 4/1/16**, LOC Bank
                    One Cleveland                 $    3,500
          2,700   Cuyahoga County Revenue,
                    Allen Group Project,
                    3.60%*, 4/1/12**, LOC
                    Union Bank of Switzerland          2,700
          2,400   Cuyahoga Falls Portage,
                    3.70%*, 9/1/14**, LOC
                    Fifth Third Bank                   2,400
          3,300   Cuyahoga Falls Portage,
                    3.70%*, 5/1/15**, LOC
                    Fifth Third Bank                   3,300
          4,250   Dayton,
                    4.50%, 3/25/97                     4,258
          1,340   Defiance County IDR,
                    3.85%*, 12/1/97**, LOC PNC
                    Bank                               1,340
            900   Delaware County IDR,
                    3.65%*, 12/1/04**, LOC
                    Wells Fargo                          900
            570   Dover,
                    4.15%, 5/23/97                       571
          7,900   Dublin,
                    4.03%, 6/18/97                     7,901
          1,800   East Palestine City School
                    District,
                    3.50%, 2/28/97                     1,801
          1,455   Eastern Local School
                    District,
                    4.65%, 5/30/97                     1,459
            980   Elyria,
                    3.74%, 3/20/97                       981
            950   Elyria City School District,
                    4.13%, 4/10/97                       951
          1,800   Euclid,
                    4.15%, 7/11/97                     1,802
          1,075   Euclid IDR,
                    3.85%, 4/15/97**, LOC Bank
                    One Cleveland                      1,075
            661   Fairfield County,
                    4.65%, 9/3/97                        664
            809   Franklin County,
                    3.96%, 4/9/97                        809
          1,525   Franklin County,
                    3.70%*, 10/1/15**, LOC
                    Fifth Third Bank                   1,525
          2,070   Franklin County IDR,
                    3.95%, 3/1/97**, LOC
                    KeyCorp                            2,070
          7,000   Franklin County IDR,
                    3.75%*, 12/1/15**, LOC
                    Bank One Cleveland                 7,000
     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    2,600   Franklin County IDR,
                    3.60%*, 12/1/16**, LOC
                    Fifth Third Bank              $    2,600
            700   Franklin County IDR,
                    3.75%*, 4/1/19**, LOC
                    Huntington National Bank             700
          1,000   Franklin County Children's
                    Hospital,
                    3.70%*, 12/1/14**                  1,000
          1,820   Franklin County Health Care
                    Facilities,
                    3.60%*, 6/1/15**, LOC
                    Fifth Third Bank                   1,820
          1,000   Franklin County Hospital
                    Revenue,
                    3.55%*, 5/1/15**, LOC
                    National Bank of Detroit           1,000
          3,860   Franklin County IDR,
                    3.75%*, 12/1/02**, LOC
                    Huntington National Bank           3,860
          1,075   Franklin County, Wesley
                    Glen,
                    3.72%*, 4/1/13**, LOC
                    Fifth Third Bank                   1,075
          4,000   Geauga County,
                    3.94%, 12/12/96                    4,001
          1,100   Geauga County,
                    3.79%, 12/20/96                    1,100
          1,100   Geauga County Park,
                    4.04%, 12/12/96                    1,100
          1,408   Georgetown School District,
                    3.84%, 12/19/96                    1,408
            940   Granville,
                    4.06%, 11/19/96                      940
          3,200   Greene County IDR,
                    3.85%*, 8/1/09**, LOC PNC
                    Bank                               3,200
          1,810   Grove City Cross County,
                    3.60%*, 6/1/06**, LOC Bank
                    One Cleveland                      1,810
         10,000   Hamilton County,
                    4.25%, 7/10/97                    10,019
          3,100   Hamilton County,
                    3.60%*, 6/15/05**, LOC
                    Fifth Third Bank                   3,100
          2,605   Hamilton County,
                    3.70%*, 12/1/08**, LOC
                    Fifth Third Bank                   2,605
          3,690   Hamilton County IDR,
                    3.70%*, 12/1/04**, LOC
                    Fifth Third Bank                   3,690

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    1,290   Hancock County,
                    3.75%, 12/1/96**, LOC Bank
                    One Cleveland                 $    1,290
          1,083   Harrison,
                    3.80%, 1/10/97                     1,084
          2,895   Higher Education Facilities,
                    3.60%*, 10/1/11**, LOC
                    Fifth Third Bank                   2,895
          3,095   Higher Education Facilities,
                    Mt. Union College,
                    3.55%*, 9/1/20**, LOC
                    National Bank of Detroit           3,095
            870   Highland Local School
                    District,
                    4.38%, 12/19/96                      871
          3,800   Highland Heights,
                    3.89%, 12/19/96                    3,801
            865   Hilliard IDR,
                    3.70%*, 12/1/14**, LOC
                    Fifth Third Bank                     865
            500   Holmes County,
                    3.65%*, 4/1/09**, LOC
                    Rabobank                             500
          5,000   Housing Finance Agency,
                    3.40%, 9/1/28**, GIC AIG           5,000
          6,250   Housing Finance Authority,
                    3.75%*, 3/1/20**, LOC Bank
                    of New York                        6,250
          7,400   Housing Finance Authority,
                    Hunters Green Apartments,
                    3.75%*, 4/1/26**, LOC PNC
                    Bank                               7,400
          1,076   Huber Heights,
                    3.75%, 4/1/97                      1,076
          1,900   Hudson,
                    3.78%, 11/14/96                    1,900
          2,225   Huron County,
                    3.70%*, 4/1/11**, LOC Bank
                    One Indianapolis                   2,225
          2,000   Indian Lake,
                    4.14%, 4/9/97                      2,002
          2,100   Kent,
                    4.19%, 4/10/97                     2,103
            700   Kings Local School District,
                    4.40%, 7/11/97                       701
          2,125   Lake County,
                    4.15%, 10/9/97                     2,128
            657   Lake County,
                    4.15%, 10/29/97                      658
          1,650   Lebanon,
                    4.37%, 10/16/97                    1,654
     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    1,840   Licking County,
                    3.70%*, 4/1/05**, LOC Bank
                    One Cleveland                 $    1,840
          1,320   Lorain County,
                    3.85%, 4/15/97**, LOC Bank
                    One Cleveland                      1,320
          1,083   Lorain County,
                    4.22%, 8/29/97                     1,086
          1,959   Lorain County,
                    4.75%, 10/29/97                    1,969
          1,370   Lorain County Hospital, Mary
                    Health,
                    3.55%*, 5/1/01**, LOC PNB
                    Bank                               1,370
          1,000   Lorain County Industrial
                    Development,
                    3.85%*, 6/1/09**, LOC Bank
                    One Cleveland                      1,000
          1,195   Lucas County,
                    3.75%, 12/1/96**, LOC Bank
                    One Cleveland                      1,195
            565   Lucas County,
                    3.65%*, 3/1/06**, LOC
                    National City Bank                   565
            425   Lucas County,
                    3.65%*, 12/1/07**, LOC
                    National City Bank                   425
          6,000   Lucas County,
                    3.65%*, 12/1/12**, LOC
                    National City Bank                 6,000
          2,000   Mahoning County,
                    3.65%*, 12/1/21**, LOC PNC
                    Bank                               2,000
            390   Mahoning County IDR,
                    3.65%*, 6/1/03**, LOC Bank
                    One Akron                            390
          4,400   Mahoning County IDR,
                    3.55%*, 3/15/20**, LOC PNC
                    Bank                               4,400
            860   Maple Heights,
                    3.50%, 12/12/96                      860
            660   Maple Heights,
                    4.10%, 7/9/97                        660
              5   Marion County,
                    3.60%*, 3/1/16**, LOC Bank
                    One Cleveland                          5
            895   Marion County IDR,
                    3.60%*, 4/1/17**, LOC Bank
                    One Cleveland                        895
            530   Marion County IDR,
                    3.60%* 5/1/19**, LOC Bank
                    One Cleveland                        530

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      211   Marion County IDR,
                    3.60%*, 8/1/20**, LOC Bank
                    One Cleveland                 $      211
          1,255   Marion County IDR,
                    3.60%*, 11/1/21**, LOC
                    Bank One Cleveland                 1,255
          1,045   Marion County IDR,
                    3.60%*, 10/1/22**, LOC
                    Bank One Cleveland                 1,045
            900   Mayfield Heights,
                    4.22%, 7/3/97                        901
            360   Medina,
                    3.85%, 11/1/96                       360
            500   Medina County,
                    4.50%, 10/9/97                       502
            600   Miami County,
                    4.45%, 11/26/96                      600
            700   Middlefield,
                    3.49%, 2/28/97                       700
            500   Millford,
                    4.27%, 4/14/96                       501
            685   Montgomery County,
                    3.75%, 11/1/96, LOC MBIA             685
            500   Montgomery County,
                    6.60%, 11/1/10, Pre-
                    Refunded 11/1/96                     500
            760   Montgomery County IDR,
                    3.65%*, 9/1/01**, LOC
                    KeyCorp                              760
            335   Montgomery County IDR,
                    3.80%, 12/15/04**, LOC
                    Bank One Dayton                      335
          3,500   Montgomery County IDR,
                    3.65%*, 1/1/29**, LOC
                    Federal Home Loan Bank             3,500
          3,900   Montgomery County Miami
                    Valley Northern,
                    3.45%, 12/6/96, LOC
                    Northern Trust                     3,900
          2,770   Montgomery IDR,
                    4.00%*, 5/2/05**, LOC
                    Huntington National Bank           2,770
          1,695   Muskingum County IDR,
                    4.00%*, 6/1/02**, LOC
                    Huntington National Bank           1,695
          2,000   Muskingum County Health,
                    7.50%, 3/1/12, Pre-
                    Refunded 3/1/97                    2,064
          1,800   Napoleon City School
                    District,
                    4.08%, 3/18/97                     1,801
     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      200   North Baltimore Local School
                    District,
                    4.65%, 4/17/97                $      201
            660   Norwalk,
                    4.50%, 9/25/97                       662
            200   Orrville IDR,
                    3.85%*, 9/1/00**, LOC
                    National City Bank                   200
            200   Orrville IDR,
                    3.85%*, 8/1/03**, LOC
                    National City Bank                   200
          1,650   Orrville IDR,
                    3.65%*, 12/1/07**, LOC
                    National City Bank                 1,650
          1,200   Paulding County IDR,
                    3.60%*, 3/1/99**, LOC
                    Fifth Third Bank                   1,200
            700   Perrysburg,
                    4.90%, 11/21/96                      700
            750   Perrysburg,
                    4.75%, 8/21/97                       753
          1,550   Pickerington,
                    4.00%, 11/26/96                    1,550
            875   Pickerington,
                    4.25%, 6/27/97                       876
          3,400   Pike County IDR,
                    3.70%*, 6/1/13**, LOC
                    Fifth Third Bank                   3,400
          1,805   Portage County,
                    4.20%, 3/11/97                     1,807
            910   Portage County,
                    4.05%, 7/10/97                       910
          1,780   Portage County,
                    4.35%, 7/10/97                     1,784
          2,000   Portsmouth,
                    3.70%*, 12/1/09**, LOC
                    National City Bank                 2,000
          1,715   Portsmouth IDR,
                    3.70%*, 10/1/02**, LOC
                    Bank One Akron                     1,715
          1,366   Richland County,
                    4.39%, 6/26/97                     1,369
          3,350   Richland County IDR,
                    3.70%*, 12/1/16**, LOC
                    Huntington National Bank           3,350
          3,000   Ross County Medical Center,
                    3.55%*, 12/1/20**, LOC
                    Fifth Third Bank                   3,000
            580   Rossford,
                    4.80%, 1/2/97                        581

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    2,530   Salem Hospital Facility,
                    3.55%*, 11/1/11**, LOC PNC
                    Bank                          $    2,530
          1,000   School District Cash
                    Program,
                    4.53%, 12/31/96                    1,001
          7,700   School District Cash
                    Program,
                    4.53%, 6/30/97                     7,726
          2,300   Seneca County, St. Francis
                    Hospital,
                    3.60%*, 12/15/13**, LOC
                    National City Bank                 2,300
          1,200   Sharonville IDR,
                    3.75%, 10/1/98**, LOC
                    Fifth Third Bank                   1,200
          6,025   Sharonville IDR,
                    3.60%*, 9/1/14**, LOC
                    National City Bank                 6,025
          2,350   Stark County,
                    3.60%*, 3/1/13**, LOC Bank
                    One Akron                          2,350
          7,500   State Air Quality
                    Development Revenue,
                    3.55%, 11/1/96**, LOC
                    Toronto Dominion                   7,500
            400   State Air Quality
                    Development Revenue,
                    3.65%, 12/2/96, FGIC                 400
          4,200   State Air Quality
                    Development Revenue,
                    3.45%, 12/4/96, FGIC               4,200
          7,700   State Air Quality
                    Development Revenue,
                    3.65%, 12/6/96, FGIC               7,700
          1,200   State Air Quality
                    Development Revenue,
                    3.70%, 12/10/96, FGIC              1,200
          2,500   State Air Quality
                    Development Revenue,
                    3.60%, 12/12/96, FGIC              2,500
          2,000   State Air Quality
                    Development Revenue,
                    3.65%, 12/16/96, LOC
                    Toronto Dominion                   2,000
            440   State Cincinnati River IDR,
                    3.85%*, 6/1/00**, LOC PNC
                    Bank                                 440
          1,000   State Environmental,
                    6.85%*, 12/1/01**, LOC PNC
                    Bank                               1,000
          1,000   State Higher Education,
                    5.30%, 12/1/96                     1,001
     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    1,000   State Higher Education,
                    3.65%*, 9/1/09**, LOC
                    National City Bank            $    1,000
          2,105   State IDR,
                    3.65%*, 1/2/03**, LOC Bank
                    One Cleveland                      2,105
            390   State IDR,
                    3.65%*, 1/2/03**, LOC Bank
                    One Cleveland                        390
            875   State IDR,
                    3.65%*, 6/7/06**, LOC
                    National City Bank                   875
            870   State IDR,
                    3.65%*, 8/1/07**, LOC Bank
                    One Cleveland                        870
            830   State IDR,
                    3.65%*, 12/1/11**, LOC
                    National City Bank                   830
            685   State IDR,
                    3.65%*, 6/1/16**, LOC
                    National City Bank                   685
          2,385   State IDR,
                    3.70%*, 6/1/20**, LOC Bank
                    One Cleveland                      2,385
          2,385   State IDR,
                    3.70%*, 6/1/20**, LOC Bank
                    One Cleveland                      2,385
            180   State Rolen Plastic,
                    3.65%*, 8/7/02**, LOC Bank
                    One Cleveland                        180
          5,000   State Water Development
                    Authority,
                    3.70%, 11/22/96, LOC
                    Toronto Dominion                   5,000
            900   State Water Development
                    Authority,
                    3.65%, 12/6/96, LOC FGIC             900
          3,000   State Water Development
                    Authority, Water Pollution
                    Development,
                    3.70%, 12/9/96, LOC
                    Toronto Dominion                   3,000
          1,500   State Water Development
                    Authority,
                    3.60%, 12/12/96, LOC FGIC          1,500
          6,000   State Water Pollution
                    Development,
                    3.65%, 12/17/96, LOC
                    Toronto Dominion                   6,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    8,350   State Water Pollution
                    Development,
                    3.65%, 12/18/96, LOC
                    Toronto Dominion              $    8,350
            840   Streetsboro,
                    4.20%, 10/10/97                      841
          8,490   Strongsville School
                    District,
                    4.30%, 12/12/96                    8,495
          1,750   Student Loan Funding Corp.,
                    Cincinnati,
                    5.25%, 7/1/97                      1,763
          5,100   Student Loan Funding Corp.,
                    Cincinnati,
                    3.65%*, 1/1/07**, LOC
                    National Westminster Bank          5,100
          3,400   Student Loan Funding Corp.,
                    Cincinnati,
                    3.65%*, 1/1/07**, LOC
                    National Westminster Bank          3,400
          9,700   Student Loan Funding Corp.,
                    Cincinnati,
                    3.65%*, 1/1/07**, LOC
                    National Westminster Bank          9,700
         42,685   Student Loan Funding Corp.,
                    Cincinnati, Student Loan
                    Revenue,
                    3.55%*, 12/29/98**, LOC
                    Fuji Bank                         42,685
          2,200   Summit County, Cuyahoga
                    Falls Hospital,
                    3.60%*, 7/1/99**, LOC Bank
                    One Cleveland                      2,200
            485   Summit County Economic
                    Development,
                    4.31%, 3/1/97**, LOC Bank
                    One Akron                            485
            680   Summit County IDR,
                    3.80%, 11/1/96**, LOC Bank
                    One Akron                            680
            405   Summit County IDR,
                    4.00%, 3/1/97**, LOC Bank
                    One Akron                            405
            890   Summit County IDR,
                    3.70%*, 9/1/01**, LOC Bank
                    One Akron                            890
          1,040   Summit County IDR,
                    3.75%*, 9/1/01**, LOC Bank
                    One Akron                          1,040
            400   Summit County IDR,
                    3.75%*, 11/1/01**, LOC
                    Fifth Third Bank                     400
     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    2,140   Summit County IDR,
                    3.95%*, 8/1/05**, LOC
                    Huntington National Bank      $    2,140
          2,185   Summit County IDR,
                    3.60%*, 9/1/05**, LOC Bank
                    One Cleveland                      2,185
          2,465   Summit County IDR,
                    3.67%*, 6/6/16**, LOC
                    Fifth Third Bank                   2,465
            240   Summit County IDR,
                    3.70%, 10/1/06**, LOC Bank
                    One Akron                            240
          1,735   Summit County IDR,
                    3.60%*, 9/1/11**, LOC Bank
                    One Akron                          1,735
            505   Sunbury,
                    4.27%, 5/1/97                        506
            950   Tallmadge,
                    4.25%, 7/23/97                       951
            575   Tiffin,
                    4.36%, 7/10/97                       576
          5,220   Toledo,
                    4.38%, 12/1/96, LOC
                    Canadian Imperial Bank of
                    Commerce                           5,224
          2,000   Toledo Lucas County,
                    3.45%, 12/4/96, LOC Bank
                    of Nova Scotia                     2,000
          3,100   Toledo, Lucas County,
                    3.65%, 12/10/96, LOC Bank
                    of Nova Scotia                     3,100
          2,800   Toledo, Lucas County IDR,
                    3.80%*, 12/1/06**, LOC PNC
                    Bank                               2,800
          1,700   Toledo, Lucas County Port
                    Authority,
                    3.65%*, 12/1/13**, LOC Old
                    Kent Bank                          1,700
          1,685   Troy Economic Development
                    Revenue,
                    3.85%*, 6/1/08**, LOC
                    Societe Generale                   1,685
            715   Trumbull County,
                    4.45%, 2/11/97                       716
          1,150   Trumbull County,
                    4.07%, 4/10/97                     1,151
            300   Trumbull County IDR,
                    3.85%*, 6/1/05**, LOC PNC
                    Bank                                 300
          7,000   Trumbull County IDR,
                    3.75%*, 12/1/06**, LOC
                    Mellon Bank                        7,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL MONEY MARKET FUND           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      500   Twinsburg IDR,
                    3.85%*, 7/1/98**, LOC
                    National City Bank            $      500
            485   Union County,
                    4.50%, 6/27/97                       487
          1,625   Vermilion IDR,
                    3.55%*, 10/1/04**, LOC
                    Bank One Dayton                    1,625
            980   Warren County,
                    4.38%, 6/3/97                        982
          1,950   Washington County,
                    3.88%, 12/19/96                    1,951
            700   Washington County,
                    4.30%, 2/3/97                        701
            475   Wauseon,
                    4.75%, 5/22/97                       477
          4,940   Wayne County IDR,
                    3.68%*, 9/1/21**, LOC
                    Fifth Third Bank                   4,940
          1,600   West Clermont Local School
                    District,
                    4.32%, 4/15/97                     1,603
          2,260   Westerville IDR,
                    3.55%*, 12/1/11**, LOC
                    National City Bank                 2,260
            250   Westlake IDR,
                    3.75%, 11/1/96**, LOC
                    Huntington National Bank             250
          2,450   Westlake IDR,
                    3.55%*, 3/1/02**, LOC
                    Bayerische Vereinsbank             2,450
          6,530   Westlake IDR,
                    3.95%*, 7/2/08**, LOC
                    National City Bank                 6,530
          1,700   Westlake IDR,
                    3.67%*, 6/1/16**, LOC
                    Fifth Third Bank                   1,700
          1,400   Williams County,
                    5.05%, 11/21/96                    1,401
            350   Williams County,
                    4.75%, 5/15/97                       351
     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    5,525   Williams County,
                    3.65%*, 11/1/08**, LOC
                    National Bank of Detroit      $    5,525
          3,000   Wooster,
                    3.53%, 12/19/96                    3,000
          2,353   Wyoming,
                    4.30%, 6/27/97                     2,358
            654   Wyoming,
                    4.24%, 7/10/97                       655
------------------------------------------------------------
  TOTAL MUNICIPAL BONDS                              550,748
------------------------------------------------------------
------------------------------------------------------------
  INVESTMENT COMPANIES (1.3%)
      7,466,624   Federated Ohio Municipal
                    Cash Trust Fund                    7,467
------------------------------------------------------------
  TOTAL INVESTMENT COMPANIES                           7,467
------------------------------------------------------------
TOTAL (COST-$558,215)(A)                          $  558,215
------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $561,131.

(a) Cost for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods of less than one year.

AIG -- American International Group
FGIC -- Insured by Financial Guaranty Insurance Corp.
GIC -- Guaranteed Insurance Contract
GO -- General Obligation
IDR -- Industrial Development Revenue
LOC -- Letter of Credit
MBIA -- Insured by Municipal Bond Insurance Association

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
LIMITED TERM INCOME FUND                                  (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
---------------------------------------------------------
  ASSET BACKED SECURITIES (1.2%)
      $ 1,000    American Express,
                   6.05%, 7/15/97                 $  1,003
           34    GMAC 1993 A Grantor Trust,
                   Class A,
                   4.15%, 3/15/98                       34
----------------------------------------------------------
TOTAL ASSET BACKED SECURITIES                        1,037
----------------------------------------------------------
----------------------------------------------------------
  COMMERCIAL PAPER (0.7%)
FINANCIAL SERVICES (0.7%):
          650    General Electric Capital
                   Corp.,
                   5.57%, 11/1/96                      650
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                                 650
----------------------------------------------------------
----------------------------------------------------------
  CORPORATE BONDS (25.2%)
AUTOMOTIVE (3.4%):
        3,000    Ford Motor Credit Corp.,
                   7.13%, 12/1/97                    3,039
                                                  --------
BROKERAGE SERVICES (4.2%):
        2,000    Lehman Brothers, Inc.,
                   5.75%, 11/15/98                   1,980
        1,800    Merrill Lynch Corp.,
                   5.00%, 12/15/96                   1,800
                                                  --------
                                                     3,780
                                                  --------
BUSINESS EQUIPMENT (2.4%):
        2,175    International Business
                   Machines Corp.,
                   6.38%, 11/1/97                    2,187
                                                  --------
CHEMICALS (1.1%):
        1,000    Dow Capital BV.,
                   5.75%, 9/15/97                    1,001
                                                  --------
FINANCIAL SERVICES (5.1%):
        1,000    Associates Corp.,
                   6.88%, 1/15/97                    1,003
        1,500    Associates Corp.,
                   7.25%, 9/1/99                     1,541
        2,000    Norwest Corp.,
                   7.75%, 12/31/96                   2,008
                                                  --------
                                                     4,552
                                                  --------
INDUSTRIAL GOODS & SERVICES (4.5%):
        2,000    Burlington Resources, Inc.,
                   7.15%, 5/1/99                     2,045
        2,000    WMX Technologies, Inc.,
                   7.13%, 3/22/97                    2,010
                                                  --------
                                                     4,055
                                                  --------

     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
INSURANCE (2.3%):
      $ 2,000    International Lease
                   Finance Corp.,
                   8.35%, 10/1/98                 $  2,083
                                                  --------
UTILITY--GAS & ELECTRIC (2.2%):
        1,000    Northern Illinois Gas Co.,
                   5.50%, 2/1/97                       999
        1,000    Northern States Power Co.,
                   5.50%, 2/1/99                       984
                                                  --------
                                                     1,983
----------------------------------------------------------
TOTAL CORPORATE BONDS                               22,680
----------------------------------------------------------
----------------------------------------------------------
  U.S. GOVERNMENT AGENCIES (13.0%)
FEDERAL HOME LOAN MORTGAGE CORP.:
        1,000    7.19%, 9/15/99                      1,008
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,511    9.00%, 3/1/25                       2,641
        7,652    9.00%, 5/1/25                       8,049
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                      11,698
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY NOTES (58.1%)
        3,000    7.38%, 11/15/97                     3,053
        5,000    5.25%, 12/31/97                     4,982
        2,000    5.13%, 2/28/98                      1,987
        4,000    7.88%, 4/15/98                      4,123
       26,000    8.25%, 7/15/98                     27,059
        5,000    5.13%, 11/30/98                     4,937
        6,000    6.88%, 7/31/99                      6,144
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                           52,285
----------------------------------------------------------
TOTAL (COST $88,344) (A)                          $ 88,350
----------------------------------------------------------

---------------

Percentages indicated are based on net assets of $90,019.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation          $    443
                 Unrealized depreciation              (437)
                                                  --------
                 Net unrealized appreciation      $      6
                                                  =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
INTERMEDIATE INCOME FUND                                  (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (1.4%)
FEDERAL HOME LOAN MORTGAGE CORP.:
      $   904    6.00%, 10/25/03                  $    901
          970    5.80%, 4/15/14                        968
          698    7.50%, 7/25/18                        712
        1,119    7.50%, 9/15/20                      1,136
----------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS            3,717
----------------------------------------------------------
----------------------------------------------------------
  COMMERCIAL PAPER (0.6%)
FINANCIAL SERVICES (0.6%):
        1,555    General Electric Capital
                   Corp., 5.57%, 11/1/96             1,555
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                               1,555
----------------------------------------------------------
----------------------------------------------------------
  CORPORATE BONDS (22.8%)
AUTOMOTIVE (3.1%):
        5,000    Daimler-Benz North America,
                   7.38%, 9/15/06                    5,162
        1,000    Ford Motor Co.,
                   9.00%, 9/15/01                    1,099
        1,000    General Motors Corp.,
                   9.63%, 12/1/00                    1,109
        1,000    General Motors Corp.,
                   9.13%, 7/15/01                    1,099
                                                  --------
                                                     8,469
                                                  --------
BANKING (1.5%):
        2,000    Republic New York Corp.,
                   7.75%, 5/15/02                    2,115
        2,000    SouthTrust Bank, Birmingham,
                   5.58%, 2/6/06                     1,945
                                                  --------
                                                     4,060
                                                  --------
BROKERAGE SERVICES (1.8%):
        5,000    Lehman Brothers, Senior
                   Subordinated Note,
                   5.75%, 11/15/98                   4,950
                                                  --------
CHEMICALS (0.4%):
        1,000    Dow Capital BV,
                   5.75%, 9/15/97                    1,001
                                                  --------

     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
FINANCIAL SERVICES (6.2%):
      $ 5,000    Grand Metro Financial,
                   6.50%, 9/15/99                 $  5,031
        2,500    Merrill Lynch,
                   8.25%, 11/15/99                   2,634
        1,000    Norwest Corp.,
                   7.75%, 12/31/96                   1,004
        3,000    Transamerica Financial,
                   8.75%, 10/1/99                    3,184
        2,000    Travelers Group,
                   6.88%, 6/1/25**                   2,002
        3,000    U.S. West Capital Funding,
                   6.31%, 11/1/05                    2,989
                                                  --------
                                                    16,844
                                                  --------
INDUSTRIAL GOODS & SERVICES (5.3%):
        2,000    ConAgra Inc.,
                   7.13%, 10/1/26**                  2,035
        7,000    Eaton Corp.,
                   9.38%, 4/1/99                     7,017
        2,000    News America Holdings,
                   7.43%, 10/1/26**                  2,038
        3,000    Service Corp. International,
                   8.38%, 12/15/04                   3,236
                                                  --------
                                                    14,326
                                                  --------
OIL & GAS EXPLORATION & PRODUCTION SERVICES (1.5%):
        4,000    Standard Oil,
                   9.00%, 6/1/19                     4,180
                                                  --------
UTILITIES -- ELECTRIC (0.4%):
        1,000    Cincinnati Gas & Electric,
                   6.90%, 6/1/25**                     992
                                                  --------
UTILITIES -- GAS (1.8%):
        5,000    Columbia Gas Systems,
                   6.39%, 11/28/00                   4,956
                                                  --------
UTILITIES -- TELECOMMUNICATIONS (0.8%):
        2,000    GTE Corp.,
                   9.10%, 6/1/03                     2,245
----------------------------------------------------------
TOTAL CORPORATE BONDS                               62,023
----------------------------------------------------------
----------------------------------------------------------
  U.S. GOVERNMENT AGENCIES (9.5%)
FEDERAL HOME LOAN MORTGAGE CORP.:
        4,964    6.00%, 3/11/11                      4,792
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,000    5.23%, 11/25/98                     1,978
        2,500    7.92%, 3/30/05                      2,559
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
        4,925    6.50%, 3/15/26                      4,711
        5,067    6.00%, 4/15/26                      4,716
        3,000    8.00%, 11/1/26                      3,063

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
INTERMEDIATE INCOME FUND                                  (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
TENNESSEE VALLEY AUTHORITY:
      $ 4,000    6.24%, 7/15/45                   $  3,985
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                      25,804
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY BONDS (0.7%)
        2,000    6.75% , 8/15/26                     2,022
----------------------------------------------------------
TOTAL U.S. TREASURY BONDS                            2,022
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY NOTES (63.5%)
        3,000    6.50%, 5/15/97                      3,018
       45,000    7.88%, 4/15/98                     46,384
        8,000    5.13%, 11/30/98                     7,900
       43,000    7.00%, 4/15/99                     44,134
        5,000    6.75%, 5/31/99                      5,104
       57,850    6.25%, 8/31/00                     58,273
        5,000    5.75%, 8/15/03                      4,870
        3,000    7.00%, 7/15/06                      3,133
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                          172,816
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY OBLIGATIONS (1.2%)
U.S. TREASURY STRIPS (1.2%)
        5,000    0.00%, 2/8/03                       3,342
----------------------------------------------------------
TOTAL U.S. TREASURY OBLIGATIONS                      3,342
----------------------------------------------------------
TOTAL (COST $270,156) (a)                         $271,279
----------------------------------------------------------

---------------

Percentages indicated are based on net assets of $272,087.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $272. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation          $  2,092
                 Unrealized depreciation            (1,241)
                                                  --------
                 Net unrealized appreciation      $    851
                                                  =========

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods less than one year.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
INVESTMENT QUALITY BOND FUND                              (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  ASSET BACKED SECURITIES (0.3%)
      $   410    Railcar Trust, Series 92-1,
                   7.75%, 6/1/04                 $    431
---------------------------------------------------------
TOTAL ASSET BACKED SECURITIES                         431
---------------------------------------------------------
---------------------------------------------------------
  COMMERCIAL PAPER (0.3%)
FINANCIAL SERVICES (0.3):
          520    General Electric Capital
                   Corp., 5.57%, 11/1/96              520
---------------------------------------------------------
TOTAL COMMERCIAL PAPER                                520
---------------------------------------------------------
---------------------------------------------------------
  CORPORATE BONDS (27.9%)
AUTOMOTIVE (3.6%):
        2,000    Daimler-Benz North America,
                   7.38%, 9/15/06                   2,065
        1,000    Ford Motor Co.,
                   9.00%, 9/15/01                   1,099
        1,000    Ford Motor Co.,
                   8.88%, 1/15/22                   1,155
          939    General Motors Corp.,
                   9.13%, 7/15/01                   1,032
                                                 --------
                                                    5,351
                                                 --------
BANKING (4.2%):
        1,000    BankAmerica Corp.,
                   9.63%, 2/13/01                   1,111
        1,020    First Union Corp.,
                   9.45%, 6/15/99                   1,099
        2,000    Societe Generale,
                   7.40%, 6/1/06                    2,053
        1,000    SunTrust Banks, Inc.,
                   7.38%, 7/1/02                    1,034
        1,000    Wachovia Corp.,
                   6.05%, 10/1/25                     990
                                                 --------
                                                    6,287
                                                 --------
BROKERAGE SERVICES (4.2%):
        2,000    Lehman Brothers, Inc.,
                   7.63, 6/1/06                     2,038
        1,000    Morgan Stanley Group, Inc.,
                   5.63, 3/1/99                       987
        1,000    Morgan Stanley Group, Inc.,
                   8.88%, 10/15/01                  1,095
        1,000    Morgan Stanley Mortgage,
                   7.22%*, 11/15/28                 1,023
        1,200    Salomon Brothers,
                   6.70%, 12/1/98                   1,210
                                                 --------
                                                    6,353
                                                 --------

     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
ELECTRICAL & ELECTRONIC (1.5%):
      $ 2,300    Philips Electronics,
                   7.13%, 5/15/25**              $  2,326
                                                 --------
FINANCIAL SERVICES (3.7%):
        2,546    BHP Finance, 6.69%, 3/1/06         2,501
        1,000    Liberty Mutual,
                   7.88%, 10/15/26                  1,014
        1,020    Merrill Lynch,
                   8.25%, 11/15/99                  1,075
        1,000    Merrill Lynch,
                   6.00%, 3/1/01                      980
                                                 --------
                                                    5,570
                                                 --------
INDUSTRIAL GOODS & SERVICES (6.7%):
        1,000    ConAgra, Inc.,
                   7.13%, 10/1/26, callable
                   on 10/1/06 @ 100                 1,018
        2,500    Eaton Corp.,
                   9.38%, 4/1/99                    2,506
        1,500    Georgia-Pacific,
                   9.95%, 6/15/02                   1,717
        2,200    Harris Corp.,
                   6.65%, 8/1/06**                  2,214
        1,000    Tosco,
                   7.63%, 5/15/06                   1,027
        1,000    USX Corp.,
                   7.20%, 2/15/04                     999
          500    Westvaco Corp.,
                   9.75%, 6/15/20                     623
                                                 --------
                                                   10,104
                                                 --------
INSURANCE (0.6%):
          900    Aetna Insurance,
                   6.97%, 8/15/36                     915
                                                 --------
OIL & GAS (0.6%):
        1,000    Union Oil of California,
                   6.38%, 2/1/04                      964
                                                 --------
PRINTING & PUBLISHING (1.4%):
        2,000    Time Warner, Inc.,
                   9.15%, 2/1/23                    2,173
                                                 --------
RETAIL STORES (0.7%):
        1,000    Dayton Hudson,
                   6.40%, 2/15/03                     976
                                                 --------
TEXTILE PRODUCTS (0.7%):
        1,000    Levi Straus,
                   6.80%, 11/1/03                     996
---------------------------------------------------------
TOTAL CORPORATE BONDS                              42,015
---------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
INVESTMENT QUALITY BOND FUND                              (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  U.S. GOVERNMENT AGENCIES (35.3%)
FEDERAL HOME LOAN MORTGAGE CORP.:
      $ 2,000    8.19%, 10/6/04                  $  2,069
          860    7.50%, 4/1/07                        874
        1,410    6.00%, 2/1/11                      1,362
        7,798    6.00%, 5/1/11                      7,522
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,700    8.50%, 2/1/05                      2,852
        2,000    6.65%, 3/8/06                      1,955
        2,743    6.00%, 8/1/10                      2,649
        7,721    6.00%, 5/1/11                      7,444
        1,564    9.00%, 3/1/25                      1,642
          899    9.00%, 5/1/25                        943
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
        2,323    6.50%, 2/15/09                     2,297
        1,197    9.00%, 2/15/17                     1,261
        1,168    8.50%, 9/15/17                     1,210
          993    9.00%, 12/15/19                    1,046
        1,399    9.00%, 1/15/20                     1,480
          873    6.50%, 7/15/23                       840
          172    7.50%, 8/15/23                       173
          541    7.50%, 8/15/23                       542
        1,296    7.00%, 10/15/23                    1,274
        1,934    6.50%, 1/15/24                     1,846
        5,045    8.50%, 12/15/24                    5,232
        4,985    6.50%, 2/15/26                     4,773
        2,025    6.50%, 4/15/26                     1,937
---------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                     53,223
---------------------------------------------------------
---------------------------------------------------------
  U.S. TREASURY BONDS (3.9%)
        1,300    7.50%, 11/15/24                    1,426
        3,400    6.00%, 2/15/26                     3,102
        1,300    6.75%, 8/15/26                     1,314
---------------------------------------------------------
TOTAL U.S. TREASURY BONDS                           5,842
---------------------------------------------------------
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  U.S. TREASURY NOTES (30.9%)
      $   600    7.25%, 2/15/98                  $    612
        5,200    6.00%, 8/15/99                     5,213
        2,500    7.75%, 1/31/00                     2,630
       12,060    6.13%, 9/30/00                    12,098
        9,400    6.38%, 8/15/02                     9,508
        3,500    12.38%, 5/15/04                    4,766
        6,400    7.88%, 11/15/04                    7,024
        1,500    6.88%, 5/15/06                     1,554
        3,100    7.00%, 7/15/06                     3,237
---------------------------------------------------------
TOTAL U.S. TREASURY NOTES                          46,642
---------------------------------------------------------
TOTAL (COST $147,366) (a)                        $148,673
---------------------------------------------------------

---------------
Percentages indicated are based on net assets of $150,807.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $766. Cost for federal income tax puposes differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $  1,378
                 Unrealized depreciation             (837)
                                                 --------
                 Net unrealized appreciation     $    541
                                                 ========

 * Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods of less than one year.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
GOVERNMENT BOND FUND                                      (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  COMMERCIAL PAPER (0.5%)
FINANCIAL SERVICES (0.5%):
     $      137   General Eelectric Capital
                    Corp., 5.57%, 11/01/96        $    137
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                                 137
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY NOTES (85.5%)
          6,850   6.25%, 7/31/98                     6,910
          2,000   6.38%, 5/15/99                     2,023
          2,000   6.00%, 8/15/99                     2,005
          5,000   6.38%, 8/15/02                     5,058
          2,200   6.25%, 2/15/03                     2,209
          4,100   6.50%, 8/15/05                     4,143
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                           22,348
----------------------------------------------------------

     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------------------
  U.S. TREASURY BONDS (12.6%)
     $    3,500   6.25%, 8/15/23                  $  3,286
----------------------------------------------------------
TOTAL U.S. TREASURY BONDS                            3,286
----------------------------------------------------------
TOTAL (COST $25,335)(a)                           $ 25,771
----------------------------------------------------------

---------------

Percentages indicated are based on net assets of $26,130.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $    436
                  Unrealized depreciation                0
                                                  --------
                  Net unrealized depreciation     $    436
                                                  ========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
GOVERNMENT MORTGAGE FUND                                  (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  U.S. GOVERNMENT AGENCIES (98.7%)
FEDERAL HOME LOAN MORTGAGE CORP.:
      $ 3,970    0.00%, 11/1/96***               $  3,969
          164    9.50%, 8/1/21                        175
        1,289    7.71%*, 12/1/23                    1,335
        3,929    7.50%, 4/1/24                      3,942
        4,360    7.50%, 4/1/24                      4,375
        4,369    7.50%, 4/1/24                      4,384
        4,418    7.50%, 4/1/24                      4,433
        3,762    9.50%, 6/1/25                      4,028
FEDERAL NATIONAL MORTGAGE ASSOC.:
        8,395    6.00%, 8/1/10                      8,105
        1,090    8.00%, 5/1/17                      1,110
        1,662    9.50%, 6/1/22                      1,780
        1,966    8.00%, 2/1/23                      2,015
        4,664    6.50%, 4/1/24                      4,473
        2,727    8.50%, 8/1/24                      2,819
        2,095    8.50%, 6/1/25                      2,166
        3,933    9.00%, 6/1/25                      4,130
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
        4,274    9.50%, 4/15/10                     4,619
        9,212    6.00%, 1/15/11                     8,934
        1,638    9.50%, 11/15/17                    1,756
          414    9.00%, 11/15/18                      436
          284    9.50%, 1/15/19                       305
          384    8.50%, 12/15/19                      398
           30    8.50%, 2/15/20                        31
          920    9.50%, 5/15/20                       987
        1,213    9.00%, 3/15/21                     1,277
           92    8.50%, 5/15/21                        95
          889    9.00%, 5/15/21                       936
          801    9.00%, 6/15/21                       843
        1,685    9.50%, 6/15/21                     1,807
        5,247    8.00%, 5/15/22                     5,361
        5,370    8.00%, 5/15/22                     5,486
        3,243    8.00%, 10/15/22                    3,314
        2,513    9.00%, 2/15/23                     2,650
        3,820    7.50%, 7/15/23                     3,832
        1,505    8.00%, 8/15/23                     1,538
        4,469    7.00%, 9/15/23                     4,391
        2,563    7.00%, 10/15/23                    2,518
        4,274    7.00%, 12/15/23                    4,199
        2,784    6.50%, 1/15/24                     2,658
        2,565    7.50%, 1/15/24                     2,573
       10,304    7.00%, 8/15/24                    10,149
---------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                    124,332
---------------------------------------------------------

     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------
  U.S. TREASURY NOTES (0.8%)
      $ 1,000    6.38%, 9/30/01                  $  1,011
---------------------------------------------------------
TOTAL U.S. TREASURY NOTES                           1,011
---------------------------------------------------------
TOTAL (COST $126,359) (a)                        $125,343
---------------------------------------------------------

---------------

Percentages are based on net assets of $125,992.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $31. Cost for federal income tax puposes differs from value by net unrealized depreciation of securities as follows:

                 Unrealized appreciation         $    588
                 Unrealized depreciation           (1,635)
                                                 --------
                 Net unrealized appreciation     $ (1,047)
                                                 =========

  * Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

*** Discount Rate Note.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
FUND FOR INCOME                                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
--------------------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (66.2%)
      $   987    Bear Stearns Mortgage
                   Capital Corp., 9.40%,
                   6/25/21                       $   979
        2,469    Bear Stearns Secured
                   Investors Trust, 7.50%,
                   9/20/20                         2,477
           17    Drexel, Burnham & Lambert,
                   9.30%, 6/1/17                      17
           37    Federal Home Loan Mortgage
                   Corp., 9.30%, 8/15/15              37
        1,000    Federal Home Mortgage
                   Assoc., 8.25%, 3/25/04          1,017
        1,800    Federal Home Mortgage
                   Assoc., 8.50%, 2/1/05           1,901
        1,690    Federal Home Mortgage
                   Assoc., 9.25%, 3/25/18          1,803
        1,000    General Electric Capital
                   Mortgage Services, Inc.,
                   7.00%, 3/25/08                    973
        1,816    Housing Securities, Inc.,
                   7.25%, 4/25/08                  1,821
        1,259    Prudential Home Mortgage
                   Securities, 7.00%, 1/25/08      1,252
        1,500    Resolution Trust Corp.,
                   8.20%, 11/25/21                 1,511
--------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS         13,788
--------------------------------------------------------
--------------------------------------------------------
  COMMERCIAL PAPER (1.6%)
FINANCIAL SERVICES (1.6%):
          334    General Electric Capital
                   Corp., 5.57%, 11/1/96             334
--------------------------------------------------------
TOTAL COMMERCIAL PAPER                               334
--------------------------------------------------------
--------------------------------------------------------
  U.S. GOVERNMENT AGENCIES (29.8%)
FEDERAL HOME LOAN MORTGAGE CORP.:
            9    12.00%, 10/1/10                      10
            2    12.00%, 7/1/14                        2
            2    12.00%, 7/1/14                        3
           21    10.00%, 2/1/17                       23
          127    9.50%, 8/1/19                       135
          144    10.00%, 9/1/19                      156
          193    9.50%, 11/1/19                      206
           76    9.50%, 11/1/19                       81
          648    9.50%, 12/1/22                      692

     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
FEDERAL NATIONAL MORTGAGE ASSOC.:
      $    35    13.00%, 12/1/12                 $    39
           11    10.00%, 5/1/13                       12
           27    12.00%, 8/1/13                       30
           11    10.00%, 1/1/14                       12
           21    12.00%, 4/1/15                       24
           16    10.00%, 8/1/17                       17
            8    10.00%, 8/1/17                        8
           11    10.00%, 10/1/17                      12
            4    10.00%, 10/1/17                       4
            6    10.00%, 11/1/17                       7
           10    10.50%, 1/1/18                       11
            9    10.00%, 1/1/18                        9
            6    10.00%, 1/1/18                        7
            4    10.00%, 1/1/18                        4
           24    10.00%, 2/1/18                       26
           22    9.50%, 1/1/19                        24
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
           65    11.00%, 9/20/14                      70
           35    10.50%, 2/15/16                      39
           48    10.00%, 3/15/16                      53
          121    10.00%, 6/15/17                     131
           89    9.50%, 8/15/17                       95
           45    9.50%, 8/15/17                       48
           87    10.00%, 10/15/17                     95
           78    10.00%, 1/15/18                      85
           60    10.00%, 1/15/18                      66
           16    10.00%, 2/15/18                      18
           24    10.00%, 3/15/18                      26
          402    9.50%, 5/15/18                      432
           90    9.50%, 6/15/18                       97
           68    10.00%, 7/15/18                      74
            8    10.00%, 7/15/18                       8
           94    10.00%, 9/15/18                     103
           81    10.00%, 9/15/18                      89
           70    10.00%, 9/15/18                      76
           44    10.00%, 9/15/18                      48
           28    10.00%, 9/15/18                      30
          282    10.00%, 11/15/18                    308
          101    10.00%, 1/15/19                     110
           47    10.25%, 3/15/19                      51
           31    10.25%, 6/15/19                      33
          160    9.50%, 10/15/19                     171
          143    10.00%, 7/15/20                     156
          715    9.50%, 9/20/20                      762
          260    10.00%, 6/15/21                     283
          990    10.00%, 8/15/25                   1,084
--------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                     6,195
--------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
FUND FOR INCOME                                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
--------------------------------------------------------
  U.S. TREASURY OBLIGATIONS (1.9%)
U.S. TREASURY STRIPS
      $ 2,000    0.00%, 8/15/20                  $   394
--------------------------------------------------------
TOTAL U.S. TREASURY OBLIGATIONS                      394
--------------------------------------------------------
TOTAL (COST $19,927) (a)                         $20,711
--------------------------------------------------------

---------------

Percentages indicated are based on net assets of $20,816.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $   856
                 Unrealized depreciation             (72)
                                                 -------
                 Net unrealized appreciation     $   784
                                                 ========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
NATIONAL MUNICIPAL BOND FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  MUNICIPAL BONDS (91.8%)
ALABAMA (10.6%):
     $    1,150   University of South Alabama
                    Revenue Bond, Series B,
                    4.00%, 11/15/98, MBIA         $ 1,148
          1,290   University of South Alabama
                    Revenue Bond, 4.20%,
                    11/15/03, AMBAC                 1,230
          1,825   University of South Alabama
                    Revenue Bond, 4.60%,
                    11/15/07, AMBAC                 1,721
                                                  -------
                                                    4,099
                                                  -------
ALASKA (0.7%):
            250   Anchorage, GO, 5.25%,
                    10/1/02, FGIC                     258
                                                  -------
ARIZONA (2.7%):
            125   Maricopa County, School
                    District #95, Queens
                    Creek, Series A, 5.20%,
                    7/1/05                            128
            270   Pinal County, School
                    District, GO, 5.40%,
                    7/1/07, FGIC                      274
            600   Yuma County, School
                    District, GO, 6.00%,
                    7/1/08                            650
                                                  -------
                                                    1,052
                                                  -------
COLORADO (6.1%):
            765   Eagle, Garfield & Routt
                    Counties, School District,
                    GO, 5.15%, 12/1/03                786
            410   Eagle, Garfield & Routt
                    Counties, School District,
                    GO, 5.25%, 12/1/04                423
            250   Summit County, School
                    District, GO, 4.75%,
                    12/1/02                           252
            885   Westminster, Sales & Use Tax
                    Revenue Bond, 5.00%,
                    12/1/97                           895
                                                  -------
                                                    2,356
                                                  -------
CONNECTICUT (0.5%):
            200   State, Special Tax
                    Obligation, 6.00%, 9/1/06         215
                                                  -------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
FLORIDA (5.5%):
     $      150   Orlando, Utilities
                    Commission, Water &
                    Electric, 5.80%, 10/1/06      $   160
          1,830   Sarasota Hospital, Revenue
                    Bonds, 6.00%, 10/1/05           1,979
                                                  -------
                                                    2,139
                                                  -------
HAWAII (7.2%):
          1,635   Honolulu City, 6.00%,
                    11/1/05                         1,758
          1,000   Honolulu City & County, GO,
                    5.40%, 4/1/05                   1,034
                                                  -------
                                                    2,792
                                                  -------
ILLINOIS (9.2%):
            250   Chicago Public Building
                    Commission, Revenue Bonds,
                    6.05%, 1/1/06, AMBAC              267
            530   Cicero, GO, 5.25%, 12/1/05          537
            530   Cicero, GO, 5.35%, 12/1/06          538
            500   Northlake, Tax Increment,
                    GO, 5.00%, 12/1/04, MBIA          505
            500   Southern Illinois
                    University, Revenue Bonds,
                    5.00%, 4/1/97                     503
            500   Southern Illinois
                    University, Revenue Bonds,
                    5.20%, 4/1/07                     499
            200   State Sales Tax Revenue
                    Bonds, Series V, 5.88%,
                    6/15/05                           213
            500   Will County, Public Building
                    Commission, 5.00%,
                    12/1/97, FGIC                     506
                                                  -------
                                                    3,568
                                                  -------
INDIANA (6.2%):
          2,500   Southwest Allen,
                    5.13%, 7/15/16                  2,392
                                                  -------

                       SEE NOTES TO FINANCIAL STATEMENTS.

73

THE VICTORY PORTFOLIOS                                          October 31, 1996
NATIONAL MUNICIPAL BOND FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
KANSAS (3.1%):
     $      100   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 4.00%, 10/1/97          $   100
            110   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 4.25%, 10/1/98              111
            105   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 4.50%, 10/1/99              106
            130   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 4.60%, 10/1/00, FSA         131
            170   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 4.70%, 10/1/01, FSA         172
            180   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 4.80%, 10/1/02              182
            400   Haysville, Water &
                    Wastewater Utility Revenue
                    Bond, 5.70%, 10/1/11              411
                                                  -------
                                                    1,213
                                                  -------
MICHIGAN (8.5%):
            255   Byron Center, GO, 5.40%,
                    5/1/07                            260
            250   Grosse Ile Township, School
                    District, GO, 6.00%,
                    5/1/22, FGIC                      255
            500   Inkster School District,
                    5.40%, 5/1/11                     505
            500   Kalamazoo, GO, 4.90%,
                    5/1/08, MBIA                      487
          1,000   Kalamazoo, GO, 5.00%,
                    5/1/09, MBIA                      975
            250   Leslie Public Schools, GO,
                    5.55%, 5/1/07                     259
            225   Municipal Bond Authority
                    Revenue Bonds, 6.70%,
                    11/1/06                           250
            275   Municipal Bond Authority
                    Revenue Bonds, 6.80%,
                    11/1/07                           305
                                                  -------
                                                    3,296
                                                  -------
MISSOURI (1.4%):
            500   Excelsior Springs School
                    District Building Corp.,
                    6.50%, 3/1/09                     547
                                                  -------
     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
MONTANA (4.7%):
     $      500   University of Montana,
                    0.00%*, 11/15/14, MBIA        $   184
          1,750   University of Montana,
                    5.00%, 11/15/17                 1,633
                                                  -------
                                                    1,817
                                                  -------
NEW YORK (3.9%):
          1,500   New York City, Sub-Series
                    A-10, 3.65%*, 8/1/16, LOC
                    Morgan Guaranty Trust           1,500
                                                  -------
OHIO (7.6%):
            390   Butler County Waterworks,
                    3.60%, 12/1/97                    389
            200   Columbus Sewer, Revenue
                    Bonds, 5.50%, 6/1/01              208
          1,000   Franklin County, Hospital
                    Revenue, 5.75%, 11/1/15,
                    callable 11/1/06 @ 101            990
            230   Kent State University,
                    5.00%, 5/1/05                     230
            615   Springboro Community City
                    School District, GO,
                    3.80%, 12/10/98                   613
            500   State, Special Obligation,
                    5.80%, 6/1/03                     531
                                                  -------
                                                    2,961
                                                  -------
PENNSYLVANIA (0.5%):
            820   Erie, School District, GO,
                    0.00%, 5/1/23, MBIA               179
                                                  -------
SOUTH DAKOTA (3.3%):
            250   Rapid City, Water Revenue,
                    5.00%, 11/1/04, FGIC              253
          1,000   State, Health & Educational
                    Facility Revenue Bonds,
                    5.00%, 7/1/03, MBIA             1,010
                                                  -------
                                                    1,263
                                                  -------
TENNESSEE (1.3%):
            500   Dickson, Electric Utility
                    Revenue Bond, 5.00%,
                    3/1/03, MBIA                      509
                                                  -------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
NATIONAL MUNICIPAL BOND FUND (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
TEXAS (3.3%):
     $      200   Conroe Independent School
                    District, GO, 6.50%,
                    2/1/04                        $   220
            200   Keller Independent School
                    District, GO, 6.20%,
                    8/15/04                           218
            100   State, Series A, GO, 6.00%,
                    10/1/08                           108
            525   Wichita Falls, 4.40%, 9/1/98        527
            200   Ysleta Independent School
                    District, GO, 5.60%,
                    8/15/02                           210
                                                  -------
                                                    1,283
                                                  -------
WASHINGTON (0.5%):
            200   Seattle Municipal Light &
                    Power, Revenue Bonds,
                    6.00%, 7/1/03                     214
                                                  -------
WISCONSIN (4.4%):
            200   Milwaukee Sewer District,
                    Series A, GO, 6.70%,
                    10/1/02                           221
            450   Sheboygan Area School
                    District, 6.80%, 4/1/98           468
          1,000   State, Health Revenue Bonds,
                    5.50%, 12/1/98                  1,027
                                                  -------
                                                    1,716
                                                  -------
WYOMING (0.6%):
            225   Sweetwater County School
                    District, 6.00%, 6/1/98           232
---------------------------------------------------------
TOTAL MUNICIPAL BONDS                              35,601
---------------------------------------------------------
---------------------------------------------------------
  MUNICIPAL WARRANTS (2.4%)
ALABAMA (2.4%):
            400   Scottsboro, Revenue Warrant,
                    5.20%, 7/1/05                     408
            100   Scottsboro, Revenue Warrant,
                    5.30%, 7/1/06                     102
            400   Scottsboro, Revenue Warrant,
                    5.38%, 7/1/07                     407
                                                  -------
                                                      917
---------------------------------------------------------
TOTAL MUNICIPAL WARRANTS                              917
---------------------------------------------------------
     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  INVESTMENT COMPANIES (7.7%)
      1,164,900   Federated Tax-Free Money
                    Market Fund                   $ 1,165
      1,811,991   Lehman Municipal Money
                    Market Fund                     1,812
---------------------------------------------------------
TOTAL INVESTMENT COMPANIES                          2,977
---------------------------------------------------------
TOTAL (COST $39,189) (a)                          $39,495
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $38,766.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $   611
                  Unrealized depreciation            (305)
                                                  -------
                  Net unrealized appreciation     $   306
                                                  ========

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

AMBAC -- AMBAC Indemnity Corp.
FGIC -- Financial Guaranty Insurance Co.
FSA -- Financial Security Assurance
GO -- General Obligation
LOC -- Letter of Credit
MBIA -- Municipal Bond Insurance Assoc.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
NEW YORK TAX-FREE FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARES
        OR
     PRINCIPAL                                  MARKET
      AMOUNT        SECURITY DESCRIPTION         VALUE
-------------------------------------------------------
  NEW YORK MUNICIPAL BONDS (94.7%)
     $  1,200   Metropolitan Transit
                  Authority, 7.50%, 7/1/17,
                  AMBAC, Prerefunded 7/1/98
                  @ 102                         $ 1,291
          250   Metropolitan Transit
                  Authority, 7.00%, 7/1/09,
                  AMBAC                             292
          250   Nassau County Industrial
                  Development Agency, Civic
                  Facilities Revenue Bonds,
                  6.75%, 8/1/11, AMBAC,
                  callable 8/1/01 @ 102             277
          680   New York City, Cultural
                  Resources Revenue Bonds,
                  6.63%, 1/1/11, AMBAC              742
          300   New York City, Series B, GO,
                  7.00%, 10/1/18, FSA               319
          350   New York City, Series C, GO,
                  7.00%, 2/1/12, FGIC,
                  Callable 2/1/97 @ 101.5           358
          700   New York City, Housing
                  Development, Refunding
                  Revenue Bonds, Multi-Unit
                  Mortgage, Series A, 7.30%,
                  6/1/10, FHA                       748
          675   New York City, Housing
                  Development Refunding
                  Revenue Bonds, Multi-Unit
                  Mortgage, Series A, 7.35%,
                  6/1/19, FHA                       716
          335   New York City, Housing
                  Development Revenue Bonds,
                  Series 1, 7.38%, 4/1/17,
                  MBIA                              349
          200   New York City, Industrial
                  Development Agency, Civic
                  Facilities Revenue Bonds,
                  USTA National Tennis
                  Center, 6.38%, 11/15/14           214
          650   New York City, Municipal
                  Water Finance Authority,
                  6.75%, 6/15/16, FGIC,
                  callable 6/15/01 @ 101            710
          220   New York City Transit
                  Authority, 7.50%, 1/1/00          244
          370   State, GO, 6.75%, 8/1/18,
                  AMBAC                             406
          325   State, GO, 6.75%, 8/1/19,
                  AMBAC                             357

      SHARES
        OR
     PRINCIPAL                                  MARKET
      AMOUNT        SECURITY DESCRIPTION         VALUE
     $    700   State Dormitory Authority,
                  Revenue Bonds, City
                  University, Series 2,
                  6.75%, 7/1/24, MBIA           $   800
          750   State Dormitory Authority,
                  Ithaca College, Revenue
                  Bonds, 6.50%, 7/1/10, MBIA        809
          225   State Dormitory Authority,
                  Revenue Bonds, Judicial
                  Facilities Leases, Series
                  B, 7.00%, 4/15/16, MBIA           250
          340   State Medical Care
                  Facilities Finance Agency,
                  7.45%, 2/15/29, MBIA,
                  Prerefunded 2/15/00 @ 102         378
          565   State Medical Care
                  Facilities Finance Agency,
                  Refunding Revenue Bonds,
                  North Shore University,
                  7.20%, 11/1/20, MBIA              625
          550   State Medical Care
                  Facilities Finance Agency,
                  Revenue Bonds, St. Luke's,
                  Series A, 7.10%, 2/15/27,
                  FHA, callable 2/15/97 @
                  102                               565
          500   State Medical Care
                  Facilities, Unrefunded
                  Revenue Bonds, 7.38%,
                  8/15/19, MBIA                     546
          550   State Tollway Authority,
                  General Revenue Bonds,
                  Series C, 6.00%, 1/1/25,
                  FGIC                              564
        1,000   State Urban Development,
                  7.50%, 1/1/12, AMBAC,
                  Prerefunded 1/1/98 @ 102        1,061
          400   State Urban Development,
                  7.50%, 1/1/20, FSA,
                  Prerefunded 1/1/00 @ 102          444
          900   Triborough Bridge & Tunnel
                  Authority, 7.00%, 1/1/20,
                  MBIA, Prerefunded 1/1/01 @
                  102                             1,002
        1,000   Triborough Bridge & Tunnel
                  Authority, Special
                  Obligation Refunding
                  Revenue Bonds, Series B,
                  6.88%, 1/1/15, AMBAC            1,097
          250   University Puerto Rico
                  Revenue Bonds, 5.25%,
                  6/1/25, MBIA                      240
-------------------------------------------------------
TOTAL NEW YORK MUNICIPAL BONDS                   15,404
-------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
NEW YORK TAX-FREE FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARES
        OR
     PRINCIPAL                                  MARKET
      AMOUNT        SECURITY DESCRIPTION         VALUE
-------------------------------------------------------
  INVESTMENT COMPANIES (3.4%)
      547,732   Providence of New York Fund     $   548
-------------------------------------------------------
TOTAL INVESTMENT COMPANIES                          548
-------------------------------------------------------
TOTAL (COST $14,834)(a)                         $15,952
-------------------------------------------------------

---------------

Percentages indicated are based on net assets of $16,269.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                Unrealized appreciation         $ 1,118
                Unrealized depreciation              --
                                                -------
                Net unrealized appreciation     $ 1,118
                                                ========

AMBAC -- AMBAC Indemnity Corporation
FGIC -- Financial Guaranty Insurance Company
FHA -- Federal Housing Administration
FSA -- Financial Security Assurance
GO -- General Obligation
MBIA -- Municipal Bond Insurance Association

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL BOND FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
------------------------------------------------------------
 MUNICIPAL BONDS (95.8%)
------------------------------------------------------------
  ALTERNATIVE MINIMUM TAX PAPER (9.1%)
     $    3,500   Student Loan Funding Corp.,
                    Series A, 5.50%, 12/1/01      $    3,582
          3,000   Student Loan Funding Corp.,
                    Series A, 5.85%*, 8/1/04           3,132
------------------------------------------------------------
TOTAL ALTERNATIVE MINIMUM TAX PAPER                    6,714
------------------------------------------------------------
------------------------------------------------------------
  GENERAL OBLIGATION BONDS (36.9%)
STATE (0.2%):
            150   Ohio State, GO,
                    4.35%, 8/1/02                        148
                                                  ----------
COUNTY, CITY, SPECIAL DISTRICT & SCHOOLS (36.7%):
          1,000   Anthony Wayne School
                    District,
                    5.75%, 12/1/18, FGIC               1,011
            665   Avon Local School District,
                    5.50%, 12/1/04, AMBAC                696
            250   Avon Local School District,
                    5.55%, 12/1/05, AMBAC                262
          1,500   Batavia Local School
                    District,
                    7.00%, 12/1/14, MBIA               1,716
            350   Belmont County,
                    5.85%, 12/1/16, callable
                    12/1/06 @ 101                        355
          1,000   Brecksville-Broadview
                    Heights,
                    City School District,
                    6.50%, 12/1/16                     1,107
            355   Butler County,
                    5.60%, 12/1/09                       361
            455   Butler County,
                    5.65%, 12/1/10                       463
            500   Canton Waterworks System,
                    5.75%, 12/1/10, AMBAC                514
          1,385   Crawford County,
                    6.75%, 12/1/19, AMBAC              1,545
          1,000   Delaware City School
                    District,
                    5.75%, 12/1/20, FGIC               1,005
            300   Groveport,
                    5.60%, 12/1/11, AMBAC                307
          1,000   Hilliard School District,
                    6.15%, 12/1/06, callable
                    12/1/03 @ 100                      1,062
          1,135   Holmes County,
                    5.80%, 12/1/19, AMBAC              1,147
            285   Huron County Landfill Issue
                    II,
                    5.40%, 12/1/07                       290

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
     $      320   Huron County Landfill Issue
                    II,
                    5.60%, 12/1/09                $      327
            450   Indian Lake School Distrct,
                    3.85%, 12/1/98, FGIC                 449
          2,500   Indian Valley Local School
                    District,
                    7.00%, 12/1/14, callable
                    12/1/05 @ 102                      2,885
          1,250   Lakeview Local School
                    District,
                    6.95%, 12/1/19, AMBAC              1,413
            600   Madison County,
                    7.00%, 12/1/19, AMBAC                689
            780   Middletown,
                    5.70%, 12/1/06                       789
          1,000   Monroe Falls, Series A,
                    6.95%, 12/1/14, AMBAC              1,139
            500   Northeastern Local School
                    District,
                    5.55%, 12/1/18, FGIC                 496
            500   Olentangy Local School
                    District,
                    6.25%, 12/1/14, callable
                    12/1/04 @ 102                        526
          1,000   Toledo,
                    6.10%, 12/1/14, AMBAC,             1,046
          1,500   Twinsburg Local School
                    District,
                    5.90%, 12/1/21                     1,536
          3,000   Upper Arlington City School
                    District,
                    5.13%, 12/1/19, MBIA               2,828
          1,000   Westerville City School
                    District,
                    5.65%, 12/1/06                     1,001
                                                  ----------
                                                      26,965
------------------------------------------------------------
TOTAL GENERAL OBLIGATION BONDS                        27,113
------------------------------------------------------------
------------------------------------------------------------
  REVENUE BONDS (49.8%)
EDUCATION (5.4%):
          3,000   Kent State University,
                    5.50%, 5/1/28                      2,904
          1,000   State Higher Education
                    Facility,
                    5.88%, 12/1/04, callable
                    12/1/01 @ 102                      1,058
                                                  ----------
                                                       3,962
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL BOND FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
HOSPITALS, NURSING HOMES & HEALTH CARE (18.3%):
     $    1,300   Cuyahoga County Hospital,
                    5.63%,1/15/21, MBIA,
                    callable 1/15/06 @ 102        $    1,285
          1,000   Cuyahoga County Hospital,
                    5.63%,1/15/26, callable
                    1/15/06 @ 102                        984
            330   Franklin County Hospital,
                    4.50%, 11/1/98                       332
            455   Franklin County Hospital,
                    4.90%, 11/1/00                       460
            500   Franklin County Hospital,
                    5.88%, 11/1/25, callable
                    11/1/06 @ 101                        498
          1,720   Franklin County, Riverside
                    Hospital,
                    7.25%, 5/15/20, MBIA               1,886
          1,000   Garfield Heights, Marymont
                    Hospital,
                    Refunding & Improvement,
                    6.70%, 11/15/15                    1,053
          2,000   Lake County Hospital
                    Improvement Facilities,
                    6.38%, 8/15/03, AMBAC              2,188
          2,000   Lucas County Hospital,
                    5.75%, 11/15/14, MBIA              2,016
            500   Montgomery County Hospital,
                    5.50%, 4/1/26                        483
            635   Portage County Hospital,
                    6.50%, 11/15/03, MBIA                701
            675   Portage County Hospital,
                    6.50%, 11/15/04, MBIA                749
            715   Portage County Hospital,
                    6.50%, 11/15/05, MBIA                796
                                                  ----------
                                                      13,431
                                                  ----------
HOUSING (5.7%):
          2,000   Cuyahoga County Multifamily
                    Revenue,
                    6.60%, 10/20/30, GNMA              2,074
            275   Ohio Cap Corp.,
                    5.75%, 7/1/06, MBIA                  285
          1,775   Ohio Cap Corp.,
                    6.35%, 7/1/22, callable
                    7/1/05 @ 102                       1,820
                                                  ----------
                                                       4,179
                                                  ----------
      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
PUBLIC FACILITIES (CONVENTION, SPORT, PUBLIC
  BUILDINGS) (3.9%):
     $    2,000   State Building Authority,
                    Adult Correctional
                    Facilities,
                    6.00%, 10/1/07                $    2,120
            500   Toledo, Lucas County,
                    5.50%, 10/1/10, MBIA                 503
            200   Toledo, Lucas County
                    Convention Center,
                    5.70%, 10/1/15, MBIA                 202
                                                  ----------
                                                       2,825
                                                  ----------
TRANSPORTATION (4.1%):
          3,000   State Highway,
                    4.80%, 5/15/04                     3,013
                                                  ----------
UTILITY (SEWERS, TELEPHONE, ELECTRIC) (12.4%):
          1,985   Cleveland Public Power
                    Systems,
                    7.00%, 11/15/24, MBIA              2,279
          1,575   Franklin County Water
                    System,
                    5.80%, 12/1/22                     1,594
            250   Huber Heights Water System,
                    5.25%, 12/1/07, MBIA                 252
            815   Huber Heights Water System,
                    5.55%, 12/1/10, MBIA                 826
            650   Huber Heights Water System,
                    0.00%, 12/1/21, MBIA                 157
          1,000   Huber Heights Water System,
                    0.00%, 12/1/22, MBIA                 228
          1,000   Huber Heights Water System,
                    0.00%, 12/1/23, MBIA                 215
          1,245   Huber Heights Water System,
                    0.00%, 12/1/24, MBIA                 253
          1,195   Huber Heights Water System,
                    0.00%, 12/1/25, MBIA                 230
            500   State Water Development
                    Authority Revenue,
                    Fresh Water Service,
                    5.90%, 12/1/21, AMBAC                511
          1,205   Stark County Sewer District,
                    6.25%, 12/1/07                     1,323
            500   Southwest Regional Water,
                    6.00%, 12/1/20, MBIA                 514
            500   Toledo Waterworks,
                    5.00%, 11/15/02, FGIC                508
            250   Warren County Sewer,
                    5.65%, 12/1/20, FGIC                 248
                                                  ----------
                                                       9,138
------------------------------------------------------------
TOTAL REVENUE BONDS                                   36,548
------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                 70,375
------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO MUNICIPAL BOND FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
------------------------------------------------------------
  INVESTMENT COMPANIES (2.6%)
      1,554,119   Federated Ohio Municipal
                    Cash Trust                    $    1,554
        347,593   Vanguard Ohio Tax Free
                    Money Market Portfolio               348
------------------------------------------------------------
Total Investment Companies                             1,902
------------------------------------------------------------
TOTAL (COST $69,716) (a)                          $   72,277
------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $73,463.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $    2,570
                  Unrealized depreciation                 (9)
                                                  ----------
                  Net unrealized appreciation     $    2,561
                                                  ==========

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1996.

AMBAC -- American Municipal Bond Assurance Corp.
FGIC -- Financial Guaranty Insurance Company
GO -- General Obligation
GNMA -- Government National Mortgage Assoc.
MBIA -- Municipal Bond Insurance Assoc.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
------------------------------------------------------------
  COMMERCIAL PAPER (2.0%)
FINANCIAL SERVICES (2.0%):
     $    5,384   General Electric Capital
                    Corp., 5.57%, 11/1/96         $    5,384
------------------------------------------------------------
TOTAL COMMERCIAL PAPER                                 5,384
------------------------------------------------------------
------------------------------------------------------------
  COMMON STOCKS (57.5%)
AEROSPACE/DEFENSE (2.4%):
         37,700   AlliedSignal, Inc.                   2,469
         20,400   Boeing Co.                           1,946
         24,400   Textron, Inc.                        2,166
                                                  ----------
                                                       6,581
                                                  ----------
ALUMINUM (0.5%):
         25,300   Aluminum Co. of America              1,483
                                                  ----------
AUTOMOBILES (0.7%):
         16,000   Chrysler Corp.                         538
         30,000   Ford Motor Co.                         938
          4,300   Ford Motor Co., Convertible
                    Preferred                            440
                                                  ----------
                                                       1,916
                                                  ----------
AUTOMOTIVE PARTS (0.3%):
         30,000   AutoZone, Inc. (b)                     769
                                                  ----------
BANKS (4.7%):
         39,900   BankAmerica Corp.                    3,651
         36,000   Chase Manhattan Corp.                3,087
         23,600   First Union Corp.                    1,717
          7,000   J.P. Morgan & Co., Inc.                605
         25,000   Mellon Bank Corp.                    1,628
         48,500   Norwest Corp.                        2,128
                                                  ----------
                                                      12,816
                                                  ----------
BEVERAGES (0.9%):
         66,800   Anheuser-Busch Co., Inc.             2,572
                                                  ----------
CHEMICALS (1.3%):
         30,500   Air Products & Chemicals,
                    Inc.                               1,830
         23,800   Dow Chemical Co.                     1,850
                                                  ----------
                                                       3,680
                                                  ----------
COMPUTERS & PERIPHERALS (2.4%):
         52,000   Bay Networks, Inc. (b)               1,053
         15,000   Cisco Systems, Inc. (b)                928
         30,300   Hewlett Packard Co.                  1,337
         25,000   International Business
                    Machines Corp.                     3,225
                                                  ----------
                                                       6,543
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
CONSUMER GOODS (0.7%):
         20,000   Colgate-Palmolive, Inc.         $    1,840
         30,000   Jardine Strategic Holdings
                    Ltd. ADR                              98
         16,000   Professional Staff PLC
                    ADR (b)                              156
                                                  ----------
                                                       2,094
                                                  ----------
CONTAINERS -- METAL, GLASS, PAPER,
  PLASTIC (0.5%):
         22,600   Newell Co.                             641
         30,000   Sonoco Products Co.                    799
                                                  ----------
                                                       1,440
                                                  ----------
COSMETICS & RELATED (0.5%):
         27,100   Avon Products, Inc.                  1,470
                                                  ----------
ELECTRONIC & ELECTRICAL -- GENERAL (2.9%):
         15,000   Altera Corp. (b)                       930
         25,100   Emerson Electric Co.                 2,234
         30,400   General Electric Co.                 2,941
            900   Hitachi ADR                             80
         36,300   Raytheon Co.                         1,788
                                                  ----------
                                                       7,973
                                                  ----------
FINANCIAL SERVICES (2.0%):
         31,400   American Express Co.                 1,476
         61,200   Federal National Mortgage
                    Assoc.                             2,394
         18,300   Household International,
                    Inc.                               1,620
                                                  ----------
                                                       5,490
                                                  ----------
FOOD DISTRIBUTORS, SUPERMARKETS &
  WHOLESALERS (0.2%):
         16,500   Supervalu, Inc.                        491
                                                  ----------
FOOD PROCESSING & PACKAGING (1.5%):
         31,500   ConAgra, Inc.                        1,571
         69,000   Sara Lee Corp.                       2,450
                                                  ----------
                                                       4,021
                                                  ----------
FOREST PRODUCTS -- LUMBER & PAPER (0.3%):
         14,000   Mead Corp.                             795
                                                  ----------
HEALTH CARE (0.7%):
         52,500   Columbia HCA Healthcare
                    Corp.                              1,877
                                                  ----------
HEAVY MACHINERY -- INDUSTRIAL, FARM,
  CONSTRUCTION (0.9%):
         69,300   Baker Hughes, Inc.                   2,469
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
INSURANCE (3.1%):
         10,000   Aetna Insurance Co.             $      669
         69,942   Allstate Corp.                       3,925
         23,400   Chubb Corp.                          1,170
         31,000   Everest Re Holdings, Inc.              791
         36,700   St. Paul Cos., Inc.                  1,996
                                                  ----------
                                                       8,551
                                                  ----------
MANUFACTURING -- CONSUMER GOODS (0.3%):
         17,300   Litton Industries, Inc. (b)            776
                                                  ----------
MEDICAL SUPPLIES (0.9%):
         60,000   Biomet, Inc.                           968
         24,200   Medtronic, Inc.                      1,558
                                                  ----------
                                                       2,526
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION & SERVICES
  (8.9%):
         12,000   Atlantic Richfield Co.               1,590
         67,600   Enron Corp.                          3,143
         23,000   Exxon Corp.                          2,038
         41,700   Mobil Corp.                          4,868
         57,600   Phillips Petroleum Co.               2,362
            400   Royal Dutch Petroleum Co.
                    ADR                                   66
         23,500   Royal Dutch Petroleum Co.
                    ADR                                3,886
         16,000   Schlumberger Ltd.                    1,586
         48,500   Texaco, Inc.                         4,929
                                                  ----------
                                                      24,468
                                                  ----------
PAINT, VARNISHES, ENAMELS (0.3%):
         17,700   Sherwin-Williams Co.                   887
                                                  ----------
PHARMACEUTICALS (4.8%):
         44,000   Abbott Laboratories                  2,228
         43,900   American Home Products Corp.         2,689
          7,000   Bristol-Myers Squibb Co.               740
         20,600   Merck & Co., Inc.                    1,527
         52,800   Pfizer, Inc.                         4,369
         24,200   Schering-Plough Corp.                1,549
                                                  ----------
                                                      13,102
                                                  ----------
PRIMARY METAL & MINERAL PRODUCTION (0.2%):
         17,100   USX-U.S. Steel Group, Inc.             466
                                                  ----------
PUBLISHING (0.5%):
         35,000   Time Warner, Inc.                    1,304
                                                  ----------
RADIO & TELEVISION (0.6%):
         53,700   Viacom, Class B (b)                  1,752
                                                  ----------
RAILROAD & RAILROAD HOLDING COMPANIES (0.6%):
         19,000   Norfolk Southern Corp.               1,693
                                                  ----------
     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
RETAIL (3.0%):
         82,400   Dayton Hudson Corp.             $    2,853
         24,000   Lowes Cos., Inc.                       969
         16,000   May Department Stores Co.              758
         19,500   Sears, Roebuck & Co.                   943
         51,800   Wal-Mart Stores, Inc.                1,379
         32,800   Walgreen Co.                         1,238
                                                  ----------
                                                       8,140
                                                  ----------
RETAIL -- SPECIALTY STORES (0.4%):
         20,000   Home Depot, Inc.                     1,095
                                                  ----------
SEMICONDUCTORS (1.5%):
         19,700   Intel Corp.                          2,165
            300   Kyocera ADR                             39
         75,000   LSI Logic Corp. (b)                  1,988
                                                  ----------
                                                       4,192
                                                  ----------
SOFTWARE & COMPUTER SERVICES (1.1%):
         10,650   Microsoft Corp. (b)                  1,462
         32,000   Novell, Inc. (b)                       296
         30,000   Oracle Systems Corp. (b)             1,269
                                                  ----------
                                                       3,027
                                                  ----------
TAX RETURN PREPARATION (0.4%):
         40,500   H & R Block, Inc.                    1,002
                                                  ----------
TOBACCO & TOBACCO PRODUCTS (0.6%):
         16,500   Philip Morris Cos., Inc.             1,528
                                                  ----------
UTILITIES -- ELECTRIC (3.2%):
         54,900   Consolidated Edison Co. NY,
                    Inc.                               1,606
         52,000   DQE, Inc.                            1,495
         20,000   FPL Group, Inc.                        920
        111,800   Houston Industries                   2,557
         57,800   Texas Utilities Co.                  2,341
                                                  ----------
                                                       8,919
                                                  ----------
UTILITIES -- TELECOMMUNICATIONS (3.7%):
         38,000   AT&T Corp.                           1,325
         37,000   Ameritech Corp.                      2,026
            700   Cia Telecommuncaciones de
                    Chile SA ADR                          69
         66,500   GTE Corp.                            2,801
         17,176   Lucent Technologies, Inc.              807
        100,000   MCI Telecommunications Corp.         2,513
          1,000   Telefonica de Espana ADR                60
         25,000   Worldcom, Inc. (b)                     609
                                                  ----------
                                                      10,210
------------------------------------------------------------
TOTAL COMMON STOCKS                                  158,118
------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
------------------------------------------------------------
  FOREIGN COMMON STOCKS (4.2%)
AUSTRALIA (0.2%):
BANKS (0.1%):
         10,700   National Australia Bank Ltd.    $      117
                                                  ----------
BUILDING PRODUCTS (0.0%+):
         27,300   CSR Ltd.                                92
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION & SERVICE
  (0.1%):
         26,500   Santos Ltd.                            106
                                                  ----------
PUBLISHING (0.0%+):
         22,000   Publishing & Broadcasting
                    Ltd.                                  99
------------------------------------------------------------
TOTAL AUSTRALIA                                          414
------------------------------------------------------------
AUSTRIA (0.0%+):
OIL & GAS EXPLORATION, PRODUCTION & SERVICE
  (0.0%+):
            270   OMV AG                                  26
------------------------------------------------------------
TOTAL AUSTRIA                                             26
------------------------------------------------------------
BELGIUM (0.1%):
UTILITIES -- ELECTRIC (0.1%):
            700   Power Financial Corp.                  103
------------------------------------------------------------
TOTAL BELGIUM                                            103
------------------------------------------------------------
BRITAIN (0.8%):
AEROSPACE & DEFENSE (0.0%):
         22,000   Rolls-Royce PLC                         91
                                                  ----------
BANKS (0.1%):
         21,000   Allied Irish Banks PLC                 133
          2,100   HSBC Holdings                           44
                                                  ----------
                                                         177
                                                  ----------
COMPUTER SOFTWARE & SERVICES (0.0%+):
         10,000   JBA Holdings PLC                        83
                                                  ----------
FOOD PRODUCTS (0.1%):
         43,000   Tesco PLC                              233
                                                  ----------
INDUSTRIAL GOODS & SERVICES (0.1%):
         70,000   Hanson PLC                              92
                                                  ----------
INSURANCE (0.1%):
         28,700   Commercial Union PLC                   303
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION & SERVICE
  (0.1%):
         13,200   Shell Transport & Trading              216
                                                  ----------
PHARMACEUTICALS (0.1%):
          7,000   Glaxo Wellcome PLC                     110
                                                  ----------
PUBLISHING (0.0%+):
          2,200   Reed International PLC                  41
                                                  ----------
REAL ESTATE (0.0%+):
         20,000   Slough Estates PLC                      81
                                                  ----------
     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
RETAIL (0.0%+):
         33,600   Marks & Spencer PLC             $      282
                                                  ----------
TRANSPORTATION (0.1%):
         22,000   Peninsular & Oriental Steam
                    Navigation Co.                       216
                                                  ----------
UTILITIES -- WATER (0.1%):
         28,300   Severn Trent PLC                       285
------------------------------------------------------------
TOTAL BRITAIN                                          2,210
------------------------------------------------------------
CANADA (0.0%+):
FOREST PRODUCTS (0.0%+):
          5,900   Abitibi-Price, Inc.                     83
------------------------------------------------------------
TOTAL CANADA                                              83
------------------------------------------------------------
DENMARK (0.0%+):
BANKING (0.0%+):
          1,000   Den Danske Bank                         72
------------------------------------------------------------
TOTAL DENMARK                                             72
------------------------------------------------------------
FINLAND (0.1%):
BANKING (0.1%):
         53,000   Merita, Ltd. (b)                       157
------------------------------------------------------------
TOTAL FINLAND                                            157
------------------------------------------------------------
FRANCE (0.3%):
AGRICULTURE (0.0%+):
            300   Eridania Beghin-Say SA                  48
                                                  ----------
BUILDING PRODUCTS (0.1%):
          2,350   Compagnie de Saint Gobain              317
                                                  ----------
CHEMICALS (0.0%+):
          1,000   Rhone-Poulenc SA, Class A               30
                                                  ----------
FINANCIAL SERVICES (0.1%):
            900   Credit Local de France                  78
                                                  ----------
INSURANCE (0.1%):
          1,250   Cardif SA                              171
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION & SERVICE
  (0.0%+):
            700   Elf Aquitaine SA                        56
                                                  ----------
RETAIL (0.0%+):
          1,300   Casino Guichard-Perrichon               59
                                                  ----------
TOBACCO & TOBACCO PRODUCTS (0.0%+):
            700   SEITA                                   28
------------------------------------------------------------
TOTAL FRANCE                                             787
------------------------------------------------------------
GERMANY (0.3%):
AUTOMOTIVE (0.1%):
          1,100   Volkswagen AG                          334
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
BANKS (0.1%):
          1,900   Bayerische Hypotheken-und
                    Weschel-Bank AG               $       56
          8,000   Commerzbank AG                         179
                                                  ----------
                                                         235
                                                  ----------
ELECTRICAL & ELECTRONIC (0.0%+):
          1,000   Siemens AG                              52
                                                  ----------
CHEMICALS (0.1%):
          6,300   BASF AG                                201
                                                  ----------
STEEL (0.0%+):
            900   SGL Carbon AG                          100
------------------------------------------------------------
TOTAL GERMANY                                            922
------------------------------------------------------------
HOLLAND (0.2%):
BANKS (0.1%):
          4,497   ING Groep N.V.                         140
                                                  ----------
DISTRIBUTION/WHOLESALE (0.0%+):
          4,500   Internatio-Muller N.V.                 109
                                                  ----------
ELECTRICAL & ELECTRONIC (0.1%):
          3,300   Philips Electronics N.V.               116
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION & SERVICE
  (0.0%+):
            500   Royal Dutch Petroleum Co.               83
                                                  ----------
TRANSPORTATION (0.0%+):
          3,600   Nedlloyd Group N.V.                     90
------------------------------------------------------------
TOTAL HOLLAND                                            538
------------------------------------------------------------
HONG KONG (0.2%):
HOTELS & LODGING (0.1%):
         35,000   Wharf Holdings Ltd.                    145
                                                  ----------
REAL ESTATE (0.1%):
         10,000   Cheung Kong                             80
         56,000   Hang Lung Development Co.              111
         15,000   Hutchison Whampoa Ltd.                 105
                                                  ----------
                                                         296
                                                  ----------
TRANSPORTATION (0.0%+):
         60,000   Cross-Harbour Tunnel Co.               130
------------------------------------------------------------
TOTAL HONG KONG                                          571
------------------------------------------------------------
ITALY (0.3%):
AGRICULTURE (0.1%):
        157,000   Parmalat Finanziaria SpA               225
                                                  ----------
BANKS (0.1%):
         28,000   Istituto Mobiliare Italiano
                    SpA                                  222
                                                  ----------
UTILITIES -- TELECOMMUNICATIONS (0.1%):
        121,800   Telecom Italia SpA                     232
------------------------------------------------------------
TOTAL ITALY                                              679
------------------------------------------------------------
     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
JAPAN (1.3%):
AUTOMOTIVE (0.2%):
         13,000   Honda Motor Co.                 $      311
          5,000   Toyota Motor Co.                       118
                                                  ----------
                                                         429
                                                  ----------
BANKS (0.1%):
         17,000   77 Bank                                160
         20,000   Higo Bank                              147
                                                  ----------
                                                         307
                                                  ----------
BREWERY (0.1%):
         15,000   Kirin Brewery Co. Ltd.                 154
                                                  ----------
BROKERAGE SERVICES (0.1%):
          9,000   Nomura Securities Co. Ltd.             149
                                                  ----------
BUILDING PRODUCTS (0.0%+):
         12,000   Inax                                   102
                                                  ----------
CHEMICALS (0.0%+):
         14,000   Konica Corp.                            94
                                                  ----------
COSMETICS (0.0%+):
          6,000   Kao Corp.                               71
                                                  ----------
DISTRIBUTION/WHOLESALE (0.1%):
         49,000   Marubeni Corp.                         227
                                                  ----------
ELECTRICAL & ELECTRONIC (0.1%):
          7,000   Hitachi Ltd.                            62
         19,000   Matsushita Electric Works              304
                                                  ----------
                                                         366
                                                  ----------
ENGINEERING (0.0%+):
          3,000   Kinden Corp.                            42
                                                  ----------
ENTERTAINMENT (0.0%+):
            800   Toho Co.                               123
                                                  ----------
MANUFACTURING-CONSUMER GOODS (0.1%):
         24,000   Furukawa Co. Ltd.                      105
          3,000   Kurita Water Industries                 60
                                                  ----------
                                                         165
                                                  ----------
PUBLISHING (0.1%):
         12,000   Toppan Printing Co. Ltd.               147
                                                  ----------
REAL ESTATE (0.1%):
         10,000   Daito Trust Construction Co.
                    Ltd.                                 126
         13,000   Daiwa Kosho Lease Co. Ltd.             119
          8,000   Mitsui Fudosan                          99
                                                  ----------
                                                         344
                                                  ----------
RETAIL (0.1%):
         21,000   Mycal Corp.                            323
                                                  ----------
TOOLS (0.0%+):
         10,000   Makita Corp.                           137
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
UTILITIES-ELECTRIC (0.2%):
         22,000   Shikoku Electric Power          $      445
------------------------------------------------------------
TOTAL JAPAN                                            3,625
------------------------------------------------------------
MALAYSIA (0.0%+):
STEEL (0.0%+):
         52,000   Malayawata Steel Berhad                104
------------------------------------------------------------
TOTAL MALAYSIA                                           104
------------------------------------------------------------
NEW ZEALAND (0.1%):
AIRLINES (0.0%+):
         25,000   Air New Zealand Ltd., Class
                    B                                     61
HOUSEHOLD GOODS-APPLIANCES & FURNISHINGS (0.1%):
         34,800   Fisher & Paykel Industries
                    Ltd.                                 127
------------------------------------------------------------
TOTAL NEW ZEALAND                                        188
------------------------------------------------------------
SINGAPORE (0.0%+):
REAL ESTATE (0.0%+):
         27,000   Straits Steamship Land Ltd.             83
------------------------------------------------------------
TOTAL SINGAPORE                                           83
------------------------------------------------------------
SPAIN (0.0%+):
BANKS (0.0%+):
            600   Banco Bilbao Vizcaya
                    (Registered)                          29
                                                  ----------
INSURANCE (0.0%+):
          1,300   Corporacion Mapfre                      64
                                                  ----------
UTILITIES-ELECTRIC (0.0%+):
          8,000   Iberdrola SA                            85
------------------------------------------------------------
TOTAL SPAIN                                              178
------------------------------------------------------------
SWEDEN (0.1%):
BANKS (0.1%):
         11,200   Sparbanken Sverige AB,
                    Class A                              177
                                                  ----------
PUBLISHING (0.0%+):
          5,000   Marieberg Tidnings AB                  122
------------------------------------------------------------
TOTAL SWEDEN                                             299
------------------------------------------------------------
SWITZERLAND (0.2%):
BANKS (0.1%):
          1,297   CS Holding AG                          130
                                                  ----------
BUSINESS SERVICES (0.0%+):
             35   Societie Generale de
                    Surveillance Holding SA,
                    Class B                               80
                                                  ----------
FOOD PRODUCTS (0.0%+):
             97   Nestle SA-Registered                   106
                                                  ----------
INSURANCE (0.1%):
             60   Baloise Holdings-Registered            126
                                                  ----------
     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
PHARMACEUTICALS (0.0%+):
             68   Ciba-Geigy AG -- Registered     $       84
------------------------------------------------------------
TOTAL SWITZERLAND                                        526
------------------------------------------------------------
TOTAL FOREIGN COMMON STOCKS                           11,565
------------------------------------------------------------
------------------------------------------------------------
  CONVERTIBLE BONDS (0.1%)
BANKS (0.0%+):
     $       94   Mitsubishi Bank
                    International Finance
                    Bermuda, 3.00%, 11/30/02             102
                                                  ----------
TELECOMMUNICATIONS (0.1%):
            100   Nominal Telekom Malaysia,
                    4.00%, 10/3/04                       105
------------------------------------------------------------
TOTAL CONVERTIBLE BONDS                                  207
------------------------------------------------------------
------------------------------------------------------------
  CORPORATE BONDS (9.8%)
AUTOMOTIVE (1.5%):
          1,500   Daimler-Benz North America,
                    7.38%, 9/15/06                     1,549
            800   Ford Motor Co., 8.88%,
                    1/15/22                              924
          1,500   General Motors Corp., 9.13%,
                    7/15/01                            1,648
                                                  ----------
                                                       4,121
                                                  ----------
BANKS (1.7%):
            300   BankAmerica Corp., 9.63%,
                    2/13/01                              333
          1,000   BankAmerica Corp., 8.38%,
                    3/15/02                            1,081
          1,200   First Union Corp., 9.45%,
                    8/15/01                            1,335
          1,000   Societe Generale-New York,
                    7.40%, 6/1/06                      1,026
            400   SunTrust Banks, Inc., 7.38%,
                    7/1/02                               414
            500   Wachovia Corp., 6.05%,
                    10/1/25                              495
                                                  ----------
                                                       4,684
                                                  ----------
BROKERAGE SERVICES (2.0%):
          1,000   Lehman Brothers, Inc.,
                    7.63%, 6/1/06                      1,019
          1,000   Merrill Lynch Corp., 8.25%,
                    11/15/99                           1,054
          1,000   Merrill Lynch Corp., 6.00%,
                    3/1/01                               980
            750   Morgan Stanley Group, Inc.,
                    8.88%, 10/15/01                      821
            800   Morgan Stanley Group, Inc.,
                    5.63, 3/1/99                         790

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
     $      800   Salomon Brothers, Inc.,
                    6.70%, 12/1/98                $      807
                                                  ----------
                                                       5,471
                                                  ----------
ELECTRICAL & ELECTRONIC (0.4%):
          1,000   Philips Electronics,
                    7.13%, 5/15/25                     1,011
                                                  ----------
FINANCIAL SERVICES (0.7%):
          1,500   BHP Finance,
                    6.69%, 3/1/06                      1,474
            500   Liberty Mutual,
                    7.88%, 10/15/26                      507
                                                  ----------
                                                       1,981
                                                  ----------
INDUSTRIAL GOODS & SERVICES (2.1%):
          1,200   Black & Decker,
                    7.50%, 4/1/03                      1,241
            500   ConAgra, Inc.,
                    7.13%, 10/1/26                       509
            500   EG&G,
                    6.80%, 10/15/05                      488
          1,000   Georgia-Pacific,
                    9.95%, 6/15/02                     1,145
          1,000   Harris Corp.,
                    6.65%, 8/1/06                      1,006
            700   Tosco,
                    7.63%, 5/15/06                       719
            500   Westvaco Corp.,
                    9.75%, 6/15/20                       623
                                                  ----------
                                                       5,731
                                                  ----------
INSURANCE (0.2%):
            600   Aetna Insurance Co.,
                    6.97%, 8/15/36                       610
                                                  ----------
MEDIA (0.5%):
          1,200   Time Warner, Inc.,
                    9.15%, 2/1/23                      1,303
                                                  ----------
OIL & GAS EXPLORATION & PRODUCTION SERVICES
  (0.4%):
          1,000   Union Oil of California,
                    6.38%, 2/1/04                        964
                                                  ----------
RETAIL STORES (0.2%):
            500   Dayton Hudson,
                    6.40%, 2/15/03                       488
                                                  ----------
TEXTILE PRODUCTS (0.2%):
            500   Levi Straus Co.,
                    6.80%, 11/1/03                       498
------------------------------------------------------------
TOTAL CORPORATE BONDS                                 26,862
------------------------------------------------------------
     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
-----------------------------------------------------------
  RIGHTS & WARRANTS (0.0%)
          6,818   Air New Zealand Ltd. Class B
                    Rights                        $        7
------------------------------------------------------------
TOTAL RIGHTS & WARRANTS                                    7
------------------------------------------------------------
------------------------------------------------------------
  U.S. TREASURY NOTES (10.7%)
     $    2,500   6.00%, 8/15/99                       2,506
          3,700   7.75%, 1/31/00                       3,892
          2,600   7.13%, 2/29/00                       2,689
          9,580   6.13%, 9/30/00                       9,611
          7,400   6.38%, 8/15/02                       7,485
          2,000   7.88%, 11/15/04                      2,195
          1,050   7.00%, 7/15/06                       1,097
------------------------------------------------------------
TOTAL U.S. TREASURY NOTES**                           29,475
------------------------------------------------------------
------------------------------------------------------------
  U.S. TREASURY BONDS (2.4%)
             50   7.13%, 2/15/23                          52
          2,075   7.50%, 11/15/24                      2,277
            900   6.00%, 2/15/26                         821
          3,650   6.75% , 8/15/26                      3,689
------------------------------------------------------------
TOTAL U.S. TREASURY BONDS                              6,839
------------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT SECURITIES (13.0%)
FEDERAL HOME LOAN MORTGAGE CORP.:
          1,000   8.19%, 10/6/04                       1,035
            339   7.50%, 4/1/07                          344
          1,880   6.00%, 2/1/11                        1,817
          2,855   6.00%, 5/1/11                        2,754
FEDERAL NATIONAL MORTGAGE ASSOC.:
          1,500   8.50%, 2/1/05                        1,585
           1000   6.65%, 3/8/06                          978
          1,843   6.00%, 11/1/08                       1,788
          2,743   6.00%, 8/1/10                        2,649
          2,942   6.00%, 5/1/11                        2,836
            321   7.40%, 7/25/17                         320
            991   9.00%, 4/1/25                        1,040
            899   9.00%, 5/1/25                          943

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
     $    1,530   6.50%, 2/15/09                  $    1,510
            185   9.50%, 7/15/09                         198
          1,382   6.00%, 1/15/11                       1,340
          1,211   9.00%, 10/15/16                      1,281
            168   9.00%, 11/15/16                        177
            641   9.00%, 9/15/19                         675
            579   9.00%, 12/15/19                        610
            700   9.00%, 1/15/20                         740
            415   9.00%, 2/15/20                         437
          1,381   8.50%, 5/15/20                       1,431
            601   8.50%, 4/15/21                         622
            344   8.50%, 3/15/23                         356
            913   7.50%, 11/15/23                        915
          1,934   6.50%, 1/15/24                       1,846
          1,326   7.50%, 5/15/24                       1,330
          2,991   6.50%, 2/15/26                       2,864
          1,519   6.50%, 4/15/26                       1,453
------------------------------------------------------------
TOTAL U.S. GOVERNMENT SECURITIES                      35,874
------------------------------------------------------------
TOTAL (COST $236,773) (a)                         $  274,331
------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $274,985.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $726. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

           Unrealized appreciation          $37,138
           Unrealized depreciation             (306)
                                            -------
           Net unrealized appreciation      $36,832
                                            ========

(b) Represents non-income producing securities.

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods less than one year.

+ Percentage is less than 0.1%.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------------------
  COMMERCIAL PAPER (23.0%)
AUTOMOTIVE (2.9%):
     $    8,000   General Motors Acceptance
                    Corp., 5.27%, 11/8/96         $  8,000
                                                  --------
FINANCIAL SERVICES (20.1%):
         55,667   General Electric Capital
                    Corp., 5.57%, 11/1/96           55,667
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                              63,667
----------------------------------------------------------
----------------------------------------------------------
  COMMON STOCKS (75.9%)
ADVERTISING (0.1%):
          3,139   Interpublic Group Cos., Inc.         152
                                                  --------
AEROSPACE/DEFENSE (1.8%):
         11,180   AlliedSignal, Inc.                   732
         13,797   Boeing Co.                         1,316
          2,463   General Dynamics Corp.               169
          7,981   Lockheed Martin Corp.                715
          8,634   McDonnell Douglas Corp.              471
          1,995   Northrop Grumman Corp.               161
          8,656   Rockwell International Corp.         476
          3,288   Textron, Inc.                        292
          4,915   United Technologies Corp.            633
                                                  --------
                                                     4,965
                                                  --------
AIRLINES (0.2%):
          3,607   AMR Corp. Delaware (b)               303
          2,574   Delta Air Lines, Inc.                183
          5,715   Southwest Airlines Co.               129
          2,305   U.S. Air Group, Inc. (b)              40
                                                  --------
                                                       655
                                                  --------
ALUMINUM (0.2%):
          6,976   Aluminum Co. of America              409
                                                  --------
APPAREL (0.0%+):
          2,902   Liz Claiborne, Inc.                  123
                                                  --------
AUTOMOBILES (1.5%):
         29,213   Chrysler Corp.                       982
         44,954   Ford Motor Co.                     1,405
         29,805   General Motors Corp.               1,606
          2,790   Navistar International
                    Corp. (b)                           26
          1,560   PACCAR, Inc.                          87
                                                  --------
                                                     4,106
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
AUTOMOTIVE PARTS (0.3%):
          1,587   Cummins Engine, Inc.            $     66
          4,011   Dana Corp.                           119
          3,097   Eaton Corp.                          185
          2,440   Echlin, Inc.                          80
          4,750   Genuine Parts Co.                    208
          2,582   TRW, Inc.                            234
                                                  --------
                                                       892
                                                  --------
BANKS (4.4%):
          4,344   Bank of Boston Corp.                 278
         14,660   Bank of New York Co.                 486
         14,441   BankAmerica Corp.                  1,321
          3,170   Bankers Trust New York               268
          7,818   Barnett Banks, Inc.                  298
          6,178   Boatmen's Bancshares, Inc.           375
         17,067   Chase Manhattan Corp.              1,463
          4,386   Comerica, Inc.                       233
         12,337   First Chicago NBD Corp.              629
         10,776   First Union Corp.                    784
          5,474   Great Western Financial
                    Corp.                              153
          7,352   J.P. Morgan & Co., Inc.              635
          8,320   KeyCorp                              388
          5,972   Mellon Bank Corp.                    389
         11,501   NationsBank Corp.                  1,084
         14,644   Norwest Corp.                        643
         13,420   PNC Bank Corp.                       486
          2,202   Republic New York Corp.              168
          9,002   SunTrust Banks, Inc.                 420
          5,310   U.S. Bancorp                         212
          6,659   Wachovia Corp.                       358
          3,720   Wells Fargo & Co.                    994
                                                  --------
                                                    12,065
                                                  --------
BANKS -- MONEY CENTERS (REGIONAL) (1.0%):
         18,965   Citicorp                           1,878
          8,508   CoreStates Financial Corp.           414
          2,321   Golden West Financial Corp.,
                    Delaware                           151
          7,803   National City Corp.                  338
                                                  --------
                                                     2,781
                                                  --------
BANKS -- OUTSIDE MONEY CENTER (0.5%):
         17,261   Banc One Corp.                       731
          4,211   Fifth Third Bancorp                  264
          5,165   First Bank Systems, Inc.             341
                                                  --------
                                                     1,336
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
BEVERAGES (3.0%):
         19,809   Anheuser-Busch Co., Inc.        $    763
          3,228   Brown Forman Corp., Class B          140
         99,192   Coca-Cola Co.                      5,009
          1,427   Coors Adolph Co., Class B             28
         62,071   PepsiCo, Inc.                      1,839
         14,746   Seagram Co. Ltd.                     558
                                                  --------
                                                     8,337
                                                  --------
BROKERAGE SERVICES (0.3%):
          6,728   Merrill Lynch & Co., Inc.            473
          5,956   Morgan Stanley Group, Inc.           299
          4,102   Salomon Brothers, Inc.               185
                                                  --------
                                                       957
                                                  --------
BUILDING MATERIALS (0.6%):
          1,500   Armstrong World Industries,
                    Inc.                               100
          1,073   Centex Corp.                          32
          1,162   Crane Co.                             54
          1,860   Fleetwood Enterprises, Inc.           63
          1,139   Kaufman & Broad Home Corp.            14
          6,257   Masco Corp.                          196
         23,107   Monsanto Co.                         916
          5,680   Morton International, Inc.           224
          1,994   Owens Corning Fiberglas
                    Corp. (b)                           77
            975   Pulte Corp.                           26
                                                  --------
                                                     1,702
                                                  --------
CHEMICALS -- GENERAL (2.0%):
          2,127   Avery Dennison Corp.                 140
          4,377   Air Products & Chemicals,
                    Inc.                               263
         10,002   Dow Chemical Co.                     778
         22,253   E.I. Du Pont De Nemours Co.        2,064
          3,087   Eastman Chemical Co.                 163
          2,534   Ecolab, Inc.                          92
          1,491   FMC Corp. (b)                        110
          2,448   Great Lakes Chemical Corp.           128
          4,235   Hercules, Inc.                       202
          2,990   Mallinckrodt, Inc.                   130
          2,712   Nalco Chemical Co.                    99
          7,753   PPG Industries, Inc.                 442
          5,626   Praxair, Inc.                        249
          2,611   Rohm & Haas Co.                      186
          1,969   Sigma-Aldrich Corp.                  116
          5,115   Union Carbide Corp.                  218
          3,813   W.R. Grace & Co. (b)                 202
                                                  --------
                                                     5,582
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
COMMERCIAL SERVICES (0.1%):
         11,913   CUC International, Inc. (b)     $    292
                                                  --------
COMPUTERS & PERIPHERALS (3.4%):
          6,612   3Com Corp. (b)                       447
          4,806   Amdahl Corp. (b)                      49
          4,820   Apple Computer, Inc.                 111
          7,326   Bay Networks, Inc. (b)               148
          2,827   Cabletron Systems, Inc. (b)          176
         25,293   Cisco Systems, Inc. (b)            1,565
         10,571   Compaq Computer Corp. (b)            736
          2,167   Computer Sciences Corp. (b)          161
          1,435   Data General Corp. (b)                21
          2,098   Dell Computer, Inc. (b)              171
          5,899   Digital Equipment Corp. (b)          174
          8,987   EMC Corp. (b)                        236
         40,630   Hewlett Packard Corp.              1,793
          1,884   Integraph Corp. (b)                   18
         20,971   International Business
                    Machines Corp.                   2,705
          2,833   Seagate Technology, Inc. (b)         189
          6,904   Silicon Graphics, Inc. (b)           128
          7,650   Sun Microsystems, Inc. (b)           467
          4,620   Tandem Computers, Inc. (b)            58
          6,787   Unisys Corp. (b)                      42
                                                  --------
                                                     9,395
                                                  --------
CONGLOMERATES (0.6%):
          9,060   Corning, Inc.                        351
         16,643   Minnesota Mining &
                    Manufacturing Co.                1,275
                                                  --------
                                                     1,626
                                                  --------
CONSTRUCTION (0.2%):
          2,920   Case Corp.                           136
          3,323   Fluor Corp.                          218
          1,604   Foster Wheeler Corp.                  66
                                                  --------
                                                       420
                                                  --------
CONSUMER PRODUCTS (1.6%):
          2,920   American Greetings Corp.              86
          2,075   Clorox Co.                           226
          5,812   Colgate-Palmolive Co.                535
          1,526   Jostens, Inc.                         33
         11,330   Nike, Inc.                           667
         27,196   Procter & Gamble Co.               2,692
          2,349   Reebok International Ltd.             84
          1,801   Stride Rite Corp.                     15
                                                  --------
                                                     4,338
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
CONTAINERS (0.3%):
          1,150   Ball Corp.                      $     28
          2,039   Bemis, Inc.                           71
          5,043   Crown Cork & Seal, Inc.              242
          6,263   Newell Co.                           178
          5,932   Rubbermaid, Inc.                     138
          3,763   Stone Container Corp.                 57
          2,557   Tupperware Corp.                     131
                                                  --------
                                                       845
                                                  --------
COSMETICS & RELATED (0.7%):
          1,032   Alberto Culver Co.                    47
          5,373   Avon Products, Inc.                  291
         17,590   Gillette Co.                       1,315
          4,401   International Flavor &
                    Fragance, Inc.                     182
                                                  --------
                                                     1,835
                                                  --------
DEPARTMENT STORES (0.2%):
          4,525   Dillard Department Stores,
                    Inc., Class A                      144
          9,051   J. C. Penney Co., Inc.               475
          1,415   Mercantile Stores, Inc.               70
                                                  --------
                                                       689
                                                  --------
DIVERSIFIED -- CONGLOMERATES, HOLDINGS (0.0%+)
          1,854   National Service Industries,
                    Inc.                                64
                                                  --------
DRUG STORES (0.1%):
            840   Longs Drug Stores Corp.               38
          3,304   Rite Aid Corp.                       112
                                                  --------
                                                       150
                                                  --------
ELECTRICAL EQUIPMENT (2.8%):
          4,618   DSC Communications
                    Corp. (b)                           64
          8,853   Emerson Electric Co.                 788
         65,258   General Electric Co.               6,314
          4,633   General Instrument Corp. (b)          93
          1,594   Johnson Controls, Inc.               116
          1,645   Thomas & Betts Corp.                  70
          2,036   W. W. Grainger, Inc.                 151
         15,778   Westinghouse Electric Corp.          270
                                                  --------
                                                     7,866
                                                  --------
ELECTRICAL SERVICES (0.1%):
          4,618   General Public Utilities
                    Corp.                              152
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
ELECTRONIC & ELECTRICAL -- GENERAL (1.2%):
          5,327   Advanced Micro Devices, Inc.
                    (b)                           $     95
          8,718   AMP, Inc.                            295
          2,380   Andrew Corp. (b)                     116
          4,257   Cooper Industries, Inc.              171
          2,036   E G & G, Inc.                         36
          2,024   General Signal Corp.                  82
          1,570   Harris Corp.                          98
          4,984   Honeywell, Inc.                      310
         23,359   Motorola, Inc.                     1,075
          5,056   National Semiconductor
                    Corp. (b)                           97
          9,463   Raytheon Co.                         466
          2,474   Tandy Corp.                           93
          1,253   Tektronix, Inc.                       49
          7,439   Texas Instruments, Inc.              358
                                                  --------
                                                     3,341
                                                  --------
ENTERTAINMENT (1.0%):
          1,884   Bally Entertainment Corp.
                    (b)                                 57
          3,894   Brunswick Corp.                       92
          4,086   Harrahs Entertainment (b)             68
          3,357   Hasbro, Inc.                         131
          1,416   King World Productions (b)            51
          4,579   Loews Corp.                          378
         26,234   Walt Disney Co.                    1,728
                                                  --------
                                                     2,505
                                                  --------
ENVIRONMENTAL CONTROL (0.1%):
         12,004   Laidlaw, Inc., Class B               141
                                                  --------
FINANCIAL SERVICES (2.5%):
         18,860   American Express Co.                 886
         11,417   Automatic Data Processing,
                    Inc.                               475
          2,073   Beneficial Corp.                     121
          2,663   Ceridian Corp. (b)                   132
          6,507   Dean Witter Discover & Co.           383
          7,062   Federal Home Loan Mortgage
                    Corp.                              713
         43,206   Federal National Mortgage
                    Assoc.                           1,690
          8,803   First Data Corp.                     702
         10,030   Fleet Financial Group                500
          6,089   Green Tree Financial Corp.           241
          4,337   H.F. Ahmanson & Co.                  136
          3,834   Household International,
                    Inc.                               339
          8,819   MBNA Corp.                           333
          2,637   TransAmerica Corp.                   200
                                                  --------
                                                     6,851
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
FOOD DISTRIBUTORS (0.4%):
         10,020   Albertsons, Inc.                $    344
          1,438   Fleming Cos., Inc.                    25
          1,447   Great Atlantic & Pacific
                    Tea, Inc.                           44
          4,909   Kroger Co. (b)                       219
          2,655   Supervalu, Inc.                       79
          7,213   Sysco Corp.                          245
          5,907   Winn Dixie Stores, Inc.              197
                                                  --------
                                                     1,153
                                                  --------
FOOD PROCESSING & PACKAGING (2.0%):
         21,442   Archer-Daniels-Midland Co.           466
          5,783   CPC International, Inc.              456
          9,144   Campbell Soup Co.                    732
          9,577   ConAgra, Inc.                        478
          6,350   General Mills, Inc.                  363
         14,448   H.J. Heinz Co.                       513
          6,153   Hershey Foods Corp.                  298
          8,455   Kellogg Co.                          537
          3,305   Pioneer Hi-Bred
                    International, Inc.                222
          5,343   Quaker Oats Co.                      190
          4,083   Ralston Purina Group                 270
         18,996   Sara Lee Corp.                       674
          4,562   Wm. Wrigley Jr. Co.                  275
                                                  --------
                                                     5,474
                                                  --------
FOREST PRODUCTS -- LUMBER & PAPER (1.3%):
          4,499   Alco Standard Corp.                  209
          1,924   Boise Cascade Corp.                   60
          3,824   Champion International Corp.         166
          3,547   Georgia Pacific Corp.                266
         12,105   International Paper Co.              517
          3,299   James River Corp.                    104
         11,098   Kimberly-Clark Corp.               1,035
          4,318   Louisiana Pacific Corp.               90
          2,091   Mead Corp.                           119
          3,992   Moore Corp. Ltd.                      81
          1,139   Potlatch Corp.                        49
          2,181   Temple Inland, Inc.                  112
          2,681   Union Camp Corp.                     131
          4,048   Westvaco Corp.                       115
          7,949   Weyerhauser Co.                      365
          2,159   Willamette Industries, Inc.          146
                                                  --------
                                                     3,565
                                                  --------
FUNERAL SERVICES (0.1%):
          8,270   Service Corp. International          236
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
HEALTH CARE (0.4%):
         26,452   Columbia HCA Healthcare
                    Corp.                         $    946
          6,423   Humana, Inc. (b)                     117
                                                  --------
                                                     1,063
                                                  --------
HEAVY MACHINERY (0.6%):
          5,653   Baker Hughes, Inc.                   201
          7,743   Caterpillar Tractor, Inc.            531
         10,159   Deere & Co.                          424
          1,971   Harnischfeger Industries,
                    Inc.                                79
          4,230   Ingersoll Rand Co.                   176
          2,168   McDermott International,
                    Inc.                                39
          6,092   Tyco Laboratories, Inc.              302
                                                  --------
                                                     1,752
                                                  --------
HOLDING COMPANIES (0.2%):
          4,521   ITT Hartford Group, Inc.             285
          4,506   ITT Corp. (b)                        189
          4,563   ITT Industries                       106
                                                  --------
                                                       580
                                                  --------
HOSPITAL & NURSING EQUIPMENT (1.0%):
          2,165   Bard C.R., Inc.                       61
         52,587   Johnson & Johnson, Inc.            2,590
                                                  --------
                                                     2,651
                                                  --------
HOTELS & MOTELS (0.3%):
          4,310   HFS, Inc. (b)                        316
          7,832   Hilton Hotels Corp.                  238
          5,017   Marriott International, Inc.         285
                                                  --------
                                                       839
                                                  --------
HOUSEHOLD GOODS -- APPLIANCES &
  FURNISHINGS (0.1%):
          4,006   Maytag Corp.                          80
          2,978   Whirlpool Corp.                      141
                                                  --------
                                                       221
                                                  --------
INDUSTRIAL SERVICES (0.1%):
          4,502   Dover Corp.                          231
                                                  --------
INSURANCE -- LIFE (0.3%):
          2,832   Jefferson Pilot Corp.                161
          3,676   Providian Corp                       173
          2,798   Torchmark Corp.                      135
          7,209   United Healthcare                    273
          1,355   USLIFE Corp.                          42
                                                  --------
                                                       784
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
INSURANCE -- MULTI-LINE (2.1%):
          5,865   Aetna Life & Casualty Co.       $    392
          1,787   Alexander & Alexander
                    Services, Inc.                      27
          8,054   American General Corp.               300
         18,603   American International
                    Group, Inc.                      2,021
          3,899   AON Corp.                            225
          2,916   Cigna Corp.                          381
          3,112   General Re Corp.                     458
          4,185   Lincoln National Corp.               203
          2,884   Marsh & McLennan Cos., Inc.          300
          2,307   MGIC Investment Corp.                158
          4,951   Safeco Corp.                         187
          3,327   St. Paul Cos., Inc.                  181
         19,105   Travelers, Inc.                    1,036
          4,680   USF&G Corp.                           89
                                                  --------
                                                     5,958
                                                  --------
INSURANCE -- PROPERTY, CASUALTY,
  HEALTH (0.5%):
         17,624   Allstate Corp.                       989
          6,837   Chubb Corp.                          342
          2,836   UNUM Corp.                           178
                                                  --------
                                                     1,509
                                                  --------
MACHINE TOOLS (0.0%+):
          1,335   Cincinnati Milacron, Inc.             26
          1,258   Giddings & Lewis, Inc.                15
                                                  --------
                                                        41
                                                  --------
MANUFACURING -- CAPITAL GOODS (0.1%):
          4,821   Illinois Tool Works, Inc.            339
          1,071   Trinova Corp.                         35
                                                  --------
                                                       374
                                                  --------
MANUFACTURING -- CONSUMER GOODS (0.2%):
         10,828   Mattel, Inc.                         313
          2,052   Western Atlas, Inc. (b)              142
                                                  --------
                                                       455
                                                  --------
MANUFACTURING -- MISCELLANEOUS (0.5%):
          1,145   Briggs & Stratton Corp.               46
          1,666   Millipore Corp.                       58
            403   NACCO Industries, Inc.                19
          4,556   Pall Corp.                           117
          2,879   Parker-Hannifin Corp.                109
          6,329   Unilever N. V.                       968
          4,175   Whitman Corp.                        101
                                                  --------
                                                     1,418
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
MEDICAL SERVICES (0.1%):
          3,996   Beverly Enterprises, Inc.
                    (b)                           $     49
          1,645   Community Psychiatric
                    Centers, Inc. (b)                   15
          2,515   Manor Care, Inc.                      99
          8,186   Tenet Healthcare Corp. (b)           171
                                                  --------
                                                       334
                                                  --------
MEDICAL SUPPLIES (0.7%):
          2,243   Bausch & Lomb, Inc.                   76
         11,033   Baxter International, Inc.           459
          5,054   Becton Dickinson & Co.               220
          4,538   Biomet, Inc.                          73
          7,015   Boston Scientific Corp. (b)          381
          9,398   Medtronic, Inc.                      605
          2,809   St. Jude Medical, Inc. (b)           111
          2,257   United States Surgical Corp.          95
                                                  --------
                                                     2,020
                                                  --------
METALS -- FABRICATION (0.4%):
          8,942   Alcan Aluminum Ltd.                  294
          1,715   Asarco, Inc.                          45
          3,684   Cyprus Amax Minerals                  83
          7,779   Freeport-McMoRan Copper &
                    Gold, Inc., Class B                236
          5,414   Homestake Mining Co.                  77
          1,879   Inland Steel Industries,
                    Inc.                                30
          3,382   Newmont Mining Corp.                 156
          2,578   Phelps Dodge Corp.                   162
          2,583   Reynolds Metals Co.                  145
                                                  --------
                                                     1,228
                                                  --------
MINING (0.0%+):
          5,173   Santa Fe Pacific Gold Corp.           61
                                                  --------
NEWSPAPERS (0.4%):
          5,574   Gannett Co., Inc.                    423
          3,840   Knight-Ridder, Inc.                  144
          3,912   New York Times Co., Class A          141
          4,191   Times Mirror Co., Class A            194
          2,440   Tribune Co.                          199
                                                  --------
                                                     1,101
                                                  --------
OFFICE EQUIPMENT & SUPPLIES (0.3%):
          5,913   Pitney Bowes, Inc.                   330
         12,648   Xerox Corp.                          587
                                                  --------
                                                       917
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
OIL & GAS EXPLORATION & PRODUCTION (2.2%):
          3,647   Amerada Hess Corp.              $    202
          2,564   Ashland, Inc.                        109
          4,988   Burlington Resource, Inc.            251
          4,242   Coastal Corp.                        182
          2,053   Columbia Gas System, Inc.            125
            779   Eastern Enterprises                   30
          9,973   Enron Corp.                          464
          2,682   Enserch Corp.                         58
            952   Helmerich & Payne, Inc.               52
          1,960   Kerr-McGee Corp.                     123
          1,335   Louisiana Land &
                    Exploration Co.                     76
         15,623   Mobil Corp.                        1,824
          4,964   Noram Energy Corp.                    76
         12,789   Occidental Petroleum Corp.           313
            991   Oneok, Inc.                           27
          4,081   Oryx Energy Co. (b)                   79
          5,989   Panenergy Corp.                      231
          1,804   Pennzoil Co.                          92
          3,381   Rowan Cos. (b)                        76
          3,587   Sante Fe Energy Resources,
                    Inc. (b)                            51
          3,437   Sonat, Inc.                          169
          2,967   Sun Co., Inc.                         66
          7,081   Tenneco, Inc.                        351
         11,745   USX -- Marathon Group                257
          8,491   Union Pacific Resources
                    Group, Inc.                        234
          9,756   Unocal Corp.                         357
          4,177   Williams Co., Inc.                   218
                                                  --------
                                                     6,093
                                                  --------
OIL -- INTEGRATED COMPANIES (4.8%):
         19,627   Amoco Corp.                        1,487
          6,309   Atlantic Richfield Co.               836
         25,833   Chevron Corp.                      1,699
         49,198   Exxon Corp.                        4,360
         10,383   Phillips Petroleum Co.               426
         21,170   Royal Dutch Petroleum Co.          3,501
         10,300   Texaco, Inc.                       1,047
                                                  --------
                                                    13,356
                                                  --------
OILFIELD EQUIPMENT & SERVICES (0.5%):
          7,165   Dresser Industries, Inc.             236
          4,505   Halliburton Co.                      255
          9,706   Schlumberger Ltd.                    962
                                                  --------
                                                     1,453
                                                  --------
PAINT, VARNISHES & ENAMELS (0.1%):
          3,378   Sherwin-Williams Co.                 169
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
PHARMACEUTICALS (5.6%):
         30,995   Abbott Laboratories             $  1,569
          2,561   Allergan, Inc.                        78
          3,312   Alza Corp., Class A (b)               86
         25,043   American Home Products Corp.       1,534
         10,470   Amgen, Inc. (b)                      642
         20,028   Bristol-Myers Squibb Co.           2,118
         21,632   Eli Lilly & Co.                    1,525
         48,391   Merck & Co., Inc.                  3,587
         25,285   Pfizer, Inc.                       2,092
         20,087   Pharmacia & Upjohn Co.               723
         14,927   Schering-Plough Corp.                955
         10,754   Warner-Lambert Co.                   684
                                                  --------
                                                    15,593
                                                  --------
PHOTOGRAPHY (0.4%):
         13,313   Eastman Kodak Co.                  1,062
          1,852   Polaroid Corp.                        75
                                                  --------
                                                     1,137
                                                  --------
POLLUTION CONTROL SERVICES & EQUIPMENT (0.3%):
          8,378   Browning-Ferris Industries,
                    Inc.                               220
          2,283   Safety Kleen                          36
         19,404   WMX Technologies,Inc.                667
                                                  --------
                                                       923
                                                  --------
PRECISION INSTRUMENTS & RELATED (0.0%+):
          1,669   Perkin-Elmer Corp.                    89
                                                  --------
PRIMARY METAL & MINERAL PRODUCTION (0.4%):
          3,947   Armco, Inc. (b)                       15
          3,514   Battle Mountain Gold Co.              27
         14,104   Barrick Gold Corp.                   368
          4,324   Bethlehem Steel Corp. (b)             35
          5,018   Echo Bay Mines Ltd.                   39
          5,629   Englehard Corp.                      103
          4,636   Inco Ltd.                            147
          3,507   Nucor Corp.                          166
          3,246   USX-U.S. Steel Group, Inc.            89
                                                  --------
                                                       989
                                                  --------
PUBLISHING (0.7%):
          3,311   Deluxe Corp.                         108
          3,860   Dow Jones & Co., Inc.                127
          6,807   Dun & Bradstreet Corp.               394
          1,196   John H. Harland Co.                   37
          3,934   McGraw Hill, Inc.                    184
          1,012   Meredith Corp.                        51
          6,111   R.R. Donnelley & Sons Co.            186
         21,011   Time Warner, Inc.                    783
                                                  --------
                                                     1,870
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

93

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
RADIO & TELEVISION (0.4%):
          9,237   Comcast, Class A Special
                    Shares                        $    136
         25,848   Tele-Communications, Inc.,
                    Class A (b)                        321
         18,743   US West Media Group (b)              293
         13,913   Viacom, Class B (b)                  454
                                                  --------
                                                     1,204
                                                  --------
RAILROADS (0.8%):
          5,683   Burlington Northern/
                    Santa Fe, Inc.                     468
          8,412   CSX Corp.                            363
          3,238   Conrail, Inc.                        308
          5,056   Norfolk Southern Corp.               451
          8,788   Union Pacific Corp.                  493
                                                  --------
                                                     2,083
                                                  --------
RESTAURANTS (0.5%):
          6,201   Darden Restaurants, Inc.              52
            897   Luby's Cafeterias, Inc.               19
         27,539   McDonald's Corp.                   1,222
          1,919   Ryan's Family Steak Houses,
                    Inc. (b)                            14
          1,841   Shoney's, Inc. (b)                    14
          5,092   Wendy's International, Inc.          105
                                                  --------
                                                     1,426
                                                  --------
RETAIL (2.1%):
          5,836   American Stores Co.                  241
          3,773   Charming Shoppes, Inc. (b)            17
          8,630   Dayton Hudson Corp.                  299
          8,192   Federated Department Stores,
                    Inc. (b)                           270
          2,839   Harcourt General, Inc.               141
         19,076   K-Mart Corp.                         186
          6,317   Lowes Cos., Inc.                     255
          9,911   May Department Stores Co.            470
          3,219   Nordstrom, Inc.                      116
          7,759   Price/Costco, Inc. (b)               154
         15,507   Sears, Roebuck & Co.                 750
         90,736   Wal-Mart Stores, Inc.              2,416
          9,717   Walgreen Co.                         367
          5,188   Woolworth Corp. (b)                  109
                                                  --------
                                                     5,791
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
RETAIL -- SPECIALTY STORES (0.9%):
          3,873   Circuit City Stores, Inc.       $    127
          1,188   Footstar, Inc. (b)                    26
         11,315   The Gap                              328
          2,313   Giant Food, Inc.                      78
         18,932   Home Depot, Inc.                   1,037
         10,748   The Limited, Inc.                    197
          4,126   Melville Corp.                       154
          2,453   Pep Boys -- Manny,
                    Moe & Jack                          86
          2,910   TJX Cos., Inc.                       116
         10,919   Toys R Us, Inc. (b)                  370
                                                  --------
                                                     2,519
                                                  --------
RUBBER & RUBBER PRODUCTS (0.2%):
          2,153   B.F. Goodrich, Inc.                   91
          3,337   Cooper Tire & Rubber Co.              65
          6,193   Goodyear Tire & Rubber Co.           284
                                                  --------
                                                       440
                                                  --------
SEMICONDUCTORS (1.5%):
          7,032   Applied Materials, Inc. (b)          186
         32,616   Intel Corp.                        3,584
          5,053   LSI Logic Corp. (b)                  134
          8,198   Micron Technology, Inc.              208
                                                  --------
                                                     4,112
                                                  --------
SOFTWARE & COMPUTER SERVICES (1.9%):
          1,837   Autodesk, Inc.                        42
         14,277   Computer Associates
                    International, Inc.                844
         23,410   Microsoft Corp. (b)                3,213
         14,098   Novell, Inc. (b)                     130
         25,782   Oracle Systems Corp. (b)           1,091
            910   Shared Medical Systems Corp.          44
                                                  --------
                                                     5,364
                                                  --------
STEEL (0.1%):
          4,270   Allegheny Teledyne, Inc. (b)          91
          3,602   Worthington Industries, Inc.          75
                                                  --------
                                                       166
                                                  --------
TAX RETURN PREPARATION (0.0%+):
          4,123   H & R Block, Inc.                    102
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

94

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
TELECOMMUNICATIONS (2.2%):
         19,668   AirTouch Communications,
                    Inc. (b)                      $    514
          7,510   Alltel Corp.                         229
         17,283   Bell Atlantic Corp.                1,041
         24,926   Lucent Technologies, Inc.          1,172
         10,154   Northern Telecom Ltd.                661
         16,941   Pacific Telesis Group                576
          3,026   Scientific-Atlanta, Inc.              44
         16,962   Sprint Corp.                         666
          3,537   Tellabs, Inc. (b)                    301
         18,943   U. S. West, Inc.                     575
          9,701   Worldcom, Inc. (b)                   236
                                                  --------
                                                     6,015
                                                  --------
TEXTILE MANUFACTURING (0.1%):
          3,054   Fruit of The Loom, Inc. (b)          111
          1,573   Russell Corp.                         45
            801   Springs Industries, Inc.,
                    Class A                             36
          2,496   V. F. Corp.                          163
                                                  --------
                                                       355
                                                  --------
TOBACCO & TOBACCO PRODUCTS (1.3%):
          7,053   American Brands, Inc.                337
         32,713   Philip Morris Cos., Inc.           3,030
          7,525   UST, Inc.                            217
                                                  --------
                                                     3,584
                                                  --------
TOOLS & HARDWARE MANUFACTURING (0.1%):
          3,455   Black & Decker Corp.                 129
          2,432   Snap On Tools, Inc.                   78
          3,591   Stanley Works                        101
          1,182   Timken Co.                            53
                                                  --------
                                                       361
                                                  --------
TRANSPORTATION LEASING & TRUCKING (0.1%):
          1,551   Caliber Systems, Inc.                 26
          1,647   Consolidated Freightways,
                    Inc.                                40
          2,222   Federal Express Corp. (b)            179
          3,157   Ryder Systems, Inc.                   94
          1,014   Yellow Corp. (b)                      13
                                                  --------
                                                       352
                                                  --------
TRUCKS -- MANUFACTURING (0.1%):
          9,450   Placer Dome, Inc.                    227
                                                  --------
     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
UTILITIES -- ELECTRIC (2.1%):
          7,399   American Electric Power Co.     $    307
          6,097   Carolina Power & Light Co.           220
          7,718   Central & South West Corp.           205
          6,189   CINergy Corp.                        205
          9,247   Consolidated Edison Co. NY,
                    Inc.                               270
          5,835   Detroit Edison Co.                   176
          6,977   Dominion Resources, Inc.             263
          8,023   Duke Power Co.                       392
         17,402   Edison International                 344
          9,088   Entergy Corp.                        254
          7,236   FPL Group, Inc.                      333
         10,436   Houston Industries                   239
          5,729   Niagara Mohawk Power Corp.            49
          2,736   Northern States Power Co.
                    Minnesota                          129
          6,058   Ohio Edison Co.                      126
         11,366   PacifiCorp                           240
          8,791   Peco Energy Co.                      222
          6,436   PP&L Resources, Inc.                 150
          9,636   Public Service Enterprise
                    Group                              259
          1,728   Raychem Corp.                        135
         26,606   Southern Co.                         589
          8,879   Texas Utilities Co.                  360
          8,536   Unicom Corp.                         222
          4,051   Union Electric Co.                   156
                                                  --------
                                                     5,845
                                                  --------
UTILITIES -- ELECTRIC & GAS (0.2%):
          5,815   Baltimore Gas & Electric Co.         158
         16,635   Pacific Gas & Electric Co.           391
          1,361   Peoples Energy Corp.                  48
                                                  --------
                                                       597
                                                  --------
UTILITIES -- NATURAL GAS (0.1%):
          3,672   Consolidated Natural Gas Co.         195
          1,986   Nicor, Inc.                           69
          3,349   Pacific Enterprises                  103
                                                  --------
                                                       367
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

95

THE VICTORY PORTFOLIOS                                          October 31, 1996
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
UTILITIES -- TELECOMMUNICATIONS (3.3%):
         63,430   A T & T Corp.                   $  2,212
         21,788   Ameritech Corp.                    1,193
         39,321   BellSouth Corp.                    1,602
         38,380   GTE Corp.                          1,617
         27,148   MCI Telecommunications Corp.         682
         17,241   Nynex Corp.                          767
         24,116   SBC Communications, Inc.           1,174
                                                  --------
                                                     9,247
----------------------------------------------------------
TOTAL COMMON STOCKS                                210,366
----------------------------------------------------------
----------------------------------------------------------
  U.S. TREASURY BILLS (0.8%)
          2,320   5.20%, 12/19/96(c)                 2,302
----------------------------------------------------------
TOTAL (COST $221,337)(a)                          $276,335
----------------------------------------------------------

---------------

Percentages indicated are based on net assets of $277,124.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $533. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

  Unrealized appreciation       $58,822
  Unrealized depreciation        (4,357)
                                -------
  Net unrealized appreciation   $54,465
                                -------

(b) Represents non-income producing security.

(c) Serves as collateral for futures contracts.

  + Percentage is less than 0.1%.

                                 NUMBER OF   MARKET
                                 CONTRACTS    VALUE
----------------------------------------------------
  FUTURES CONTRACTS
    Long, Standard & Poor's 500
      Index Futures Contract,
      face amount $56,204
      expiring December 19,
      1996                          167      $59,256
----------------------------------------------------
    Total Futures Contracts                  $59,256
----------------------------------------------------


                       SEE NOTES TO FINANCIAL STATEMENTS.

96

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
DIVERSIFIED STOCK FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
----------------------------------------------------------
  COMMERCIAL PAPER (6.8%)
     $   39,390   General Elecric Capital
                    Corp.,
                  5.57%, 11/1/96                  $ 39,390
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                              39,390
----------------------------------------------------------
----------------------------------------------------------
  COMMON STOCKS (91.0%)
AEROSPACE/DEFENSE (4.0%):
         96,100   AlliedSignal, Inc.                 6,295
        103,500   Boeing Co.                         9,871
         77,000   Textron, Inc.                      6,834
                                                  --------
                                                    23,000
                                                  --------
AIRLINES (1.6%):
         85,000   AMR Corp. Delaware (b)             7,140
         32,700   Delta Air Lines, Inc.              2,318
                                                  --------
                                                     9,458
                                                  --------
BANKS (8.4%):
         50,800   BankAmerica Corp.                  4,648
         70,000   Citicorp                           6,930
        130,000   First Union Corp.                  9,457
        102,000   Mellon Bank Corp.                  6,643
         75,000   NationsBank Corp.                  7,069
        160,100   Norwest Corp.                      7,024
        195,000   PNC Bank Corp.                     7,069
                                                  --------
                                                    48,840
                                                  --------
BEVERAGES (2.7%):
        255,000   Anheuser-Busch Co., Inc.           9,817
        205,000   PepsiCo, Inc.                      6,073
                                                  --------
                                                    15,890
                                                  --------
CHEMICALS (4.4%):
        211,100   Air Products & Chemicals,
                    Inc.                            12,666
        193,900   Nalco Chemical Co.                 7,053
        326,750   RPM Inc., Ohio                     5,473
                                                  --------
                                                    25,192
                                                  --------
COMPUTERS & PERIPHERALS (4.6%):
        145,000   Bay Networks, Inc. (b)             2,936
        125,000   Hewlett Packard Co.                5,516
        140,000   International Business
                    Machines Corp.                  18,060
                                                  --------
                                                    26,512
                                                  --------
CONGLOMERATES (0.7%):
         49,500   Minnesota Mining &
                    Manufacturing Co.                3,793
                                                  --------
CONSUMER PRODUCTS (1.5%):
         90,000   Procter & Gamble Co.               8,910
                                                  --------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
ELECTRICAL EQUIPMENT (3.6%):
        110,800   General Electric Co.            $ 10,720
        327,500   Westinghouse Electric Corp.        5,608
         56,700   W.W. Grainger, Inc.                4,203
                                                  --------
                                                    20,531
                                                  --------
ELECTRONIC & ELECTRICAL -- GENERAL (0.7%):
         90,000   Motorola, Inc.                     4,140
                                                  --------
ENGINEERING & CONSTRUCTION (1.1%):
         98,700   Fluor Corp.                        6,465
                                                  --------
ENTERTAINMENT (1.3%):
        110,000   Walt Disney Co.                    7,246
                                                  --------
FINANCIAL SERVICES (2.3%):
        213,265   Bear Stearns Cos., Inc.            5,038
        150,000   Travelers, Inc.                    8,137
                                                  --------
                                                    13,175
                                                  --------
FOOD PROCESSING & PACKAGING (2.2%):
        125,300   ConAgra, Inc.                      6,249
         95,000   Pioneer Hi-Bred
                    International, Inc.              6,377
                                                  --------
                                                    12,626
                                                  --------
FOREST PRODUCTS (1.5%):
         90,000   Kimberly-Clark Corp.               8,392
                                                  --------
HOTELS & MOTELS (0.5%):
        140,000   Mirage Resorts, Inc. (b)           3,080
                                                  --------
HOUSEHOLD GOODS -- APPLIANCES, FURNISHINGS
  (1.1%):
        135,000   Whirlpool Corp.                    6,379
                                                  --------
INSURANCE -- MULTI-LINE (1.7%):
         65,350   American International
                    Group, Inc.                      7,099
         50,000   St. Paul Cos., Inc.                2,719
                                                  --------
                                                     9,818
                                                  --------
INSURANCE -- PROPERTY, CASUALTY, HEALTH (1.5%):
         75,000   Allstate Corp.                     4,209
        147,000   Travelers/Aetna Property
                    Casualty Corp.                   4,410
                                                  --------
                                                     8,619
                                                  --------
MEDICAL SUPPLIES (0.7%):
        247,600   Biomet, Inc.                       3,992
                                                  --------
METALS -- FABRICATION (0.6%):
        100,000   Kennametal, Inc.                   3,400
                                                  --------
NATURAL GAS (2.6%):
        320,700   Enron Corp.                       14,913
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

97

THE VICTORY PORTFOLIOS                                          October 31, 1996
DIVERSIFIED STOCK FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
OIL & GAS EXPLORATION & PRODUCTION (1.2%):
        140,000   Tenneco, Inc.                   $  6,930
                                                  --------
OIL -- INTEGRATED COMPANIES (7.3%):
         30,400   Atlantic Richfield Co.             4,028
        190,500   Exxon Corp.                       16,883
        159,500   Phillips Petroleum Co.             6,539
         40,000   Royal Dutch Petroleum Co.          6,615
         80,500   Texaco, Inc.                       8,181
                                                  --------
                                                    42,246
                                                  --------
OILFIELD EQUIPMENT & SERVICES (4.4%):
        320,000   Baker Hughes, Inc.                11,400
        195,600   Dresser Industries, Inc.           6,430
         80,000   Schlumberger, Ltd.                 7,930
                                                  --------
                                                    25,760
                                                  --------
PAPER (0.5%):
         82,600   Bowater, Inc.                      2,922
                                                  --------
PHARMACEUTICALS (5.2%):
         90,000   Abbott Laboratories                4,556
        150,000   Eli Lilly & Co.                   10,575
         80,000   Merck & Co., Inc.                  5,930
        110,000   Pfizer, Inc.                       9,103
                                                  --------
                                                    30,164
                                                  --------
RADIO & TELEVISION (1.1%):
        200,000   Viacom, Class B (b)                6,525
                                                  --------
RETAIL (6.1%):
        210,800   Dayton Hudson Corp.                7,299
        160,000   Lowes Cos., Inc.                   6,460
        270,000   Nordstrom, Inc.                    9,737
        275,000   Wal-Mart Stores, Inc.              7,322
        125,000   Walgreen Co.                       4,719
                                                  --------
                                                    35,537
                                                  --------
SEMICONDUCTORS (3.6%):
        110,000   Intel Corp.                       12,086
        325,000   LSI Logic Corp. (b)                8,613
                                                  --------
                                                    20,699
                                         --------
     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
SOFTWARE & COMPUTER SERVICE (0.7%):
        100,000   Oracle Systems Corp. (b)        $  4,231
                                                  --------
TOBACCO & TOBACCO RELATED (1.9%):
        120,000   Philip Morris Cos., Inc.          11,115
                                                  --------
UTILITIES -- ELECTRIC (4.7%):
         50,000   CINergy Corp.                      1,656
        570,300   Houston Industries                13,046
        290,300   Southern Co.                       6,423
        153,500   Texas Utilities Co.                6,217
                                                  --------
                                                    27,342
                                                  --------
UTILITIES -- TELECOMMUNICATIONS (5.0%):
        350,000   GTE Corp.                         14,744
         59,722   Lucent Technologies, Inc.          2,807
        125,000   MCI Telecommunications Corp.       3,141
        350,000   Worldcom, Inc. (b)                 8,531
                                                  --------
                                                    29,223
----------------------------------------------------------
TOTAL COMMON STOCKS                                527,065
----------------------------------------------------------
TOTAL (COST $483,043) (a)                         $566,455
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $579,381.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $260. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $ 90,530
                  Unrealized depreciation           (7,378)
                                                  --------
                  Net unrealized appreciation     $ 83,152
                                                  =========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

98

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
VALUE FUND                                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  COMMERCIAL PAPER (4.2%)
        15,927   General Electric Capital
                   Corp., 5.57%, 11/1/96         $ 15,927
---------------------------------------------------------
TOTAL COMMERCIAL PAPER                             15,927
---------------------------------------------------------
---------------------------------------------------------
  COMMON STOCKS (96.0%)
AEROSPACE/DEFENSE (5.6%):
        49,000   AlliedSignal, Inc.                 3,210
        65,500   Boeing Co.                         6,247
        56,000   Litton Industries, Inc. (b)        2,513
        96,000   Raytheon Co.                       4,728
        55,000   Textron, Inc.                      4,881
                                                 --------
                                                   21,579
                                                 --------
AUTOMOTIVE (1.6%):
       110,000   Chrysler Corp.                     3,699
        82,400   Ford Motor Co.                     2,575
                                                 --------
                                                    6,274
                                                 --------
AUTOMOTIVE PARTS (0.6%):
        83,800   AutoZone, Inc. (b)                 2,147
                                                 --------
BANKS (6.6%):
        92,000   BankAmerica Corp.                  8,418
        74,800   Chase Manhattan Corp.              6,414
        71,000   First Union Corp.                  5,165
        40,550   Mellon Bank Corp.                  2,641
        62,000   Norwest Corp.                      2,720
                                                 --------
                                                   25,358
                                                 --------
BEVERAGES (0.9%):
        92,000   Anheuser-Busch Co., Inc.           3,542
                                                 --------
CHEMICALS (2.3%):
        53,000   Air Products &
                   Chemicals, Inc.                  3,180
        35,400   Dow Chemical Co.                   2,752
        42,000   Lubrizol Corp.                     1,250
        90,000   RPM, Inc., Ohio                    1,507
                                                 --------
                                                    8,689
                                                 --------
COMPUTERS & PERIPHERALS (1.7%):
        60,000   Hewlett Packard Co.                2,647
        30,800   International Business
                   Machines Corp.                   3,973
                                                 --------
                                                    6,620
                                                 --------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
COMPUTER SOFTWARE (2.1%):
       103,000   Bay Networks, Inc. (b)          $  2,086
        28,000   Microsoft Corp. (b)                3,843
        52,350   Oracle Systems Corp. (b)           2,215
                                                 --------
                                                    8,144
                                                 --------
CONTAINERS & PACKAGING (1.2%):
       102,000   Newell Co.                         2,894
        67,100   Sonoco Products Co.                1,787
                                                 --------
                                                    4,681
                                                 --------
COSMETICS & RELATED (1.0%):
        71,400   Avon Products, Inc.                3,873
                                                 --------
ELECTRICAL EQUIPMENT (3.2%):
        43,000   Emerson Electric Co.               3,827
        86,000   General Electric Co.               8,320
                                                 --------
                                                   12,147
                                                 --------
FINANCIAL SERVICES (4.2%):
        75,000   American Express Co.               3,525
       124,000   Federal National
                   Mortgage Assoc.                  4,851
       100,400   H & R Block, Inc.                  2,485
        56,800   Household International,
                   Inc.                             5,027
                                                 --------
                                                   15,888
                                                 --------
FOOD PROCESSING & PACKAGING (3.3%):
        79,000   ConAgra, Inc.                      3,940
        54,500   Pioneer Hi-Bred
                   International, Inc.              3,658
       136,100   Sara Lee Corp.                     4,832
                                                 --------
                                                   12,430
                                                 --------
HEALTH CARE (0.9%):
        94,200   Columbia HCA
                   Healthcare Corp.                 3,368
                                                 --------
HOME PRODUCTS (0.5%):
        36,800   Sherwin-Williams Co.               1,845
                                                 --------
INSURANCE-MULTI-LINE (4.1%):
        66,000   Aetna Life & Casualty Co.          4,414
       110,000   American General Corp.             4,097
       106,300   Everest Re Holdings, Inc.          2,711
        84,000   St. Paul Cos., Inc.                4,567
                                                 --------
                                                   15,789
                                                 --------
INSURANCE -- PROPERTY, CASUALTY, HEALTH (2.6%):
       150,000   Allstate Corp.                     8,419
        50,000   Travelers/Aetna Property
                   Casualty Corp.                   1,500
                                                 --------
                                                    9,919
                                                 --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

99

THE VICTORY PORTFOLIOS                                          October 31, 1996
VALUE FUND                                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
MACHINERY & MANUFACTURING (1.0%):
        62,000   Cooper Industries, Inc.         $  2,496
        33,000   Deere & Co.                        1,378
                                                 --------
                                                    3,874
                                                 --------
MEDIA (1.7%):
        91,800   Cox Communications, Inc. (b)       1,698
        47,000   Dow Jones & Co., Inc.              1,551
        96,400   Viacom, Inc. Class B (b)           3,145
                                                 --------
                                                    6,394
                                                 --------
MEDICAL SUPPLIES (1.4%):
       110,500   Biomet, Inc.                       1,782
        57,500   Medtronic, Inc.                    3,702
                                                 --------
                                                    5,484
                                                 --------
METALS & MINING (1.3%):
        48,000   Aluminum Co. of America            2,814
        91,000   Cyprus Amax Minerals Co.           2,059
                                                 --------
                                                    4,873
                                                 --------
OIL -- INTEGRATED COMPANIES (11.5%):
        28,600   Atlantic Richfield Co.             3,790
        23,200   Exxon Corp.                        2,056
       103,000   Mobil Corp.                       12,025
       167,800   Phillips Petroleum Co.             6,880
        52,000   Royal Dutch Petroleum Co.          8,600
       105,200   Texaco, Inc.                      10,691
                                                 --------
                                                   44,042
                                                 --------
OILFIELD WELL EQUIPMENT & SERVICES (2.0%):
       113,000   Baker Hughes, Inc.                 4,025
        35,000   Schlumberger Ltd.                  3,469
                                                 --------
                                                    7,494
                                                 --------
PAPER & FOREST PRODUCTS (1.5%):
        50,100   Bowater, Inc.                      1,772
        27,100   International Paper Co.            1,159
        46,000   Mead Corp.                         2,610
                                                 --------
                                                    5,541
                                                 --------
PHARMACEUTICALS (7.3%):
        89,000   Abbott Laboratories                4,506
        70,000   American Home Products Corp.       4,288
        48,300   Merck & Co., Inc.                  3,580
       104,500   Pfizer, Inc.                       8,647
        58,000   Pharmacia & Upjohn, Inc.           2,088
        76,000   Schering-Plough Corp.              4,864
                                                 --------
                                                   27,973
                                                 --------
     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
POLLUTION CONTROL SERVICES & EQUIPMENT (0.5%):
        56,000   WMX Technologies, Inc.          $  1,925
                                                 --------
PRIMARY METAL & MINERAL PRODUCTION (0.6%):
        92,000   USX -- U.S. Steel Group,
                   Inc.                             2,507
                                                 --------
RETAIL (3.7%):
       160,500   Dayton Hudson Corp.                5,557
        45,900   Lowes Cos., Inc.                   1,853
        84,550   Sears, Roebuck & Co.               4,090
       103,000   Wal-Mart Stores, Inc.              2,742
                                                 --------
                                                   14,242
                                                 --------
RETAIL -- FOOD & DRUGS (1.5%):
        85,000   Supervalu, Inc.                    2,529
        82,000   Walgreen Co.                       3,096
                                                 --------
                                                    5,625
                                                 --------
SEMICONDUCTORS (2.2%):
        50,000   Intel Corp.                        5,494
       106,800   LSI Logic Corp. (b)                2,830
                                                 --------
                                                    8,324
                                                 --------
SOAPS & PERSONAL CARE (1.0%):
        41,000   Colgate-Palmolive, Inc.            3,772
                                                 --------
TOBACCO (1.5%):
        60,000   Philip Morris Cos., Inc.           5,558
                                                 --------
TRANSPORTATION (1.0%):
        30,900   Norfolk Southern Corp.             2,754
        42,000   U.S. Freightways Corp.               919
                                                 --------
                                                    3,673
                                                 --------
UTILITIES -- ELECTRIC (5.4%):
        45,300   CINergy Corp.                      1,501
       136,000   Consolidated Edison Co.
                   NY, Inc.                         3,978
        99,900   DQE, Inc.                          2,872
        39,200   FPL Group, Inc.                    1,803
       204,300   Houston Industries                 4,673
       144,000   Texas Utilities Co.                5,832
                                                 --------
                                                   20,659
                                                 --------
UTILITIES -- NATURAL GAS (2.2%):
        62,500   Consolidated Natural Gas Co.       3,320
        89,100   Enron Corp.                        4,143
        30,000   Peoples Energy Corp.               1,058
                                                 --------
                                                    8,521
                                                 --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

100

THE VICTORY PORTFOLIOS                                          October 31, 1996
VALUE FUND                                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
UTILITIES -- TELECOMMUNICATIONS (6.3%):
       112,000   AT&T Corp.                      $  3,906
        89,800   Ameritech Corp.                    4,916
       173,000   GTE Corp.                          7,288
        34,000   Lucent Technologies, Inc.          1,598
       156,800   MCI Telecommunications Corp.       3,940
        54,000   Nynex Corp.                        2,403
                                                 --------
                                                   24,051
---------------------------------------------------------
TOTAL COMMON STOCKS                               366,825
---------------------------------------------------------
TOTAL (COST $292,902) (a)                        $382,752
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $382,083.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $109. Cost for federal income tax puposes differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $ 95,376
                 Unrealized depreciation           (5,635)
                                                 --------
                 Net unrealized appreciation     $ 89,741
                                                 =========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

101

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
GROWTH FUND                                (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  COMMERCIAL PAPER (3.6%)
FINANCIAL SERVICES (3.6%):
      $ 5,354    General Electric Capital
                   Corp.,
                   5.57%, 11/01/96               $  5,355
---------------------------------------------------------
TOTAL COMMERCIAL PAPER                              5,355
---------------------------------------------------------
---------------------------------------------------------
  COMMON STOCKS (96.9%)
AEROSPACE/DEFENSE (2.4%):
       35,000    AlliedSignal, Inc.                 2,293
       12,500    Boeing Co.                         1,192
                                                 --------
                                                    3,485
                                                 --------
AIRLINES (0.6%):
       42,500    Southwest Airlines Co.               956
                                                 --------
ALUMINUM (0.4%):
       10,000    Aluminum Co. of America              586
                                                 --------
AUTOMOTIVE PARTS (0.7%):
       39,000    AutoZone, Inc. (b)                   999
                                                 --------
BANKS (3.7%):
       35,000    BankAmerica Corp.                  3,202
       50,000    Norwest Corp.                      2,194
                                                 --------
                                                    5,396
                                                 --------
BEVERAGES (4.8%):
       50,000    Anheuser-Busch Co., Inc.           1,925
       80,000    Coca-Cola Co.                      4,040
       40,000    PepsiCo, Inc.                      1,185
                                                 --------
                                                    7,150
                                                 --------
BROKERAGE SERVICES (0.7%):
       12,500    J.P. Morgan & Co., Inc.            1,080
                                                 --------
CHEMICALS (2.9%):
       35,000    Air Products &
                   Chemicals, Inc.                  2,100
       15,000    Dow Chemical Co.                   1,166
       65,000    RPM, Inc., Ohio                    1,089
                                                 --------
                                                    4,355
                                                 --------
COMPUTERS & PERIPHERALS (3.5%):
       17,500    Bay Networks (b)                     354
       20,000    Cisco Systems (b)                  1,238
       25,000    Electronic Data Systems            1,125
       15,000    Hewlett Packard Co.                  662
       25,000    3Com Corp. (b)                     1,691
                                                 --------
                                                    5,070
                                                 --------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
CONTAINERS -- METAL, GLASS, PAPER, PLASTIC
  (1.4%):
       50,000    Newell Co.                      $  1,419
       25,000    Sonoco Products Co.                  666
                                                 --------
                                                    2,085
                                                 --------
COSMETICS & RELATED (1.8%):
       35,000    Gillette Co.                       2,616
                                                 --------
ELECTRONIC & ELECTRICAL -- GENERAL (7.4%):
        5,000    Altera Corp. (b)                     310
       32,500    Emerson Electric Co.               2,893
       67,500    General Electric Co.               6,530
       17,500    W.W. Grainger, Inc.                1,297
                                                 --------
                                                   11,030
                                                 --------
ENTERTAINMENT (1.3%):
       30,000    Walt Disney Co.                    1,976
                                                 --------
FINANCIAL SERVICES (3.0%):
       35,000    Automatic Data
                   Processing, Inc.                 1,457
       75,000    Federal National
                   Mortgage Assoc.                  2,934
                                                 --------
                                                    4,391
                                                 --------
FOOD PROCESSING & PACKAGING (2.7%):
       35,000    ConAgra, Inc.                      1,746
       63,000    Sara Lee Corp.                     2,236
                                                 --------
                                                    3,982
                                                 --------
FOREST PRODUCTS -- LUMBER, PAPER (1.7%):
       20,000    International Paper Co.              855
       30,000    Mead Corp.                         1,702
                                                 --------
                                                    2,557
                                                 --------
HEALTH CARE (2.3%):
       71,250    Columbia HCA
                   Healthcare Corp.                 2,547
       40,000    Health Management
                   Assoc., Inc. (b)                   880
                                                 --------
                                                    3,427
                                                 --------
HEAVY MACHINERY -- INDUSTRIAL, FARM,
  CONSTRUCTION (0.6%):
       25,000    Baker Hughes, Inc.                   891
                                                 --------
INSURANCE (3.7%):
       30,000    American International
                   Group, Inc.                      3,258
       42,500    Everest Re Holdings                1,084
        4,000    General Re Corp.                     589
       10,000    St. Paul Cos., Inc.                  544
                                                 --------
                                                    5,475
                                                 --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

102

THE VICTORY PORTFOLIOS                                          October 31, 1996
GROWTH FUND                                (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
MANUFACTURING-CAPITAL GOODS (1.3%):
       25,000    Minnesota Mining &
                   Manufacturing Co.             $  1,916
                                                 --------
MEDICAL SUPPLIES (1.9%):
       70,000    Biomet, Inc.                       1,129
       25,000    Medtronic, Inc.                    1,609
                                                 --------
                                                    2,738
                                                 --------
OIL & GAS EXPLORATION, PRODUCTION, & SERVICES (8.0%):
       15,000    Atlantic Richfield Co.             1,988
       40,000    Chevron Corp.                      2,630
       57,500    Enron Corp.                        2,674
       27,500    Mobil Corp.                        3,210
       20,000    Phillips Petroleum Co.               820
        5,000    Schlumberger, Ltd.                   496
                                                 --------
                                                   11,818
                                                 --------
PHARMACEUTICALS (12.6%):
       60,000    Abbott Laboratories                3,038
       20,000    Alza Corp., Class A (b)              518
       50,000    American Home
                   Products Corp.                   3,063
       20,000    Amgen, Inc. (b)                    1,226
       40,000    Johnson & Johnson, Inc.            1,970
       35,000    Merck & Co., Inc.                  2,594
       52,000    Pfizer, Inc.                       4,302
       30,000    Schering-Plough Corp.              1,920
                                                 --------
                                                   18,631
                                                 --------
RADIO & TELEVISION (0.9%):
       40,000    Viacom, Class B (b)                1,305
                                                 --------
RESTAURANTS (0.6%):
       40,000    Wendy's International, Inc.          825
                                                 --------
RETAIL -- SPECIALTY STORES (5.2%):
       30,000    Dayton Hudson Corp.                1,039
       60,000    Home Depot, Inc.                   3,285
       50,000    Wal-Mart Stores, Inc.              1,331
       55,000    Walgreen Co.                       2,076
                                                 --------
                                                    7,731
                                                 --------
SEMICONDUCTORS (4.0%):
       45,000    Intel Corp.                        4,943
       35,000    LSI Logic Corp. (b)                  928
                                                 --------
                                                    5,871
                                                 --------
     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
SOAPS & CLEANING AGENTS (3.6%):
       15,000    Colgate-Palmolive, Inc.         $  1,380
       40,000    Procter & Gamble Co.               3,960
                                                 --------
                                                    5,340
                                                 --------
SOFTWARE & COMPUTER SERVICES (4.0%):
       30,000    Microsoft Corp. (b)                4,119
       42,500    Oracle Systems Corp. (b)           1,798
                                                 --------
                                                    5,917
                                                 --------
TOBACCO & TOBACCO PRODUCTS (3.2%):
       42,500    Philip Morris Cos., Inc.           3,937
       25,000    UST, Inc.                            722
                                                 --------
                                                    4,659
                                                 --------
TRANSPORTATION-SHIPPING (0.5%):
       35,000    US Freightways Corp.                 766
                                                 --------
UTILITIES -- TELECOMMUNICATIONS (5.5%):
       35,000    Airtouch Communications,
                   Inc. (b)                           914
       20,000    Ameritech Corp.                    1,095
        7,000    GTE Corp.                            295
       17,499    Lucent Technologies, Inc.            822
       50,000    MCI Telecommunications Corp.       1,256
       48,000    SBC Communications, Inc.           2,334
       35,000    Sprint Corp.                       1,374
                                                 --------
                                                    8,090
---------------------------------------------------------
TOTAL COMMON STOCKS                               143,114
---------------------------------------------------------
TOTAL (COST $109,847)                            $148,469
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $147,753.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $ 40,071
                 Unrealized depreciation           (1,449)
                                                 --------
                 Net unrealized appreciation     $ 38,622
                                                 =========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

103

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
SPECIAL VALUE FUND                         (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
------------------------------------------------------------
  COMMERCIAL PAPER (2.7%)
     $    7,833   General Electric Capital
                    Corp.,
                    5.57%, 11/1/96                $    7,833
------------------------------------------------------------
TOTAL COMMERCIAL PAPER                                 7,833
------------------------------------------------------------
------------------------------------------------------------
  COMMON STOCKS (95.8%)
AEROSPACE/DEFENSE (3.4%):
        140,900   GenCorp, Inc.                        2,325
         91,500   Gulfstream Aerospace (b)             2,162
         59,400   Litton Industries, Inc. (b)          2,666
         64,000   Thiokol Corp. Delaware               2,680
                                                  ----------
                                                       9,833
                                                  ----------
AIRLINES (0.5%):
         18,000   Delta Air Lines, Inc.                1,276
                                                  ----------
AUTOMOTIVE PARTS (2.6%):
        115,500   Echlin Inc.                          3,768
         46,200   Genuine Parts Co.                    2,021
         79,700   ITT Industries                       1,853
                                                  ----------
                                                       7,642
                                                  ----------
BANKS (6.7%):
         49,550   Central Fidelity Banks, Inc.         1,257
         79,000   First American Bank Corp.            4,295
        109,700   First Security Corp.                 3,222
         84,400   First Tennessee National
                    Corp.                              3,070
         59,000   Northern Trust Corp.                 4,086
         86,700   Summit Bancorp                       3,544
                                                  ----------
                                                      19,474
                                                  ----------
BEVERAGES (1.4%):
         95,500   Coca-Cola Enterprises, Inc.          4,071
                                                  ----------
CHEMICALS (4.1%):
         87,600   Arcadian Corp.                       2,157
         35,900   Avery Dennison Corp.                 2,365
         97,000   Nalco Chemical Co.                   3,528
        158,100   RPM, Inc., Ohio                      2,648
         23,900   WD 40 Co.                            1,195
                                                  ----------
                                                      11,893
                                                  ----------
CONSTRUCTION (0.5%):
         31,400   Foster Wheeler Corp.                 1,287
                                                  ----------
CONSUMER GOODS (0.9%):
         91,500   Newell Co.                           2,596
                                                  ----------
CONTAINERS (0.9%):
        102,100   Sonoco Products Co.                  2,718
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
ELECTRICAL EQUIPMENT (3.5%):
         44,600   Arrow Electronics, Inc. (b)     $    2,124
         45,200   Harris Corp.                         2,830
        165,000   Mark IV Industries                   3,568
         22,000   W.W. Grainger, Inc.                  1,631
                                                  ----------
                                                      10,153
                                                  ----------
ELECTRONICS (0.7%):
         55,525   Molex Corp.                          1,999
                                                  ----------
ENTERTAINMENT (0.8%):
         99,000   Brunswick Corp.                      2,326
                                                  ----------
ENVIRONMENTAL CONTROL (0.9%):
        221,450   Laidlaw, Inc., Class B               2,602
                                                  ----------
FINANCIAL SERVICES (5.0%):
        141,800   Bear Stearns Cos. Inc.               3,350
         57,900   Donaldson Lufkin & Jenrette          1,860
        117,800   Equifax, Inc.                        3,505
         90,300   H & R Block, Inc.                    2,235
         60,500   PMI Group, Inc.                      3,456
                                                  ----------
                                                      14,406
                                                  ----------
FOOD PROCESSING & PACKAGING (3.5%):
        109,800   Dole Food, Inc.                      4,282
        119,300   IBP, Inc.                            2,983
        115,000   McCormick & Co., Inc.                2,774
                                                  ----------
                                                      10,039
                                                  ----------
FURNITURE (0.8%):
         75,200   Leggett & Platt, Inc.                2,247
                                                  ----------
HEALTH & PERSONAL CARE (0.8%):
         56,300   Tambrands, Inc.                      2,400
                                                  ----------
HOTELS & MOTELS (0.5%):
         61,000   Mirage Resorts, Inc. (b)             1,342
                                                  ----------
HOUSEHOLD GOODS -- APPLIANCES,
  FURNISHING & ELECTRONICS, (0.9%):
        105,000   Sunbeam Corp.                        2,586
                                                  ----------
INSURANCE (4.9%):
         72,400   American Financial Group,
                    Inc.                               2,597
        124,900   Amerin Corp. (b)                     2,467
        156,600   Everest Re Holdings                  3,993
         61,300   Horace Mann Educators                2,100
         21,600   Progressive Corp.                    1,485
         20,500   Transatlantic Holdings               1,476
                                                  ----------
                                                      14,118
                                                  ----------
LEISURE -- RECREATION, GAMING (1.6%):
        217,900   International Game
                    Technology                         4,603
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

104

THE VICTORY PORTFOLIOS                                          October 31, 1996
SPECIAL VALUE FUND                         (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
MACHINE TOOLS (2.3%):
         89,200   Albany International Corp.      $    2,007
        135,500   Kennametal, Inc.                     4,607
                                                  ----------
                                                       6,614
                                                  ----------
MANUFACURING -- CAPITAL GOODS (4.1%):
         67,900   Hillenbrand                          2,512
         65,500   Kaydon Corp.                         2,669
         97,500   Pall Corp.                           2,498
         77,324   Pentair, Inc.                        1,952
         47,650   Tyco Laboratories, Inc.              2,365
                                                  ----------
                                                      11,996
                                                  ----------
MANUFACTURING -- CONSUMER GOODS (1.4%):
         43,000   Briggs & Stratton Corp.              1,720
         90,133   Federal Signal Corp.                 2,321
                                                  ----------
                                                       4,041
                                                  ----------
MEDICAL SERVICES (4.0%):
        187,600   Coventry Corp. (b)                   1,899
        183,000   Nellcor Puritan Bennett,
                    Inc. (b)                           3,569
        148,200   Quorum Health Group (b)              4,001
         70,855   Vivra, Inc. (b)                      2,259
                                                  ----------
                                                      11,728
                                                  ----------
MEDICAL SUPPLIES (1.2%):
        224,300   Biomet, Inc.                         3,617
                                                  ----------
METALS -- NONFERROUS (2.6%):
        102,200   Titanium Metal (b)                   3,143
        112,300   Ucar International (b)               4,394
                                                  ----------
                                                       7,537
                                                  ----------
MERCHANDISING (0.8%):
        107,600   Lands End, Inc. (b)                  2,313
                                                  ----------
NEWSPAPERS (1.5%):
         53,800   Tribune Co.                          4,398
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION
  & SERVICES (2.8%):
         70,900   Anadarko Petroleum                   4,511
        198,400   Enserch Exploration (b)              1,959
         46,100   Vastar Resources, Inc.               1,711
                                                  ----------
                                                       8,181
                                                  ----------
OIL MARKETING & REFINING (0.4%):
         43,600   Diamond Shamrock, Inc.               1,281
                                                  ----------
OILFIELD WELL EQUIPMENT & SERVICES (1.7%):
        141,500   Baker Hughes, Inc.                   5,041
                                                  ----------
     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
PRIMARY METAL & MINERAL PRODUCTION (0.8%):
         59,700   Minerals Technologies, Inc.     $    2,343
                                                  ----------
RADIO & TELEVISION (0.8%):
         26,000   American Radio System (b)              793
         51,000   Evergreen Media Corp. (b)            1,377
                                                  ----------
                                                       2,170
                                                  ----------
RAILROADS (2.0%):
        115,000   Canadian National Railway
                    Co.                                3,163
         82,975   Illinois Central Corp.               2,686
                                                  ----------
                                                       5,849
                                                  ----------
REAL ESTATE INVESTMENT TRUSTS (3.5%):
         91,900   Equity Residential
                    Properties Trust                   3,377
        116,300   Meditrust Corp.                      4,187
        127,100   Merry Land & Investment Co.,
                    Inc.                               2,669
                                                  ----------
                                                      10,233
                                                  ----------
RESTAURANTS (1.5%):
        209,200   Wendy's International, Inc.          4,315
                                                  ----------
RETAIL (3.4%):
        269,300   General Nutrition Co. (b)            4,915
        102,900   Hannaford Brothers                   3,100
         64,000   Talbots, Inc.                        1,824
                                                  ----------
                                                       9,839
                                                  ----------
SEMICONDUCTORS (3.4%):
         41,000   Altera Corp.(b)                      2,542
        192,200   LSI Logic Corp. (b)                  5,093
        126,145   Vishay Intertechnology,
                    Inc. (b)                           2,270
                                                  ----------
                                                       9,905
                                                  ----------
SOFTWARE & COMPUTER SERVICES (0.5%):
        134,000   Symantec Corp. (b)                   1,457
                                                  ----------
STEEL (0.9%):
        120,770   Worthington Industries, Inc.         2,506
                                                  ----------
TEXTILE MANUFACTURING (1.5%):
        179,200   Warnaco Group                        4,458
                                                  ----------
TRANSPORTATION LEASING & TRUCKING (2.0%):
         69,550   GATX Corp.                           3,321
         89,500   Pittston Brinks Group                2,551
                                                  ----------
                                                       5,872
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

105

THE VICTORY PORTFOLIOS                                          October 31, 1996
SPECIAL VALUE FUND                         (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
UTILITIES -- ELECTRIC (7.1%):
         92,000   CINergy Corp                    $    3,048
         72,100   DQE, Inc.                            2,073
        175,300   Florida Progress Corp.               5,851
        104,000   PP&L Resources, Inc.                 2,431
        137,500   Public Service Co. of
                    Colorado                           5,088
        105,100   Public Service Co. of
                    New Mexico                         1,971
                                                  ----------
                                                      20,462
                                                  ----------
UTILITIES -- NATURAL GAS (0.7%):
         37,300   Brooklyn Union Gas Co.               1,082
         41,900   Washington Gas Light Co.               938
                                                  ----------
                                                       2,020
------------------------------------------------------------
TOTAL COMMON STOCKS                                  277,787
------------------------------------------------------------
TOTAL (COST $242,913)(a)                          $  285,620
------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $289,846.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $14. Cost for federal income tax puposes differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $   48,795
                  Unrealized depreciation             (6,102)
                                                  ----------
                  Net unrealized appreciation     $   42,693
                                                  ==========

(b) Non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

106

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  COMMERCIAL PAPER (5.2%)
FINANCIAL SERVICES (5.2%):
      $  4,444    General Electric Capital
                    Corp., 5.24%, 10/31/96        $ 4,606
---------------------------------------------------------
TOTAL COMMERCIAL PAPER                              4,606
---------------------------------------------------------
---------------------------------------------------------
  COMMON STOCKS (95.1%)
AEROSPACE/DEFENSE (0.9%):
        35,000    BE Aerospace (b)                    761
                                                  -------
APPAREL (2.1%):
        25,000    Nautica Enterprises, Inc.
                    (b)                               769
        30,000    Tag Heuer ADR (b)                   480
        20,000    Unitog Co.                          540
                                                  -------
                                                    1,789
                                                  -------
BANKS (0.1%):
         4,456    Toronto-Dominion Bank               104
                                                  -------
COMMERCIAL SERVICES (4.1%):
        20,000    Abacus Direct Corp. (b)             525
        22,500    Concord EFS, Inc. (b)               653
        40,000    Hooper Holmes, Inc.                 595
        40,000    Metzler Group, Inc. (b)             933
        50,000    Sothebys Holdings, Class A          850
                                                  -------
                                                    3,556
                                                  -------
COMPUTERS & PERIPHERALS (9.6%):
        35,000    Amati Communications Corp.
                    (b)                               604
        50,000    Bitstream, Inc. (b)                 300
        40,000    BBN Corp. (b)                       855
        40,000    Casino Data Systems (b)             575
        50,000    Ciprico, Inc. (b)                   800
        60,000    Forefront Group, Inc. (b)           465
        80,000    Interlink Computer Service
                    (b)                               750
        35,000    Netcom On-Line
                    Communications (b)                534
        40,000    Network General Corp. (b)           965
        40,000    Ontrack Data International
                    (b)                               565
        60,000    Splash Technology (b)               825
        12,000    Sungard Data
                    Systems, Inc. (b)                 513
        40,000    Xcellenet Incorporated
                    Networking Products (b)           650
                                                  -------
                                                    8,401
                                                  -------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
ELECTRICAL EQUIPMENT (5.4%):
        40,000    CIDCO, Inc. (b)                 $   755
        25,000    ITI Technologies, Inc. (b)          719
        75,000    Printrak International (b)          731
        25,000    Sipex Corp. Circuits (b)            659
        20,000    Thermotrex Corp. (b)                710
        25,000    Uniphase Corp. (b)                1,206
                                                  -------
                                                    4,780
                                                  -------
ENERGY (1.0%):
        50,000    Global Industries Ltd. (b)          900
                                                  -------
ENVIRONMENTAL CONTROL (3.6%):
        40,000    TETRA Technologies (b)              835
        23,700    U.S.A. Waste
                    Services, Inc. (b)                758
        30,000    United States Filter Corp.
                    (b)                             1,035
        15,600    United Waste
                    Systems, Inc. (b)                 536
                                                  -------
                                                    3,164
                                                  -------
FINANCIAL SERVICES (3.6%):
        12,500    Aames Financial Corp.               558
        15,000    Eaton Vance Corp.                   656
        25,000    Envoy Corp. (b)                     919
           188    Investors Financial Services          5
        10,000    U.S. Trust Corp.                    622
        12,100    Value Line, Inc.                    442
                                                  -------
                                                    3,202
                                                  -------
FOOD DISTRIBUTORS (0.7%):
        30,000    Dominick's Supermarket (b)          596
                                                  -------
HOUSEHOLD GOODS --
  APPLIANCES, FURNISHINGS & ELECTRONICS (0.9%):
        30,000    Williams-Sonoma Co. (b)             825
                                                  -------
INSURANCE (0.9%):
        25,000    Allmerica Financial Corp.           759
                                                  -------
LEISURE -- RECREATION, GAMING (0.8%):
        25,000    Family Golf Centers (b)             734
                                                  -------
MEDICAL SERVICES --
  HOSPITAL MANAGEMENT & NURSING HOMES (1.6%):
        50,000    Atria Communities, Inc. (b)         631
        40,000    FPA Medical
                    Management, Inc. (b)              745
                                                  -------
                                                    1,376
                                                  -------
MEDICAL SUPPLIES (2.4%):
        60,000    Cardiovascular Dynamics (b)         780
        50,000    Staar Surgical Co. (b)              619
        30,000    Ultrafem, Inc. (b)                  675
                                                  -------
                                                    2,074
                                                  -------

                       SEE NOTES TO FINANCIAL STATEMENTS.

107

THE VICTORY PORTFOLIOS                                          October 31, 1996
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
MERCHANDISING (0.7%):
        30,000    Lands End, Inc. (b)             $   645
                                                  -------
METALS -- FABRICATION (0.7%):
        20,000    Oregon Metallurgical Corp.
                    (b)                               630
                                                  -------
MINING (0.6%):
        50,000    Uranium Resources (b)               563
                                                  -------
OFFICE EQUIPMENT & SUPPLIES
  (NON-COMPUTER RELATED) (1.0%):
        30,000    American Pad & Paper (b)            563
        50,000    Faxsav Commercial Services
                    (b)                               306
                                                  -------
                                                      869
                                                  -------
OIL & GAS EXPLORATION, PRODUCTION & SERVICES (16.6%):
        35,000    Benton Oil & Gas (b)                858
        20,000    Camco International, Inc.           775
        50,000    Denbury Resources, Inc. (b)         653
        25,000    Devon Energy Corp.                  872
        22,000    Energy Ventures, Inc. (b)           968
        40,000    Forest Oil Corp. (b)                600
        50,000    Midcoast Energy Resources           500
        15,000    Newfield Exploration (b)            709
        20,000    Newpark Resources, Inc. (b)         750
        40,000    Noble Drilling Corp. (b)            745
        25,000    Nuevo Energy Co. (b)              1,247
        40,000    Oceaneering International
                    (b)                               720
        60,000    Pool Energy Services Co. (b)        885
        50,000    Pride Petroleum Services (b)        875
        20,000    Smith International, Inc.
                    (b)                               760
        40,000    Snyder Oil Corp.                    610
        45,000    Swift Energy Co. (b)              1,102
        20,000    United Meridian Corp. (b)           942
                                                  -------
                                                   14,571
                                                  -------
PHARMACEUTICALS (3.9%):
        15,000    Agouron Pharmaceuticals (b)         859
        35,000    Curative Technologies (b)           796
        15,000    INCYTE Pharmaceuticals, Inc.
                    (b)                               607
        25,000    Interneuron Pharmaceuticals
                    (b)                               619
        40,000    Pharmacyclics (b)                   570
                                                  -------
                                                    3,451
                                                  -------
PUBLISHING (1.6%):
        24,000    Harte-Hanks
                    Communications, Inc.              621
        15,000    Meredith Corp.                      754
                                                  -------
                                                    1,375
                                                  -------
     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
RADIO & TELEVISION (0.8%):
        20,000    Renaissance Communications
                    Corp. (b)                     $   708
                                                  -------
REAL ESTATE INVESTMENT TRUSTS (6.1%):
        25,000    Beacon Corp.                        734
        25,000    Cali Realty Corp.                   672
        15,000    Crescent Real Estate
                    Equities, Inc.                    626
        15,000    Post Properties, Inc.               593
        20,000    Reckson Associates
                    Realty Corp.                      713
        20,400    Simon Debartolo Group               538
        20,000    Spieker Properties, Inc.            615
        20,000    Starwood Lodging Trust              900
                                                  -------
                                                    5,391
                                                  -------
RESTAURANTS (0.9%):
        25,000    Rainforest Cafe (b)                 813
                                                  -------
RETAIL (2.3%):
        25,000    Loehmann's, Inc. (b)                672
        30,000    Stein Mart, Inc. (b)                536
        25,000    Wet Seal (b)                        788
                                                  -------
                                                    1,996
                                                  -------
RETAIL -- SPECIALTY STORES (2.9%):
        25,000    The Sports Authority (b)            606
        53,600    Travis Boats & Motors, Inc.
                    (b)                               576
        25,000    Wolverine World Wide                619
        40,000    Zale Corp. (b)                      775
                                                  -------
                                                    2,576
                                                  -------
SEMICONDUCTORS (1.0%):
        40,000    Supertex, Inc. (b)                  900
                                                  -------
SOFTWARE & COMPUTER SERVICES (13.6%):
        20,000    Acxiom Corp. (b)                    785
        20,000    American Management Systems,
                    Inc. (b)                          633
        30,000    Analysts International Corp.        750
        40,000    Axent Technologies (b)              715
        40,000    Cotelligent Group, Inc. (b)         710
        25,000    Dialogic Corp. (b)                  856
        35,000    Geoworks (b)                        713
        20,000    National Data Corp.                 822
        35,000    SPSS, Inc. (b)                    1,089
        50,000    Summit Design, Inc. (b)             531
        50,000    Systemsoft Corp. (b)              1,413
        50,000    Versant Object Technology
                    Corp. (b)                         975
        40,000    Viasoft, Inc. (b)                 1,970
                                                  -------
                                                   11,962
                                                  -------

                       SEE NOTES TO FINANCIAL STATEMENTS.

108

THE VICTORY PORTFOLIOS                                          October 31, 1996
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
TECHNOLOGY (0.6%):
        30,000    Premiere Technologies (b)       $   487
                                                  -------
TEXTILE MANUFACTURING (0.6%):
        50,000    Cutter & Buck, Inc. (b)             531
                                                  -------
TRANSPORTATION (0.9%):
        25,000    Air Express International           756
                                                  -------
UTILITIES -- TELECOMMUNICATIONS (2.6%):
        20,000    Davox Corp. (b)                     720
        50,000    Pacific Gateway Exchange (b)       1550
                                                  -------
                                                    2,270
---------------------------------------------------------
TOTAL COMMON STOCKS                                83,515
---------------------------------------------------------
TOTAL (COST $77,827) (a)                          $88,121
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $87,837.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $14,735
                  Unrealized depreciation          (4,441)
                                                  -------
                  Net unrealized appreciation     $10,294
                                                  ========

(b) Non-income producing securities.

ADR -- American Depository Receipt

                       SEE NOTES TO FINANCIAL STATEMENTS.

109

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO REGIONAL STOCK FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
--------------------------------------------------------
  COMMERCIAL PAPER (3.3%)
ELECTRICAL & ELECTRONIC (3.3%):
      $ 1,506    General Electric Capital
                   Corp., 5.57%, 11/1/96         $ 1,506
--------------------------------------------------------
TOTAL COMMERCIAL PAPER                             1,506
--------------------------------------------------------
--------------------------------------------------------
  CONVERTIBLE BONDS (0.2%)
MEDICAL SUPPLIES (0.2%):
           75    Meridian Diagnostics, Inc.
                   7.00%, 9/1/06                      73
--------------------------------------------------------
TOTAL CONVERTIBLE BONDS                               73
--------------------------------------------------------
--------------------------------------------------------
  COMMON STOCKS (96.6%)
AGRICULTURE & LIVESTOCK (0.1%):
        5,000    Andersons, Inc. (b)                  45
                                                 -------
AMUSEMENT & RECREATION SERVICES (0.8%):
       10,000    Cedar Fair L.P.                     350
                                                 -------
AUTOMOTIVE PARTS (5.2%):
       24,000    Dana Corp.                          711
       19,800    Myers Industries Inc.               307
       15,000    TRW, Inc.                         1,357
                                                 -------
                                                   2,375
                                                 -------
BANKS (10.8%):
       10,000    Banc First Ohio                     283
       25,200    Charter One Financial, Inc.       1,094
       21,000    First Merit Corp.                   683
       10,827    Huntington Bancshares, Inc.         260
        5,100    Mahoning National Bancorp           124
       20,000    National City Corp.                 868
       22,500    Provident Bancorp                   997
        2,235    Second Bancorp                       69
        6,000    Star Bank                           540
                                                 -------
                                                   4,918
                                                 -------
BROADCASTING (3.6%):
       35,000    Scripps (E.W.) Co.                1,658
                                                 -------
BUILDING MATERIALS (1.8%):
        5,000    Holophane Corp. (b)                  95
       10,000    Medusa Corp.                        328
       10,000    Owens Corning
                   Fiberglas Corp.                   387
                                                 -------
                                                     810
                                                 -------

     SHARES OR
     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
CHEMICALS (5.7%):
       15,000    Chemed Corp.                    $   585
        9,000    Chempower, Inc. (b)                  51
       20,000    Ferro Corp.                         540
        9,000    Lubrizol Corp.                      268
       10,000    OM Group, Inc.                      410
       32,812    RPM Inc., Ohio                      550
       12,500    A. Schulman, Inc.                   264
                                                 -------
                                                   2,668
                                                 -------
COMPUTERS & PERIPHERALS (0.9%):
        1,000    Lanvision (b)                         9
       34,000    Telxon Corp.                        416
                                                 -------
                                                     425
                                                 -------
CONSUMER GOODS (2.5%):
       14,000    American Greetings Corp.            410
       15,000    Cincinnati Microwave, Inc.
                   (b)                                37
       43,000    Gibson Greetings, Inc. (b)          671
                                                 -------
                                                   1,118
                                                 -------
ELECTRONIC & ELECTRICAL -- GENERAL (2.5%):
       20,000    Allen Group (b)                     317
       78,500    Pioneer-Standard
                   Electronics, Inc.                 824
                                                 -------
                                                   1,141
                                                 -------
ENGINEERING, INDUSTRIAL CONSTRUCTION (0.2%):
       10,000    Corrpro (b)                          84
                                                 -------
ENVIRONMENTAL CONTROL (1.3%):
       37,050    Cuno, Inc. (b)                      593
                                                 -------
FINANCIAL SERVICES (2.9%):
       16,500    Haverfield Corp.                    305
       18,000    McDonald & Co. Investments          438
       40,500    State Auto Financial                567
                                                 -------
                                                   1,310
                                                 -------
FOOD DISTRIBUTORS (SUPERMARKETS)
  & WHOLESALERS (1.0%):
       10,000    Chiquita Brands
                   International                     125
        7,000    Kroger Co. (b)                      312
                                                 -------
                                                     437
                                                 -------
FOOD PROCESSING & PACKAGING (0.2%):
        5,000    Smuckers, Class A                    82
                                                 -------
FOREST PRODUCTS -- LUMBER, PAPER (1.5%):
       12,000    Mead Corp.                          681
                                                 -------
HEALTH CARE (0.1%):
        9,000    Health Power, Inc. (b)               31
                                                 -------

                       SEE NOTES TO FINANCIAL STATEMENTS.

110

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO REGIONAL STOCK FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
HOSPITAL & NURSING EQUIPMENT & SUPPLIES (5.8%):
       36,000    Invacare Corp.                  $ 1,008
       60,000    Omnicare, Inc.                    1,635
                                                 -------
                                                   2,643
                                                 -------
HOUSEHOLD GOODS --
  APPLIANCES & FURNISHINGS (2.1%):
       25,000    Lancaster Colony Corp.              937
       10,000    Sun Television & Appliance           26
                                                 -------
                                                     963
                                                 -------
INDUSTRIAL SERVICES (1.0%):
       22,000    Amcast Industrial Corp.             448
                                                 -------
INSURANCE (3.9%):
        3,150    Cincinnati Financial Corp.          181
       18,000    Ohio Casualty                       585
       15,000    Progressive Corp.                 1,031
                                                 -------
                                                   1,797
                                                 -------
MACHINE TOOLS (5.3%):
       23,625    Bearings, Inc.                      614
       17,000    Cincinnati Milacron, Inc.           325
       37,050    Commercial Intertech Corp.          412
       46,500    Gorman Rupp                         639
       14,000    Lincoln Electric Co.                385
        5,000    Monarch Machine Tool Co.             49
                                                 -------
                                                   2,424
                                                 -------
MANUFACURING -- CAPITAL GOODS (2.6%):
       10,000    Gradall Industries, Inc. (b)        109
       15,000    Parker-Hannifin Corp.               568
       20,000    Thor Industries, Inc.               500
                                                 -------
                                                   1,177
                                                 -------
MEDICAL SUPPLIES (0.3%):
       12,000    Meridian Diagnostics                126
                                                 -------
MEDICAL-BIOTECHNOLOGY (0.1%):
        5,000    Gliatech, Inc. (b)                   41
                                                 -------
METALS -- FABRICATION (0.8%):
       10,000    Brush Wellman, Inc.                 189
        7,000    Cold Metal Products, Inc.
                   (b)                                41
       10,000    Park-Ohio Industries, Inc.
                   (b)                               150
                                                 -------
                                                     380
                                                 -------
OFFICE EQUIPMENT & SUPPLIES (6.1%):
       34,500    Diebold, Inc.                     1,984
       30,000    Reynolds & Reynolds Co.             791
                                                 -------
                                                   2,775
                                                 -------
     SHARES OR
     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
OIL & GAS EXPLORATION, PRODUCTION,
  & SERVICES (3.7%):
        5,000    Belden & Blake (b)              $   133
        5,000    Lomak Petroleum, Inc.                82
       68,000    USX-Marathon Group                1,488
                                                 -------
                                                   1,703
                                                 -------
PAINT, VARNISHES, ENAMELS (1.5%):
       14,000    Sherwin-Williams Co.                702
                                                 -------
POLLUTION CONTROL SERVICES & EQUIPMENT (0.0%):
       20,100    Mid American Waste Systems,
                   Inc. (b)                           14
                                                 -------
PRECISION INSTRUMENTS & RELATED (3.0%):
       60,000    Keithley Instruments, Inc.          465
       40,000    Robbins & Myers, Inc.               900
                                                 -------
                                                   1,365
                                                 -------
REAL ESTATE INVESTMENT TRUSTS (0.8%):
       16,000    Health Care REIT, Inc.              378
                                                 -------
RESTAURANTS (1.8%):
       29,500    Bob Evans Farms, Inc.               369
       22,000    Wendy's International, Inc.         454
                                                 -------
                                                     823
                                                 -------
RETAIL -- SPECIALTY STORES (1.9%):
       17,000    Fabri-Centers of America
                   Class B (b)                       221
       17,000    Fabri-Centers of America
                   Inc. (b)                          221
       15,000    The Limited, Inc.                   276
       10,000    Value City Department
                   Stores, Inc. (b)                  128
                                                 -------
                                                     846
                                                 -------
RUBBER & RUBBER PRODUCTS INCLUDING TIRES (1.4%):
        5,000    Cooper Tire & Rubber Co.             98
       12,000    Goodyear Tire & Rubber Co.          551
                                                 -------
                                                     649
                                                 -------
STEEL (3.3%):
       35,000    Shiloh (b)                          578
        9,000    Timken Co.                          402
       25,000    Worthington Industries, Inc.        519
                                                 -------
                                                   1,499
                                                 -------
TEXTILE MANUFACTURING (1.0%):
       25,000    Essef Corp. (b)                     438
                                                 -------

                       SEE NOTES TO FINANCIAL STATEMENTS.

111

THE VICTORY PORTFOLIOS                                          October 31, 1996
OHIO REGIONAL STOCK FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
TRANSPORTATION LEASING & TRUCKING (2.3%):
        6,000    Caliber System, Inc.            $   101
       45,000    Comair Holding, Inc.                906
        3,000    Roadway Express, Inc.                48
                                                 -------
                                                   1,055
                                                 -------
TRANSPORTATION -- MARINE (0.3%):
        3,000    Oglebay Norton Co.                  131
                                                 -------
UTILITIES -- ELECTRIC (3.4%):
       14,000    American Electric Power Co.         581
       10,000    CINergy Corp.                       331
       22,500    D.P.L., Inc.                        537
        5,000    Ohio Edison                         104
                                                 -------
                                                   1,553
                                                 -------
UTILITIES -- TELECOMMUNICATIONS (3.1%):
       29,000    Cincinnati Bell                   1,432
--------------------------------------------------------
TOTAL COMMON STOCKS                               44,088
--------------------------------------------------------
     SHARES OR
     PRINCIPAL                                   MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------
  RIGHTS/WARRANTS (0.0%)
       10,000    Cincinnati Microwave, Inc. (b)
                   Expires 12/31/98              $     6
--------------------------------------------------------
TOTAL RIGHTS/WARRANTS                                  6
--------------------------------------------------------
TOTAL (COST $27,176) (a)                         $45,673
--------------------------------------------------------

---------------

Percentages indicated are based on net assets of $45,620.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $20,115
                 Unrealized depreciation          (1,618)
                                                 -------
                 Net unrealized appreciation     $18,497
                                                 ========

(b) Non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

112

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1996
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
----------------------------------------------------------
  COMMERCIAL PAPER (8.1%)
     $    9,823   General Electric Capital
                    Corp.,
                  5.57%, 11/1/96                  $  9,823
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                               9,823
----------------------------------------------------------
----------------------------------------------------------
  COMMON STOCKS (91.0%)
AUSTRALIA (3.9%):
BANKS (1.4%):
        150,400   National Australia Bank Ltd.       1,652
                                                  --------
BROADCASTING & PUBLISHING (0.6%):
        175,500   Publishing & Broadcasting
                    Ltd.                               790
                                                  --------
BUILDING MATERIALS (0.6%):
        235,000   CSR Ltd.                             790
                                                  --------
OIL & GAS PRODUCTION (1.3%):
        380,000   Santos Ltd.                        1,519
----------------------------------------------------------
TOTAL AUSTRALIA                                      4,751
----------------------------------------------------------
BRITAIN (16.3%):
AEROSPACE & DEFENSE (0.8%):
        220,000   Rolls-Royce PLC                      910
                                                  --------
BANKS (3.5%):
        232,000   Allied Irish Bank PLC              1,471
        244,371   National Westminster Bank
                    PLC                              2,792
                                                  --------
                                                     4,263
                                                  --------
BUSINESS & PUBLIC SERVICES (0.8%):
        122,500   Carlton Communications PLC           981
                                                  --------
COMPUTERS & PERIPHERALS (0.9%):
        125,000   JBA Holdings PLC                   1,038
                                                  --------
CONGLOMERATES (1.0%):
        940,000   Hanson PLC                         1,236
                                                  --------
FOOD DISTRIBUTORS-SUPERMARKETS &
  WHOLESALERS (1.1%):
        250,000   Tesco PLC                          1,354
                                                  --------
FOOD PROCESSING & PACKAGING (1.1%):
        175,000   Grand Metropolitan PLC             1,321
                                                  --------
INSURANCE (0.7%):
         83,000   Commercial Union PLC                 876
                                                  --------
LEISURE (1.4%):
        172,000   Rank Group PLC                     1,144
        200,000   Ladbroke Group PLC                   650
                                                  --------
                                                     1,794
                                                  --------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
OIL & GAS PRODUCTION (1.3%):
        147,065   British Petroleum Co. PLC       $  1,583
                                                  --------
PHARMACEUTICALS (1.6%):
        120,000   Glaxo Wellcome PLC                 1,884
                                                  --------
TRANSPORTATION (1.0%):
        125,000   Peninsular & Oriental Steam
                    Navigation Co.                   1,228
                                                  --------
UTILITIES -- WATER (1.1%):
        117,000   Hyder PLC                          1,349
----------------------------------------------------------
TOTAL BRITAIN                                       19,817
----------------------------------------------------------
CANADA (0.6%):
FOREST PRODUCTS (0.6%):
         56,100   Abitibi-Price, Inc.                  784
----------------------------------------------------------
TOTAL CANADA                                           784
----------------------------------------------------------
DENMARK (0.4%):
BANKS (0.4%):
          7,500   Den Danske Bank                      538
----------------------------------------------------------
TOTAL DENMARK                                          538
----------------------------------------------------------
FINLAND (2.8%):
BANKS (2.0%):
        836,000   Merita Ltd., Class A (b)           2,472
                                                  --------
RETAIL (0.8%):
         61,000   Kesko                                942
----------------------------------------------------------
TOTAL FINLAND                                        3,414
----------------------------------------------------------
FRANCE (7.6%):
AUTOMOTIVE PARTS (0.5%):
          9,700   Valeo SA                             583
                                                  --------
BANKS (1.3%):
         14,800   Societe Generale                   1,596
                                                  --------
BUILDING MATERIAL (0.8%):
          6,950   Compagnie de Saint Gobain            939
                                                  --------
DIVERSIFIED (1.5%):
         15,000   Compagnie Generale des Eaux        1,794
                                                  --------
ENERGY SOURCES (0.7%):
         11,200   Elf Aquitaine SA                     896
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

113

THE VICTORY PORTFOLIOS                                          October 31, 1996
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
FOOD DISTRIBUTORS-SUPERMARKETS &
WHOLESALERS (0.9%):
         25,000   Etablissements Economiques
                    du Casino Guichard-
                    Perrichon                     $  1,138
                                                  --------
FOOD PROCESSING & PACKAGING (1.3%):
          1,250   Bongrain SA                          507
          6,600   Eridania Beghin-Say SA             1,052
                                                  --------
                                                     1,559
                                                  --------
INSURANCE (0.6%):
         10,800   AXA SA                               675
----------------------------------------------------------
TOTAL FRANCE                                         9,180
----------------------------------------------------------
GERMANY (7.0%):
BANKS (2.1%):
         43,600   Bayerische Hypotheken-und
                    Wechsel-Bank AG                  1,278
         55,000   Commerzbank AG                     1,234
                                                  --------
                                                     2,512
                                                  --------
CHEMICALS (3.3%):
         98,500   BASF AG                            3,151
         18,000   Henkel KGAA                          811
                                                  --------
                                                     3,962
                                                  --------
MACHINE TOOLS (0.3%):
          1,000   Mannesmann AG                        390
                                                  --------
MISCELLANEOUS MANUFACTURING (1.3%):
         14,500   SGL Carbon AG                      1,608
----------------------------------------------------------
TOTAL GERMANY                                        8,472
----------------------------------------------------------
HOLLAND (5.1%):
BANKS (0.7%):
         25,915   ING Groep N.V.                       808
                                                  --------
COMMERCIAL SERVICES (0.3%):
          4,000   Randstad Holdings N.V.               324
                                                  --------
CONGLOMERATES (0.5%):
         24,000   Internatio-Muller N.V.               579
                                                  --------
ELECTRICAL EQUIPMENT (1.3%):
         46,000   Phillips Electronics N.V.          1,622
                                                  --------
OIL -- INTEGRATED COMPANIES (1.6%):
         12,000   Royal Dutch Petroleum Co.          1,983
                                                  --------
TRANSPORTATION (0.7%):
         36,000   Nedlloyd Groep N.V.                  904
----------------------------------------------------------
TOTAL HOLLAND                                        6,220
----------------------------------------------------------
HONG KONG (5.3%):
BANKS (0.8%):
        156,100   Wing Lung Bank                       969
                                                  --------
     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
DIVERSIFIED (1.3%):
        220,000   Hutchison Whampoa Ltd.          $  1,536
                                                  --------
HOTELS & LODGING (0.5%):
      2,150,000   Regal Hotels International           591
                                                  --------
REAL ESTATE (1.8%):
        123,000   Sun Hung Kai Properties            1,400
        914,000   Tai Cheung Holdings                  745
                                                  --------
                                                     2,145
                                                  --------
TRANSPORTATION-MARINE (0.9%):
        625,000   Hong Kong Ferry Holdings           1,164
----------------------------------------------------------
TOTAL HONG KONG                                      6,405
----------------------------------------------------------
ITALY (3.9%):
CONGLOMERATES (1.5%):
      1,240,000   Parmalat Finanziaria SpA           1,779
                                                  --------
FINANCIAL SERVICES (0.9%):
        143,000   Instituto Mobiliare Italiano
                    SpA                              1,132
                                                  --------
UTILITIES -- TELECOMMUNICATIONS (1.5%):
        967,000   Telecom Italia SpA                 1,843
----------------------------------------------------------
TOTAL ITALY                                          4,754
----------------------------------------------------------
JAPAN (24.9%):
AEROSPACE/DEFENSE (0.9%):
        140,000   Mitsubishi Heavy Industries
                    Ltd.                             1,077
                                                  --------
AUTOMOBILES (1.9%):
         66,000   Honda Motor Co.                    1,578
         30,000   Toyota Motor Co.                     710
                                                  --------
                                                     2,288
                                                  --------
AUTOMOTIVE PARTS (1.6%):
         94,000   Denso Corp.                        1,950
                                                  --------
BANKS (2.5%):
        197,000   77 Bank                            1,853
        164,000   Higo Bank                          1,209
                                                  --------
                                                     3,062
                                                  --------
BREWERIES (0.9%):
        110,000   Asahi Breweries Ltd.               1,131
                                                  --------
CONSTRUCTION & HOUSING (0.8%):
         74,000   Daito Trust Construction Co.
                    Ltd.                               937
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

114

THE VICTORY PORTFOLIOS                                          October 31, 1996
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
ELECTRICAL EQUIPMENT (3.5%):
        134,000   Hitachi Ltd.                    $  1,190
         88,000   Makita Corp.                       1,207
         96,000   Matsushita Electric Works            928
         16,000   Sony Corp.                           961
                                                  --------
                                                     4,286
                                                  --------
ENTERTAINMENT (1.0%):
          8,200   Toho Co.                           1,262
                                                  --------
FOOD PROCESSING (1.2%):
         70,000   Katokichi                          1,397
                                                  --------
HEAVY MACHINERY (1.3%):
        185,000   Komatsu Ltd.                       1,516
                                                  --------
INSURANCE (0.9%):
        213,000   Chiyoda Fire & Marine
                    Insurance Co. Ltd.               1,099
                                                  --------
PHOTOGRAPHY (1.5%):
         65,000   Fuji Photo Film                    1,869
                                                  --------
PRINTING (0.7%):
         73,000   Toppan Printing Co. Ltd.             892
                                                  --------
REAL ESTATE (1.0%):
        132,000   Daiwa Kosho Lease Co. Ltd.         1,207
                                                  --------
RETAIL (1.4%):
        112,000   Mycal Corp.                        1,723
                                                  --------
TELECOMMUNICATIONS (0.7%):
         66,000   Nippon Comsys Corp.                  847
                                                  --------
UTILITIES-ELECTRIC (1.2%):
         71,000   Kansai Electric Power Co.,
                    Inc.                             1,492
                                                  --------
WHOLESALE & INTERNATIONAL TRADE (1.9%):
         43,000   Canon Sales Co., Inc.              1,093
        255,000   Marubeni Corp.                     1,181
                                                  --------
                                                     2,274
----------------------------------------------------------
TOTAL JAPAN                                         30,309
----------------------------------------------------------
MALAYSIA (0.9%):
AUTOMOBILES (0.9%):
        163,800   Oriental Holdings Berhad           1,115
----------------------------------------------------------
TOTAL MALAYSIA                                       1,115
----------------------------------------------------------
NEW ZEALAND (1.3%):
AIRLINES (0.4%):
        217,500   Air New Zealand Ltd.,
                    Class B                            531
                                                  --------
     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
HOUSEHOLD GOODS-APPLIANCES & FURNISHINGS (0.9%):
        283,500   Fisher & Paykel Industries
                    Ltd.                          $  1,037
----------------------------------------------------------
TOTAL NEW ZEALAND                                    1,568
----------------------------------------------------------
SINGAPORE (0.8%):
REAL ESTATE (0.8%):
        305,000   Straits Steamship Land Ltd.          935
----------------------------------------------------------
TOTAL SINGAPORE                                        935
----------------------------------------------------------
SPAIN (1.4%):
INSURANCE-MULTILINE (0.7%):
         18,000   Corporacion Mapfre                   890
                                                  --------
UTILITIES-TELECOMMUNICATIONS (0.7%):
         42,000   Telefonica de Espana                 843
----------------------------------------------------------
TOTAL SPAIN                                          1,733
----------------------------------------------------------
SWEDEN (2.3%):
BANKS (0.9%):
         70,000   Sparbanken Sverige AB,
                    Class A                          1,109
                                                  --------
NEWSPAPERS (0.6%):
         32,000   Marieberg Tidnings AB                780
                                                  --------
WHOLESALE & INTERNATIONAL TRADE (0.8%):
         45,000   Dahl International AB (b)            846
----------------------------------------------------------
TOTAL SWEDEN                                         2,735
----------------------------------------------------------
SWITZERLAND (3.5%):
BANKS (1.4%):
         17,530   CS Holding AG                      1,758
                                                  --------
FOOD PROCESSING (0.7%):
            800   Nestle SA-Registered                 873
                                                  --------
INSURANCE (0.4%):
            850   Winterthur Schweizerische
                    Versischerungs-Gesellschaft        509
                                                  --------
PHARMACEUTICALS (1.0%):
            950   Ciba-Geigy AG -- Registered        1,175
----------------------------------------------------------
TOTAL SWITZERLAND                                    4,315
----------------------------------------------------------
THAILAND (0.4%):
MEDIA (0.4%):
        250,000   Wattachack PLC                       466
----------------------------------------------------------
TOTAL THAILAND                                         466
----------------------------------------------------------
UNITED STATES (2.6%):
COMMERCIAL SERVICES (0.9%):
        108,000   Professional Staff PLC
                    ADR (b)                          1,053
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

115

THE VICTORY PORTFOLIOS                                          October 31, 1996
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL              SECURITY               MARKET
       AMOUNT             DESCRIPTION              VALUE
CONGLOMERATES (1.3%):
        494,000   Jardine Strategic Holdings
                    Ltd. ADR                      $  1,611
                                                  --------
TELECOMMUNICATIONS (0.4%):
          5,000   Cia Telecommunicaciones de
                    Chile SA ADR                       493
----------------------------------------------------------
TOTAL UNITED STATES                                  3,157
----------------------------------------------------------
TOTAL COMMON STOCKS                                110,668
----------------------------------------------------------
----------------------------------------------------------
  CONVERTIBLE BONDS (2.0%)
BANKS (0.8%):
     $      943   Mitsubishi Bank
                    International
                    Finance-Bermuda,
                    3.00%, 11/30/02                  1,024
ELECTRONICS (0.7%):
            720   United Microelectronics,
                    1.25%, 6/8/04                      884
TELECOMMUNICATIONS (0.5%):
            500   Bilboa Vizcaya Invest BV
                    3.50%, 7/12/06                     558
----------------------------------------------------------
TOTAL CONVERTIBLE BONDS                              2,466
----------------------------------------------------------
----------------------------------------------------------
  PREFERRED STOCKS (1.3%)
          5,000   CKAG Colonia Konzern AG              302
          6,300   SAP AG                               849
          1,500   Volkswagen AG                        455
----------------------------------------------------------
TOTAL PREFERRED STOCKS                               1,606
----------------------------------------------------------
----------------------------------------------------------
  RIGHTS & WARRANTS (0.1%)
         59,318   Air New Zealand Ltd., Class
                    B Rights(b)                         62
----------------------------------------------------------
TOTAL RIGHTS & WARRANTS                                 62
----------------------------------------------------------
TOTAL (COST $117,379) (a)                         $124,625
----------------------------------------------------------

---------------
Percentages indicated are based on net assets of $121,635.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

        Unrealized appreciation      $ 9,476
        Unrealized depreciation       (2,230)
                                     -------
        Net unrealized
          appreciation               $ 7,246
                                     ========

(b) Represents non-income producing securities.

ADR -- American Depository Receipts

                       SEE NOTES TO FINANCIAL STATEMENTS.

116

                                            Statements of Assets and Liabilities
                                                                October 31, 1996
                                                          (Amounts in thousands,
THE VICTORY PORTFOLIOS                                 except per share amounts)
--------------------------------------------------------------------------------

                                                                        U.S.
                                                                     GOVERNMENT         PRIME         FINANCIAL
                                                                     OBLIGATIONS     OBLIGATIONS      RESERVES
                                                                      FUND(a)           FUND            FUND
                                                                     ----------      -----------      ---------
ASSETS:
Investments, at amortized cost                                       $ 301,211        $ 438,530       $ 726,738
Repurchase agreements, at cost                                       1,058,055           60,572          41,405
---------------------------------------------------------------------------------------------------------------
         Total                                                       1,359,266          499,102         768,143
Cash                                                                         1               --              --
Interest receivable                                                      5,414            2,003           3,534
Prepaid expenses and other assets                                            3                6               3
---------------------------------------------------------------------------------------------------------------
         Total Assets                                                1,364,684          501,111         771,680
---------------------------------------------------------------------------------------------------------------
LIABILITIES:
Dividends payable                                                        6,025            1,870           3,184
Payable to brokers for investments purchased                                --            2,850              --
Accrued expenses and other payables:
    Investment advisory fees                                               444              144             292
    Administration fees                                                    190               62              99
    Accounting and transfer agent fees                                      32               30              23
    Shareholder service fees                                                25               92              --
    Other                                                                  151               44              92
---------------------------------------------------------------------------------------------------------------
         Total Liabilities                                               6,867            5,092           3,690
---------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                              1,357,990          496,006         768,187
Undistributed (distributions in excess of) net investment income           (80)              --            (173)
Accumulated undistributed net realized gains (losses) from
  investment transactions                                                  (93)              13             (24)
---------------------------------------------------------------------------------------------------------------
         Net Assets                                                 $1,357,817        $ 496,019       $ 767,990
---------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)                    1,357,969          496,006         767,905
---------------------------------------------------------------------------------------------------------------
Net asset value  offering and redemption price per share             $    1.00        $    1.00       $    1.00
---------------------------------------------------------------------------------------------------------------

(a) Select shares. Investor shares have not commenced operations as of October 31, 1996.

                       SEE NOTES TO FINANCIAL STATEMENTS.

117

                                            Statements of Assets and Liabilities
                                                                October 31, 1996
                                                          (Amounts in thousands,
THE VICTORY PORTFOLIOS                                 except per share amounts)
--------------------------------------------------------------------------------

                                                                                                  OHIO
                                                                              TAX-FREE         MUNICIPAL
                                                                            MONEY MARKET      MONEY MARKET
                                                                                FUND              FUND
                                                                            ------------      ------------
ASSETS:
Investments, at amortized cost                                                $343,513          $558,215
Interest and dividends receivable                                                2,418             4,676
Prepaid expenses and other assets                                                    4                 4
----------------------------------------------------------------------------------------------------------
         Total Assets                                                          345,935           562,895
----------------------------------------------------------------------------------------------------------
LIABILITIES:
Dividends payable                                                                  879             1,407
Accrued expenses and other payables:
    Investment advisory fees                                                       102               132
    Administration fees                                                             45                72
    Accounting and transfer agent fees                                              16                15
    Shareholder service fees                                                        59                78
    Other                                                                           38                60
----------------------------------------------------------------------------------------------------------
         Total Liabilities                                                       1,139             1,764
----------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                                        344,791           561,127
Undistributed net investment income                                                 --                 2
Accumulated undistributed net realized gains (losses) from investment
  transactions                                                                       5                 2
----------------------------------------------------------------------------------------------------------
         Net Assets                                                           $344,796          $561,131
----------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)                              344,791           561,127
----------------------------------------------------------------------------------------------------------
Net asset value
    Offering and redemption price per share                                   $   1.00          $   1.00
----------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

118

                                            Statements of Assets and Liabilities
                                                                October 31, 1996
                                                          (Amounts in thousands,
THE VICTORY PORTFOLIOS                                 except per share amounts)
--------------------------------------------------------------------------------

                                               LIMITED                   INVESTMENT                  GOVERNMENT
                                             TERM INCOME   INTERMEDIATE    QUALITY     GOVERNMENT     MORTGAGE
                                                FUND       INCOME FUND    BOND FUND     BOND FUND       FUND
                                             -----------   -----------   -----------   -----------   -----------
ASSETS:
Investments, at value (Cost $88,344;
  $270,156; $147,366; $25,335 & $126,359)     $  88,350     $ 271,279     $ 148,673     $  25,771     $ 125,343
Interest and dividends receivable                 1,645         3,144         2,127           392           772
Receivable for capital shares issued                107             4           156            --            --
Receivable from brokers for investments
  sold                                               --         3,120         1,010             3             3
Prepaid expenses and other assets                    --            --            --             2             1
----------------------------------------------------------------------------------------------------------------
         Total Assets                            90,102       277,547       151,966        26,168       126,119
----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable to brokers for investments
  purchased                                          --         5,100           996            --            --
Payable for capital shares redeemed                  --            --             3             9            --
Accrued expenses and other payables:
  Investment advisory fees                           36           138            78             7            53
  Administration fees                                11            34            19             3            16
  Accounting and transfer agent fees                  9            10            11             9            10
  Shareholder service fees                            8            24            14                          11
  Shareholder service fees -- Class A                                                           2
  Other                                              19           154            38             8            37
----------------------------------------------------------------------------------------------------------------
         Total Liabilities                           83         5,460         1,159            38           127
----------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                          92,119       275,858       159,420        33,192       129,017
Undistributed (distributions in excess
  of) net investment income                          89           130           (11)           82            (1)
Net unrealized appreciation
  (depreciation) from investments                     6         1,123         1,307           436        (1,016)
Accumulated undistributed net realized
  losses from investment transactions            (2,195)       (5,024)       (9,909)       (7,580)       (2,008)
----------------------------------------------------------------------------------------------------------------
         Net Assets                           $  90,019     $ 272,087     $ 150,807     $  26,130     $ 125,992
----------------------------------------------------------------------------------------------------------------
Net Assets
  Class A                                                                               $  24,632
  Class B                                                                                   1,498
----------------------------------------------------------------------------------------------------------------
         Total                                                                          $  26,130
----------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
  Class A                                                                                   2,553
  Class B                                                                                     155
----------------------------------------------------------------------------------------------------------------
         Total                                    8,992        28,473        15,659         2,708        11,713
----------------------------------------------------------------------------------------------------------------
Net asset value
  Redemption price per share                  $   10.01     $    9.56     $    9.63                   $   10.76
  Redemption price per share -- Class A                                                 $    9.65
  Offering price per share -- Class B*                                                  $    9.64
----------------------------------------------------------------------------------------------------------------
Maximum sales charge                               2.00%         4.75%         4.75%         4.75%         4.75%
----------------------------------------------------------------------------------------------------------------
Maximum offering price per share
  (100%/(100%-maximum sales charge) of
  net asset value adjusted to nearest
  cent)                                       $   10.21     $   10.04     $   10.11                   $   11.30
Maximum offering price per share
  (100%/(100%-maximum sales charge) of
  net asset value adjusted to nearest
  cent) -- Class A                                                                      $   10.13
----------------------------------------------------------------------------------------------------------------

* Redemption price per Class B Share varies based on length of time held.

                       SEE NOTES TO FINANCIAL STATEMENTS.

119

                                            Statements of Assets and Liabilities
                                                                October 31, 1996
                                                          (Amounts in thousands,
THE VICTORY PORTFOLIOS                                 except per share amounts)
--------------------------------------------------------------------------------

                                                                          NATIONAL      NEW YORK        OHIO
                                                            FUND FOR      MUNICIPAL     TAX-FREE      MUNICIPAL
                                                             INCOME       BOND FUND       FUND        BOND FUND
                                                           -----------   -----------   -----------   -----------
ASSETS:
Investments, at value (Cost $19,927; $39,189; $14,834 &
  $69,716)                                                   $20,711       $39,495       $15,952       $72,277
Interest and dividends receivable                                161           628           318         1,468
Receivable for capital shares issued                              --            55             1            --
Receivable from brokers for investments sold                       2            --            --         2,733
Prepaid expenses and other assets                                  7            41            10            --
----------------------------------------------------------------------------------------------------------------
         Total Assets                                         20,881        40,219        16,281        76,478
----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable to brokers for investments purchased                      --         1,378            --         2,870
Payable for capital shares redeemed                               37            33            --            --
Accrued expenses and other payables:
  Investment advisory fees                                        --            --            --            29
  Administration fees                                              1             5             1             9
  Accounting and transfer agent fees                              16            20             7             8
  Shareholder service fees                                         4            --            --             7
  Shareholder service fees -- Class A                                            6             1
  Shareholder service and 12b-1 fees -- Class B                                  1            --
  Other                                                            7            10             3            92
----------------------------------------------------------------------------------------------------------------
         Total Liabilities                                        65         1,453            12         3,015
----------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                       21,752        38,843        15,033        70,863
Undistributed net investment income                                1            17            62            39
Net unrealized appreciation from investments                     784           306         1,118         2,561
Accumulated undistributed net realized gains (losses)
  from investment transactions                                (1,721)         (400)           56            --
----------------------------------------------------------------------------------------------------------------
    Net Assets                                               $20,816       $38,766       $16,269       $73,463
----------------------------------------------------------------------------------------------------------------
Net Assets
  Class A                                                                  $36,958       $13,754
  Class B                                                                    1,808         2,515
----------------------------------------------------------------------------------------------------------------
    Total                                                                  $38,766       $16,269
----------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
  Class A                                                                    3,638         1,080
  Class B                                                                      178           197
----------------------------------------------------------------------------------------------------------------
         Total                                                 2,132         3,816         1,277         6,426
----------------------------------------------------------------------------------------------------------------
Net asset value
  Redemption price per share                                 $  9.77                                   $ 11.43
  Redemption price per share -- Class A                                    $ 10.16       $ 12.73
  Offering price per share -- Class B*                                     $ 10.16       $ 12.74
----------------------------------------------------------------------------------------------------------------
Maximum sales charge                                            2.00%         4.75%         4.75%         4.75%
----------------------------------------------------------------------------------------------------------------
Maximum offering price per share (100%/(100% -- maximum
  sales charges) of net asset value adjusted to nearest
  cent)                                                      $  9.97                                   $ 12.00
Maximum offering price per share (100%/(100% -- maximum
  sales charge) of net asset value adjusted to nearest
  cent) -- Class A                                                         $ 10.67       $ 13.36
----------------------------------------------------------------------------------------------------------------

* Redemption price per Class B Share varies based on length of time held.

                       SEE NOTES TO FINANCIAL STATEMENTS.

120

                                            Statements of Assets and Liabilities
                                                                October 31, 1996
                                                          (Amounts in thousands,
THE VICTORY PORTFOLIOS                                 except per share amounts)
--------------------------------------------------------------------------------

                                              BALANCED     STOCK INDEX   DIVERSIFIED
                                                FUND          FUND       STOCK FUND    VALUE FUND    GROWTH FUND
                                             -----------   -----------   -----------   -----------   -----------
ASSETS:
Investments, at value (Cost $236,773;
  $221,337; $483,043; $292,902 &
  $109,847)                                   $ 274,331     $ 276,335     $ 566,455     $ 382,752     $ 148,469
Interest and dividends receivable                 1,555           341           701           598           166
Receivable for capital shares issued                  6            --           508            --            --
Receivable from brokers for investments
  sold                                              608           118        13,484           340             1
Net variation margin on open futures
  contracts                                          --           581            --            --            --
Prepaid expenses and other assets                    16                           2             2             3
----------------------------------------------------------------------------------------------------------------
         Total Assets                           276,516       277,375       581,150       383,692       148,639
----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable for capital shares redeemed                   8            --            56            --            --
Payable to brokers for investments
  purchased                                       1,177            92         1,155         1,161           699
Accrued expenses and other payables:
  Investment advisory fees                          198            99           314           311           125
  Administration fees                                35            --            72            48            19
  Accounting and transfer agent fees                 24            20            66            15            11
  Shareholder service fees                                                                     30            12
  Shareholder service fees -- Class A                26                          54
  Shareholder service and 12b-1 fees --
    Class B                                           1                           6
  Other                                              62            40            46            44            20
----------------------------------------------------------------------------------------------------------------
         Total Liabilities                        1,531           251         1,769         1,609           886
----------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                         229,498       215,551       428,203       274,254       102,775
Undistributed net investment income                 123           555           291           416            53
Net unrealized appreciation from
  investments                                    37,742        58,050        83,412        89,850        38,622
Net unrealized depreciation from
  translation of assets and liabilities
  in foreign currencies                            (180)           --            --            --            --
Accumulated undistributed net realized
  (losses) gains from investment
  transactions                                    8,053         2,968        67,475        17,563         6,303
Accumulated undistributed net realized
  gains (losses) from foreign currency
  transactions                                     (251)           --            --            --            --
----------------------------------------------------------------------------------------------------------------
         Net Assets                           $ 274,985     $ 277,124     $ 579,381     $ 382,083     $ 147,753
----------------------------------------------------------------------------------------------------------------
Net Assets
  Class A                                     $ 273,553                   $ 571,153
  Class B                                         1,432                       8,228
----------------------------------------------------------------------------------------------------------------
         Total                                $ 274,985                   $ 579,381
----------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
  Class A                                        22,185                      36,254
  Class B                                           116                         524
----------------------------------------------------------------------------------------------------------------
                                                 22,301        18,663        36,778        26,944        10,141
----------------------------------------------------------------------------------------------------------------
Net asset value
  Redemption price per share                                $   14.85                   $   14.18     $   14.57
  Redemption price per share -- Class A       $   12.33                   $   15.75
  Offering price per share -- Class B*        $   12.34                   $   15.71
----------------------------------------------------------------------------------------------------------------
Maximum sales charge                               4.75%         4.75%         4.75%         4.75%         4.75%
----------------------------------------------------------------------------------------------------------------
Maximum offering price per share
  (100%/(100%-maximum sales charge) of
  net asset value adjusted to nearest
  cent)                                                     $   15.59                   $   14.89     $   15.30
Maximum offering price per share
  (100%/(100%-maximum sales Charge) of
  net asset value adjusted to nearest
  cent) -- Class A                            $   12.94                   $   16.54
----------------------------------------------------------------------------------------------------------------

* Redemption price per Class B Share varies based on length of time held.

                       SEE NOTES TO FINANCIAL STATEMENTS.

121

                                            Statements of Assets and Liabilities
                                                                October 31, 1996
                                                          (Amounts in thousands,
THE VICTORY PORTFOLIOS                                 except per share amounts)
--------------------------------------------------------------------------------

                                                       SPECIAL      SPECIAL     OHIO REGIONAL     INTERNATIONAL
                                                        VALUE       GROWTH          STOCK            GROWTH
                                                         FUND        FUND           FUND              FUND
                                                       --------     -------     -------------     -------------
ASSETS:
Investments, at value (Cost $242,913; $77,827;
  $27,176 & $117,379)                                  $285,620     $88,121        $45,673          $ 124,625
Interest and dividends receivable                           406          33             49                348
Receivable for capital shares issued                        188          --              2                  1
Receivable from brokers for investments sold              5,076       2,606             --              3,952
Reclaims receivable                                          --          --             --                308
Prepaid expenses and other assets                             7          --             --                  6
---------------------------------------------------------------------------------------------------------------
         Total Assets                                   291,297      90,760         45,724            129,240
---------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable for capital shares redeemed                           3          --             --                 --
Payable to brokers for investments purchased              1,090       2,801             39              7,399
Accrued expenses and other payables:
  Investment advisory fees                                  244          74             29                113
  Administration fees                                        37          11              6                 15
  Accounting, and transfer agent fees                        20          13             18                 23
  Shareholder service fees                                                7
  Shareholder service fees -- Class A                        28                          5                 11
  Other                                                      29          17              7                 44
---------------------------------------------------------------------------------------------------------------
         Total Liabilities                                1,451       2,923            104              7,605
---------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                 226,652      73,476         26,252            110,033
Undistributed (distributions in excess of) net
  investment income                                         658          (3)             1                128
Net unrealized appreciation from investments             42,707      10,294         18,497              8,204
Net unrealized depreciation from translation of
  assets and liabilities in foreign currencies               --          --             --               (952)
Accumulated undistributed net realized gains (losses)
  from investment transactions                           19,829       4,070            870              1,369
Accumulated undistributed net realized gains from
  foreign currency transactions                              --          --             --              2,853
---------------------------------------------------------------------------------------------------------------
         Net Assets                                    $289,846     $87,837        $45,620          $ 121,635
---------------------------------------------------------------------------------------------------------------
Net Assets
  Class A                                              $289,460                    $45,294          $ 121,517
  Class B                                                   386                        326                118
---------------------------------------------------------------------------------------------------------------
         Total                                         $289,846                    $45,620          $ 121,635
---------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
  Class A                                                20,450                      2,523              9,343
  Class B                                                    27                         18                  9
---------------------------------------------------------------------------------------------------------------
         Total                                           20,477       6,211          2,541              9,352
---------------------------------------------------------------------------------------------------------------
Net asset value
  Redemption price per share                                        $ 14.14
  Redemption price per share-Class A                   $  14.15                    $ 17.95          $   13.01
  Offering and redemption price per share-Class B      $  14.09                    $ 17.87          $   12.93
---------------------------------------------------------------------------------------------------------------
Maximum sales charge                                       4.75%       4.75%          4.75%              4.75%
---------------------------------------------------------------------------------------------------------------
Maximum offering price per share
  (100%/(100%-maximum sales charge) of net asset
  value adjusted to nearest cent)                                   $ 14.85
Maximum offering price per share
  (100%/(100%-maximum sales charge) of net asset
  value adjusted to nearest cent) -- Class A           $  14.86                    $ 18.85          $   13.66
---------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

122

                                                        Statements of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                                         U.S.
                                                                      GOVERNMENT         PRIME         FINANCIAL
                                                                      OBLIGATIONS     OBLIGATIONS      RESERVES
                                                                       FUND(a)           FUND            FUND
                                                                      ----------      -----------      ---------
INVESTMENT INCOME:
Interest income                                                        $ 65,501         $26,000         $44,299
----------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                                  4,209           1,628           3,984
Administration fees                                                       1,804             698           1,196
Shareholder service fees                                                    280           1,080              --
Accounting fees                                                              85              85              78
Custodian fees                                                              237             103             160
Legal and audit fees                                                        251             107             198
Trustees' fees and expenses                                                  49              19              35
Transfer agent fees                                                          55              71              43
Registration and filing fees                                                160              16             104
Printing fees                                                               170             232              46
Other                                                                        17               8             104
----------------------------------------------------------------------------------------------------------------
    Total Expenses                                                        7,317           4,047           5,948
Expenses voluntarily reduced                                                 --              --            (582)
----------------------------------------------------------------------------------------------------------------
    Net Expenses                                                          7,317           4,047           5,366
----------------------------------------------------------------------------------------------------------------
Net Investment Income                                                    58,184          21,953          38,933
----------------------------------------------------------------------------------------------------------------
REALIZED GAINS FROM INVESTMENTS:
Net realized gains from investment transactions                              24              13               4
----------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations                         $ 58,208         $21,966         $38,937
----------------------------------------------------------------------------------------------------------------

(a) Select shares. Investor Shares have not commenced operations as of October 31, 1996.

                       SEE NOTES TO FINANCIAL STATEMENTS.

123

                                                        Statements of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                                                                  OHIO
                                                                              TAX-FREE         MUNICIPAL
                                                                            MONEY MARKET      MONEY MARKET
                                                                                FUND              FUND
                                                                            ------------      ------------
INVESTMENT INCOME:
Interest income                                                               $ 12,018          $ 20,963
----------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                                         1,124             2,836
Administration fees                                                                482               851
Shareholder service fees                                                           567             1,234
Accounting fees                                                                    108                65
Custodian fees                                                                      68               116
Legal and audit fees                                                                75               110
Trustees' fees and expenses                                                         13                27
Transfer agent fees                                                                 25                36
Registration and filing fees                                                        40                80
Printing fees                                                                       51               143
Other                                                                                5                 9
----------------------------------------------------------------------------------------------------------
    Total Expenses                                                               2,558             5,507
Expenses voluntarily reduced                                                       (67)           (1,706)
----------------------------------------------------------------------------------------------------------
    Net Expenses                                                                 2,491             3,801
----------------------------------------------------------------------------------------------------------
Net Investment Income                                                            9,527            17,162
----------------------------------------------------------------------------------------------------------
REALIZED GAINS FROM INVESTMENTS:
Net realized gains from investment transactions                                      3                --
----------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations                                $  9,530          $ 17,162
----------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

124

                                                        Statements of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                         LIMITED
                                          TERM                        INVESTMENT                    GOVERNMENT
                                         INCOME      INTERMEDIATE      QUALITY       GOVERNMENT      MORTGAGE
                                          FUND       INCOME FUND      BOND FUND      BOND FUND         FUND
                                         -------     ------------     ----------     ----------     ----------
INVESTMENT INCOME:
Interest income                          $ 9,713       $ 14,112        $  9,460       $  1,802       $  9,517
Dividend income                               --             70              73             10             41
--------------------------------------------------------------------------------------------------------------
  Total Income                             9,713         14,182           9,533          1,812          9,558
--------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                     718          1,576           1,022            150            650
Administration fees                          216            315             205             41            195
Shareholder service fees                     148            213             144                           134
Shareholder service fees -- Class A                                                         29
Shareholder service fees and 12b-1
  fees -- Class B                                                                           10
Accounting fees                               39             62              53             33             51
Custodian fees                                33             45              37              9             36
Legal and audit fees                          38             51              36             23             30
Trustees' fees and expenses                    7              9               6              1              6
Transfer agent fees                           20             18              17             22             30
Registration and filing fees                  39             26              22             22             13
Printing fees                                 20             21              16              4             18
Other                                          1              3               1             --              2
--------------------------------------------------------------------------------------------------------------
  Total Expenses                           1,279          2,339           1,559            344          1,165
Expenses voluntarily reduced                 (47)          (358)           (185)           (65)            (3)
--------------------------------------------------------------------------------------------------------------
  Net Expenses                             1,232          1,981           1,374            279          1,162
--------------------------------------------------------------------------------------------------------------
Net Investment Income                      8,481         12,201           8,159          1,533          8,396
--------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
  INVESTMENTS:
Net realized losses from investment
  transactions                              (475)        (1,103)         (1,769)          (271)          (338)
Net change in unrealized appreciation
  (depreciation) from investments         (1,765)          (428)            177           (334)        (1,193)
--------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains (losses)
  from investments                        (2,240)        (1,531)         (1,592)          (605)        (1,531)
--------------------------------------------------------------------------------------------------------------
Change in net assets
  resulting from operations              $ 6,241       $ 10,670        $  6,567       $    928       $  6,865
--------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

125

                                                        Statements of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                                        NATIONAL      NEW YORK       OHIO
                                                           FUND FOR     MUNICIPAL     TAX-FREE     MUNICIPAL
                                                            INCOME      BOND FUND       FUND       BOND FUND
                                                           --------     ---------     --------     ---------
INVESTMENT INCOME:
Interest income                                             $1,782       $ 1,686       $1,006       $ 3,691
Dividend income                                                 --            61           11            64
------------------------------------------------------------------------------------------------------------
  Total Income                                               1,782         1,747        1,017         3,755
------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                       110           206           91           401
Administration fees                                             33            55           25           100
Shareholder service fees                                        54                                       74
Shareholder service fees -- Class A                                           70           23
Shareholder service fees and 12b-1 fees -- Class B                            10           20
Accounting fees                                                 57            65           51            52
Custodian fees                                                  20            15            5            15
Legal and audit fees                                            14            15           17            17
Trustees' fees and expenses                                      1             2            1             2
Transfer agent fees                                             44            41           21            19
Registration and filing fees                                    15            25            6             5
Printing fees                                                   33            10           17            14
Other                                                           --            --            1             1
------------------------------------------------------------------------------------------------------------
  Total Expenses                                               381           514          278           700
Expenses voluntarily reduced                                  (108)         (242)         (98)         (103)
Expenses reimbursed by distributor                             (49)         (153)         (11)           --
------------------------------------------------------------------------------------------------------------
  Net Expenses                                                 224           119          169           597
------------------------------------------------------------------------------------------------------------
Net Investment Income                                        1,558         1,628          848         3,158
------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) from investment transactions        28          (400)          56           549
Net change in unrealized appreciation (depreciation) from
  investments                                                 (261)         (189)        (194)          148
------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains (losses) from investments       (233)         (589)        (138)          697
------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations              $1,325       $ 1,039       $  710       $ 3,855
------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

126

                                                        Statements of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                 BALANCED       STOCK        DIVERSIFIED                   GROWTH
                                                   FUND       INDEX FUND     STOCK FUND     VALUE FUND      FUND
                                                 --------     ----------     ----------     ----------     -------
INVESTMENT INCOME:
Interest income                                  $ 6,860       $  1,552       $    713       $    474      $   123
Dividend income                                    3,662          4,412         11,388          9,454        2,343
Foreign tax withholding                              (10)            --             --             --           --
------------------------------------------------------------------------------------------------------------------
  Total Income                                    10,512          5,964         12,101          9,928        2,466
------------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                           2,382          1,319          3,204          3,441        1,252
Administration fees                                  357            330            739            516          188
Shareholder service fees                                                                          339          126
Shareholder service fees -- Class A                  251                           533
Shareholder service fees and 12b-1 fees --
  Class B                                              6                            21
Accounting fees                                       94             87            159             71           35
Custodian fees                                        64             89            105             70           27
Legal and audit fees                                  60             61            125             89           39
Amortization of organization costs                     1              1             --              2           --
Trustees' fees and expenses                           10              9             20             13            4
Transfer agent fees                                   91             20            292             25           35
Registration and filing fees                          58             26             53             32           16
Printing fees                                         32             20             78             29           17
Other                                                  2              2              8              5            2
------------------------------------------------------------------------------------------------------------------
  Total Expenses                                   3,408          1,964          5,337          4,632        1,741
Expenses voluntarily reduced                        (376)          (712)          (116)           (62)         (71)
------------------------------------------------------------------------------------------------------------------
  Net Expenses                                     3,032          1,252          5,221          4,570        1,670
------------------------------------------------------------------------------------------------------------------
Net Investment Income                              7,480          4,712          6,880          5,358          796
------------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
  INVESTMENTS AND FOREIGN CURRENCIES:
Net realized gains from investment transactions    8,750          3,924         67,743         17,738        6,303
Net realized gains (losses) from foreign
  currency transactions                             (289)            --             --             --           --
Net change in unrealized appreciation from
  investments                                     19,657         35,634         41,714         51,084       21,351
Net change in unrealized appreciation from
  translation of assets and liabilities in
  foreign currencies                                  56             --             --             --           --
------------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains from investments
  and foreign currencies                          28,174         39,558        109,457         68,822       27,654
------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations   $35,654       $ 44,270       $116,337       $ 74,180      $28,450
------------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

127

                                                        Statements of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                                          SPECIAL        OHIO
                                                            SPECIAL       GROWTH       REGIONAL      INTERNATIONAL
                                                           VALUE FUND      FUND       STOCK FUND      GROWTH FUND
                                                           ----------     -------     ----------     -------------
INVESTMENT INCOME:
Interest income                                             $    331      $   142       $   62          $   307
Dividend income                                                5,005          489          877            2,460
Foreign tax withholding                                           --           --           --              (68)
------------------------------------------------------------------------------------------------------------------
  Total Income                                                 5,336          631          939            2,699
------------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                       2,376          745          323            1,255
Administration fees                                              356          113           65              171
Shareholder service fees                                                       74
Shareholder service fees -- Class A                              249                        46              117
Shareholder service fees and 12b-1 fees -- Class B                 1                         1               --
Accounting fees                                                   79           58           51               91
Custodian fees                                                    63           44           15              201
Legal and audit fees                                              61           27           11               35
Amortization of organization costs                                 1            1           --               --
Trustees' fees and expenses                                       10            2            2                4
Transfer agent fees                                               68           25           59               75
Registration and filing fees                                      34           20           12               26
Printing fees                                                     26           18           21               24
Other                                                              2            1            1                2
------------------------------------------------------------------------------------------------------------------
  Total Expenses                                               3,326        1,128          607            2,001
Expenses voluntarily reduced                                     (71)         (34)          (5)             (30)
------------------------------------------------------------------------------------------------------------------
    Net Expenses                                               3,255        1,094          602            1,971
------------------------------------------------------------------------------------------------------------------
Net Investment Income (Loss)                                   2,081         (463)         337              728
------------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS AND
  FOREIGN CURRENCIES:
Net realized gains from investment transactions               20,290        4,480          869            7,046
Net realized gains (losses) from foreign currency
  transactions                                                    --           --           --           (1,537)
Net change in unrealized appreciation (depreciation) from
  investments                                                 21,511        7,642        5,662            2,689
Net change in unrealized appreciation (depreciation) from
  translation of assets and liabilities in foreign
  currencies                                                      --           --           --           (3,200)
------------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains from investments and
  foreign currencies                                          41,801       12,122        6,531            4,998
------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations              $ 43,882      $11,659       $6,868          $ 5,726
------------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

128

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                           U.S. GOVERNMENT
                                           OBLIGATIONS FUND          PRIME OBLIGATIONS FUND       FINANCIAL RESERVES FUND
                                      --------------------------    -------------------------    --------------------------
                                                                    YEAR ENDED
                                      YEAR ENDED     YEAR ENDED      OCTOBER      YEAR ENDED     YEAR ENDED     YEAR ENDED
                                      OCTOBER 31,    OCTOBER 31,       31,        OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                        1996(a)        1995(b)         1996          1995           1996         1995 (c)
                                      -----------    -----------    ----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income               $    58,184    $    33,876    $   21,953    $    27,763    $    38,933    $    38,318
  Net realized gains (losses) from
    investment transactions                    24            113            13             --              4             --
---------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                               58,208         33,989        21,966         27,763         38,937         38,318
---------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income              (58,184)       (33,876)      (21,953)       (27,763)       (38,877)       (38,264)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders           (58,184)       (33,876)      (21,953)       (27,763)       (38,877)       (38,264)
---------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued           3,877,755      1,782,066     1,282,599      1,719,347      2,348,380      4,803,998
  Proceeds from shares issued in
    connection with acquisition                --        242,973            --             --             --             --
  Dividends reinvested                     13,036          3,962        18,208         15,471          2,546          1,265
  Cost of shares redeemed              (3,497,927)    (1,476,233)   (1,261,067)    (2,060,855)    (2,345,866)    (4,475,713)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from capital
  transactions                            392,864        552,768        39,740       (326,037)         5,060        329,550
---------------------------------------------------------------------------------------------------------------------------
Change in net assets                      392,888        552,881        39,753       (326,037)         5,120        329,604

NET ASSETS:
---------------------------------------------------------------------------------------------------------------------------
  Beginning of period                     964,929        412,048       456,266        782,303        762,870        433,266
  End of period                       $ 1,357,817    $   964,929    $  496,019    $   456,266    $   767,990    $   762,870
---------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                3,877,755      1,782,107     1,282,599      1,719,347      2,348,379      4,803,998
  Issued in connection with
    acquisition                                --        242,973            --             --             --             --
  Reinvested                               13,036          3,962        18,208         15,471          2,546          1,265
  Redeemed                             (3,497,927)    (1,476,233)   (1,261,167)    (2,060,755)    (2,345,866)    (4,475,713)
---------------------------------------------------------------------------------------------------------------------------
Change in shares                          392,864        552,809        39,640       (325,937)         5,059        329,550
---------------------------------------------------------------------------------------------------------------------------

(a) Select shares. Investor shares have not commenced operations as of October
    31, 1996.

(b) Effective June 5, 1995, the Victory U.S. Treasury Money Market Portfolio merged into the U.S. Government Obligations Fund. Changes in net assets for periods prior to June 5, 1995 represents the U.S. Government Obligations
    Fund.

(c) Effective June 5, 1995, the Victory Financial Reserve Portfolio became the
    Financial Reserves Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

129

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                                                      OHIO MUNICIPAL MONEY MARKET FUND
                                                                                 -------------------------------------------
                                                TAX-FREE MONEY MARKET FUND                           TWO
                                               ----------------------------                        MONTHS
                                               YEAR ENDED       YEAR ENDED       YEAR ENDED         ENDED        YEAR ENDED
                                               OCTOBER 31,      OCTOBER 31,      OCTOBER 31,       OCTOBER       AUGUST 31,
                                                  1996             1995             1996          31, 1995         1995(a)
                                               -----------      -----------      -----------      ---------      -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                        $     9,527      $     8,303      $    17,162      $   2,859      $    13,393
  Net realized gains (losses) from
    investment transactions                              3               62               --             --               --
----------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                                         9,530            8,365           17,162          2,859           13,393
----------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                        (9,527)          (8,303)         (17,162)        (2,859)         (13,175)
  In excess of net investment income                    --               --             (216)            --               --
  From net realized gains from investment
    transactions                                        (3)              --               --             --               --
  In excess of net realized gain from
    investment transactions                            (57)              --              (17)            --               --
----------------------------------------------------------------------------------------------------------------------------
Change in net assets from distributions to
  shareholders                                      (9,587)          (8,303)         (17,395)        (2,859)         (13,175)
----------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued                      562,564          518,760        1,157,311        363,385        1,872,345
  Dividends reinvested                               3,035              900           10,022            472              945
  Cost of shares redeemed                         (528,472)        (410,557)      (1,116,601)      (355,896)      (1,688,969)
----------------------------------------------------------------------------------------------------------------------------
Change in net assets from capital
  transactions                                      37,127          109,103           50,732          7,961          184,321
----------------------------------------------------------------------------------------------------------------------------
Change in net assets                                37,070          109,165           50,499          7,961          184,539

NET ASSETS:
  Beginning of period                              307,726          198,561          510,632        502,671          318,132
----------------------------------------------------------------------------------------------------------------------------
  End of period                                $   344,796      $   307,726      $   561,131      $ 510,632      $   502,671
----------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                           562,564          518,760        1,157,311        363,385        1,872,345
  Reinvested                                         3,035              900           10,022            472              945
  Redeemed                                        (528,472)        (410,557)      (1,116,601)      (355,896)      (1,688,969)
----------------------------------------------------------------------------------------------------------------------------
Change in shares                                    37,127          109,103           50,732          7,961          184,321
----------------------------------------------------------------------------------------------------------------------------

(a) Effective June 5, 1995, the Victory Ohio Municipal Money Market Portfolio became the Ohio Municipal Money Market Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

130

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                 LIMITED TERM                  INTERMEDIATE               INVESTMENT QUALITY
                                                 INCOME FUND                   INCOME FUND                    BOND FUND
                                          --------------------------    --------------------------    --------------------------
                                          YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                          OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                             1996          1995(a)         1996           1995           1996          1995(a)
                                          -----------    -----------    -----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                    $   8,481      $   8,444      $  12,201      $   8,578      $   8,159      $   6,906
  Net realized gains (losses) from
    investment transactions                     (475)           292         (1,103)        (1,399)        (1,769)            44
  Net change in unrealized appreciation
    (depreciation) from investments           (1,765)         4,613           (428)         7,769            177          6,997
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting
  from operations                              6,241         13,349         10,670         14,948          6,567         13,947
-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                  (8,481)        (8,403)       (12,201)        (8,578)        (7,938)        (6,906)
  In excess of net investment income            (125)            --            (14)           (56)            --            (64)
  In excess of net realized gains from
    investment transactions                     (122)            --            (52)            --             --             --
  Tax Return of Capital                           --             --             --             --           (122)            --
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders               (8,728)        (8,403)       (12,267)        (8,634)        (8,060)        (6,970)
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued                 29,303        120,676        145,956         73,087         54,446         43,794
  Proceeds from shares issued in
    connection with acquisition                   --         14,263             --             --             --         27,853
  Dividends reinvested                         8,683          8,381         12,260          8,632          8,045          6,932
  Cost of shares redeemed                   (117,482)       (55,414)       (47,813)       (37,675)       (35,439)       (54,993)
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  capital transactions                       (79,496)        87,906        110,403         44,044         27,052         23,586
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets                         (81,983)        92,852        108,806         50,358         25,559         30,563

NET ASSETS:
  Beginning of period                        172,002         79,150        163,281        112,923        125,248         94,685
-------------------------------------------------------------------------------------------------------------------------------
  End of period                            $  90,019      $ 172,002      $ 272,087      $ 163,281      $ 150,807      $ 125,248
-------------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                       2,898         12,215         15,335          7,738          5,668          4,675
  Issued in connection with acquisition           --          1,398             --             --             --          2,849
  Reinvested                                     864            836          1,286            915            840            735
  Redeemed                                   (11,710)        (5,518)        (5,005)        (4,005)        (3,676)        (5,833)
-------------------------------------------------------------------------------------------------------------------------------
Change in shares                              (7,948)         8,931         11,616          4,648          2,832          2,426
-------------------------------------------------------------------------------------------------------------------------------

(a) Effective June 5, 1995, the Victory Short-Term Government Income Portfolio merged into the Limited Term Income Fund and the Victory Corporate Bond
    Portfolio merged into the Investment Quality Bond Fund. Changes in net assets for the period prior to June 5, 1995 represent the Limited Term
    Income Fund and the Investment Quality Bond Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

131

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                         GOVERNMENT BOND FUND
                                ---------------------------------------                                      FUND FOR
                                              SIX MONTHS                     GOVERNMENT MORTGAGE FUND         INCOME
                                                ENDED                       ---------------------------     -----------
                                YEAR ENDED     OCTOBER       YEAR ENDED     YEAR ENDED      YEAR ENDED      YEAR ENDED
                                OCTOBER 31,      31,         APRIL 30,      OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
                                   1996        1995(a)          1995           1996            1995            1996
                                -----------   ----------     ----------     -----------     -----------     -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income           $ 1,533      $  1,716       $  6,571       $   8,396       $   9,792       $   1,558
  Net realized gains (losses)
    from investment
    transactions                     (271)        3,139         (7,388)           (338)         (2,407)             28
  Net change in unrealized
    appreciation (depreciation)
    from investments                 (334)         (101)         5,974          (1,193)         11,075            (261)
-----------------------------------------------------------------------------------------------------------------------
Change in net assets resulting
  from operations                     928         4,754          5,157           6,865          18,460           1,325
-----------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                                                    (7,983)         (9,746)         (1,558)
  From net investment income by
    class:
    Class A                        (1,470)       (1,702)        (6,395)
    Class B                           (63)          (14)            (1)
  In excess of net investment
    income                            (16)          (48)            --              --              --             (65)
  In excess of net realized
    gains from investment
    transactions                       --            --             --              --          (1,234)             --
  Tax return of capital                --            --             --            (180)           (218)           (102)
-----------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders    (1,549)       (1,764)        (6,396)         (8,163)        (11,198)         (1,725)
-----------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued       6,505         3,800         13,782          22,111          36,846           4,189
  Dividends reinvested              1,510         1,292             75           8,134          11,183           1,208
  Cost of shares redeemed         (10,029)      (64,039)       (48,532)        (39,058)        (67,356)         (6,937)
-----------------------------------------------------------------------------------------------------------------------
Change in net assets from
  capital transactions             (2,014)      (58,947)       (34,675)         (8,813)        (19,327)         (1,540)
-----------------------------------------------------------------------------------------------------------------------
Change in net assets               (2,635)      (55,957)       (35,914)        (10,111)        (12,065)         (1,940)

NET ASSETS:
  Beginning of period              28,765        84,722        120,636         136,103         148,168          22,756
-----------------------------------------------------------------------------------------------------------------------
  End of period                   $26,130      $ 28,765       $ 84,722       $ 125,992       $ 136,103       $  20,816
----------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                              671           390          1,475           2,051           3,517             425
  Reinvested                          156           132              8             758           1,065             124
  Redeemed                         (1,035)       (6,585)        (5,266)         (3,629)         (6,399)           (708)
-----------------------------------------------------------------------------------------------------------------------
Change in shares                     (208)       (6,063)        (3,783)           (820)         (1,817)           (159)
-----------------------------------------------------------------------------------------------------------------------

                                  FUND FOR
                                   INCOME
                                 YEAR ENDED
                                 OCTOBER 31,
                                   1995(a)
                                 -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income           $   1,894
  Net realized gains (losses)
    from investment
    transactions                       (328)
  Net change in unrealized
    appreciation (depreciation)
    from investments                  1,370
--------------------------------------------
Change in net assets resulting
  from operations                     2,936
--------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income         (1,704)
  From net investment income by
    class:
    Class A
    Class B
  In excess of net investment
    income                               --
  In excess of net realized
    gains from investment
    transactions                         --
  Tax return of capital                  --
--------------------------------------------
Change in net assets from
  distributions to shareholders      (1,704)
--------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued         3,698
  Dividends reinvested                  569
  Cost of shares redeemed           (12,101)
--------------------------------------------
Change in net assets from
  capital transactions               (7,834)
--------------------------------------------
Change in net assets                 (6,602)
NET ASSETS:
  Beginning of period                29,358
--------------------------------------------
  End of period                   $  22,756
--------------------------------------------
SHARE TRANSACTIONS:
  Issued                                382
  Reinvested                             58
  Redeemed                           (1,261)
--------------------------------------------
Change in shares                       (821)
--------------------------------------------

(a) Effective June 5, 1995, the Victory Government Bond Portfolio and the
    Victory Fund for Income Portfolio became the Government Bond Fund and Fund for Income, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

132

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                          NATIONAL MUNICIPAL BOND FUND
                                       ----------------------------------  NEW YORK TAX-FREE FUND
                                                   SIX MONTHS              -----------------------   OHIO MUNICIPAL BOND FUND
                                       YEAR ENDED    ENDED                 YEAR ENDED               --------------------------
                                        OCTOBER     OCTOBER    YEAR ENDED   OCTOBER    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                          31,         31,      APRIL 30,      31,      OCTOBER 31,  OCTOBER 31,   OCTOBER 31,
                                          1996      1995(a)       1995        1996       1995(a)        1996          1995
                                       ----------  ----------  ----------  ----------  -----------  ------------  ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                 $  1,628    $    242     $  108     $    848     $   940      $  3,158      $  2,760
  Net realized gains (losses) from
    investment transactions                 (400)         35         10           56          10           549          (128)
  Net change in unrealized appreciation
    (depreciation) from investments         (189)        326        179         (194)        740           148         5,317
------------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                               1,039         603        297          710       1,690         3,855         7,949
------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                                                                            (3,158)       (2,760)
  From net investment income by class:
    Class A                               (1,581)       (221)      (108)        (744)       (830)
    Class B                                  (43)         (6)        --         (104)        (42)
  In excess of net investment income          --          --         (3)          (6)         --           (15)          (41)
  From net realized gains from
    investment transactions                   --          --         --          (10)        (10)          (11)           --
  In excess of net realized gains from
    investment transactions                  (45)         --         --           --        (219)           --            --
------------------------------------------------------------------------------------------------------------------------------
Change in net assets from distributions
  to shareholders                         (1,669)       (227)      (111)        (864)     (1,101)       (3,184)       (2,801)
------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued             64,998       6,782      4,792        3,250       5,457        23,494        15,932
  Dividends reinvested                     1,564         216        103          635         509         3,096         2,784
  Cost of shares redeemed                (39,586)       (219)      (310)      (4,789)     (7,068)      (13,829)      (21,537)
------------------------------------------------------------------------------------------------------------------------------
Change in net assets from capital
  transactions                            26,976       6,779      4,585         (904)     (1,102)       12,761        (2,821)
------------------------------------------------------------------------------------------------------------------------------
Change in net assets                      26,346       7,155      4,771       (1,058)       (513)       13,432         2,327

NET ASSETS:
  Beginning of period                     12,420       5,265        494       17,327      17,840        60,031        57,704
------------------------------------------------------------------------------------------------------------------------------
  End of period                         $ 38,766    $ 12,420     $5,265     $ 16,269     $17,327      $ 73,463      $ 60,031
------------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                   6,352         685        519          248         443         2,070         1,474
  Reinvested                                 156          21         11           50          39           273           257
  Redeemed                                (3,926)        (21)       (33)        (369)       (574)       (1,219)       (2,014)
------------------------------------------------------------------------------------------------------------------------------
Change in shares                           2,582         685        497          (71)        (92)        1,124          (283)
------------------------------------------------------------------------------------------------------------------------------

(a) Effective June 5, 1995, the Victory National Municipal Bond Portfolio and
    Victory New York Tax-Free Portfolio became the National Municipal Bond Fund and New York Tax-Free Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

133

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                        BALANCED FUND                  STOCK INDEX FUND           DIVERSIFIED STOCK FUND
                                ------------------------------   ----------------------------   ---------------------------
                                YEAR ENDED      YEAR ENDED       YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED
                                 OCTOBER        OCTOBER 31,       OCTOBER       OCTOBER 31,      OCTOBER       OCTOBER 31,
                                 31, 1996          1995           31, 1996         1995          31, 1996         1995
                                ----------   -----------------   ----------   ---------------   ----------   --------------

FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income          $  7,480        $   6,680        $  4,712       $   2,888       $  6,880       $  6,928
  Net realized gains from
    investment transactions         8,750            2,774           3,924           2,091         67,743         32,800
  Net realized gains (losses)
    from foreign currency
    transactions                     (289)              11              --              --             --             --
  Net change in unrealized
    appreciation from
    investments                    19,657           20,046          35,634          20,860         41,714         29,446
  Change in unrealized
    appreciation (depreciation)
    from translation of assets
    and liabilities in foreign
    currencies                         56             (236)             --              --             --             --
---------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting
  from operations                  35,654           29,275          44,270          25,839        116,337         69,174
---------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                        (6,680)         (4,526)         (2,709)                       (6,928)
  From net investment income by
    class:
    Class A                        (7,390)                                                         (6,646)
    Class B                           (12)                                                            (23)
  In excess of net investment
    income                             --              (73)             --              --             --           (277)
  From net realized gains from
    investment transactions        (1,376)              --          (3,041)             --        (33,023)       (29,668)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders    (8,778)          (6,753)         (7,567)         (2,709)       (39,692)       (36,873)
---------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued      86,059          111,470         109,909          74,489        141,320        144,852
  Dividends reinvested              8,753            6,726           7,563           2,709         39,534         36,846
  Cost of shares redeemed         (47,776)         (66,930)        (37,873)        (29,192)       (87,667)       (67,677)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  capital transactions             47,036           51,266          79,599          48,006         93,187        114,021
---------------------------------------------------------------------------------------------------------------------------
Change in net assets               73,912           73,788         116,302          71,136        169,832        146,322
NET ASSETS:
  Beginning of period             201,073          127,285         160,822          89,686        409,549        263,227
---------------------------------------------------------------------------------------------------------------------------
  End of period                  $274,985        $ 201,073        $277,124       $ 160,822       $579,381       $409,549
---------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                            7,405           11,125           7,985           6,638          9,901         11,560
  Reinvested                          754              659             563             241          3,022          3,276
  Redeemed                         (4,113)          (6,762)         (2,755)         (2,815)        (6,214)        (5,529)
---------------------------------------------------------------------------------------------------------------------------
Change in shares                    4,046            5,022           5,793           4,064          6,709          9,307
---------------------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

134

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                  VALUE FUND                   GROWTH FUND                SPECIAL VALUE FUND
                                          --------------------------    --------------------------    --------------------------
                                          YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                          OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                             1996          1995(a)         1996          1995(a)         1996           1995
                                          -----------    -----------    -----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                    $   5,358      $   6,585      $     796      $     746      $   2,081      $   2,090
  Net realized gains (losses) from
    investment transactions                   17,738          8,493          6,303          4,983         20,290          5,442
  Net change in unrealized appreciation
    (depreciation) from investments           51,084         39,805         21,351         15,906         21,511         18,049
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                                  74,180         54,883         28,450         21,635         43,882         25,581
--------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                  (5,326)        (6,585)          (765)          (746)                       (2,090)
  From net investment income by class:
    Class A                                                                                               (1,910)
  In excess of net investment income              --            (81)            --            (37)            --            (36)
  From net realized gains from
    investment transactions                   (8,483)        (3,145)        (4,494)          (298)        (5,473)          (588)
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders              (13,809)        (9,811)        (5,259)        (1,081)        (7,383)        (2,714)
--------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued                 66,804        169,259         39,189         10,047         88,238         87,892
  Proceeds from shares issued in
    connection with acquisition                   --            423             --         65,632             --             --
  Dividends reinvested                        13,808          9,809          5,250          1,067          7,377          2,712
  Cost of shares redeemed                    (54,771)      (116,876)       (28,130)       (55,968)       (36,968)       (37,371)
--------------------------------------------------------------------------------------------------------------------------------
  Change in net assets from capital
    transactions                              25,841         62,615         16,309         20,778         58,647         53,233
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets                          86,212        107,687         39,500         41,332         95,146         76,100

NET ASSETS:
  Beginning of period                        295,871        188,184        108,253         66,921        194,700        118,600
--------------------------------------------------------------------------------------------------------------------------------
  End of period                            $ 382,083      $ 295,871      $ 147,753      $ 108,253      $ 289,846      $ 194,700
--------------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                       5,130         16,259          2,989          1,655          6,706          7,864
  Issued in connection with acquisition           --             38             --          5,881             --             --
  Reinvested                                   1,101            940            425            100            591            246
  Redeemed                                    (4,214)       (10,888)        (2,183)        (5,267)        (2,846)        (3,389)
--------------------------------------------------------------------------------------------------------------------------------
Change in shares                               2,017          6,349          1,231          2,369          4,451          4,721
--------------------------------------------------------------------------------------------------------------------------------

(a) Effective June 5, 1995, the Victory Equity Income Portfolio and the Victory
    Equity Portfolio merged into the Value Fund and Growth Fund, respectively.
    Changes in net assets for periods prior to June 5, 1995 represent the Value
    Fund and Growth Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

135

                                             Statements of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in thousands)
--------------------------------------------------------------------------------

                                                                                  OHIO REGIONAL STOCK      INTERNATIONAL GROWTH
                                           SPECIAL GROWTH FUND                           FUND                      FUND
                             ------------------------------------------------   -----------------------   -----------------------
                             YEAR ENDED                                         YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                              OCTOBER     SIX MONTHS ENDED      YEAR ENDED       OCTOBER      OCTOBER      OCTOBER      OCTOBER
                                31,         OCTOBER 31,         APRIL 30,          31,          31,          31,          31,
                                1996          1995(a)              1995            1996         1995         1996       1995(a)
                             ----------   ----------------   ----------------   ----------   ----------   ----------   ----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income
    (loss)                    $   (463)       $    (60)          $     49        $    337     $    402     $    728     $    696
  Net realized gains (losses)
    from investment
    transactions                 4,480           4,556             (2,209)            869        1,485        7,046       (6,203)
  Net realized gains (losses)
    from foreign currency
    transactions                    --              --                 --              --           --       (1,537)       4,365
  Net change in unrealized
    appreciation
    (depreciation) from
    investments                  7,642            (358)             3,557           5,662        3,578        2,689       (1,929)
  Change in unrealized
    appreciation
    (depreciation) from
    translation of assets and
    liabilities in foreign
    currencies                      --              --                 --              --           --       (3,200)       2,233
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets
  resulting from operations     11,659           4,138              1,397           6,868        5,465        5,726         (838)
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment income        --              --                (49)                        (402)                       --
  From net investment income
    by class:
    Class A                                                                          (337)                     (144)
  In excess of net investment
    income                          --              --                 (4)             --          (17)          --           --
  From net realized gains
    from investment
    transactions                    --              --                 --            (869)      (1,485)          --           --
  In excess of net realized
    gains from investment
    transactions                    --              --                 --            (616)        (214)          --       (3,413)
  Tax return of capital             --              --                 --              --           --           --         (512)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to
  shareholders                      --              --                (53)         (1,822)      (2,118)        (144)      (3,925)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued    33,870         14,726              4,996           8,066        9,494       47,665       41,023
  Proceeds from shares issued
    in connection with
    acquisition                     --          19,565                 --              --           --           --       21,742
  Dividends reinvested              --              --                 --           1,805        2,114          144        3,922
  Cost of shares redeemed      (12,027)         (4,890)           (16,411)         (8,345)      (9,872)     (38,233)     (36,754)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  capital transactions          21,843          29,401            (11,415)          1,526        1,736        9,576       29,933
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets            33,502          33,539            (10,071)          6,572        5,083       15,158       25,170

NET ASSETS:
  Beginning of period           54,335          20,796             30,867          39,048       33,965      106,477       81,307
---------------------------------------------------------------------------------------------------------------------------------
  End of period               $ 87,837        $ 54,335           $ 20,796        $ 45,620     $ 39,048     $121,635     $106,477
---------------------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                         2,512           1,241                530             473        1,143        3,700        3,463
  Issued in connection with
    acquisition                     --           1,816                 --              --           --           --        1,797
  Reinvested                        --              --                 --             111          109           11          337
  Redeemed                        (902)           (429)            (1,701)           (492)      (1,297)      (2,996)      (3,065)
---------------------------------------------------------------------------------------------------------------------------------
Change in shares                 1,610           2,628             (1,171)             92          (45)         715        2,532
---------------------------------------------------------------------------------------------------------------------------------

(a) Effective June 5, 1995, the Victory Aggressive Growth Portfolio and Victory
    Foreign Markets Portfolio merged into the Special Growth Fund and
    International Growth Fund, respectively. Changes in net assets for periods prior to June 5, 1995 represent the Aggressive Growth Portfolio and
    International Growth Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

136

                                                   Notes to Financial Statements
THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

1. ORGANIZATION:

The Victory Portfolios were organized on February 5, 1986, and are registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end investment company established as a Delaware business trust. The Funds are authorized to issue an unlimited number of shares which are units of beneficial interest without par value. The Funds presently offer shares of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Institutional Money Market Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund (collectively, the "Funds" and individually, a "Fund"). The accompanying financial statements and financial highlights are those of each Fund except the Institutional Money Market Fund.

The U.S. Government Obligations Fund is authorized to issue two classes of shares: Investor Shares and Select Shares. As of October 31, 1996, the U.S. Government Obligations Fund had not yet sold Investor Shares. The Government Bond Fund, National Municipal Bond Fund, New York Tax-Free Fund, Balanced Fund, Diversified Stock Fund, Special Value Fund, Ohio Regional Stock Fund and International Growth Fund, are authorized to issue two classes of shares: Class A Shares and Class B Shares. Each class of shares in a Fund has identical rights and privileges except with respect to fees paid under shareholder servicing or distribution plans, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, and the exchange privilege of each class of shares.

The U.S. Government Obligations Fund, and Prime Obligations Fund seek to provide current income consistent with liquidity and stability of principal. The Financial Reserves Fund seeks to obtain as high a level of current income as is consistent with preserving capital and providing liquidity. The Tax-Free Money Market Fund seeks to provide current interest income free from federal income taxes consistent with relative liquidity and stability of principal. The Ohio Municipal Money Market Fund seeks to provide current income exempt from federal income tax and the personal income taxes imposed by the State of Ohio and Ohio municipalities consistent with the stability of principal. The Limited Term Income Fund seeks to provide income consistent with limited fluctuation of principal. The Intermediate Income Fund and Investment Quality Bond Fund seek to provide a high level of income. The Government Bond Fund seeks to provide as high a level of current income as is consistent with preservation of capital by investing in U.S. Government securities. The Government Mortgage Fund seeks to provide a high level of current income consistent with safety of principal. The Fund for Income seeks to provide a high level of current income consistent with preservation of shareholders' capital. The National Municipal Bond Fund seeks to provide a high level of current interest income exempt from federal income tax, as is consistent with the preservation of capital. The New York Tax-Free Fund seeks to provide a high level of current income exempt from federal, New York State, and New York City income taxes, consistent with the preservation of shareholders' capital. The Ohio Municipal Bond Fund seeks to produce a high level of current interest income which is exempt from both federal income taxes and Ohio personal income taxes. The Balanced Fund seeks to provide income and long-term growth of capital. The Stock Index Fund seeks to provide long-term capital appreciation by attempting to match the investment performance of the Standard & Poor's 500 Composite Stock Index. The Diversified Stock Fund seeks to provide long term growth of capital. The Value Fund seeks to provide long-term growth of capital and dividend income. The Growth Fund seeks to provide long-term growth of capital. The Special Value Fund seeks to provide long-term growth of capital and dividend income. The Special Growth Fund and Ohio Regional Stock Fund seek to provide capital appreciation. The International Growth Fund seeks to provide capital growth consistent with reasonable investment risk.

2. SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

SECURITIES VALUATION:
--------------------

Investments of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, and Ohio Municipal Money Market Fund (collectively "the money market funds") are valued at either amortized cost which approximates market value, or at original cost which, combined with accrued interest, approximates market value. Under the amortized cost valuation method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the money market funds may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted-average portfolio maturity which exceeds 90 days.

137

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

Investments in common and preferred stocks, corporate bonds, commercial paper, municipal and foreign government bonds, U.S. Government securities and securities of U.S. Government agencies of the Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund (collectively "the variable net asset value funds") are valued at their market values determined on the basis of the latest available bid prices in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded or on the basis of valuation procedures approved by the Board of Trustees. Investments in investment companies are valued at their respective net asset values as reported by such companies. Investments in foreign securities, currency holdings and other assets and liabilities of the Balanced Fund and International Growth Fund are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. The differences between the cost and market values of investments held by the variable net asset value funds are reflected as either unrealized appreciation or depreciation.

SECURITIES TRANSACTIONS AND RELATED INCOME:
-------------------------------------------

Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or accretion of discount. Dividend income is recorded on the ex-dividend date, net of foreign taxes withheld, if any. Gains or losses realized from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

FOREIGN CURRENCY TRANSLATION:
-----------------------------

The accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities of the Balanced Fund and the International Growth Fund denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

The Funds isolate that portion of the results of operations resulting from changes in foreign exchange rates from those resulting from changes in market prices of securities held.

Realized foreign exchange gains or losses arise from sales and maturities of securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates of securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in currency exchange rates.

REPURCHASE AGREEMENTS:
-----------------------

Each Fund may enter into repurchase agreements with financial institutions such as banks and broker-dealers which the Funds' investment adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying Fund securities held as collateral. The seller, under a repurchase agreement, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase agreements are held by the Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system.

FORWARD CURRENCY CONTRACTS:
----------------------------

A forward currency contract ("forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by a Fund as unrealized appreciation or depreciation. When the forward is closed, the Fund records a realized gain or loss equal to the fluctuation in value during the period the forward was open. A Fund could be exposed to risk if a counterparty is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

FUTURES CONTRACTS
-----------------

The Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund may enter into contracts for the future delivery of securities or foreign currencies and futures contracts based on a specific security, class of securities, foreign currency or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is

138

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

outstanding, cash payments based on the level of a specified securities index. The Funds may enter into futures contracts in an effort to hedge against market risks. The acquisition of put and call options on futures contracts will give the Funds the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period. Futures transactions involve brokerage costs and require the Funds to segregate assets to cover contracts that would require it to purchase securities or currencies. A Fund may lose the expected benefit of futures transactions if interest rates, exchange rates or securities prices change in an unanticipated manner. Such unanticipated changes may also result in lower overall performance than if the Fund had not entered into any futures transactions. In addition, the value of a Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities or foreign currencies, limiting a Fund's ability to hedge effectively against interest rate, exchange rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS:
---------------------------------------------

Each Fund may purchase securities on a "when-issued" basis. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and/or yield, thereby, involving the risk that the price and/or yield obtained may be more or less than those available in the market when delivery takes place. At the time a Fund makes the commitment to purchase a security on a when-issued basis, the Fund records the transaction and reflects the value of the security in determining net asset value. Normally, the settlement date occurs within one month of the purchase. A segregated account is established and the Funds maintain cash and marketable securities at least equal in value to commitments for when-issued securities. Securities purchased on a when-issued basis do not earn income until settlement date.

DIVIDENDS TO SHAREHOLDERS:
-------------------------

Dividends from net investment income are declared daily and paid monthly for the money market funds. Dividends from net investment income are declared and paid quarterly for the Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund. Dividends from net investment income are declared and paid monthly for the Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, and Balanced Fund. Distributable net realized capital gains, if any, are declared and distributed at least annually.

Dividends from net investment income and from net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, foreign currency transactions, expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences are reflected in the components of net assets.

FEDERAL INCOME TAXES:
---------------------

It is the policy of each Fund to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

OTHER:
------

Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Funds are prorated to each Fund on the basis of relative net assets or other appropriate basis. Fees paid under a Fund's shareholder servicing or distribution plans are borne by the specific class of shares to which they apply.

All expenses in connection with Intermediate Income, Investment Quality Bond, Balanced, Stock Index, Value, Growth, Special Value, and Special Growth Funds' organization and registration under the 1940 Act and the Securities Act of 1933 were paid by those Funds. Such expenses are being amortized over a period of two years commencing with the respective inception dates.

Certain prior year balances have been reclassified to be consistent with current year presentation.

139

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

3. PURCHASES AND SALES OF SECURITIES:

Purchases and sales of securities (excluding short-term securities) for the year ended October 31, 1996 were as follows (amounts in thousands):

                                                                 PURCHASES       SALES
                                                                 --------       --------
                   Limited Term Income Fund....................  $311,330       $389,236
                   Intermediate Income Fund....................   450,493        330,103
                   Investment Quality Bond Fund................   274,028        238,506
                   Government Bond Fund........................   100,091        101,177
                   Government Mortgage Fund....................   160,676        169,880
                   Fund for Income.............................     5,337          6,769
                   National Municipal Bond Fund................    70,469         47,351
                   New York Tax-Free Fund......................        --          1,299
                   Ohio Municipal Bond Fund....................    54,539         50,460
                   Balanced Fund...............................   223,058        179,402
                   Stock Index Fund............................    56,496          6,816
                   Diversified Stock Fund......................   467,596        437,607
                   Value Fund..................................   108,780         91,008
                   Growth Fund.................................    41,892         33,042
                   Special Value Fund..........................   181,859        122,815
                   Special Growth Fund.........................   128,355        108,962
                   Ohio Regional Equity Fund...................     2,945          2,601
                   International Growth Fund...................   207,789        193,703

4. RELATED PARTY TRANSACTIONS:

Investment advisory services are provided to all the Funds by KeyCorp Mutual Fund Advisers, Inc. ("the Adviser"), a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc., which is a wholly owned subsidiary of KeyBank National Association ("Key"), formerly Society National Bank, a wholly owned subsidiary of KeyCorp. Under the terms of the investment advisory agreements, the Adviser is entitled to receive fees based on a percentage of the average daily net assets of the Funds. KeyTrust Company of Ohio, N.A., an affiliate of the adviser, serving as custodian for all of the Funds, received custodian fees in addition to reimbursement of actual out-of-pocket expenses incurred.

Key and its affiliated brokerage and banking companies also serve as Shareholder Servicing Agent for all the Funds except the U.S. Government Obligations Funds, Financial Reserves Fund, and Stock Index Fund. As such, Key and its affiliates provides support services to their clients who are shareholders, which may include establishing and maintaining accounts and records, processing dividend and distribution payments, providing account information, assisting in processing of purchase, exchange and redemption requests, and assisting shareholders in changing dividend options, account designations and addresses. For providing such services, Key and its affiliates may receive an annual fee of up to 0.25% of the average daily net assets of the Funds serviced.

BISYS Fund Services (the "Administrator"), an indirect, wholly-owned subsidiary of The BISYS Group, Inc. ("BISYS") serves as the administrator and distributor to the Funds. Certain officers of the Funds are affiliated with BISYS. Such officers receive no direct payments or fees from the Fund for serving as officers of the Funds.

Under the terms of the administration agreement, the Administrator's fees are computed at the annual rate of 0.15% of the average daily net assets of the Funds. Pursuant to a 12b-1 Plan, the Distributor may receive fees computed at the annual rate of 0.75% of the average daily net assets of Class B Shares of the Government Bond Fund, National Municipal Bond Fund, New York Tax-Free Fund, Balanced Fund, Diversified Stock Fund, Special Value Fund, Ohio Regional Stock Fund and International Growth Fund for providing distribution services and is entitled to receive commissions on sales of shares of the variable net asset value funds. For the year ended October 31, 1996, the Distributor received approximately $828,000 from commissions earned on sales of shares of the variable net asset value funds a portion of which the Distributor reallowed to dealers of the Funds' shares including approximately $750,000 to affiliates of the Funds. BISYS Fund Services, Ohio, Inc. (the Company), an affiliate of BISYS, serves the Funds as Mutual Fund Accountant. Under the terms of the Fund Accounting Agreement, the Company's fee is based on a percentage of average daily net assets. During the year ended October 31, 1996, BISYS paid approximately $34,000 and $83,000 to the Fund for Income and New York Tax Free Fund, respectively, to relieve certain balances receivable.

140

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

Fees may be voluntarily reduced or reimbursed to assist the Funds in maintaining competitive expense ratios. Additional information regarding related party transactions is as follows for the year ended October 31, 1996:

                                              INVESTMENT
                                               ADVISORY
                                                 FEES
                                      --------------------------                          MUTUAL
                                      PERCENTAGES                    ADMINISTRATION        FUND        CUSTODIAN
                                      OF AVERAGE                          FEES          ACCOUNTANT       FEES
                                         DAILY                       --------------        FEES        ---------
                                      NET ASSETS      VOLUNTARY        VOLUNTARY        ----------      ANNUAL
                                      -----------        FEE              FEE             ANNUAL         FEES
                                                      REDUCTIONS       REDUCTIONS          FEES        ---------
                                                      ----------     --------------     ----------     (000)
                                                        (000)            (000)            (000)
U.S. Government Obligations Fund....      0.35%         $   --           $   --            $ 85          $ 237
Prime Obligations Fund..............      0.35%             --               --              85            103
Financial Reserves Fund.............      0.50%            582               --              78            160
Tax-Free Money Market Fund..........      0.35%             32               35             108             68
Ohio Municipal Money Market.........      0.50%          1,706               --              65            116
Limited Term Income Fund............      0.50%             47               --              39             33
Intermediate Income Fund............      0.75%            358               --              62             45
Investment Quality Bond Fund........      0.75%            185               --              53             37
Government Bond Fund................      0.55%             65               --              33              9
Government Mortgage Fund............      0.50%              3               --              51             36
Fund for Income.....................      0.50%             88               20              57             20
National Municipal Bond Fund........      0.55%            206               36              65             15
New York Tax-Free Fund..............      0.55%             83               15              51              5
Ohio Municipal Bond Fund............      0.60%            103               --              52             15
Balanced Fund.......................      1.00%            376               --              94             64
Stock Index Fund....................      0.60%            382              330              87             89
Diversified Stock Fund..............      0.65%             55               61             159            105
Value Fund..........................      1.00%             62               --              71             70
Growth Fund.........................      1.00%             71               --              35             27
Special Value Fund..................      1.00%             71               --              79             63
Special Growth Fund.................      1.00%             34               --              58             44
Ohio Regional Stock Fund............      0.75%              5               --              51             15
International Growth Fund...........      1.10%             30               --              91            201

5. CAPITAL SHARE TRANSACTIONS:

Transactions in capital shares for the Funds with multiple share classes were as follows (amounts in thousands):

                                                                          NATIONAL MUNICIPAL
                                    GOVERNMENT BOND FUND                       BOND FUND
                             -----------------------------------  -----------------------------------   NEW YORK TAX-FREE FUND
                                              SIX                                  SIX                 ------------------------
                                YEAR        MONTHS       YEAR        YEAR        MONTHS       YEAR        YEAR         YEAR
                                ENDED        ENDED       ENDED       ENDED        ENDED       ENDED       ENDED        ENDED
                             OCTOBER 31,  OCTOBER 31,  APRIL 30,  OCTOBER 31,  OCTOBER 31   APRIL 30,  OCTOBER 31,  OCTOBER 31,
                                1996         1995       1995(a)      1996         1995       1995(a)      1996         1995
                             -----------  -----------  ---------  -----------  -----------  ---------  -----------  -----------
CAPITAL TRANSACTIONS:
Class A Shares:
Proceeds from shares
  issued....................   $ 5,625     $   3,055   $ 13,632    $  63,557     $ 6,441     $ 4,646     $ 2,391      $ 3,329
Dividends reinvested........     1,466         1,283         73        1,520         211         102         547          468
Cost of shares redeemed.....    (9,719)      (64,259)   (48,532)     (39,445)       (169)       (310)     (4,419)      (6,784)
-------------------------------------------------------------------------------------------------------------------------------
Total.......................   $(2,628)    $ (59,921)  $(34,827)   $  25,632     $ 6,483     $ 4,438     $(1,481)     $(2,987)

Class B Shares:
Proceeds from shares
  issued....................   $   880     $     745   $    150    $   1,441     $   341     $   146     $   859      $ 2,128
Dividends reinvested........        44             9          2           44           5           1          88           41
Cost of shares redeemed.....      (310)          (10)        --         (141)        (50)         --        (370)        (284)
-------------------------------------------------------------------------------------------------------------------------------
Total.......................   $   614     $     744   $    152    $   1,344     $   296     $   147     $   577      $ 1,885

SHARE TRANSACTIONS:
Class A Shares:
Issued......................       580           314      1,459        6,209         651         504         181          271
Reinvested..................       151           131          8          152          21          11          43           37
Redeemed....................    (1,002)       (6,584)    (5,266)      (3,912)        (17)        (33)       (341)        (552)
-------------------------------------------------------------------------------------------------------------------------------
Total.......................      (271)       (6,139)    (3,799)       2,449         655         482        (117)        (244)

Class B Shares:
Issued......................        91            76         16          143          34          15          67          172
Reinvested..................         5             1         --            4          --          --           7            2
Redeemed....................       (33)           (1)        --          (14)         (4)         --         (28)         (22)
-------------------------------------------------------------------------------------------------------------------------------
Total.......................        63            76         16          133          30          15          46          152

(a) Effective September 26, 1994, the Fund designated the existing shares as Class A Shares and commenced offering Class B Shares.

141

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

                                                BALANCED FUND             DIVERSIFIED STOCK FUND          SPECIAL VALUE FUND
                                          --------------------------    --------------------------    --------------------------
                                             YEAR           YEAR           YEAR           YEAR           YEAR           YEAR
                                             ENDED          ENDED          ENDED          ENDED          ENDED          ENDED
                                          OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                            1996(a)         1995          1996(a)         1995          1996(a)         1995
                                          -----------    -----------    -----------    -----------    -----------    -----------
CAPITAL TRANSACTIONS:
Class A Shares:
Proceeds from shares issued............    $  84,671      $ 111,470      $ 133,383      $ 144,852      $  87,823      $  87,892
Dividends reinvested...................        8,742          6,726         39,512         36,846          7,377          2,712
Cost of shares redeemed................      (47,743)       (66,930)       (87,452)       (67,677)       (36,916)       (37,371)
--------------------------------------------------------------------------------------------------------------------------------
Total..................................    $  45,670      $  51,266      $  85,443      $ 114,021      $  58,284      $  53,233

Class B Shares:
Proceeds from shares issued............    $   1,388                     $   7,937                     $     415
Dividends reinvested...................           11                            22                            --
Cost of shares redeemed................          (33)                         (215)                          (52)
--------------------------------------------------------------------------------------------------------------------------------
Total..................................    $   1,366                     $   7,744                     $     363

SHARE TRANSACTIONS:
Class A Shares:
Issued.................................        7,287         11,125          9,364         11,560          6,676          7,864
Reinvested.............................          753            659          3,020          3,276            591            246
Redeemed...............................       (4,110)        (6,762)        (6,199)        (5,529)        (2,842)        (3,389)
--------------------------------------------------------------------------------------------------------------------------------
Total..................................        3,930          5,022          6,185          9,307          4,425          4,721

Class B Shares:
Issued.................................          118                           537                            30
Reinvested.............................            1                             2                            --
Redeemed...............................           (3)                          (15)                           (4)
--------------------------------------------------------------------------------------------------------------------------------
Total..................................          116                           524                            26

                                                                        OHIO REGIONAL                 INTERNATIONAL
                                                                          STOCK FUND                   GROWTH FUND
                                                                  --------------------------    --------------------------
                                                                     YEAR           YEAR           YEAR           YEAR
                                                                     ENDED          ENDED          ENDED          ENDED
                                                                  OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                                                    1996(a)         1995          1996(a)         1995
                                                                  -----------    -----------    -----------    -----------
CAPITAL TRANSACTIONS:
Class A Shares:
Proceeds from shares issued....................................     $ 7,754        $ 9,494       $  47,527      $  41,023
Proceeds from shares issued in connection with acquisition.....          --             --              --         21,742
Dividends reinvested...........................................       1,805          2,114             144          3,922
Cost of shares redeemed........................................      (8,344)        (9,872)        (38,212)       (36,754)
--------------------------------------------------------------------------------------------------------------------------
Total..........................................................     $ 1,215        $ 1,736       $   9,459      $  29,933

Class B Shares:
Proceeds from shares issued....................................     $   312                      $     138
Dividends reinvested...........................................          --                             --
Cost of shares redeemed........................................          (1)                           (21)
--------------------------------------------------------------------------------------------------------------------------
Total..........................................................     $   311                      $     117

SHARE TRANSACTIONS:
Class A Shares:
Issued.........................................................         455            630           3,689          3,463
Issued in connection with aquisition...........................          --             --              --          1,797
Reinvested.....................................................         111            156              11            337
Redeemed.......................................................        (492)          (670)         (2,994)        (3,065)
--------------------------------------------------------------------------------------------------------------------------
Total..........................................................          74            116             706          2,532

Class B Shares:
Issued.........................................................          18                             11
Reinvested.....................................................          --                             --
Redeemed.......................................................          --                             (2)
--------------------------------------------------------------------------------------------------------------------------
Total..........................................................          18                              9

(a) Effective March 1, 1996, the Fund designated the existing shares as Class A
    Shares and commenced offering Class B Shares.

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

6. CONCENTRATION OF CREDIT RISK:

The Ohio Municipal Money Market Fund, New York Tax-Free Fund, and Ohio Municipal Bond Fund invest primarily in debt obligations issued by the respective States and their political subdivisions, agencies and public authorities to obtain funds for various public purposes and the Ohio Regional Stock Fund invests in equity securities issued by organizations domiciled in Ohio. These Funds are more susceptible to economic and political factors that may adversely affect companies domiciled in these states and issuers of the States' specific municipal securities than are municipal bond funds and stock funds that are not geographically concentrated to the same extent.

7. FEDERAL INCOME TAX INFORMATION (UNAUDITED):

For the taxable year ended October 31, 1996, the following percentages of income dividends paid by the following funds qualify for the dividends received deduction available to corporations:

                                                                  QUALIFIED DIVIDEND INCOME
                                                                  -------------------------
                   Balanced Fund                                             47.4%
                   Stock Index Fund                                          68.3%
                   Diversified Stock Fund                                    38.1%
                   Value Fund                                                10.0%
                   Growth Fund                                               95.6%
                   Special Value Fund                                        43.0%
                   Ohio Regional Stock Fund                                  21.9%

The Victory Portfolios designate the following exempt-interest dividends for the year ended October 31, 1996:

                                                          OHIO
                                       TAX-FREE        MUNICIPAL       NATIONAL      NEW YORK       OHIO
                                     MONEY MARKET     MONEY MARKET     MUNICIPAL     TAX-FREE     MUNICIPAL
                                         FUND             FUND         BOND FUND       FUND       BOND FUND
                                     ------------     ------------     ---------     --------     ---------
Exempt-interest dividends (000):
  Fund Shares                           $9,527          $ 17,378                                   $ 3,158
  Class A Shares                                                        $ 1,581       $  750
  Class B Shares                                                             43          104

Exempt-interest dividends per share:
  Fund Shares                            0.030             0.031                                     0.540
  Class A Shares                                                          0.440        0.670
  Class B Shares                                                          0.350        0.570

143

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

The percentage break-down of exempt-interest income by state for the period ended October 31, 1996 is as follows:

                                    TAX-FREE       OHIO MUNICIPAL     NATIONAL      NEW YORK        OHIO
                                  MONEY MARKET      MONEY MARKET      MUNICIPAL     TAX-FREE      MUNICIPAL
                                      FUND              FUND          BOND FUND       FUND        BOND FUND
                                  ------------     --------------     ---------     ---------     ---------
Alabama                                0.79%             0.03%            6.38%           --          0.14%
Alaska                                 0.16%               --             1.29%           --            --
Arizona                                1.76%               --             3.86%           --            --
Arkansas                               0.37%               --               --            --            --
California                             4.91%               --             0.01%           --            --
Colorado                               0.42%               --             3.94%           --            --
Connecticut                              --                --             0.69%           --            --
District of Columbia                   0.26%               --             0.14%           --            --
Florida                                7.87%               --             9.05%           --            --
Georgia                                3.23%               --             6.95%           --            --
Hawaii                                   --                --             5.95%           --            --
Illinois                               7.19%               --             4.88%           --            --
Indiana                               12.76%               --             6.21%           --            --
Iowa                                   1.69%               --             0.66%           --            --
Kansas                                 1.52%               --             2.12%           --            --
Kentucky                               5.78%               --             0.09%           --            --
Louisiana                              2.22%               --               --            --            --
Maine                                  1.67%               --             0.02%           --            --
Massachusetts                          0.30%               --             0.12%           --            --
Michigan                               1.25%               --             8.68%           --            --
Minnesota                              1.94%               --             5.57%           --            --
Missouri                               4.95%               --             2.40%           --            --
Montana                                0.11%               --             4.56%           --            --
Nebraska                               0.81%               --               --            --            --
Nevada                                 0.87%               --             0.07%           --            --
New Hampshire                          0.57%               --               --            --            --
New Jersey                               --                --             0.04%           --            --
New York                               0.78%               --             1.76%        97.64%           --
North Carolina                         1.47%               --             0.21%           --            --
North Dakota                           0.27%               --               --            --            --
Ohio                                  12.59%            99.97%           11.11%           --         99.86%
Oklahoma                                 --                --             0.06%           --            --
Oregon                                 0.73%               --               --            --            --
Pennsylvania                           0.50%               --             0.08%           --            --
Puerto Rico                              --                --             1.26%         2.36%           --
Rhode Island                             --                --             0.01%           --            --
South Carolina                         0.32%               --             0.14%           --            --
South Dakota                             --                --             2.42%           --            --
Tennessee                              2.13%               --             0.36%           --            --
Texas                                  7.30%               --             3.33%           --            --
Utah                                   0.57%               --             0.90%           --            --
Virginia                               0.08%               --               --            --            --
Washington                             0.39%               --             1.25%           --            --
West Virginia                            --                --             0.46%           --            --
Wisconsin                              8.44%               --             2.00%           --            --
Wyoming                                1.03%               --             0.97%           --            --
                                      -----             -----            -----         -----         -----
                                     100.00%           100.00%          100.00%       100.00%       100.00%
                                      =====             =====            =====         =====         =====

The International Growth Fund elected to pass the following benefits of the foreign tax credit to shareholders for the year ended October 31, 1996.

                                                                          INTERNATIONAL GROWTH FUND
                                                                          -------------------------
        Gross income from foreign countries (000)                                  $ 2,745
        Income taxes paid to foreign countries (000)                                    68
        Income taxes paid to foreign countries per share                              0.02

THE VICTORY PORTFOLIOS                                          October 31, 1996
--------------------------------------------------------------------------------

The following table presents capital gain dividend distributions from long-term capital gains for the following Funds for the year ended October 31, 1996 (amounts in thousands):

        New York Tax-Free Fund                                   $    10
        Balanced Fund                                                309
        Stock Index Fund                                           2,161
        Diversified Stock Fund                                    11,448
        Value Fund                                                 2,957
        Growth Fund                                                3,794
        Special Value Fund                                         4,885
        Ohio Regional Equity Fund                                  1,341

As of October 31, 1996, for Federal income tax purposes, the following funds have capital loss carryforwards available to offset future capital gains, if any (amounts in thousands):

                                                                               AMOUNT     EXPIRES
                                                                               ------     -------
        U.S. Government Obligations Fund                                       $  94       2002
        Financial Reserves Fund                                                   24       2001
        Limited Term Income Fund                                               1,642       2002
        Limited Term Income Fund                                                 553       2003
        Intermediate Income Fund                                               2,498       2001
        Intermediate Income Fund                                               1,386       2002
        Intermediate Income Fund                                                 869       2003
        Investment Quality Bond Fund                                           9,100       2002
        Government Bond Fund                                                      36       2002
        Government Bond Fund                                                   3,898       2003
        Government Bond Fund                                                   2,723       2004
        Government Mortgage Fund                                               1,977       2002
        Fund for Income                                                          806       2001
        Fund for Income                                                          588       2002
        Fund for Income                                                          328       2003

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                           U.S. GOVERNMENT OBLIGATIONS FUND
                                           ----------------------------------------------------------------
                                                                YEAR ENDED OCTOBER 31,
                                           ----------------------------------------------------------------
                                            1996(a)       1995(b)        1994         1993          1992
                                           ----------     --------     --------     --------     ----------
NET ASSET VALUE, BEGINNING OF PERIOD       $    1.000     $  1.000     $  1.000     $  1.000      $  1.000
-----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                         0.049        0.052        0.032        0.026         0.036
Distributions
  Net investment income                        (0.049)      (0.052)      (0.032)      (0.026)       (0.036)
-----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $    1.000     $  1.000     $  1.000     $  1.000      $  1.000
-----------------------------------------------------------------------------------------------------------
Total Return                                     4.96%        5.38%        3.30%        2.62%         3.66%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)            $1,357,817     $964,929     $412,048     $515,734      $579,836
Ratio of expenses to average net assets          0.61%        0.58%        0.63%        0.60%         0.60%
Ratio of net investment income to average
  net assets                                     4.84%        5.28%        3.20%        2.57%         3.50%
Ratio of expenses to average net assets*                      0.60%        0.80%
Ratio of net investment income to average
  net assets*                                                 5.26%        3.03%

---------------
*  During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Select Shares. Investor Shares have not commenced operations as of October
    31, 1996.

(b) Effective June 5, 1995, the Victory U.S. Treasury Money Market Portfolio merged into the U.S. Government Obligations Fund. Financial highlights for the periods prior to June 5, 1995 represent the U.S. Government Obligation
    Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                               PRIME OBLIGATIONS FUND
                                           --------------------------------------------------------------
                                                               YEAR ENDED OCTOBER 31,
                                           --------------------------------------------------------------
                                             1996         1995         1994         1993          1992
                                           --------     --------     --------     --------     ----------
NET ASSET VALUE, BEGINNING OF PERIOD       $  1.000     $  1.000     $  1.000     $  1.000      $  1.000
---------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.047        0.051        0.035        0.030         0.037
Net realized losses from investment
  transactions                                   --           --       (0.003)          --            --
---------------------------------------------------------------------------------------------------------
Total from Investment Activities              0.047        0.051        0.032        0.030         0.037
---------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.047)      (0.051)      (0.035)      (0.030)       (0.037)
---------------------------------------------------------------------------------------------------------
Capital transactions                             --           --        0.003(a)        --            --
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $  1.000     $  1.000     $  1.000     $  1.000      $  1.000
---------------------------------------------------------------------------------------------------------
Total Return                                   4.81%        5.26%        3.57%        3.05%         3.77%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)            $496,019     $456,266     $782,303     $720,024      $524,338
Ratio of expenses to average net assets        0.87%        0.74%        0.62%        0.60%         0.61%
Ratio of net investment income to average
  net assets                                   4.72%        5.09%        3.52%        2.96%         3.68%
Ratio of expenses to average net assets*                                 0.79%
Ratio of net investment income to average
  net assets*                                                            3.35%
---------------------------------------------------------------------------------------------------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) During 1994, KeyCorp made a capital contribution of approximately $2,506,000 for losses realized from the disposition of certain securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                              FINANCIAL RESERVES FUND
                                           --------------------------------------------------------------
                                                               YEAR ENDED OCTOBER 31,
                                           --------------------------------------------------------------
                                             1996       1995(b)        1994       1993(a)       1992(a)
                                           --------     --------     --------     --------     ----------
NET ASSET VALUE, BEGINNING OF PERIOD       $  1.000     $  1.000     $  1.000     $  1.000      $  1.000
---------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.049        0.054        0.035        0.030         0.040
Distributions
  Net investment income                      (0.049)      (0.054)      (0.035)      (0.030)       (0.040)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $  1.000     $  1.000     $  1.000     $  1.000      $  1.000
---------------------------------------------------------------------------------------------------------
Total Return                                   5.00%        5.50%        3.57%        2.81%         3.76%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)            $767,990     $762,870     $433,266     $457,872      $523,889
Ratio of expenses to average net assets        0.67%        0.60%        0.57%        0.55%         0.55%
Ratio of net investment income to average
  net assets                                   4.89%        5.40%        3.48%        2.78%         3.67%
Ratio of expenses to average net assets*       0.75%        0.76%        0.73%        0.70%         0.70%
Ratio of net investment income to average
  net assets*                                  4.81%        5.24%        3.32%        2.63%         3.52%

---------------
*  During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective May 16, 1991, Ameritrust Company National Association became investment adviser to the Fund. Effective March 16, 1992 Ameritrust was acquired by Society Corporation and merged into Society National Bank, a wholly-owned subsidiary of Society Corporation, on July 13, 1992. On January
    7, 1993, Society Asset Management, Inc., a wholly-owned subsidiary of
    Society Corporation, was named investment adviser to the Fund.

(b) Effective June 5, 1995, the Victory Financial Reserves Portfolio became the
    Financial Reserves Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             TAX-FREE MONEY MARKET FUND
                                           --------------------------------------------------------------
                                                               YEAR ENDED OCTOBER 31,
                                           --------------------------------------------------------------
                                             1996         1995         1994         1993          1992
                                           --------     --------     --------     --------     ----------
NET ASSET VALUE, BEGINNING OF PERIOD       $  1.000     $  1.000     $  1.000     $  1.000      $  1.000
---------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.030        0.034        0.021        0.020         0.027
Distributions
  Net investment income                      (0.030)      (0.034)      (0.021)      (0.020)       (0.027)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $  1.000     $  1.000     $  1.000     $  1.000      $  1.000
---------------------------------------------------------------------------------------------------------
Total Return                                   3.04%        3.42%        2.17%        2.06%         2.77%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)            $344,796     $307,726     $198,561     $189,351      $151,012
Ratio of expenses to average net assets        0.78%        0.61%        0.60%        0.59%         0.61%
Ratio of net investment income to average
  net assets                                   2.97%        3.36%        2.14%        2.04%         2.70%
Ratio of expenses to average net assets*       0.80%        0.62%        0.79%        0.60%
Ratio of net investment income to average
  net assets*                                  2.95%        3.35%        1.95%        2.02%

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                       OHIO MUNICIPAL MONEY MARKET FUND
                            --------------------------------------------------------------------------------------
                            YEAR ENDED    TWO MONTHS ENDED                   YEAR ENDED AUGUST 31,
                            OCTOBER 31,     OCTOBER 31,      -----------------------------------------------------
                               1996             1995           1995(b)        1994         1993(a)       1992(a)
                            -----------   ----------------   -----------   -----------   -----------   -----------
NET ASSET VALUE, BEGINNING
  OF PERIOD                  $   1.000        $  1.000        $   1.000     $   1.000     $   1.000     $   1.000
------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income          0.030           0.006            0.033         0.021         0.021         0.031
Distributions
  Net investment income         (0.030)         (0.006)          (0.033)       (0.021)       (0.021)       (0.031)
------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                     $   1.000        $  1.000        $   1.000     $   1.000     $   1.000     $   1.000
------------------------------------------------------------------------------------------------------------------
Total Return                      3.11%           0.55%(c)         3.33%         2.10%         2.14%         3.18%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period
  (000)                      $ 561,131        $510,632        $ 502,453     $ 318,132     $ 262,681     $ 252,705
Ratio of expenses to
  average net assets              0.67%           0.64%(d)         0.63%         0.65%         0.65%         0.65%
Ratio of net investment
  income to average net
  assets                          3.03%           3.31%(d)         3.33%         2.08%         2.12%         3.13%
Ratio of expenses to
  average net assets*             0.97%           0.92%(d)         0.94%         0.76%         0.72%         0.68%
Ratio of net investment
  income to average net
  assets*                         2.73%           3.03%(d)         3.02%         1.97%         2.05%         3.10%

---------------
*  During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective February 27, 1991, Ameritrust Company National Association became investment adviser to the Fund. Effective March 16, 1992, was acquired by Society Corporation and merged into Society National Bank, a wholly-owned subsidiary of Society Corporation, on July 13, 1992. Effective February 3,
    1993, Society Asset Management, Inc. a wholly-owned subsidiary of Society
    Corporation was named investment adviser to the Fund.

(b) Effective June 5, 1995, the Victory Ohio Municipal Money Market Portfolio became the Ohio Municipal Money Market Fund.

(c) Not annualized.

(d) Annualized.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                              LIMITED TERM INCOME FUND
                                           --------------------------------------------------------------
                                                               YEAR ENDED OCTOBER 31,
                                           --------------------------------------------------------------
                                              1996       1995(a)        1994         1993         1992
                                           ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD        $  10.15     $   9.88     $  10.53     $  10.45     $  10.33
---------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                         0.63         0.57         0.54         0.57         0.64
  Net realized and unrealized gains
    (losses) from investments                  (0.14)        0.27        (0.61)        0.08         0.13
---------------------------------------------------------------------------------------------------------
         Total from Investment Activities       0.49         0.84        (0.07)        0.65         0.77
---------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                        (0.62)       (0.57)       (0.54)       (0.57)       (0.64)
  In excess of net investment income           (0.01)          --           --           --           --
  Net realized gains                              --           --        (0.04)          --        (0.01)
---------------------------------------------------------------------------------------------------------
         Total Distributions                   (0.63)       (0.57)       (0.58)       (0.57)       (0.65)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  10.01     $  10.15     $   9.88     $  10.53     $  10.45
---------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)           4.94%        8.77%       (0.66)%       6.39%        7.77%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)             $ 90,019     $172,002     $ 79,150     $ 81,771     $ 55,565
Ratio of expenses to average net assets         0.86%        0.78%        0.79%        0.77%        0.78%
Ratio of net investment income to average
  net assets                                    5.90%        5.77%        5.29%        5.49%        6.18%
Ratio of expenses to average net assets*        0.89%        0.79%        0.97%        0.78%
Ratio of net investment income to average
  net assets*                                   5.87%        5.76%        5.10%        5.48%
Portfolio turnover                               221%          97%          41%          50%          15%

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective June 5, 1995, the Victory Short-Term Government Income Portfolio merged into the Limited Term Income Fund. Financial highlights for the periods prior to June 5, 1995 represent the Limited Term Income Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                     INTERMEDIATE INCOME FUND                         INVESTMENT QUALITY BOND FUND
                          -----------------------------------------------    -----------------------------------------------
                          YEAR ENDED     YEAR ENDED     DECEMBER 30, 1993    YEAR ENDED     YEAR ENDED     DECEMBER 30, 1993
                          OCTOBER 31,    OCTOBER 31,     TO OCTOBER 31,      OCTOBER 31,    OCTOBER 31,     TO OCTOBER 31,
                             1996           1995             1994(a)            1996          1995(d)           1994(a)
                          -----------    -----------    -----------------    -----------    -----------    -----------------
NET ASSET VALUE,
  BEGINNING OF PERIOD      $    9.69      $    9.25         $   10.00         $    9.76      $    9.10         $   10.00
----------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income         0.56           0.60              0.52              0.57           0.62              0.53
  Net realized and
    unrealized gains
    (losses) from
    investments                (0.13)          0.44             (0.76)            (0.13)          0.67             (0.92)
----------------------------------------------------------------------------------------------------------------------------
      Total from
        Investment
        Activities              0.43           1.04             (0.24)             0.44           1.29             (0.39)
----------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income        (0.56)         (0.60)            (0.51)            (0.56)         (0.62)            (0.51)
  In excess of net
    investment income             --             --                --                --          (0.01)               --
  Tax return of capital           --             --                --             (0.01)            --                --
----------------------------------------------------------------------------------------------------------------------------
      Total Distributions      (0.56)         (0.60)            (0.51)            (0.57)         (0.63)            (0.51)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                   $    9.56      $    9.69         $    9.25         $    9.63      $    9.76         $    9.10
----------------------------------------------------------------------------------------------------------------------------
Total Return(excludes
  sales charges)                4.56%         11.65%            (2.48)%(b)         4.65%         14.63%            (3.92)%(b)

RATIOS/SUPPLEMENTAL
  DATA:
  Net Assets, End of
    Period (000)           $ 272,087      $ 163,281         $ 112,923         $ 150,807      $ 125,248         $  94,685
  Ratio of expenses to
    average net assets          0.94%          0.82%             0.79%(c)          1.01%          0.88%             0.79%(c)
  Ratio of net
    investment income to
    average net assets          5.81%          6.32%             6.23%(c)          5.99%          6.59%             6.33%(c)
  Ratio of expenses to
    average net assets*         1.11%          1.06%             1.25%(c)          1.14%          1.10%             1.25%(c)
  Ratio of net
    investment income to
    average net assets*         5.64%          6.08%             5.77%(c)          5.86%          6.37%             5.87%(c)
  Portfolio turnover             164%            98%               55%              182%           160%               90%

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Effective June 5, 1995, the Victory Corporate Bond Portfolio merged into the
    Investment Quality Bond Fund. Financial highlights for the periods prior to June 5, 1995 represent the Investment Quality Bond Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                  GOVERNMENT BOND FUND
                            ------------------------------------------------------------------------------------------------
                                           CLASS A                                    CLASS B
                            --------------------------------------   -----------------------------------------
                                          SIX MONTHS                               SIX MONTHS    SEPTEMBER 26,   MAY 3, 1993
                            YEAR ENDED       ENDED      YEAR ENDED   YEAR ENDED       ENDED         1994 TO       TO APRIL
                            OCTOBER 31,   OCTOBER 31,   APRIL 30,    OCTOBER 31,   OCTOBER 31,     APRIL 30,         30,
                               1996         1995(d)      1995(e)        1996         1995(d)        1995(e)        1994(a)
                            -----------   -----------   ----------   -----------   -----------   -------------   -----------
NET ASSET VALUE, BEGINNING
  OF PERIOD                   $  9.87       $  9.44      $   9.45      $  9.85        $9.43          $9.25        $   10.00
----------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income          0.55          0.33          0.55         0.46         0.25           0.31             0.45
  Net realized and
    unrealized gains
    (losses) from
    investments                 (0.22)         0.40         (0.02)       (0.20)        0.45           0.17            (0.54)
----------------------------------------------------------------------------------------------------------------------------
    Total from Investment
      Activities                 0.33          0.73          0.53         0.26         0.70           0.48            (0.09)
----------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income         (0.55)        (0.29)        (0.54)       (0.46)       (0.22)         (0.30)           (0.45)
  In excess of net
    investment income              --         (0.01)           --        (0.01)       (0.06)            --               --
  Net realized gains               --            --            --           --           --             --            (0.01)
----------------------------------------------------------------------------------------------------------------------------
    Total Distributions         (0.55)        (0.30)        (0.54)       (0.47)       (0.28)         (0.30)           (0.46)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                      $  9.65       $  9.87      $   9.44      $  9.64        $9.85          $9.43        $    9.45
---------------------------------------------------------------------------------------------------------------------------
Total Return (excludes
  sales charges)                 3.52%         7.86%(b)      5.87%        2.77%        7.47%(b)       5.26%(b)        (1.06)%

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of
    Period (000)              $24,632       $27,856      $ 84,567      $ 1,498        $ 909          $ 155        $ 120,636
Ratio of expenses to
  average net assets             0.98%         0.92%(c)      0.63%        1.84%        1.82%(c)       1.43%(c)         0.38%(c)
Ratio of net investment
  income to average net
  assets                         5.64%         6.04%(c)      5.97%        4.78%        4.98%(c)       5.03%(c)         4.61%(c)
Ratio of expenses to
  average net assets*            1.22%         1.06%(c)      0.98%        2.06%        2.12%(c)       1.60%(c)         0.96%(c)
Ratio of net investment
  income to average net
  assets*                        5.40%         5.90%(c)      5.62%        4.56%        4.68%(c)       4.86%(c)         4.03%(c)
Portfolio turnover(f)             378%           69%          127%         378%          69%           127%             121%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Effective June 5, 1995, the Victory Government Bond Portfolio became the Government Bond Fund.
(e)  Effective September 26, 1994, the Fund designated the existing shares as Class A Shares and commenced offering
     Class B Shares.
(f)  Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                              GOVERNMENT MORTGAGE FUND
                                           --------------------------------------------------------------
                                                               YEAR ENDED OCTOBER 31,
                                           --------------------------------------------------------------
                                              1996         1995         1994         1993         1992
                                           ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD        $  10.86     $  10.33     $  11.36     $  11.07     $  10.73
---------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                         0.70         0.72         0.68         0.66         0.74
  Net realized and unrealized gains
    (losses) from investments                  (0.12)        0.62        (1.02)        0.32         0.34
---------------------------------------------------------------------------------------------------------
    Total from Investment Activities            0.58         1.34        (0.34)        0.98         1.08
Distributions
  Net investment income                        (0.67)       (0.71)       (0.67)       (0.66)       (0.74)
  Net realized gains                              --           --        (0.02)       (0.03)          --
  In excess of net realized gains                 --        (0.08)          --           --           --
  Tax return of capital                        (0.01)       (0.02)          --           --           --
---------------------------------------------------------------------------------------------------------
    Total Distributions                        (0.68)       (0.81)       (0.69)       (0.69)       (0.74)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  10.76     $  10.86     $  10.33     $  11.36     $  11.07
---------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)           5.54%       13.55%       (3.01)%       9.05%       10.34%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)             $125,992     $136,103     $148,168     $132,738     $ 73,660
Ratio of expenses to average net assets         0.89%        0.77%        0.76%        0.75%        0.77%
Ratio of net investment income to average
  net assets                                    6.46%        6.81%        6.38%        5.92%        6.82%
Ratio of expenses to average net assets*        0.90%        0.79%        0.96%        0.76%
Ratio of net investment income to average
  net assets*                                   6.45%        6.80%        6.18%        5.92%
Portfolio turnover                               127%          59%         132%          50%          11%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                         FUND FOR INCOME
                                           ----------------------------------------------------------------------------
                                           YEAR ENDED OCTOBER 31,    FEBRUARY 1, 1994        YEAR ENDED JANUARY 31,
                                           -----------------------   THROUGH OCTOBER      -----------------------------
                                              1996       1995(c)         31, 1994          1994       1993       1992
                                           ----------   ----------   ----------------     -------    -------    -------
NET ASSET VALUE, BEGINNING OF PERIOD        $   9.93     $   9.43        $  10.14         $ 10.57    $ 10.55      10.19
-----------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                         0.68         0.73            0.52            0.80       0.80       0.85
  Net realized and unrealized gains
    (losses) on investments                    (0.08)        0.43           (0.71)          (0.41)      0.06       0.36
-----------------------------------------------------------------------------------------------------------------------
    Total from Investment Activities            0.60         1.16           (0.19)           0.39       0.86       1.21
-----------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                        (0.68)       (0.66)          (0.51)          (0.80)     (0.80)     (0.85)
  In excess of net investment income           (0.03)          --           (0.01)             --         --         --
  Net realized gains                              --           --              --           (0.02)     (0.04)        --
  Tax return of capital                        (0.05)          --              --              --         --         --
-----------------------------------------------------------------------------------------------------------------------
    Total Distributions                        (0.76)       (0.66)          (0.52)          (0.82)     (0.84)     (0.85)
-----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $   9.77     $   9.93        $   9.43         $ 10.14    $ 10.57      10.55
-----------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)           6.35%       12.75%          (1.99)%(a)       3.75%      8.45%     12.34%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)             $ 20,816     $ 22,756        $ 29,358         $46,632    $55,075     58,055
Ratio of expenses to average net assets         1.02%        1.12%           1.12%(b)        1.13%      1.12%      0.92%
Ratio of net investment income to average
  net assets                                    7.05%        7.62%           7.21%(b)        7.65%      7.56%      8.18%
Ratio of expenses to average net assets*        1.73%        1.58%           1.26%(b)
Ratio of net investment income to average
  net assets*                                   6.34%        7.16%           7.07%(b)
Portfolio turnover                                25%          35%             18%             47%        23%        24%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Not annualized.
(b)  Annualized.
(c)  Effective June 5, 1995, the Victory Fund for Income Portfolio became the Fund for Income.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                               NATIONAL MUNICIPAL BOND FUND
                                 ----------------------------------------------------------------------------------------
                                                CLASS A
                                 --------------------------------------                        CLASS B
                                                                  YEAR      ---------------------------------------------
                                                 SIX MONTHS      ENDED                      SIX MONTHS      SEPTEMBER 26,
                                 YEAR ENDED         ENDED        APRIL      YEAR ENDED         ENDED           1994 TO
                                 OCTOBER 31,     OCTOBER 31,      30,       OCTOBER 31,     OCTOBER 31,       APRIL 30,
                                    1996           1995(d)       1995(e)       1996           1995(d)          1995(e)
                                 -----------     -----------     ------     -----------     -----------     -------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                           $ 10.06            9.59       $ 9.64       $ 10.07         $  9.59           $9.53
Investment Activities
  Net investment income               0.44            0.24         0.44          0.35            0.20            0.28
  Net realized and unrealized
    gains (losses) from
    investments                       0.13            0.46        (0.05)         0.13            0.47            0.05
-------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                          0.57            0.70         0.39          0.48            0.67            0.33
-------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income              (0.44)          (0.23)       (0.44)        (0.35)          (0.19)          (0.27)
  In excess of net investment
    income                              --              --           --         (0.01)             --              --
  Net realized gains                    --              --           --         (0.03)             --              --
  In excess of net realized
    gains                            (0.03)             --           --            --              --              --
-------------------------------------------------------------------------------------------------------------------------
Total Distributions                  (0.47)          (0.23)       (0.44)        (0.39)          (0.19)          (0.27)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $ 10.16         $ 10.06       $ 9.59       $ 10.16         $ 10.07           $9.59
-------------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales
  charges)                            5.83%           7.39%(b)     4.21%         4.85%           6.99%(b)        3.54%(b)

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)    $36,958         $11,964       $5,118       $ 1,808         $   456           $ 147
Ratio of expenses to average
  net assets                          0.29%           0.02%(c)     0.20%         1.20%           0.96%(c)       (0.05)%(c)
Ratio of net investment income
  (loss) to average net assets        4.37%           5.11%(c)     5.01%         3.50%           4.15%(c)        4.35%(c)
Ratio of expenses to average
  net assets*                         1.35%           2.57%(c)     3.95%         2.17%           3.67%(c)        2.63%(c)
Ratio of net investment income
  (loss) to average net assets*       3.31%           2.56%(c)     1.26%         2.53%           1.44%(c)        1.67%(c)
Portfolio turnover (f)                 143%             72%          52%          143%             72%             52%
                                  CLASS B
                                 FEBRUARY 3,
                                   1994 TO
                                  APRIL 30,
                                   1994(e)
                                 ------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                            $10.00
Investment Activities
  Net investment income               0.08
  Net realized and unrealized
    gains (losses) from
    investments                      (0.36)
----------------------------------------------
Total from Investment
  Activities                         (0.28)
----------------------------------------------
Distributions
  Net investment income              (0.08)
  In excess of net investment
    income                              --
  Net realized gains                    --
  In excess of net realized
    gains                               --
----------------------------------------------
Total Distributions                  (0.08)
----------------------------------------------
NET ASSET VALUE, END OF PERIOD      $ 9.64
----------------------------------------------
Total Return (excludes sales
  charges)                            2.82%(b)

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)     $  494
Ratio of expenses to average
  net assets                          0.65%(c)
Ratio of net investment income
  (loss) to average net assets        3.15%(c)
Ratio of expenses to average
  net assets*                        26.10%(c)
Ratio of net investment income
  (loss) to average net assets*     (22.30)%(c)
Portfolio turnover (f)                  13%

---------------
*  During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Effective June 5, 1995, the Victory National Municipal Bond Portfolio became the National Municipal Bond Fund.

(e) Effective September 26, 1994, the Fund designated the existing shares as Class A Shares and commenced offering Class B Shares.

(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                           NEW YORK TAX-FREE FUND
                                         -------------------------------------------------------------------------------------------
                                                       CLASS A                                   CLASS B
                                         ------------------------------------     --------------------------------------     YEAR
                                                                                                                             ENDED
                                             YEAR ENDED           JANUARY 1,          YEAR ENDED          SEPTEMBER 26,     DECEMBER
                                             OCTOBER 31,           1994 TO            OCTOBER 31,            1994 TO           31,
                                         -------------------     OCTOBER 31,      -------------------      OCTOBER 31,      -------
                                          1996       1995(a)       1994(d)         1996       1995(d)        1994(d)         1993
                                         -------     -------     ------------     -------     -------     --------------    -------
NET ASSET VALUE, BEGINNING OF PERIOD     $ 12.85     $ 12.39       $  13.54       $ 12.86     $ 12.39        $  12.62       $ 12.76
-----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                     0.68        0.87           0.57          0.57        0.85            0.07          0.70
  Net realized and unrealized gains
    (losses) from investments              (0.11)       0.42          (1.15)        (0.10)       0.36           (0.23)         0.84
-----------------------------------------------------------------------------------------------------------------------------------
      Total from Investment
        Activities                          0.57        1.29          (0.58)         0.47        1.21           (0.16)         1.54
-----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                    (0.68)      (0.83)         (0.57)        (0.57)      (0.74)          (0.07)        (0.70)
  In excess of net investment income          --          --             --         (0.01)         --              --            --
  Net realized gains                       (0.01)         --             --         (0.01)         --              --         (0.06)
-----------------------------------------------------------------------------------------------------------------------------------
      Total Distributions                  (0.69)      (0.83)         (0.57)        (0.59)      (0.74)          (0.07)        (0.76)
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $ 12.73     $ 12.85       $  12.39       $ 12.74     $ 12.86        $  12.39       $ 13.54
-----------------------------------------------------------------------------------------------------------------------------------
Total Return(excludes sales charges)        4.53%      10.82%         (4.31)%(b)     3.72%      10.18%          (1.25)%(b)    12.34%

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)        $13,754     $15,374       $ 17,840       $ 2,515     $ 1,953        $       (e)    $28,530
  Ratio of expenses to average net
    assets                                  0.93%       1.16%          0.91%(c)      1.65%       2.02%           0.52%(c)      0.87%
  Ratio of net investment income
    (loss) to average net assets            5.25%       5.50%          5.33%(c)      4.52%       5.94%           5.94%(c)      5.28%
  Ratio of expenses to average net
    assets*                                 1.58%       1.96%          1.25%(c)      2.34%       2.25%           0.86%(c)      0.96%
  Ratio of net investment income
    (loss) to average net assets*           4.60%       4.70%          4.99%(c)      3.83%       5.71%           5.60%(c)      5.19%
  Portfolio turnover (f)                       0%         18%            18%            0%         18%             18%           12%

                                          YEAR
                                          ENDED
                                       DECEMBER 31,
                                          1992
                                       ------------
NET ASSET VALUE, BEGINNING OF PERIOD    $ 12.50
------------------------------------------------
Investment Activities
  Net investment income                    0.74
  Net realized and unrealized gains
    (losses) from investments              0.26
------------------------------------------------
      Total from Investment
        Activities                         1.00
------------------------------------------------
Distributions
  Net investment income                   (0.74)
  In excess of net investment income         --
  Net realized gains                         --
------------------------------------------------
      Total Distributions                 (0.74)
------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $ 12.76
------------------------------------------------
Total Return(excludes sales charges)       8.26%

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)       $26,034
  Ratio of expenses to average net
    assets                                 0.66%
  Ratio of net investment income
    (loss) to average net assets           5.89%
  Ratio of expenses to average net
    assets*                                0.96%
  Ratio of net investment income
    (loss) to average net assets*          5.59%
  Portfolio turnover (f)                     14%

---------------
*  During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective June 5, 1995, the Victory New York Tax-Free Portfolio became the
    New York Tax-Free Fund.

(b) Not annualized.

(c) Annualized.

(d) Effective September 26, 1994, the Fund designated the existing shares as Class A Shares and commenced offering Class B Shares.

(e) Amount is less than $1,000.

(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             OHIO MUNICIPAL BOND FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                            1996          1995           1994         1993         1992
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  11.32       $ 10.33       $  11.52     $  10.52     $  10.37
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.54          0.52           0.49         0.52         0.60
  Net realized and unrealized
    gains(losses) from investments            0.11          1.00          (0.94)        1.00         0.15
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities          0.65          1.52          (0.45)        1.52         0.75
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.54)        (0.52)         (0.49)       (0.52)       (0.60)
  In excess of net investment income            --         (0.01)            --           --           --
  Net realized gains                            --            --          (0.25)          --           --
----------------------------------------------------------------------------------------------------------
    Total Distributions                      (0.54)        (0.53)         (0.74)       (0.52)       (0.60)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  11.43       $ 11.32       $  10.33     $  11.52     $  10.52
----------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)         5.87%        15.03%         (4.08)%      14.75%        7.34%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $ 73,463       $60,031       $ 57,704     $ 50,676     $ 17,676
Ratio of expenses to average net assets       0.89%         0.66%          0.51%        0.42%        0.09%
Ratio of net investment income to
  average net assets                          4.72%         4.78%          4.58%        4.77%        5.76%
Ratio of expenses to average net
  assets*                                     1.05%         0.94%          1.09%        0.86%        0.84%
Ratio of net investment income to
  average net assets*                         4.56%         4.49%          4.01%        4.33%        5.01%
Portfolio turnover                              81%          125%            53%         151%          47%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                         BALANCED FUND
                                    -------------------------------------------------------
                                                     CLASS B                                          STOCK INDEX FUND
                                      CLASS A        SHARES                                   ---------------------------------
                                      SHARES      -------------
                                    -----------   MARCH 1, 1996   YEAR ENDED   DECEMBER 10,   YEAR ENDED OCTOBER    DECEMBER 3,
                                    YEAR ENDED       THROUGH       OCTOBER       1993 TO              31,             1993 TO
                                    OCTOBER 31,    OCTOBER 31,       31,       OCTOBER 31,    -------------------   OCTOBER 31,
                                      1996(d)        1996(d)         1995        1994(a)        1996       1995       1994(a)
                                    -----------   -------------   ----------   ------------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF
  PERIOD                             $   11.01       $ 11.51       $   9.62      $  10.00     $  12.50   $  10.18     $ 10.00
-------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                   0.36          0.14           0.41          0.33         0.28       0.27        0.20
  Net realized and unrealized
    gains (losses) from
    investments and foreign
    currencies                            1.39          0.85           1.40         (0.39)        2.58       2.31        0.16
-------------------------------------------------------------------------------------------------------------------------------
    Total from Investment
      Activities                          1.75          0.99           1.81         (0.06)        2.86       2.58        0.36
-------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                  (0.36)        (0.14)         (0.41)        (0.32)       (0.28)     (0.26)      (0.18)
  In excess of net investment
    income                                  --         (0.02)         (0.01)           --           --         --          --
  Net realized gains                     (0.07)           --             --            --        (0.23)        --          --
-------------------------------------------------------------------------------------------------------------------------------
    Total Distributions                  (0.43)        (0.16)         (0.42)        (0.32)       (0.51)     (0.26)      (0.18)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD       $   12.33       $ 12.34       $  11.01      $   9.62        14.85   $  12.50     $ 10.18
-------------------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales
  charges)                               16.27%        15.73%(e)      19.24%        (0.57)%(b)    23.38%    25.72%       3.66%(b)

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)      $ 273,553       $ 1,432       $201,073      $127,285     $277,124   $160,822     $89,686
Ratio of expenses to average net
  assets                                  1.27%         2.46%(c)       0.98%         0.87%(c)     0.57%      0.55%       0.58%(c)
Ratio of net investment income to
  average net assets                      3.14%         1.78%(c)       4.05%         3.97%(c)     2.14%      2.53%       2.35%(c)
Ratio of expenses to average net
  assets*                                 1.43%         2.67%(c)       1.36%         1.49%(c)     0.89%      0.87%       1.10%(c)
Ratio of net investment income to
  average net assets*                     2.98%         1.57%(c)       3.67%         3.35%(c)     1.82%      2.21%       1.82%(c)
Portfolio turnover(f)                       80%           80%            69%          118%           4%        12%          1%
Average commission rate paid(g)      $  0.0084       $0.0084                                  $ 0.0186

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Effective March 1, 1996, the Fund designated the existing shares as Class A Shares and commenced offering Class B
     Shares.
(e)  Represents total return for the Fund for the period November 1, 1995 through February 29, 1996 plus total return for Class B Shares for the period March 1, 1996 through October 31, 1996.
(f)  Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(g)  Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                 DIVERSIFIED STOCK FUND
                                       ---------------------------------------------------------------------------
                                       CLASS A SHARES   CLASS B SHARES
                                       --------------   --------------
                                                        MARCH 1, 1996
                                         YEAR ENDED        THROUGH                YEAR ENDED OCTOBER 31,
                                        OCTOBER 31,      OCTOBER 31,     -----------------------------------------
                                          1996(a)          1996(a)         1995       1994       1993       1992
                                       --------------   --------------   --------   --------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD      $  13.62         $  14.18      $  12.68   $  13.39   $  12.16   $  11.44
------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.20             0.07          0.27       0.25       0.18       0.19
  Net realized and unrealized gains
    from investments                          3.21             1.57          2.33       0.64       1.50       1.11
------------------------------------------------------------------------------------------------------------------
         Total from Investment
           Activities                         3.41             1.64          2.60       0.89       1.68       1.30
------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.19)           (0.07)        (0.27)     (0.23)     (0.21)     (0.19)
  In excess of net investment income            --            (0.04)        (0.01)        --         --         --
  Net realized gains                         (1.09)              --         (1.38)     (1.37)     (0.24)     (0.39)
------------------------------------------------------------------------------------------------------------------
         Total Distributions                 (1.28)           (0.11)        (1.66)     (1.60)     (0.45)     (0.58)
------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  15.75         $  15.71      $  13.62   $  12.68   $  13.39   $  12.16
------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)        27.16%           26.61%(c)     23.54%      7.39%     14.04%     11.57%

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)         $571,153         $  8,228      $409,549   $263,227   $257,405   $227,839
  Ratio of expenses to average net
    assets                                    1.05%            2.07%(b)      0.92%      0.89%      0.89%      0.91%
  Ratio of net investment income to
    average net assets                        1.40%            0.11%(b)      2.11%      2.06%      1.45%      1.63%
  Ratio of expenses to average net
    assets*                                   1.08%            2.08%(b)      0.95%      1.10%      0.90%
  Ratio of net investment income to
    average net assets*                       1.37%            0.10%(b)      2.07%      1.86%      1.43%
  Portfolio turnover (d)                        94%              94%           75%       104%        86%        75%
Average commission rate paid (e)          $ 0.0504         $ 0.0504

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective March 1, 1996, the Fund designated the existing shares as Class A
    Shares and commenced offering Class B Shares.

(b) Annualized.

(c) Represents total return for the Fund for the period November 1, 1995 through February 29, 1996 plus total return for Class B Shares for the period March
    1, 1996 through October 31, 1996.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

(e) Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                                  VALUE FUND
                                                                  -------------------------------------------
                                                                  YEAR ENDED   YEAR ENDED    DECEMBER 3, 1993
                                                                    OCTOBER    OCTOBER 31,    TO OCTOBER 31,
                                                                   31, 1996      1995(d)         1994 (a)
                                                                  ----------   -----------   ----------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $  11.87     $   10.13        $  10.00
-------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                0.20          0.27            0.21
  Net realized and unrealized gains from investments                   2.65          1.92            0.11
-------------------------------------------------------------------------------------------------------------
    Total from Investment Activities                                   2.85          2.19            0.32
-------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                               (0.20)        (0.27)          (0.19)
  In excess of net investment income                                     --         (0.01)             --
  Net realized gains                                                  (0.34)        (0.17)             --
-------------------------------------------------------------------------------------------------------------
    Total Distributions                                               (0.54)        (0.45)          (0.19)
-------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $  14.18     $   11.87        $  10.13
-------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)                                 24.66%        22.28%           3.27%(b)

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)                                  $382,083     $ 295,871        $188,184
  Ratio of expenses to average net assets                              1.33%         0.99%           0.92%(c)
  Ratio of net investment income to average net assets                 1.56%         2.55%           2.32%(c)
  Ratio of expenses to average net assets*                             1.35%         1.30%           1.48%(c)
  Ratio of net investment income to average net assets*                1.54%         2.24%           1.76%(c)
  Portfolio turnover                                                     28%           23%             39%
  Average commission rate paid(e)                                  $ 0.0524

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Effective June 5, 1995, the Victory Equity Income Portfolio merged into the
    Value Fund. Financial highlights for the periods prior to June 5, 1995 represent the Value Fund.

(e) Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                                          SPECIAL VALUE FUND
                                                                     ------------------------------------------------------------
                                                                                      CLASS B
                                      GROWTH FUND                      CLASS A        SHARES
                      --------------------------------------------     SHARES      -------------
                                                                     -----------   MARCH 1, 1996
                       YEAR ENDED OCTOBER 31,     DECEMBER 3, 1993   YEAR ENDED       THROUGH      YEAR ENDED    DECEMBER 3, 1993
                      -------------------------    TO OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    TO OCTOBER 31,
                         1996         1995(d)       1994 (a)(e)        1996(f)        1996(f)         1995           1994(a)
                      -----------   -----------   ----------------   -----------   -------------   -----------   ----------------
NET ASSET VALUE,
 BEGINNING OF PERIOD   $   12.15     $   10.23        $  10.00        $   12.15       $ 12.89       $   10.49        $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment
 Activities
 Net investment
   income (loss)            0.08          0.11            0.10             0.12          0.01            0.15            0.11
 Net realized and
   unrealized gains
   (losses) on
   investments              2.93          1.97            0.22             2.33          1.23            1.71            0.48
---------------------------------------------------------------------------------------------------------------------------------
   Total from
     Investment
     Activities             3.01          2.08            0.32             2.45          1.24            1.86            0.59
---------------------------------------------------------------------------------------------------------------------------------
Distributions
 Net investment
   income                  (0.08)        (0.11)          (0.09)           (0.11)        (0.01)          (0.15)          (0.10)
 In excess of net
   investment income          --            --              --               --         (0.03)             --              --
 Net realized gains        (0.51)        (0.05)             --            (0.34)           --           (0.05)             --
---------------------------------------------------------------------------------------------------------------------------------
   Total
     Distributions         (0.59)        (0.16)          (0.09)           (0.45)        (0.04)          (0.20)          (0.10)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
 OF PERIOD             $   14.57     $   12.15        $  10.23        $   14.15       $ 14.09       $   12.15        $  10.49
---------------------------------------------------------------------------------------------------------------------------------
Total Return
 (excludes sales
 charges)                  25.66%        20.54%           3.22%(b)        20.60%        19.80%(g)       18.01%           5.92%(b)

RATIOS/SUPPLEMENTAL
 DATA:
 Net Assets, End of
   Period (000)        $ 147,753     $ 108,253        $ 66,921        $ 289,460       $   386       $ 194,700        $118,600
 Ratio of expenses
   to average net
   assets                   1.33%         1.07%           0.94%(c)         1.37%         2.51%(c)        1.04%           1.00%(c)
 Ratio of net
   investment income
   to average net
   assets                   0.64%         1.00%           1.10%(c)         0.88%        (0.31)%(c)       1.35%           1.23%(c)
 Ratio of expenses
   to average net
   assets*                  1.39%         1.42%           1.51%(c)         1.40%         3.75%(c)        1.30%           1.49%(c)
 Ratio of net
   investment income
   (loss) to average
   net assets*              0.58%         0.65%           0.52%(c)         0.85%        (1.55)%(c)       1.09%           0.74%(c)
 Portfolio turnover
   (h)                        27%          107%             28%              55%           55%             39%             18%
 Average commission
   rate paid (i)       $  0.0618                                      $  0.0501       $0.0501

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Effective June 5, 1995, the Victory Equity Portfolio merged into the Growth Fund. Financial highlights for the periods prior to June 5, 1995 represent the Growth Fund.
(e)  Effective March 17, 1994, the Society Earnings Momentum Fund merged into the Growth Fund. Financial highlights for the period prior to March 17, 1994 represent the Growth Fund.
(f)  Effective March 1, 1996, the Fund designated the existing shares as Class A Shares and commenced offering Class B
     Shares.
(g)  Represents total return for the Fund for the period November 1, 1995 through February 29, 1996 plus total return for Class B Shares for the period March 1, 1996 through October 31, 1996.
(h)  Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(i)  Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                     SPECIAL GROWTH FUND
                                                -------------------------------------------------------------
                                                YEAR ENDED   SIX MONTHS ENDED   YEAR ENDED   JANUARY 11, 1994
                                                 OCTOBER       OCTOBER 31,      APRIL 30,      TO APRIL 30,
                                                 31, 1996          1995          1995(d)         1994 (a)
                                                ----------   ----------------   ----------   ----------------
NET ASSET VALUE, BEGINNING OF PERIOD             $  11.81        $  10.54        $   9.82        $  10.00
-------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income (loss)                      (0.07)           0.00            0.02           (0.01)
  Net realized and unrealized gains (losses)
    on investments                                   2.40            1.27            0.72           (0.17)
-------------------------------------------------------------------------------------------------------------
    Total from Investment Activities                 2.33            1.27            0.74           (0.18)
-------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                --              --           (0.02)             --
-------------------------------------------------------------------------------------------------------------
    Total Distributions                                                             (0.02)
-------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                   $  14.14        $  11.81        $  10.54        $   9.82
-------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)               19.73%          12.05%(b)        7.51%          (1.80)%(b)

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)                $ 87,837        $ 54,335        $ 20,796        $ 30,867
  Ratio of expenses to average net assets            1.47%           0.65%(c)        1.04%           0.82%(c)
  Ratio of net investment income (loss) to
    average net assets                             (0.62%)          (0.13%)(c)       0.17%          (0.27%)(c)
  Ratio of expenses to average net assets*           1.51%           1.40%(c)        1.35%           1.47%(c)
  Ratio of net investment income (loss) to
    average net assets*                             (0.66%)         (0.88%)(c)      (0.14%)         (0.92%)(c)
  Portfolio turnover                                  152%             54%            102%             61%
  Average commisson rate paid(e)                 $ 0.0468

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Effective June 5, 1995, the Victory Aggressive Growth Portfolio merged into the Special Growth Fund. Financial highlights for the periods prior to June 5, 1995 represent the Aggressive Growth Portfolio.
(e)  Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                               OHIO REGIONAL STOCK FUND
                                     ----------------------------------------------------------------------------
                                       CLASS A         CLASS B
                                       SHARES          SHARES
                                     -----------    -------------
                                        YEAR        MARCH 1, 1996
                                        ENDED          THROUGH                  YEAR ENDED OCTOBER 31,
                                     OCTOBER 31,     OCTOBER 31,      -------------------------------------------
                                       1996(a)         1996(a)         1995        1994        1993        1992
                                     -----------    -------------     -------     -------     -------     -------
NET ASSET VALUE, BEGINNING OF
  PERIOD                               $ 15.94         $ 16.43        $ 14.56     $ 14.69     $ 12.12     $ 11.15
Investment Activities
  Net investment income (loss)            0.14           (0.03)          0.17        0.18        0.16        0.20
  Net realized and unrealized gains
    from investments                      2.62            1.51           2.13        0.39        2.63        1.07
-----------------------------------------------------------------------------------------------------------------
      Total from Investment
         Activities                       2.76            1.48           2.30        0.57        2.79        1.27
-----------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                  (0.14)             --          (0.17)      (0.17)      (0.18)      (0.21)
  In excess of net investment
    income                                  --           (0.04)         (0.01)         --          --          --
  Net realized gains                     (0.36)             --          (0.65)      (0.53)      (0.04)      (0.09)
  In excess of net realized gains        (0.25)             --          (0.09)         --          --          --
-----------------------------------------------------------------------------------------------------------------
      Total Distributions                (0.75)          (0.04)         (0.92)      (0.70)      (0.22)      (0.30)
-----------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD         $ 17.95         $ 17.87        $ 15.94     $ 14.56     $ 14.69     $ 12.12
-----------------------------------------------------------------------------------------------------------------
Total Return (excludes sales
  charges)                               17.79%          16.95%(b)      16.93%       3.96%      23.16%      11.50%

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)      $45,294         $   326        $39,048     $33,965     $34,926     $36,115
  Ratio of expenses to average net
    assets                                1.39%           2.61%(c)       1.20%       1.04%       1.04%       1.04%
  Ratio of net investment income
    (loss) to average net assets          0.79%          (0.60%)(c)      1.13%       1.27%       1.17%       1.73%
  Ratio of expenses to average net
    assets*                               1.40%           3.50%(c)       1.24%       1.27%       1.06%
  Ratio of net investment income
    (loss) to average net assets*         0.78%          (1.49%)(c)      1.09%       1.04%       1.15%
  Portfolio turnover (d)                     6%              6%            11%         14%          7%          8%
  Average commission rate paid(e)      $0.0513         $0.0513

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective March 1, 1996, the Fund designated the existing shares as Class A
    Shares and commenced offering Class B Shares.
(b) Represents total return for the Fund for the period November 1, 1995 through February 29, 1996 plus total return for Class B Shares for the period March
    1, 1996 through October 31, 1996.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

(e) Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                              INTERNATIONAL GROWTH FUND
                                    -----------------------------------------------------------------------------
                                      CLASS A         CLASS B
                                      SHARES          SHARES
                                    -----------    -------------
                                       YEAR         MARCH 1, 1996
                                       ENDED          THROUGH                   YEAR ENDED OCTOBER 31,
                                    OCTOBER 31,     OCTOBER 31,      --------------------------------------------
                                      1996(a)         1996(a)        1995(b)       1994        1993        1992
                                    -----------    -------------     --------     -------     -------     -------
NET ASSET VALUE, BEGINNING OF
  PERIOD                             $   12.33        $ 12.79        $  13.32     $ 11.93     $  8.93     $  9.20
Investment Activities
  Net investment income (loss)            0.08             --            0.05       (0.01)      (0.03)      (0.02)
  Net realized and unrealized
    gains (losses) from
    investments and foreign
    curriencies                           0.62           0.14           (0.42)       1.40        3.03       (0.17)
-----------------------------------------------------------------------------------------------------------------
      Total from Investment
         Activities                       0.70           0.14           (0.37)       1.39        3.00       (0.19)
Distributions
  Net investment income                  (0.02)            --              --          --          --       (0.01)
  Net realized gains                        --             --           (0.55)         --          --       (0.07)
  Tax return of capital                     --             --           (0.07)         --          --          --
-----------------------------------------------------------------------------------------------------------------
      Total Distributions                (0.02)            --           (0.62)                              (0.08)
-----------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD       $   13.01        $ 12.93        $  12.33     $ 13.32     $ 11.93     $  8.93
-----------------------------------------------------------------------------------------------------------------
Total Return(excludes sales
  charges)                                5.65%          4.89%(c)       (2.50%)    (11.65%)     33.59%      (2.08%)

RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)    $ 121,517        $   118        $106,477     $81,307     $30,629     $11,091
  Ratio of expenses to average net
    assets                                1.73%          2.91%(d)        1.53%       1.48%       1.46%       1.56%
  Ratio of net investment income
    (loss) to average net assets          0.64%         (0.10%)(d)       0.75%      (0.51%)     (0.74%)     (0.20%)
  Ratio of expenses to average net
    assets*                               1.75%          6.46%(d)        1.65%       1.83%       1.63%       1.72%
  Ratio of net investment loss to
    average net assets*                   0.62%         (3.65%)(d)       0.63%      (0.86%)     (0.91%)     (0.35%)
  Portfolio turnover (e)                   178%           178%             68%         51%         45%         92%
  Average commission rate paid (f)   $  0.0242        $0.0242

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Effective March 1, 1996, the Fund designated the existing shares as Class A
    Shares and commenced offering Class B Shares.

(b) Effective June 5, 1995, the Victory Foreign Markets Portfolio merged into the International Growth Fund. Financial highlights for the periods prior to June 5, 1995 represent the International Growth Portfolio.

(c) Represents total return for the Fund for the period November 1, 1995 through February 29, 1995 plus total return for Class B Shares for the Period March
    1, 1995 through October 31, 1996.

(d) Annualized.

(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

(f) Represents the total dollar amount of commissions paid on portfolio security transactions divided by total number of shares purchased and sold by the Fund for which commissions were charged.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Trustees of
  The Victory Portfolios

    We have audited the accompanying statements of assets and liabilities of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund), including the schedules of investments, as of October 31, 1996, and the related statements of operations and changes in net assets, and the financial highlights for each period presented except as noted in the next paragraph. These financial statements and financial highlights are the responsibility of The Victory Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    The Financial Reserves Fund's financial highlights for each of the three years in the period ended October 31, 1994 were audited by other auditors, whose reports dated December 2, 1994 and December 17, 1993, respectively, expressed unqualified opinions on those financial highlights. The Ohio Municipal Money Market Fund's financial highlights for each of the three years in the period ended August 31, 1994 were audited by other auditors, whose reports dated October 7, 1994 and October 13, 1993, respectively, expressed unqualified opinions on those financial highlights. The Government Bond Fund's statement of changes in net assets for the period ended April 30, 1995 and financial highlights for the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The Fund for Income's financial highlights for the period ended October 31, 1994 and for each of the three years in the period ended January 31, 1994 were audited by other auditors, whose reports dated December 2, 1994 and February 28, 1994, respectively, expressed unqualified opinions on those financial highlights. The National Municipal Bond Fund's statements of changes in net assets for the period ended April 30, 1995 and financial highlights for the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The New York Tax-Free Fund's financial highlights for the period ended October 31, 1994 and two years in the period ended December 31, 1993 were audited by other auditors, whose reports dated December 2, 1994 and January 31, 1994, respectively, expressed unqualified opinions on those financial highlights. The Special Growth Fund's statement of changes in net assets for the period ended April 30, 1995 and financial highlights for each of the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation and verification by examination of securities owned as of October 31, 1996, by correspondence with the custodians and brokers or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above, except as noted in the second paragraph, present fairly, in all material respects, the financial position of each of the respective funds comprising The Victory Portfolios as of October 31, 1996, and the results of their operations, the changes in their net assets and the financial highlights for the periods then ended in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Columbus, Ohio
December 13, 1996

                                                     SPECIAL SHAREHOLDER MEETING
THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

On December 1, 1995, a special meeting of the shareholders of The Victory Portfolios was held to consider various proposals. The shareholders approved each of the following proposals (with actual vote tabulations):

With respect to all of the Funds:

     1. To convert The Victory Portfolios to a Delaware business trust.

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,249,856          396,342           1,026,115         1,627,876
Diversified Stock Fund                             24,659,415           57,627           1,745,723         3,244,162
Financial Reserves Fund                           435,468,657        6,803,167           3,645,911       331,139,633
Fund for Income                                     1,062,403           11,928              93,088         1,121,270
Government Bond Fund                                2,065,064           38,895             506,255           325,396
Government Mortgage Fund                           11,335,804          115,319             129,579         1,024,445
Growth Fund                                         8,403,699           35,860             126,551           362,482
Intermediate Income Fund                           11,130,361          169,748           4,463,734           911,459
International Growth Fund                           7,462,788                0             343,540           846,934
Investment Quality Bond Fund                       10,248,527          203,067           1,573,959           653,664
Limited Term Income Fund                           15,845,870           23,527             658,301           493,463
National Municipal Bond Fund                          617,944                0              22,346           588,955
New York Tax-Free Fund                                753,835           11,293              43,559           544,915
Ohio Municipal Bond Fund                            4,027,726          253,514                 376         1,049,764
Ohio Municipal Money Market Fund                  272,562,299        5,628,207          12,714,448       219,117,050
Ohio Regional Stock Fund                            2,036,503            3,192              29,387           364,895
Prime Obligations Fund                            231,998,103        6,243,503          17,774,269       203,677,006
Special Growth Fund                                 4,347,989                0              41,335           188,802
Special Value Fund                                 14,838,524              925             205,629           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        161,628,767          707,076           7,364,096       141,893,010
U.S. Government Obligations Fund                  507,284,588        4,793,247           7,974,717       389,003,370
Value Fund                                         24,222,240                0              56,101           595,888

     2. To designate KeyCorp Mutual Fund Advisers, Inc. as investment adviser pursuant to a new Investment Advisory agreement between each of the Funds and KeyCorp Mutual Fund Advisers, Inc.

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,250,970          394,786           1,026,556         1,627,877
Diversified Stock Fund                             24,667,732           56,435           1,738,600         3,244,160
Financial Reserves Fund                           436,491,146        6,226,943           3,199,645       331,139,634
Fund for Income                                     1,063,792            7,979              95,648         1,121,270
Government Bond Fund                                2,056,618           47,341             506,255           325,394
Government Mortgage Fund                           11,331,948          115,319             133,436         1,024,444
Growth Fund                                         8,403,438           36,214             126,458           362,482
Intermediate Income Fund                           11,135,822          169,748           4,458,273           911,459
International Growth Fund                           7,462,530              272             343,524           846,936
Investment Quality Bond Fund                       10,253,892          197,703           1,573,960           653,662
Limited Term Income Fund                           15,835,583           23,527             668,588           493,463
National Municipal Bond Fund                          618,009                0              22,282           588,954
New York Tax-Free Fund                                754,311           10,879              43,497           544,915
Ohio Municipal Bond Fund                            4,027,719          253,520                 377         1,049,764
Ohio Municipal Money Market Fund                  273,698,727        4,863,247          12,342,980       219,117,050
Ohio Regional Stock Fund                            2,036,276            3,037              29,769           364,895
Prime Obligations Fund                            235,671,425        4,468,852          15,875,598       203,677,006
Special Growth Fund                                 4,348,687                0              40,637           188,802
Special Value Fund                                 14,843,666              894             200,518           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        161,795,646          727,330           7,176,961       141,893,012
U.S. Government Obligations Fund                  507,342,913        4,716,161           7,993,478       389,003,370
Value Fund                                         24,211,318           11,682              55,341           595,888

THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

     3a. To elect the following trustees:

                 TRUSTEE NAME                   VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED
----------------------------------------------  --------------     -------------     ---------------
Robert G. Brown                                 2,080,048,334                0          81,016,242
Edward P. Campbell                              2,085,377,298                0          75,687,281
Dr. Harry Gazelle                               2,084,165,281                0          76,899,296
Dr. Thomas F. Morrissey                         2,084,083,891                0          76,980,686
Stanley I. Landgraf                             2,081,571,794                0          79,492,783
Leigh A. Wilson                                 2,084,944,888                0          76,119,690
Dr. H. Patrick Swygert                          2,083,840,673                0          77,223,904

     3b. To select Coopers & Lybrand L.L.P. as independent accountants:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,253,772          392,460           1,026,080         1,627,877
Diversified Stock Fund                             24,659,302           57,252           1,746,213         3,244,160
Financial Reserves Fund                           437,057,481        5,294,868           3,565,385       331,139,634
Fund for Income                                     1,072,743            5,739              88,939         1,121,268
Government Bond Fund                                2,057,699           46,260             506,255           325,396
Government Mortgage Fund                           11,345,250          110,751             124,702         1,024,444
Growth Fund                                         8,403,792           35,860             126,458           362,482
Intermediate Income Fund                           11,139,860          164,567           4,459,416           911,459
International Growth Fund                           7,462,628                0             343,700           846,934
Investment Quality Bond Fund                       10,252,737                0           1,772,818           653,662
Limited Term Income Fund                           15,845,828           23,568             658,301           493,464
National Municipal Bond Fund                          618,009                0              22,282           588,954
New York Tax-Free Fund                                762,436            1,784              44,467           544,915
Ohio Municipal Bond Fund                            4,037,833          243,407                 376         1,049,764
Ohio Municipal Money Market Fund                  275,587,599        3,592,920          11,724,435       219,117,050
Ohio Regional Stock Fund                            2,031,116            7,775              30,192           364,894
Prime Obligations Fund                            238,399,335        1,899,541          15,716,999       203,677,006
Special Growth Fund                                 4,347,886                0              41,438           188,802
Special Value Fund                                 14,843,599              961             200,518           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        161,869,350          672,469           7,158,120       141,893,010
U.S. Government Obligations Fund                  507,255,539        4,714,501           8,082,510       389,003,372
Value Fund                                         24,223,000                0              55,341           595,888

THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

     4. With respect to all of the Funds other than the Fund for Income and Special Growth Fund, to designate Society Asset Management, Inc. as Sub-Investment Adviser pursuant to a new sub-investment advisory agreement between Society Asset Management, Inc. and KeyCorp Mutual Fund Advisers, Inc.:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,247,252          395,254           1,029,806         1,627,877
Diversified Stock Fund                             24,655,653           67,755           1,739,358         3,244,161
Financial Reserves Fund                           437,057,481        5,294,868           3,565,385       331,139,634
Government Bond Fund                                2,057,539           46,420             506,255           325,396
Government Mortgage Fund                           11,331,948          115,319             133,436         1,024,444
Growth Fund                                         8,403,792           35,860             126,458           362,482
Intermediate Income Fund                           11,121,619          183,951           4,458,273           911,459
International Growth Fund                           7,462,493              223             343,612           846,934
Investment Quality Bond Fund                       10,248,527          203,067           1,573,960           653,663
Limited Term Income Fund                           15,835,583           23,527             668,588           493,463
National Municipal Bond Fund                          618,009                0              22,282           588,954
New York Tax-Free Fund                                752,942           10,879              44,866           544,915
Ohio Municipal Bond Fund                            4,037,696          243,414                 506         1,049,764
Ohio Municipal Money Market Fund                  272,043,356        6,129,782          12,731,816       219,117,050
Ohio Regional Stock Fund                            2,032,057            7,632              29,394           364,894
Prime Obligations Fund                            233,928,943        5,303,393          16,783,539       203,677,006
Special Value Fund                                 14,841,714            2,848             200,516           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        161,633,285          661,303           7,405,350       141,893,011
U.S. Government Obligations Fund                  506,137,566        5,037,622           8,877,362       389,003,372
Value Fund                                         24,208,887           14,113              55,341           595,888

     5. With respect to the Fund for Income, [1,063,505] Shares were voted in favor, [11,378] Shares against, [92,537] Shares abstained, [1,121,269] Shares were not voted and the resolution that the Investment Sub-Advisory Agreement between KeyCorp Mutual Fund Advisers, Inc. and First Albany Asset Management Corporation with respect to the fund was approved.

     6. With respect to the Special Growth Fund, [4,348,089] Shares were voted in favor, [0] Shares against, [41,235] Shares abstained, [188,802] Shares were not voted and the resolution that the Investment Sub-Advisory Agreement between KeyCorp Mutual Fund Advisers, Inc. and T. Rowe Price Associates, Inc. with respect to the fund was approved.

     7. With respect to the Funds listed below to increase the maximum remaining maturity for the securities which may be purchased to 397 days:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Prime Obligations Fund                            235,772,947        2,932,947          17,309,982       203,677,005
Tax-Free Money Market Fund                        161,669,975          663,624           7,366,339       141,893,011
U.S. Government Obligations Fund                  506,957,927        5,114,709           7,979,914       389,003,372

     8. With respect to the Funds listed below to restate each Fund's investment objective:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,243,053          403,349           1,025,909         1,627,878
Diversified Stock Fund                             24,655,521           66,204           1,741,041         3,244,161
Government Mortgage Fund                           11,338,300          114,785             127,618         1,024,444
Growth Fund                                         8,403,699           35,860             126,551           362,482
Intermediate Income Fund                           11,139,860          164,567           4,459,416           911,459
International Growth Fund                           7,462,071              406             343,849           846,936
Investment Quality Bond Fund                       10,252,737          197,703           1,575,114           653,663
Limited Term Income Fund                           15,827,899           29,848             669,950           493,464
Ohio Regional Stock Fund                            2,028,976            8,435              31,671           364,895
Prime Obligations Fund                            235,133,881        4,440,019          16,441,974       203,677,007
Special Value Fund                                 14,843,011              895             201,171           863,794
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        161,157,811        1,709,991           6,832,137       141,893,010
U.S. Government Obligations Fund                  505,098,842        7,220,486           7,733,223       389,003,371
Value Fund                                         24,208,887            2,431              67,023           595,888

THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

     9. Amendments as listed below to fundamental investment restrictions were approved by the designated Funds as follows:

       a. To amend the Fund's fundamental investment restrictions concerning borrowing and senior securities:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      14,968,144          586,169           1,117,998         1,627,878
Diversified Stock Fund                             24,624,847           70,395           1,767,525         3,244,160
Government Mortgage Fund                           11,321,071          107,835             151,797         1,024,444
Growth Fund                                         8,402,966           35,953             127,191           362,482
Intermediate Income Fund                           11,117,387          179,914           4,466,542           911,459
International Growth Fund                           7,462,050              665             343,612           846,935
Investment Quality Bond Fund                       10,253,779          197,703           1,574,073           653,662
Limited Term Income Fund                           15,825,765           30,230             671,701           493,465
Ohio Municipal Bond Fund                            4,020,814          259,780               1,022         1,049,764
Ohio Regional Stock Fund                            2,023,706           11,211              34,356           364,894
Prime Obligations Fund                            229,910,065        2,359,558          23,746,253       203,677,006
Special Value Fund                                 14,828,941            2,832             213,304           863,794
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        161,290,130        1,009,137           7,400,672       141,893,010
U.S. Government Obligations Fund                  503,242,895        7,179,868           9,629,787       389,003,372
Value Fund                                         24,220,569            2,431              55,341           595,888

       b. To eliminate the Fund's fundamental investment restriction concerning investment for the purpose of exercising control:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,236,372          401,796           1,034,144         1,627,877
Diversified Stock Fund                             24,662,015           65,605           1,735,147         3,244,160
Government Mortgage Fund                           11,332,247          108,369             140,087         1,024,444
Growth Fund                                         8,404,044           35,860             126,206           362,482
Intermediate Income Fund                           11,122,987          179,914           4,460,942           911,459
International Growth Fund                           7,461,744              567             344,016           846,935
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,844,438           24,916             658,342           493,465
Ohio Municipal Bond Fund                            4,020,177          244,240              17,199         1,049,764
Ohio Regional Stock Fund                            2,035,326            5,365              28,392           364,894
Prime Obligations Fund                            228,730,449        3,538,972          23,746,454       203,677,006
Special Value Fund                                 14,837,873            2,847             204,357           863,794
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        158,733,438        1,825,385           9,141,115       141,893,011
U.S. Government Obligations Fund                  503,081,628        7,341,136           9,629,787       389,003,371
Value Fund                                         24,220,569            2,431              55,341           595,888

THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

       c. To amend the Fund's fundamental investment restriction concerning the making of loans:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,048,272          589,517           1,034,524         1,627,876
Diversified Stock Fund                             24,663,323           65,002           1,734,442         3,244,160
Government Mortgage Fund                           11,332,245          108,369             140,089         1,024,444
Growth Fund                                         8,404,044           35,953             126,113           362,482
Intermediate Income Fund                           11,117,807          185,094           4,460,942           911,459
International Growth Fund                           7,457,916              830             347,580           846,936
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,837,753           31,601             658,342           493,465
Ohio Municipal Bond Fund                            4,035,941          244,653               1,022         1,049,764
Ohio Regional Stock Fund                            2,033,295            8,108              27,680           364,894
Prime Obligations Fund                            229,214,144        3,055,478          23,746,253       203,677,006
Special Value Fund                                 14,837,887            2,833             204,357           863,794
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        158,962,635        1,596,188           9,141,115       141,893,011
U.S. Government Obligations Fund                  505,808,304        4,614,460           9,629,787       389,003,371
Value Fund                                         24,220,569            2,431              55,341           595,888

       d. To amend the Fund's fundamental investment restriction concerning purchases of securities on margin:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,057,489          589,656           1,025,167         1,627,877
Diversified Stock Fund                             24,648,359           79,909           1,734,499         3,244,160
Government Mortgage Fund                           11,318,815          121,801             140,087         1,024,444
Growth Fund                                         8,403,959           35,953             126,198           362,482
Intermediate Income Fund                           11,122,987          179,914           4,460,942           911,459
International Growth Fund                           7,457,796              782             347,748           846,936
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,832,469           23,527             671,701           493,464
Ohio Municipal Bond Fund                            4,014,229          244,016              23,321         1,049,764
Ohio Regional Stock Fund                            2,030,486           10,878              27,719           364,894
Prime Obligations Fund                            228,334,743        3,934,880          23,746,253       203,677,005
Special Value Fund                                 14,837,886            2,834             204,357           863,794
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        158,849,817        1,709,006           9,141,115       141,893,011
U.S. Government Obligations Fund                  502,301,964        8,120,799           9,629,787       389,003,372
Value Fund                                         24,220,569            2,431              55,341           595,888

       e. To amend the Fund's fundamental investment restriction concerning underwriting the securities of other issuers:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,236,695          402,540           1,033,077         1,627,877
Diversified Stock Fund                             24,662,893           69,998           1,729,876         3,244,160
Government Mortgage Fund                           11,332,247          108,369             140,087         1,024,444
Growth Fund                                         8,403,690           36,306             126,113           362,483
Intermediate Income Fund                           11,122,987          179,914           4,460,942           911,459
International Growth Fund                           7,453,258            5,369             347,700           846,935
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,839,124           30,230             658,342           493,465
Ohio Municipal Bond Fund                            4,030,595          243,827               7,194         1,049,764
Ohio Regional Stock Fund                            2,033,994            7,409              27,680           364,894
Prime Obligations Fund                            229,405,927        2,863,695          23,746,253       203,677,006
Special Value Fund                                 14,837,890            2,831             204,357           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        157,957,149        2,601,674           9,141,115       141,893,011
U.S. Government Obligations Fund                  505,584,181        4,838,582           9,629,787       389,003,372
Value Fund                                         24,220,569            2,431              55,341           595,888

THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

       f. To amend the Fund's fundamental investment restriction concerning diversification:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,246,174          400,971           1,025,167         1,627,877
Diversified Stock Fund                             24,668,741           61,984           1,732,042         3,244,160
Growth Fund                                         8,404,137           35,860             126,113           362,482
Intermediate Income Fund                           11,122,987          179,914           4,460,942           911,459
International Growth Fund                           7,458,202              750             347,375           846,935
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,845,828           23,527             658,342           493,464
Ohio Municipal Bond Fund                            4,014,831          243,414              23,371         1,049,764
Ohio Regional Stock Fund                            2,037,359            4,044              27,680           364,894
Prime Obligations Fund                            230,944,771        1,324,851          23,746,253       203,677,006
Special Value Fund                                 14,837,890            2,831             204,357           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Value Fund                                         24,220,569            2,431              55,341           595,888

       g. To amend the Fund's fundamental investment restriction concerning concentration of investment:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,242,545          402,410           1,027,358         1,627,876
Diversified Stock Fund                             24,670,186           63,695           1,728,886         3,244,160
Growth Fund                                         8,404,137           35,860             126,113           362,482
Intermediate Income Fund                           11,122,987          179,914           4,460,942           911,459
International Growth Fund                           7,458,430              522             347,375           846,935
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,845,828           23,527             658,342           493,464
Ohio Municipal Bond Fund                            4,014,831          243,414              23,371         1,049,764
Ohio Regional Stock Fund                            2,035,582            5,821              27,680           364,894
Prime Obligations Fund                            230,585,953        1,683,669          23,746,253       203,677,006
Special Value Fund                                 14,837,890            2,831             204,357           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        159,384,834        1,173,989           9,141,115       141,893,011
Value Fund                                         24,220,569            2,431              55,341           595,888

       h. To amend the Fund's fundamental investment restrictions concerning commodities and real estate:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Balanced Fund                                      15,242,490          404,655           1,025,167         1,627,877
Diversified Stock Fund                             24,670,186           63,695           1,728,886         3,244,160
Government Mortgage Fund                           11,318,815          121,801             140,087         1,024,444
Growth Fund                                         8,401,362           38,550             126,198           362,482
Intermediate Income Fund                           11,122,987          179,914           4,460,942           911,459
International Growth Fund                           7,458,039              828             347,459           846,936
Investment Quality Bond Fund                       10,254,099          197,703           1,573,753           653,662
Limited Term Income Fund                           15,845,828           23,527             658,342           493,464
Ohio Municipal Bond Fund                            4,019,764          260,641               1,211         1,049,764
Ohio Regional Stock Fund                            2,033,991            7,339              27,753           364,894
Prime Obligations Fund                            228,781,079        3,488,543          23,746,253       203,677,006
Special Value Fund                                 14,837,890            2,831             204,357           863,793
Stock Index Fund                                   10,217,072                0                   0         2,388,453
Tax-Free Money Market Fund                        158,707,651        1,851,172           9,141,115       141,893,011
U.S. Government Obligations Fund                  503,239,625        7,183,138           9,629,787       389,003,372
Value Fund                                         24,220,569            2,431              55,341           595,888

THE VICTORY PORTFOLIOS                                               (UNAUDITED)
--------------------------------------------------------------------------------

       i. To amend the Fund's fundamental investment restriction concerning investments in other investment companies:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Diversified Stock Fund                             24,657,575           66,029           1,739,162         3,244,161
International Growth Fund                           7,456,925            1,940             347,461           846,936
Limited Term Income Fund                           15,839,124           30,230             658,342           493,465
Ohio Municipal Bond Fund                            4,030,819          243,603               7,194         1,049,764
Ohio Regional Stock Fund                            2,033,729            7,601              27,753           364,894
Prime Obligations Fund                            277,288,741        4,987,230          23,741,905       203,677,005
Tax-Free Money Market Fund                        159,380,403        1,178,420           9,141,115       141,893,011
U.S. Government Obligations Fund                  503,239,625        7,183,138           9,629,787       389,003,372

       j. To amend the Fund's fundamental investment restriction regarding securities in which affiliates have invested:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Diversified Stock Fund                             24,663,329           63,122           1,736,316         3,244,160
International Growth Fund                           7,457,708              830             347,788           846,936
Limited Term Income Fund                           15,845,828           23,527             658,342           493,464
Ohio Municipal Bond Fund                            4,020,814          243,603              17,199         1,049,764
Ohio Regional Stock Fund                            2,031,727            8,964              28,392           364,894
Prime Obligations Fund                            229,153,125        3,116,497          23,746,253       203,677,006
Tax-Free Money Market Fund                        159,817,495          741,327           9,141,115       141,893,012
U.S. Government Obligations Fund                  503,239,625        7,183,138           9,629,787       389,003,372

       k. To reclassify the Fund's fundamental investment restriction regarding securities of unseasoned issuers:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Diversified Stock Fund                             24,657,237           73,560           1,731,969         3,244,161
International Growth Fund                           7,457,869              758             347,700           846,935
Limited Term Income Fund                           15,845,828           23,527             658,342           493,464
Ohio Municipal Bond Fund                            4,014,229          260,193               7,194         1,049,764
Ohio Regional Stock Fund                            2,031,347           10,056              27,680           364,894
Prime Obligations Fund                            225,084,903        7,184,719          23,746,253       203,677,006
Tax-Free Money Market Fund                        158,251,329        2,307,494           9,141,115       141,893,011
U. S. Government Obligations Fund                 503,239,625        7,183,138           9,629,787       389,003,372

       l. To amend the Fund's fundamental investment restriction regarding investments in restricted and illiquid securities:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Limited Term Income Fund                            7,457,250            1,701             347,375           846,936
Ohio Municipal Bond Fund                            4,030,406          244,016               7,194         1,049,764
Prime Obligations Fund                            225,387,957        6,881,665          23,746,253       203,677,006
Tax-Free Money Market Fund                        158,400,192        2,158,631           9,141,115       141,893,011
U.S. Government Obligations Fund                  503,239,625        7,183,138           9,629,787       389,003,372

       m. With respect to the Tax-Free Money Market Fund [158,400,192] Shares were voted in favor, [2,158,631] Shares against, [9,141,115] Shares abstained, [141,893,011] Shares were not voted and the resolution that the reclassification of certain restrictions with respect to the Fund was voted on and approved by the Shareholders.

       n. To reclassify the Fund's fundamental investment restriction concerning the use of options:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Diversified Stock Fund                             24,655,013           72,357           1,735,397         3,244,160
Limited Term Income Fund                           15,845,828           23,527             658,342           493,464
Ohio Municipal Bond Fund                            4,013,592          244,653              23,371         1,049,764
Ohio Regional Stock Fund                            2,029,612           11,079              28,392           364,894
Tax-Free Money Market Fund                        158,400,192        2,158,631           9,141,115       141,893,011

       o. With respect to the U.S. Government Obligations Fund [503,239,625] Shares were voted in favor, [7,183,138] Shares against, [9,629,787] Shares abstained, [389,003,372] Shares were not voted and the amendment of the fundamental restrictions of the Fund concerning permissible investment in government securities was voted on and approved by the Shareholders.

       p. To change the status of the Ohio Municipal Bond Fund from a diversified to a nondiversified fund:

                  FUND NAME                     VOTES IN FAVOR     VOTES AGAINST     VOTES ABSTAINED      NOT VOTED
----------------------------------------------  --------------     -------------     ---------------     -----------
Ohio Municipal Bond Fund                            4,014,229          260,193               7,194         1,049,764

                              Make the dreams of
                            your youth become the
                          realities of your future.


What you want to be when you grow up may require some financial assistance. To learn more about how the Victory Funds may help make your dreams come true, call 1-800-KEY-FUND. Because at Victory, we know dreaming about the future isn't just kid's stuff.

The Victory Funds are distributed by BISYS Fund Services which is not affiliated with KeyCorp. Certain subsidiaries of KeyCorp provide services to the Victory Funds, including advisory services, and receive fees from the funds for their services, as set forth in the prospectus.

                          For more information about
                         the Victory Funds, including
                        charges and expenses, request
                           a prospectus by calling
                                1-800-KEY-FUND
                              (1-800-539-3863).
                          Please read the prospectus
                          carefully before investing
                              or sending money.


- NOT FDIC INSURED
- NO BANK GUARANTEE
- MAY LOSE VALUE

                                     LOGO
                                VICTORY FUNDS

                                  Bulk Rate
                                 U.S. Postage
                                     PAID
                                Cleveland, OH
                                Permit No. 469




                                     LOGO
                                VICTORY FUNDS

                              1-800-KEY-FUND(SM)
                               (1-800-539-3863)

[LOGO] PRINTED ON RECYCLED PAPER                          AR/VP-001 10/96

                     THE INSTITUTIONAL MONEY MARKET FUND

                                  [GRAPHIC]



                                                                          ANNUAL

                                                                          REPORT

                                                                     OCTOBER 31,

                                                                            1996



                           [VICTORY FUNDS LOGO]

                              TABLE OF CONTENTS

                                                          Shareholder Letter               2
                                                          Investment Review and Outlook    3
Fund Review and Commentary
---------------------------------------------------------
Introduction to Victory Institutional
     Money Market Fund                                  4
Portfolio Manager Comments                              5
Glossary of Investment Terms                            6
Schedule of Investments                                 7
Statement of Assets and Liabilities                    10
Statement of Operations                                11
Statement of Changes in Net Assets                     12
Notes to Financial Statements                          13
Financial Highlights                                   15
Report of Independent Accountants                      16
Special Shareholder Meeting             inside back cover

NOT FDIC INSURED

Shares of The Victory Funds are not insured by the FDIC, are not deposits or other obligations of, or guaranteed by, any KeyCorp bank, KeyCorp Mutual Fund Advisers, Inc., or their affiliates, and are subject to investment risks, including possible loss of the principal amount invested.

KeyCorp Mutual Fund Advisers, Inc. ("KMFA"), a subsidiary of KeyCorp, is the investment adviser to The Victory Portfolios ("The Victory Funds"). The Victory Funds are sponsored and distributed by BISYS Fund Services, which is not affiliated with KeyCorp or its subsidiaries. KMFA receives a fee for its services from The Victory Funds.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus for The Victory Funds.

LETTER TO OUR SHAREHOLDERS

Welcome to the Victory Institutional Money Market Fund's annual report for the fiscal year ended October 31, 1996. This period has seen a remarkably good investment climate, although uncertainty about interest rate movements introduced some uncertainty into the markets. In the pages that follow, your portfolio manager discusses his investment strategy and the resulting performance. This commentary, along with the related financial data, provides comprehensive information about your investments.

Assets in the Victory Institutional Money Market Fund increased by an impressive 102.4% over the past year. A sizeable portion of this increase was in the Select Share Class, which stood at $373.1 million at fiscal year ended October 31, 1996. This growth in Fund assets is a testimony of your confidence in Victory.

We encourage you to read the annual report carefully and share any comments you may have. Thank you for choosing to invest in the Victory Funds and best wishes for a healthy and prosperous New Year.

/s/ Leigh A. Wilson
--------------------------
Leigh A. Wilson, President
The Victory Funds

INVESTMENT REVIEW AND OUTLOOK

In our opinion, as of November 12, 1996

Over the past year, the economy grew at a moderate pace overall. Despite a hefty 4.8% annualized increase in GDP (Gross Domestic Product) in the second quarter of 1996, the pace of economic growth slowed in the third quarter settling to a more moderate and sustainable level of approximately 2%. This slowdown helped ease concerns of rising inflation which, despite a tight labor market and rising wages, has remained tamed. Job growth was one of the bright stars in the economy this past year, driving unemployment to a seven year low of 5.1%. A tight labor market nudged average hourly earnings to its highest rate of increase during the current expansion and helped boost consumer confidence considerably in the final months of the year.

Intensifying domestic and foreign competition prevented most companies from passing higher wage costs on to the final consumer in the form of higher prices. Corporate margins have experienced some pressure as a result, but companies have tried to offset this squeeze by better managing their employee benefits' costs. Overall, cost control and limited increases in consumer prices have helped keep inflation at bay.

Should sluggish growth in corporate profits continue, it could lead to fewer new jobs and higher unemployment in 1997, which could, in turn, limit income growth and restrain consumption. Under this scenario, we think real GDP growth is likely to slow to 1.0%-2.0%, with a bias towards the lower end of the range. Despite higher labor costs, other factors will likely keep inflation at moderate levels. We expect the Consumer Price Index will be approximately 2.5% in the next twelve to eighteen months.

Should this economic scenario prove correct, long-term interest rates are likely to move lower in fiscal 1997, to a new range between 6.25% and 7.00%. Short-term interest rates have room to move lower as well, and we think that the Federal Reserve may ease interest rates sometime in the first half of 1997. Keeping in mind that 1996 was the sixth year of the current economic expansion, 1997 is likely to bring continuing volatility as both the fixed income and equity markets wait and prepare for a slowing economy.

INTRODUCTION TO THE VICTORY INSTITUTIONAL MONEY MARKET FUND
ITS OBJECTIVES AND PERMISSIBLE INVESTMENTS

THE INVESTMENT PROCESS

Money market funds may be most appropriate for investors looking for stability of principal and income. They are sometimes used by investors who have short-term investment goals and for individuals who need quick and easy access to their funds.

Depending on the objectives of each fund, money market mutual funds usually invest in shorter-term securities such as U.S. Treasury bills, Commercial Paper, Certificates of Deposit and Repurchase Agreements.

[GRAPHIC]

                                CREDIT REVIEW
                          INTEREST RATE ENVIRONMENT
                                SECTOR SCREEN
                               DIVERSIFIED FUND
                          The Victory Institutional
                              Money Market FUnd
Michael Gabriel
Portfolio Manager

Portfolio Manager Michael Gabriel joined Society Asset Management, Inc. ("SAM") in March, 1995 as a Vice President of Fixed Income Management. He was previously with Boston Safe Deposit & Trust Company. Mr. Gabriel received a B.S. in Marketing and an MBA from Fordham University.

VICTORY
INSTITUTIONAL
MONEY MARKET
FUND

WHAT WAS THE INTEREST RATE ENVIRONMENT FACING THE FUND FOR THE PAST FISCAL
YEAR?

While the Federal Reserve engaged in an easy money policy in 1995, the first three quarters of 1996 reflected a dramatic shift in expectations toward a tightened monetary policy. While economic news supported the expectation of rising interest rates, the Fed refrained from increasing rates through the third quarter of 1996, due to the positive trends of various inflation indicators.

HOW DOES THIS TRANSLATE TO STRATEGY AS FAR AS THE FUND YOU MANAGE IS CONCERNED?

I shorted the Funds weighted average maturity in anticipation of a tightening monetary policy. Remember, any change from expected monetary policy can have an immediate impact on a money market portfolio. A Fund with a shorter average weighted maturity can shift strategies quicker in times of uncertain economic monetary policy.

DESPITE THE SHORTER AVERAGE WEIGHTED MATURITY OF THE FUND, YOU WERE STILL ABLE TO OFFER YIELDS THAT WERE COMPETITIVE RELATIVE TO SIMILAR FUNDS. HOW DID YOU ACHIEVE THIS?

First, I used floating rate securities, which offered higher yields without exposing the Fund to extended maturity risk. In addition, I made timely purchases of longer term securities and avoided high priced securities early in 1996.

WHAT ARE YOUR PLANS FOR THE FUND GOING FORWARD?

I intend to shift the portfolios' average weighted maturity in line with peer group averages. The current Federal monetary policy should allow the Fund to acquire longer term securities in a positive yield curve environment. As long as the reported inflation numbers remain at 3% or less, monetary policy should remain constant, because inflation fears prompt Fed action much more so than economic growth indicators do. If these expectations hold true, investors may continue to receive competitive short term rates on their portfolios.

The Victory Institutional Money Market Fund

As of October 31, 1996
                                  INSTITUTIONAL
                                  MONEY MARKET        INSTITUTIONAL
                                  INVESTOR CLASS      SELECT CLASS

Seven-Day Yield                   5.21%               4.97%
Seven-Day Effective Yield         5.35%               5.10%
One Year Total Return             5.41%               5.16%

Maturity Schedule(1)
As of 10/31/96

Days to                                     INSTITUTIONAL
Maturity                                    MONEY MARKET
Less than 30 Days                           66.1%
31 to 60 Days                               17.3%
61 to 90 Days                                1.8%
Greater than 90 Days                        14.8%


The performance data quoted represent past performance and are not indicative of future results. Yields will fluctuate with market conditions. The Institutional
Money Market Fund and Select and Investor Class yields reflect the waiver of a portion of certain fees for various periods. In such instances and without such waiver of fees, the current 7-day yields would have been 5.00%, and 4.73% and the 7 day effective yield would have been 5.14% and 4.85%, for the Investor and Select Classes, respectively. There can be no assurance that the Victory
Institutional Money Market Fund will be able to maintain a stable net asset value of $1.00 per share. An investment in the Victory Institutional Money
Market Fund is neither insured nor guaranteed by the U.S. Government.

(1)The Funds' Maturity Schedule presented may not be representative of current or future investment strategies. Fund strategies may change at any time.

                   GLOSSARY OF OFTEN-USED INVESTMENT TERMS

BOND RATING

An indication of the risk of a bond issue, as determined by a bond rating service (such as Moody's or Standard & Poor's). Bonds with the highest ratings generally (AAA) have the lowest credit risk.

PAR VALUE

The face value of a security. A bond selling at par is worth the same dollar amount it was issued for or at which it will be redeemed at maturity--typically, $1000 per bond.

PORTFOLIO

Any combination of more than one security. A mutual fund typically has a large, diversified portfolio of securities or investments in order to help reduce investment risks.

SETTLEMENT DATE

Date by which an executed order must be settled, either by a buyer paying for the securities with cash or by a seller delivering the securities and receiving the proceeds of the sale for them. In a "regular way" delivery of stocks and bonds, the settlement date is three business days after the trade was executed. For listed options and government securities, settlement is required by the next business day.

SHORT-TERM CAPITAL GAIN (LOSS)

A capital gain (loss) arises from an asset which was held six months or less. Short-term capital gains are taxed at the taxpayer's ordinary tax rate.

CALL OPTIONS

A contract for the right to buy a specified number of shares at a predetermined price on or before a stated date. The purchaser of a call option believes the underlying stock price will rise, and he purchases the call option from an investor equally convinced the underlying stock price will either stay the same or fall.

PUT OPTION

A specified contract for the right to sell a specified number of shares at a predetermined price on or before a stated date. The purchaser of a put option believes the underlying stock price will fall, and he purchases the put option from an investor equally convinced the price will stay the same or rise.

PROSPECTUS

A document providing investors information about the fund's investment objective, policies, and risks. It also provides the basic information and details of the funds operations and services; information on sales charges; redemption rights; tax status of the dividends and income; expenses; the fund custodian and other service providers; and how to buy and sell shares.

DOLLAR COST AVERAGING OR CONSTANT DOLLAR PLAN*

A method of accumulating assets by investing a fixed amount of dollars in securities at set intervals. The result is that more shares are purchased when the price is low and fewer shares are purchased when the price is high. The overall cost is lower than it would be if a constant number of shares were bought at set intervals.

CONVERTIBLE SECURITIES

Corporate bonds and preferred stocks that carry an option to be exchanged for, or "converted" into, a set number of shares of common stock.

* This strategy does not assure a profit and does not protect against loss in declining markets. An investor should be prepared to continue the program of investing at regular intervals, even during economic downturns, in order to fully utilize a dollar cost averaging program.

                                                       Schedule of Investments
THE VICTORY PORTFOLIOS                                        October 31, 1996
INSTITUTIONAL MONEY MARKET FUND                         (Amounts in Thousands)
-------------------------------------------------------------------------------

PRINCIPAL                                                            AMORTIZED
AMOUNT                       SECURITY DESCRIPTION                    COST
Banker's Acceptances (1.0%)
$10,000                      FNB Chicago,
                               5.50%, 12/27/96                       $    9,914
-------------------------------------------------------------------------------
TOTAL BANKER'S ACCEPTANCES                                                9,914
-------------------------------------------------------------------------------

Certificates Of Deposit (1.6%)
  2,000                      Deutsche Bank,
                               5.94%, 6/10/97                             1,998
 15,000                      Dresdner Bank,
                               5.43%, 12/27/96                           15,002
-------------------------------------------------------------------------------
TOTAL CERTIFICATES OF DEPOSIT                                            17,000
-------------------------------------------------------------------------------

Commercial Paper (48.0%)
  5,500                      Ameritech Corp., 5.40%, 1/30/97              5,426
 13,219                      Arizona Higher Education Loan Program,
                               5.30%, 12/18/96                           13,128
 25,000                      Asset Securitization Co-op Corp.,
                               5.35%, 12/9/96                            24,859
  5,000                      Avco Financial Services,
                               5.31%, 1/29/97                             4,934
  5,000                      Banco Nacional de Comercio Exterior,
                               5.40%, 12/5/96, LOC Societe Generale       4,974
  5,000                      Banco Nacional de Comercio Exterior,
                               5.40%, 12/9/96, LOC Societe Generale       4,972
  9,000                      CIMC,
                               5.45%, 1/9/97, LOC Societe Generale        8,906
  5,000                      Coca-Cola Co.,
                               5.22%, 11/12/96                            4,992
 20,000                      Coca-Cola Co.,
                               5.23%, 12/2/96                            19,910
 23,000                      Fleet Funding Corp.,
                               5.30%, 11/15/96                           22,953
 18,000                      Fleet Funding Corp.,
                               5.27%, 12/2/96                            17,918
  7,000                      Ford Motor Credit Corp.,
                               5.26%, 12/18/96                            6,952
 35,000                      Ford Motor Credit Corp.,
                               5.44%, 1/29/97                            34,529
 50,000                      General Electric Capital Corp.,
                               5.57%, 11/1/96                            50,000
 10,000                      Merrill Lynch Corp.,
                               5.26%, 11/15/96                            9,980
  5,000                      Merrill Lynch Corp.,
                               5.28%, 12/2/96                             4,977
 15,000                      Morgan Stanley Group, Inc.,
                               5.70%, 11/1/96                            15,000
 13,877                      Nebraska Higher Education Loan Program,
                               5.35%, 11/4/96                            13,871
$ 4,020                      Nebraska Higher Education Loan Program,
                               5.28%, 11/25/96                       $    4,006
 20,000                      Pemex,
                               5.33%, 12/27/96                           19,834
 10,131                      Retailer Funding Corp.,
                               5.33%, 11/5/96                            10,125
 30,850                      Sanwa Business Credit Corp.,
                               5.37%, 11/4/96                            30,836
 15,000                      Sanwa Business Credit Corp.,
                               5.37% 11/6/96                             14,989
 10,000                      Sharp Electronics Corp.,
                               5.42%, 11/22/96                            9,968
 31,400                      Sheffield Receivables Corp.,
                               5.27%, 11/8/96                            31,368
 15,000                      Smith Barney, Inc.,
                               5.26%, 11/14/96                           14,972
 10,000                      Sony Capital Corp.,
                               5.26%, 12/23/96                            9,924
 10,000                      Toshiba America, Inc.,
                               5.47%, 1/2/97                              9,906
  6,000                      Toshiba Capital,
                               5.35% 11/19/96                             5,984
 10,000                      Toyota Motor Credit Corp.,
                               5.23%, 11/15/96                            9,980
 10,000                      Toyota Motor Credit Corp.,
                               5.24%, 12/20/96                            9,929
  8,000                      Unibanco,
                               5.48%, 1/31/97,
                               LOC Westdeutsche Landsbank                 7,889
 10,000                      Vehicle Services,
                               5.52%, 12/5/96                             9,948
  9,500                      Vehicle Services,
                               5.34%, 11/15/96,
                               LOC Nationsbank Texas                      9,480
 24,400                      WMX Technologies, Inc.,
                               5.28%, 11/4/96                            24,389
-------------------------------------------------------------------------------
TOTAL COMMERCIAL PAPER                                                  501,808
-------------------------------------------------------------------------------

Corporate Bonds (0.3%)
  1,515                      Professional Center Associates Ltd.,
                               5.50%, 8/1/15                              1,515
  2,073                      Sedlak Interiors, Inc.,
                               5.43%, 5/1/10                              2,073
-------------------------------------------------------------------------------
Total Corporate Bonds                                                     3,588
-------------------------------------------------------------------------------

Corporate Notes (23.7%)
  2,025                      Akron Welding,
                               5.50%*, 12/1/01**,
                               LOC National City Bank                     2,025
  5,000                      American Express Centurion,
                               5.38%*, 1/13/97                            5,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                        October 31, 1996
INSTITUTIONAL MONEY MARKET FUND                         (Amounts in Thousands)
-------------------------------------------------------------------------------

PRINCIPAL                                                            AMORTIZED
AMOUNT                       SECURITY DESCRIPTION                    COST
$ 10,000                     Anne Arundel Medical,
                               5.45%*, 7/1/24**                      $   10,000
  10,000                     Armstrong County St. Francis Hospital,
                               5.45%*, 9/1/17**                          10,000
   3,000                     Associates Corp.,
                               6.75%, 6/13/97                             3,016
   4,000                     Associates Corp.,
                               5.88%, 8/15/97                             3,990
   7,000                     AT&T Capital Corp.,
                               5.45%*, 11/1/96                            7,000
  14,000                     AT&T Capital Corp.,
                               5.41%*, 11/29/96                          14,000
   2,220                     Automated Packaging System,
                               5.50%*, 10/1/08**,
                               LOC National City Bank                     2,220
   7,000                     Bear Stearns Co.,
                               5.44%*, 5/14/97                            7,000
   6,000                     Bear Stearns Co.,
                               5.91%*, 12/16/96                           6,002
   1,400                     Buckeye Corrugated, Inc. Project,
                               5.50%*, 1/3/05**,
                               LOC National City Bank                     1,400
   3,090                     Burton I Saltzman,
                               5.50%*, 8/1/08**                           3,090
   5,000                     Dean Witter Discover & Co.,
                               5.69%*, 2/3/97                             5,002
   1,250                     Fairborn Christel Mann,
                               5.40%*, 6/10/10**                          1,250
  25,000                     General American Life Insurance,
                               5.70%*, 12/31/89, GIC**                   25,000
   4,875                     Hannah Blvd. Limited Partnership,
                               5.39%*, 9/1/15**,
                               LOC Comerica Bank                          4,875
   5,000                     Huntington National Bank,
                               5.40%*, 11/13/96                           5,000
   7,000                     Huntington National Bank,
                               5.36%*, 6/27/97                            6,995
   9,000                     Huntington National Bank,
                               5.85%, 9/30/97                             9,000
   6,000                     Industrial Development Authority
                               of Bedford, VA,
                               5.70%*, 12/12/96                           6,000
   1,680                     Industrial Dimensions, Inc.,
                               5.50%*, 1/1/00**,
                               LOC National City Bank                     1,680
  25,000                     Lehman Government Securities Master Note,
                               5.71%*, 1/1/99**                          25,000
   6,000                     Lexington Financial Services,
                               5.45%*, 2/1/26**                           6,000
   2,050                     Maximum Principal Mubea Project,
                               5.50%*, 12/1/04**                          2,050
   1,000                     Miami Valley Steel,
                               5.50%*, 2/1/16**                           1,000
$  2,340                     Monticello Investments,
                               5.50%*, 7/1/04**                      $    2,340
   7,000                     Morgan Stanley Group, Inc.,
                               5.66%*, 1/31/97                            7,001
  13,000                     Morgan Stanley Group, Inc.,
                               5.73%*, 3/15/01**                         13,000
     500                     Perfection Corp.,
                               5.50%*, 4/1/09**                             500
   3,000                     Phillip Morris Cos., Inc.,
                               8.75%, 6/15/97                             3,050
   6,000                     PNC Bank,
                               5.28%*, 3/4/97                             5,998
   2,250                     Pomeroy Investments,
                               5.40%*, 9/1/15**                           2,250
  25,000                     Republic New York Corp.,
                               5.53%*, 1/1/99**                          25,000
  14,600                     Sea River Maritime, Inc.,
                               5.42%*, 10/1/11**                         14,600
     450                     Tube Products,
                               5.50%*, 11/1/09**                            450
-------------------------------------------------------------------------------
TOTAL CORPORATE NOTES                                                   247,784
-------------------------------------------------------------------------------

Municipal Bonds (0.1%)
   1,030                     Ottawa County Michigan Series C,
                               5.60%*, 3/1/16**, LOC Old Kent Bank        1,030
-------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                                     1,030
-------------------------------------------------------------------------------

U.S. Government Agencies (16.5%)

FEDERAL FARM CREDIT BANK:
   7,000                     5.60%, 11/1/96                               7,000
   7,000                     5.93%, 7/1/97                                7,009
FEDERAL HOME LOAN BANK:
   6,000                     5.38%, 3/14/97                               6,000
   6,000                     5.40%, 3/25/97                               5,997
   9,000                     4.25%, 6/30/97                               8,898
FEDERAL HOME LOAN MORTGAGE CORP.:
   8,600                     5.34%, 12/13/96                              8,546
   3,500                     5.70%, 3/27/97                               3,500
FEDERAL NATIONAL MORTGAGE ASSOC.:
  10,000                     5.60%, 11/1/96                              10,000
  25,000                     5.36%*, 5/25/99**                           25,000
  33,000                     5.33%*, 7/26/99**                           33,000
STUDENT LOAN MORTGAGE ASSOC.:
   1,000                     5.54%*, 11/27/96                             1,000
   7,250                     5.37%*, 9/3/97                               7,246
   5,000                     6.00%, 9/12/97                               5,000
   1,190                     5.53%*, 10/30/97                             1,192
   4,000                     5.37%*, 9/28/98**                            4,000
   6,000                     5.39%*, 1/13/99**                            6,000
  32,500                     5.40%*, 8/2/99**                            32,500
-------------------------------------------------------------------------------
TOTAL U.S GOVERNMENT AGENCIES                                           171,888
-------------------------------------------------------------------------------



                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                        October 31, 1996
INSTITUTIONAL MONEY MARKET FUND                         (Amounts in Thousands)
-------------------------------------------------------------------------------

PRINCIPAL                                                            AMORTIZED
AMOUNT                       SECURITY DESCRIPTION                    COST
U.S. Treasury Notes (1.5%)
$  6,000                     8.50%, 4/15/97                          $    6,077
  10,000                     5.75%, 9/30/97                               9,995
-------------------------------------------------------------------------------
TOTAL U.S. TREASURY NOTES                                                16,072
-------------------------------------------------------------------------------
TOTAL INVESTMENTS                                                       969,084
-------------------------------------------------------------------------------

Repurchase Agreements (8.6%)
  45,000                     Donaldson-Lufkin Jenrette Securities Corp.,
                               5.55%, 11/1/96,
                                 (Collateralized by $147,854 various
                                 U.S. Treasury Securities, 0.00-14.25%,
                                 11/15/96-11/15/24,
                               market value-$45,900)                     45,000
  44,488                     Lehman Brothers, Inc.,
                               5.55%, 11/1/96,
                               (Collateralized by $45,382 U.S.
                               Treasury Notes, 6.13%, 8/31/98,
                               market value-$45,400)                     44,488
-------------------------------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                                              89,488
-------------------------------------------------------------------------------
TOTAL (COST $1,058,572)(a)                                           $1,058,572
===============================================================================

--------------
Percentages indicated are based on net assets of $1,044,665.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio
     Investments is the rate in effect at October 31, 1996.

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods ranging from daily, weekly, monthly, or semi-annually.

LOC -- Letter of credit

GIC -- Guaranteed Insurance Contract

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                             Statement of Assets and Liabilities
                                                                October 31, 1996
THE VICTORY PORTFOLIOS          (Amounts in Thousands, except per share amounts)
-------------------------------------------------------------------------------

                                                                     INSTITUTIONAL
                                                                     MONEY MARKET
                                                                     FUND
ASSETS:
Investments, at amortized cost                                       $  969,084
Repurchase agreements, at cost                                           89,488
-------------------------------------------------------------------------------
    Total                                                             1,058,572
Interest receivable                                                       4,055
Prepaid expenses and other assets                                             4
-------------------------------------------------------------------------------
    Total Assets                                                      1,062,631
-------------------------------------------------------------------------------
LIABILITIES:
Dividends payable                                                         4,478
Payable to brokers for investments purchased                             13,128
Accrued expenses and other payables:
  Investment advisory fees                                                  114
  Administration fees                                                        52
  Accounting and transfer agent fees                                         23
  Shareholder service fees -- Select Shares                                  76
  Other                                                                      95
-------------------------------------------------------------------------------
    Total Liabilities                                                    17,966
-------------------------------------------------------------------------------
NET ASSETS:
Capital                                                               1,044,593
Undistributed net investment income                                          76
Accumulated undistributed net realized gains (losses)
  from investment transactions                                               (4)
-------------------------------------------------------------------------------
    Net Assets                                                       $1,044,665
===============================================================================
Net Assets
  Investor Shares                                                    $  671,575
  Select Shares                                                         373,090
-------------------------------------------------------------------------------
    Total                                                            $1,044,665
===============================================================================
Outstanding units of beneficial interest (shares)
  Investor Shares                                                       671,567
  Select Shares                                                         373,094
-------------------------------------------------------------------------------
    Total                                                             1,044,661
===============================================================================
Net asset value
  Offering and redemption price per share -- Investor Shares         $     1.00
===============================================================================
  Offering and redemption price per share -- Select Shares           $     1.00
===============================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Statement of Operations
                                             For the Year Ended October 31, 1996
THE VICTORY PORTFOLIOS                                    (Amounts in Thousands)
-------------------------------------------------------------------------------

                                                                     INSTITUTIONAL
                                                                     MONEY MARKET
                                                                     FUND
INVESTMENT INCOME:
Interest income                                                      $   42,840
-------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                                  1,936
Administration fees                                                       1,162
Shareholder service fees -- Select Shares                                   358
Accounting fees                                                              86
Custodian fees                                                              154
Legal and audit fees                                                        183
Trustees' fees and expenses                                                  30
Transfer agent fees                                                          60
Registration and filing fees                                                 50
Printing fees                                                                47
Other                                                                        11
-------------------------------------------------------------------------------
    Total Expenses                                                        4,077
Expenses voluntarily reduced                                             (1,630)
-------------------------------------------------------------------------------
    Net Expenses                                                          2,447
-------------------------------------------------------------------------------
Net Investment Income                                                    40,393
-------------------------------------------------------------------------------
REALIZED GAINS FROM INVESTMENTS:
Net realized gains from investment transactions                               2
-------------------------------------------------------------------------------
    Change in net assets resulting from operations                   $   40,395
-------------------------------------------------------------------------------
===============================================================================

SEE NOTES TO FINANCIAL STATEMENTS.

                                              Statement of Changes in Net Assets
THE VICTORY PORTFOLIOS                                    (Amounts in Thousands)
-------------------------------------------------------------------------------

                                                         INSTITUTIONAL MONEY MARKET FUND
                                                 -------------------------------------------------
                                                 YEAR ENDED       SIX MONTHS ENDED      YEAR ENDED
                                                 OCTOBER 31,         OCTOBER 31,         APRIL 30,
                                                    1996                1995(a)             1995

FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                          $   40,393          $   14,833          $   22,107
  Net realized gains (losses) from
    investment transactions                               2                  --                  20
---------------------------------------------------------------------------------------------------
Change in net assets resulting from operations       40,395              14,833              22,127
---------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income
    Investor Shares                                 (33,269)            (14,811)            (21,993)
    Select Shares                                    (7,124)                (22)                 --
  In excess of net investment income                     --                 (46)                 --
  From net realized gains from investment
    transactions                                         (2)                 --                  --
  In excess of net realized gains from investment
    transactions                                        (24)                 --                  --
---------------------------------------------------------------------------------------------------
Change in net assets from distributions to
  shareholders                                      (40,419)            (14,879)            (21,993)
---------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued                     2,708,661             648,875           1,197,333
  Dividends reinvested                                6,114                 144               1,508
  Cost of shares redeemed                        (2,186,101)           (582,772)         (1,290,390)
---------------------------------------------------------------------------------------------------
Change in net assets from capital transactions      528,674              66,247             (91,549)
---------------------------------------------------------------------------------------------------
Change in net assets                                528,650              66,201             (91,415)

NET ASSETS:
  Beginning of period                               516,015             449,814             541,229
---------------------------------------------------------------------------------------------------
  End of period                                  $1,044,665          $  516,015          $  449,814
===================================================================================================
SHARE TRANSACTIONS:
  Issued                                          2,708,661             648,875           1,197,333
  Reinvested                                          6,114                 144               1,508
  Redeemed                                       (2,186,101)           (582,772)         (1,290,390)
---------------------------------------------------------------------------------------------------
Change in shares                                    528,674              66,247             (91,549)
===================================================================================================

(a) Effective June 5, 1995, the Victory Institutional Money Market Portfolio became the Institutional Money Market Fund.


                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                            Notes to Financial Statements
INSTITUTIONAL MONEY MARKET FUND                                October 31, 1996
-------------------------------------------------------------------------------

1. ORGANIZATION:

The Victory Portfolios ( the "Funds") were organized on February 5, 1986, and are registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end investment company established as a Delaware business trust. The Funds are authorized to issue an unlimited number of shares which are units of beneficial interest without par value. The Funds presently offer shares of twenty-four active funds. The accompanying financial statements and financial highlights are those of the Institutional Money Market Fund (the "Fund") only.

The Fund is authorized to issue two classes of shares: Investor Shares and Select Shares. Each class of shares has identical rights and privileges except with respect to fees paid under shareholders services plans, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, and the exchange privilege of each class of shares.

The Fund seeks to obtain as high a level of current income as is consistent with preserving capital and providing liquidity.

2. SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

SECURITIES VALUATION:

Investments of the Fund are valued at either amortized cost which approximates market value, or at original cost which, combined with accrued interest, approximates market value. Under the amortized cost valuation method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the Fund may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature, or
(b) maintain a dollar-weighted- average portfolio maturity which exceeds 90 days.

SECURITIES TRANSACTIONS AND RELATED INCOME:

Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or accretion of discount. Gains or losses realized from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

REPURCHASE AGREEMENTS:

The Fund may acquire repurchase agreements from financial institutions such as banks and broker-dealers which the Funds' investment adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying Fund securities. The seller, under a repurchase agreement, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase agreements are held by the Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS:

The Fund may purchase securities on a "when-issued" basis. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and/or yield, thereby, involving the risk that the price and/or yield obtained may be more or less than those available in the market when delivery takes place. At the time a Fund makes the commitment to purchase a security on a when-issued basis, the Fund records the transaction and reflects the value of the security in determining net asset value. Normally, the settlement date occurs within one month of the purchase. A segregated account is established and the Fund is required to maintain cash and marketable securities at least equal in value to commitments for when-issued securities. Securities purchased on a when-issued basis do not earn income until settlement date.

DIVIDENDS TO SHAREHOLDERS:

Dividends from net investment income are declared daily and paid monthly for the Fund. Distributable net realized capital gains, if any, are declared and distributed at least annually.

Dividends from net investment income and from net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences are reflected in the components of net assets.

FEDERAL INCOME TAXES:

It is the policy of the Fund to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

THE VICTORY PORTFOLIOS                  Notes to Financial Statements-Continued
INSTITUTIONAL MONEY MARKET FUND                                October 31, 1996
-------------------------------------------------------------------------------

OTHER:

Expenses that are directly related to the Fund are charged directly to the Fund. Other operating expenses of the Funds are prorated to each Fund on the basis of relative net assets or other appropriate basis. Fees paid under the Fund's shareholder services plan are borne by the specific class of shares to which they apply.

Certain prior year balances have been reclassified to be consistent with current year presentation.

3. RELATED PARTY TRANSACTIONS:

Investment advisory services are provided to the Fund by KeyCorp Mutual Fund Advisers, Inc. ("the Adviser"), a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc., which is a wholly owned subsidiary of KeyBank National Association ("Key"), formerly Society National Bank, a wholly owned subsidiary of KeyCorp. Under the terms of the investment advisory agreement, the Adviser is entitled to receive fees based on a percentage of the average daily net assets of the Fund. KeyTrust Company of Ohio, serving as custodian for the Fund, received custodian fees in addition to reimbursement of out-of-pocket expenses incurred.

BISYS Fund Services (the "Administrator"), an indirect, wholly-owned subsidiary of The BISYS Group, Inc. ("BISYS") serves as the administrator and the distributor to the Fund. Certain officers of the Fund are affiliated with BISYS. Such officers receive no direct payments or fees from the Fund for serving as officers of the Fund.

In accordance with the Shareholder Servicing Plan for the Select Shares, the Fund may enter into Shareholder Service Agreements under which the Fund pays fees of up to 0.25% of the average daily net assets of such class for fees incurred in connection with the personal service and maintenance of accounts holding the shares of such class. Such agreements are entered into between the Victory Portfolios and various shareholder servicing agents, including the Distributor, Key Trust Company of Ohio, N.A. and its affiliates, and other financial institutions and securities brokers (each, a "Shareholder Servicing Agent"). Shareholder Servicing Agents may periodically waive all or a portion of their respective shareholder servicing fees with respect to the Fund.

Under the terms of the administration agreement, the Administrator's fee is computed at the annual rate of 0.15% of the average daily net assets of the Fund.

Fees may be voluntarily reduced to assist the Fund in maintaining competitive expense ratios. Additional information regarding related party transactions is as follows for the year ended October 31, 1996:


                                                                                                MUTUAL FUND
                                  INVESTMENT ADVISORY FEES                ADMINISTRATION FEES ACCOUNTANT FEES     CUSTODIAN FEES

                                  PERCENTAGES OF
                                  AVERAGE DAILY
                                  NET ASSETS
                                  (BEFORE VOLUNTARY     VOLUNTARY           VOLUNTARY
                                  FEE REDUCTIONS)     FEE REDUCTIONS      FEE REDUCTIONS      ANNUAL FEES         ANNUAL FEES
                                                         (000)                (000)              (000)               (000)
Institutional Money Market Fund        0.25%            $933                  $697                $86                 $154

4. CAPITAL SHARE TRANSACTIONS:

Transactions in capital shares for the Fund were as follows (amounts in thousands):


                                                INSTITUTIONAL MONEY MARKET FUND
                                       --------------------------------------------------
                                       YEAR ENDED       SIX MONTHS ENDED       YEAR ENDED
                                       OCTOBER 31,         OCTOBER 31,          APRIL 30,
                                          1996               1995(a)              1995
CAPITAL AND SHARE TRANSACTIONS:
Investor Shares(b):
Issued                                 $1,367,293          $629,396            $1,197,333
Reinvested                                    493               133                 1,508
Redeemed                               (1,200,727)         (574,761)           (1,290,390)
------------------------------------------------------------------------------------------
Total                                  $  167,059          $ 54,768            $   91,549

Select Shares(b):
Issued                                  1,341,368            19,479
Reinvested                                  5,621                11
Redeemed                                 (985,374)           (8,011)
------------------------------------------------------------------------------------------
Total                                     361,615            11,479

(a) Effective June 5, 1995, the Fund designated the existing shares as Institutional Shares and commenced offering Service Shares.

(b)  Effective March 1, 1996, the Fund redesignated Institutional Shares as
     Investor Shares and Service Shares as Select Shares.

THE VICTORY PORTFOLIOS                                     Financial Highlights

                                                          INSTITUTIONAL MONEY MARKET FUND
                            ------------------------------------------------------------------------------------------------
                                INVESTOR SHARES(e)          SELECT SHARES(e)
                                YEAR     SIX MONTHS       YEAR     JUNE 5, 1995
                               ENDED       ENDED          ENDED         TO                       YEAR ENDED APRIL 30,
                            OCTOBER 31, OCTOBER 31,     OCTOBER 31, OCTOBER 31,       --------------------------------------
                               1996       1995(d)          1996     1995(a)(d)          1995      1994     1993       1992
                             --------    --------        --------    --------         --------  --------  --------  --------
NET ASSET VALUE,
  BEGINNING OF PERIOD        $  1.000    $  1.000        $  1.000    $  1.000         $  1.000  $  1.000  $  1.000  $  1.000
----------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income         0.053       0.290           0.050       0.012            0.500     0.028     0.032     0.051
Distributions
  Net investment income        (0.053)     (0.290)         (0.050)     (0.012)          (0.500)   (0.028)   (0.032)   (0.051)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE,
  END OF PERIOD              $  1.000    $  1.000        $  1.000    $  1.000         $  1.000  $  1.000  $  1.000  $  1.000
============================================================================================================================
Total Return                     5.41%       2.90%(b)        5.16%       1.23%(b)         4.91%     2.80%     3.26%     5.21%

RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of
  Period (000)               $671,575    $504,536        $373,090    $ 11,479         $449,814  $541,229  $155,097  $177,640
Ratio of expenses to
  average net assets             0.27%       0.26%(c)        0.52%       0.51%(c)         0.27%     0.55%     0.43%     0.30%
Ratio of net investment
  income to average
  net assets                     5.27%       5.69%(c)        4.97%       5.33%(c)         4.91%     2.78%     3.19%     5.06%
Ratio of expenses to
  average net assets*            0.48%       0.49%(c)        0.73%       1.00%(c)         0.51%     0.55%     0.48%     0.42%
Ratio of net investment
  income to average
  net assets*                    5.06%       5.46%(c)        4.77%       4.84%(c)         4.67%     2.78%     3.14%     4.94%

----------------

*    During the period, certain fees were voluntarily reduced and/or reimbursed.
     If such voluntary fee reductions and /or reimbursements had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Effective June 5, 1995, the Victory Institutional Money Market Portfolio became the Institutional Money Market Fund, and the Fund designated the existing shares as Institutional Shares and commenced offering Service
     Shares.
(e)  Effective March 1, 1996, the Fund redesignated Institutional Shares as
     Investor Shares and Service Shares as Select Shares.


                       SEE NOTES TO FINANCIAL STATEMENTS.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Trustees of
  The Victory Portfolios

     We have audited the accompanying statement of assets and liabilities of the Victory Institutional Money Market Fund, including the schedule of investments, as of October 31, 1996, and the related statements of operations and changes in net assets, and the financial highlights for each period presented except as noted in the next paragraph. These financial statements and financial highlights are the responsibility of The Victory Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     The Victory Institutional Money Market Fund's statement of changes in net assets for the year ended April 30, 1995 and the financial highlights for each of the four years in the period ended April 30, 1995 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation and verification by examination of securities owned as of October 31, 1996, by correspondence with the custodians and brokers or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above, except as noted in the second paragraph, present fairly, in all material respects, the financial position of the Victory Institutional Money Market Fund as of October 31, 1996, and the results of its operations, the changes in its net assets and the financial highlights for the periods then ended in conformity with generally accepted accounting principles.

                                                 COOPERS & LYBRAND L.L.P.

Columbus, Ohio
December 13, 1996

THE VICTORY PORTFOLIOS                  Special Shareholder Meeting (Unaudited)
-------------------------------------------------------------------------------

On December 1, 1995, a special meeting of the shareholders of The Victory Portfolios was held to consider various proposals.

The Shareholders approved each of the following proposals (with actual vote tabulations):

With respect to all of the Funds:

     1. To convert The Victory Portfolios to a Delaware business trust.

FUND NAME                         VOTES IN FAVOR      VOTES AGAINST       VOTES ABSTAINED     NOT VOTED
Institutional Money Market Fund   294,665,306              0                2,895,778        210,589,232

     2. To designate KeyCorp Mutual Fund Advisers, Inc. as Investment adviser pursuant to a new Investment Advisory agreement between each of the Funds and KeyCorp Mutual Fund Advisers, Inc.

FUND NAME                         VOTES IN FAVOR      VOTES AGAINST       VOTES ABSTAINED     NOT VOTED
Institutional Money Market Fund   294,530,806            112,122             2,918,156       210,589,232

     3a. To elect the following Trustees:

TRUSTEE NAME                      VOTES IN FAVOR      VOTES AGAINST       VOTES ABSTAINED
Robert G. Brown                   2,080,048,334            0                81,016,242
Edward P. Campell                 2,085,377,298            0                75,687,281
Dr. Harry Gazella                 2,084,165,281            0                76,899,296
Dr. Thomas F. Morrissey           2,084,083,891            0                76,980,686
Stanley I. Landgraf               2,081,571,794            0                79,492,783
Leigh A. Wilson                   2,084,944,888            0                76,119,690
Dr. H. Patrick Swygert            2,083,840,673            0                77,223,904

     3b. To select Coopers & Lybrand L.L.P. as independent accountants:

FUND NAME                         VOTES IN FAVOR      VOTES AGAINST       VOTES ABSTAINED     NOT VOTED
Institutional Money Market Fund     294,604,426          60,878              2,895,778       210,589,232

     4. With respect to all of the Funds other than the Fund for Income and Special Growth Fund, to designate Society Asset Management, Inc. as Sub-Investment Adviser pursuant to a new sub-investment advisory agreement between Society Asset Management, Inc. and KeyCorp Mutual Fund Advisers,
     Inc.:

FUND NAME                         VOTES IN FAVOR      VOTES AGAINST       VOTES ABSTAINED     NOT VOTED
Institutional Money Market Fund     294,530,806         112,122              2,918,156       210,589,232

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